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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900 Fax: (312) 630-1908
April 15, 2008

        Note: To increase the efficiency of our financial communications, TDS no longer produces a traditional printed annual report. The letter to shareholders and the attached appendix of Exhibit 13 to TDS' Form 10-K serve as the company's annual report to shareholders, and are available, along with other financial and supplemental information, on the TDS website, www.teldta.com.

TO OUR SHAREHOLDERS

        At TDS, we are builders, with a focus on customer service and satisfaction. From a group of 10 small telecommunications companies in rural Wisconsin in 1969, we have built TDS into a company that serves 7.3 million customers in 36 states, employs a dedicated workforce of 11,800 people, and generates billions in revenues. To thrive and grow over the past 39 years in an industry whose only constant is change, we have focused on steadily building service quality and satisfaction for our customers, developing our associates and employees, creating value for our shareholders, and making a positive impact on the communities we serve.

Strengths and Challenges

        To successfully manage through the changes inherent in the telecommunications industry, our growth strategy is based on sound business, financial, and ethical principles. And, we make sure that every major decision supports our commitment to provide excellent communication services to our customers. We desire to be in business for the long-term, and we continue to build the strong foundation necessary to survive and grow for years to come.

  •
  We focus on long-term growth initiatives, while also understanding the importance of adapting to changing markets. We have both strong cash reserves to support initiatives and a leadership that is empowered to make customer-focused decisions quickly.

  •
  Our investment strategy balances risks and potential returns, focusing on making steady gains in our core operations over time. This has enabled us to avoid dramatic fluctuations in the values of financial instruments, such as those related to the current credit crisis. We also focus our customer acquisition strategy on credit-worthy customers to limit our exposure to credit issues.

  •
  We have a reputation for ethical business practices that strengthens and supports our relationships with our customers, employees, and vendors.

  •
  We balance the need to keep costs down with the importance of reinvesting in people and in our networks and infrastructure to continue to improve the quality communications experience that is our hallmark.

        These fundamental strengths give us a solid foundation for future growth, even as we experience a slowing of the national economy in 2008.

2007 Overview

        The strong results from the past year demonstrated our steady growth approach in several ways. TDS grew its revenues from operating activities to $4.8 billion, an 11 percent increase from $4.4 billion in 2006, which itself reflected a 10 percent increase over 2005. Retail postpay customers at U.S. Cellular, our 81-percent owned wireless subsidiary, continued to increase and to drive strong growth in data revenues and average revenue per unit (ARPU). In turn, the retail postpay churn rate decreased, indicating increasing satisfaction with U.S. Cellular's services and products. At TDS Telecom, our wholly- owned wireline subsidiary, digital subscriber line (DSL) customers and DSL revenue increased strongly, with operating income and margins rising despite a decline in total operating revenues.

TDS CONSOLIDATED

        The overall growth in operating revenues at TDS was due mainly to growth in wireless customers and ARPU at U.S. Cellular. Cash flows from operating activities were $941 million, a five percent increase from $892 million in 2006. Operating income increased 28 percent to $528 million, due to higher wireless operating revenues and margins, and due to cost reduction initiatives in the wireline business. We believe that further growth is attainable, and indicative of the value of our commitment to putting our customers first in each of our businesses. In addition, TDS as a whole continued to make progress on its key objectives in 2007, which are to:

  •
  Grow revenues at rates greater than those of the markets in which we participate. Our target is a five- to seven-percent compound annual revenue growth rate over five years.

  •
  Generate in each business a return on capital (ROC) greater than its cost of capital. U.S. Cellular significantly increased its ROC in 2007, while TDS Telecom's ROC remained steady.

  •
  Target strong, investment-grade credit ratings. As of April 7, 2008, TDS' investment-grade credit ratings were as follows:

Rating Agency	Rating	Outlook
Standard & Poor's Ratings Services	BBB-	Positive
Moody's Investors Services	Baa3*	Stable*
Fitch Ratings	BBB+	Stable

*
Currently on review for possible upgrade.

        To offset dilution and seek to provide greater value to our shareholders, TDS repurchased 2,076,979 TDS Special Common Shares in 2007 using $126.7 million of a $250 million stock repurchase program ($123.3 million remained at the beginning of 2008).

        One of our main goals in 2007 was to strengthen our accounting and financial reporting processes. The company made significant progress toward improving internal control over financial reporting. TDS reduced the material weaknesses related to personnel and accounting knowledge and fixed assets to the levels of deficiency and significant deficiency, respectively. In addition, the company made progress toward remediating the remaining material weakness, related to income tax accounting.

U.S. CELLULAR

        Due in large part to its focus on providing excellent service and a high-quality call experience, U.S. Cellular achieved very strong operating and financial results in 2007, including record service revenues, which grew 14 percent to $3.7 billion. The company's total customer base, including wholesale customers, is now 6.1 million. The retail customer base is now 5.6 million, a six percent increase over 2006. U.S. Cellular's commitment to customer satisfaction was reflected in a decrease in churn among its retail postpay customers, to 1.4 percent, as compared to 1.6 percent in 2006. Other highlights from 2007 included a 37 percent increase in operating income, to $396 million, and a 23 percent increase in cash flows from operating activities, which rose to $863 million.

        U.S. Cellular's service revenues were driven by impressive gains in revenues related to data services, which rose 69 percent, to $368 million (approximately 10 percent of total service revenues). These gains were due to several factors. The company introduced data services that provide music downloads and navigation capabilities, and instituted an out-the-door provisioning process, which enables customers to begin using their new data services immediately after signing their service contracts. New smart phones such as the BlackBerry 8830® and Moto Q™, and their related data plans, were popular with customers, as were text and picture messaging. The continued popularity of the company's National, Wide Area, and Family plans also contributed to the increase in revenues, and helped to drive ARPU to $51.13, an eight percent increase from 2006.

Network and Infrastructure

        The quality of U.S. Cellular's network enables the company to provide an excellent communications experience to its customers. In 2007, the company received its fourth consecutive award for "Highest Call Quality Performance Among Wireless Cell Phone Users in North Central Region" in J.D. Power and Associates' Wireless Call Quality Performance StudySM—Volume 2. U.S. Cellular also was voted the top contract/postpay wireless provider by readers of PC Magazine.

        To further improve the wireless experience for its customers, U.S. Cellular invested $565.5 million in its network and infrastructure in 2007, building 434 new cell sites, increasing capacity at existing cell sites and switches, outfitting new retail stores and remodeling existing locations, and enhancing its office data systems. As of December 31, 2007, U.S. Cellular had a total of 6,383 cell sites and 400 U.S. Cellular-operated retail stores, and 1,300 locations, representing agents, dealers, and non-company retailers.

Geographic Footprint

        In 2007, U.S. Cellular strategically enhanced its geographic footprint through purchases, exchanges, and auction activities. By the end of 2007, the total market population of U.S. Cellular's consolidated operating markets reached 45 million, and it owned or had rights to acquire interests in 260 wireless markets.

        In February 2007, U.S. Cellular purchased all of the membership interests of Iowa 15 Wireless, LLC, and thereby obtained the 25 megahertz (MHz) Federal Communications Commission (FCC) cellular license to provide wireless service in the Iowa Rural Service Area 15.

        In the fourth quarter of 2007, U.S. Cellular agreed to deliver personal communication service spectrum in eight licenses covering portions of Illinois to Sprint Nextel in exchange for more strategically useful spectrum in eight licenses covering portions of Iowa, Oklahoma, West Virginia, and Maryland. The exchange transaction closed on March 19, 2008 and did not include any cash, customers, network assets, or other assets.

New spectrum from Auction 73

        Early in 2008, U.S. Cellular participated indirectly through its interest in King Street Wireless, L.P., in Auction 73, the FCC auction of spectrum in the 700 MHz band. King Street Wireless was the provisional winning bidder for 152 licenses for aggregate bids of approximately $300 million, net of its anticipated designated entity discount of 25 percent. As of March 31, 2008, the FCC had not yet awarded any of the licenses to winning bidders. The licenses expected to be awarded to King Street Wireless cover areas that overlap or are proximate or contiguous to areas covered by licenses that U.S. Cellular currently owns, operates, and/or consolidates in its financial statements.

Share Repurchases

        To partially offset dilution from associate stock options, restricted stock, and various benefit plans, U.S. Cellular repurchased 1,006,000 common shares in 2007 at a total cost of $83.3 million.

Gain on Investments

        The forward contracts related to U.S. Cellular's investment in Vodafone American Depository Receipts (ADRs) matured on May 7, 2007. U.S. Cellular delivered the Vodafone ADRs in settlement of the forward contracts and sold the remaining shares, recording a $131.7 million pre-tax gain on the settlement of the forward contracts and sale of the remaining shares.

TDS TELECOM

        TDS Telecom continues to make excellent progress as it transitions its business model from a traditional wireline telephone company to a broadband-focused enterprise. ILEC equivalent access lines increased slightly to 762,700, due to the rapid rise in the number of ILEC access lines equipped for DSL.

Overall, equivalent access lines declined 1.3 percent to 1,197,700. Cost reduction initiatives at TDS Telecom enabled the company to increase its operating income 10 percent, to $141.2 million, despite a 1.8 percent decrease in its total operating revenues.

Digital Subscriber Line (DSL) Business

        The company made substantial additional gains in its DSL business, increasing the combined (ILEC and CLEC) number of DSL customers to 186,800 and growing combined DSL revenues by 32 percent compared to 2006. TDS Telecom also increased the DSL speeds and services offered to its residential and commercial customers. Certain residential customers can now choose speeds up to 15Mbps, while some of the company's commercial customers have data speed options that can provide up to 1000Mbps.

Triple Play Bundling

        The company aggressively marketed its Triple Play bundles of voice, high-speed data, and DISH Network™ television services to gain new revenue-generating units, to retain existing customers by reducing churn, and to make its service offerings more attractive to customers who might otherwise choose services from cable competitors. The bundles include a combination of broadband (speeds of up to 15Mbps), unlimited local and long-distance calling, DISH Network television, and services such as call waiting, caller ID, three-way calling, and more.

Commercial Broadband Services

        TDS' CLEC business, TDS Metrocom, which focuses primarily on commercial customers, rolled out Dynamic XData services to its small business customers. Dynamic XData uses Voice over Internet Protocol (VoIP) technology to deploy voice and data services efficiently over a T-1 line. Depending on location, ILEC and CLEC business customers can also choose from dedicated, managed Ethernet service (3Mbps), dedicated DS3 Internet Access (10-40Mbps), and GigaNet service (up to 1000Mbps).

        In January 2008, TDS Metrocom introduced fixed wireless WiMAX digital phone and high-speed Internet service to nearly 65,000 potential customers in the Madison, Wisconsin area. Response to date has been enthusiastic, and the company is working to expand availability in other markets.

Regulatory Issues

        TDS Telecom continued its work with state and federal regulatory agencies to seek to assure that the right regulatory decisions are made on key issues, such as access rates, affecting the company's customers and its prospects for future growth.

2008 OUTLOOK

        In 2008, the TDS companies look forward to building on their strong foundations to continue to provide excellent wireless and broadband services to an expanding customer base.

  U.S. Cellular Objectives

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  Focus on adding core retail postpay customers and growing profitably in its existing markets. No significant new market launches are planned for 2008.

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  Roll out new branding and advertising to further differentiate itself from competitors.

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  Add popular and profitable new data services.

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  Add more data-intensive smart phones and multi-use devices.

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  Roll out 3G/EVDO services in several additional metro markets by the end of the year.

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  Work with industry partners on standards for Long-Term Evolution network technology for 4G services.

  TDS Telecom Objectives

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  Rapidly add DSL customers and increase the DSL speeds offered. The company's long-term broadband goal is to offer 25Mbps or higher data speeds to a substantial majority of its customers.

  •
  Develop and introduce new broadband services and products.

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  Aggressively market Triple Play service bundles to new and existing customers.

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  Expand WiMAX availability in the Madison, Wisconsin metropolitan area.

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  Enhance its cost-efficient structure.

        We would like to express our deep appreciation to all of the 11,800 associates and employees of the TDS companies for their commitment and innovation in bringing excellent quality services to our customers and promoting high customer satisfaction. We would also like to thank LeRoy T. Carlson, TDS' founder and soon to be director emeritus, for his ongoing, valuable service to the TDS companies and to the TDS Board of Directors.

        In closing, we would like to thank you, the shareholders, and others who invest in TDS securities, for your continued support of the company's long-term growth and value-creation initiatives.

Cordially yours,

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C.D. Carlson Chairman of the Board

v

TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900 Fax: (312) 630-1908
April 15, 2008

Dear Shareholders:

        You are cordially invited to attend our 2008 annual meeting of shareholders on Thursday, May 22, 2008, at 10:00 a.m., Chicago time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois. At the meeting, we will report on the plans and accomplishments of Telephone and Data Systems, Inc. ("TDS").

        The formal notice of the meeting and our board of directors' proxy statement and our 2007 annual report to shareholders are enclosed. Appendix I to the proxy statement contains audited financial statements and certain other financial information for the year ended December 31, 2007, as required by the rules and regulations of the Securities and Exchange Commission ("SEC"). At our 2008 annual meeting, shareholders are being asked to take the following actions:

  1.
  elect members of the board of directors;

  2.
  consider and approve the 2009 Employee Stock Purchase Plan, as more fully described in the accompanying proxy statement; and

  3.
  ratify the selection of independent registered public accountants for the current fiscal year.

        The board of directors recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to approve the 2009 Employee Stock Purchase Plan and "FOR" the proposal to ratify accountants.

        Our board of directors and members of our management team will be at the annual meeting to meet with shareholders and discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, whether or not you plan to attend the meeting, please sign and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card.

        We look forward to visiting with you at the annual meeting.

Very truly yours,

Walter C.D. Carlson Chairman of the Board	LeRoy T. Carlson, Jr. President and Chief Executive Officer

Please sign and return the enclosed proxy card(s) promptly or vote on the Internet using the instructions on the proxy card

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2008

TO THE SHAREHOLDERS OF

TELEPHONE AND DATA SYSTEMS, INC.

        The 2008 annual meeting of shareholders of Telephone and Data Systems, Inc., a Delaware corporation, will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, on Thursday, May 22, 2008, at 10:00 a.m., Chicago time, for the following purposes:

  1.
  To elect members of the board of directors. Your board of directors recommends that you vote FOR the directors nominated.

  2.
  To consider and approve the 2009 Employee Stock Purchase Plan, as more fully described in the accompanying proxy statement. Your board of directors recommends that you vote FOR this proposal.

  3.
  To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2008. Your board of directors recommends that you vote FOR this proposal.

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first mailing this notice of annual meeting and proxy statement to you on or about April 15, 2008.

        We have fixed the close of business on March 26, 2008, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        The following additional information is being provided as required by new SEC rules:

        The proxy statement and annual report to shareholders are available at www.teldta.com under Investor Relations—Proxy Vote, or at http://www.teldta.com/investor/2008proxy. The following items have been posted to this Web site:

  1.
  Proxy Statement for the 2008 Annual Meeting

  2.
  Annual Report to Shareholders for 2007 (included as appendix to Proxy Statement for the 2008 Annual Meeting)

  3.
  Forms of Proxy Cards

        Any control/identification numbers that you need to vote are set forth on your proxy card if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        The location where the annual meeting will be held is the Standard Club in Chicago, Illinois. This is located in the Chicago loop area between Jackson Boulevard and Van Buren Street at 320 Plymouth Court, which is between State Street and Dearborn Street.

SUMMARY

        The following is a summary of the actions being taken at the 2008 annual meeting and does not include all of the information that may be important to you. You should carefully read this entire proxy statement and not rely solely on the following summary.

Proposal 1—Election of Directors

        Under TDS' Restated Certificate of Incorporation, as amended, the terms of all incumbent directors will expire at the 2008 annual meeting.

        Holders of Series A Common Shares and the holders of the Preferred Shares, voting as a group, will be entitled to elect eight directors. Your board of directors has nominated the following persons for election by the holders of Series A Common Shares and the holders of the Preferred Shares: James Barr III, LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D., Prudence E. Carlson, Walter C.D. Carlson, Kenneth R. Meyers, Donald C. Nebergall and George W. Off.

        Holders of Common Shares and Special Common Shares will vote together and be entitled to elect four directors. Your board of directors has nominated the following current directors for election by the holders of Common Shares: Gregory P. Josefowicz, Christopher D. O'Leary, Mitchell H. Saranow and Herbert S. Wander.

        The board of directors recommends a vote "FOR" its nominees for election as directors.

Proposal 2—Approval of 2009 Employee Stock Purchase Plan

        Shareholders are being asked to approve the 2009 Employee Stock Purchase Plan, as described below.

        The board of directors recommends that you vote "FOR" this proposal.

Proposal 3—Ratification of Independent Registered Public Accounting Firm for 2008

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

        The board of directors recommends that you vote "FOR" this proposal.

VOTING INFORMATION

What is the record date for the meeting?

        The close of business on March 26, 2008 is the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of TDS, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares;

  •
  Special Common Shares;

  •
  Series A Common Shares; and

  •
  Preferred Shares.

2

        The Common Shares are listed on the American Stock Exchange under the symbol "TDS." The Special Common Shares are listed on the American Stock Exchange under the symbol "TDS.S."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares or Special Common Shares.

        No public market exists for the Preferred Shares. The Preferred Shares are divided into series, none of which is currently convertible into any class of common stock. All holders of outstanding Preferred Shares vote together with the holders of Common Shares and Series A Common Shares, except in the election of directors. In the election of directors, all outstanding Preferred Shares vote together with the holders of Series A Common Shares.

What is the voting power of the outstanding shares in the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	6,442,058	10	64,420,580
Preferred Shares	8,603	1	8,603

Subtotal			64,429,183	8

Common Shares	53,164,628	1	53,164,628
Special Common Shares	57,506,614	1	57,506,614

Subtotal			110,671,242	4

Total Directors				12

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares as of the record date:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	6,442,058	10	64,420,580	54.8%
Common Shares	53,164,628	1	53,164,628	45.2%
Preferred Shares	8,603	1	8,603	*

			117,593,811	100.0%

*
Less than .1%

        Other than as required by law, holders of Special Common Shares do not have any right to vote on any matters except in the election of certain directors, as described above. Accordingly, actions submitted to a vote of shareholders other than the election of directors will generally be voted on only by holders of Common Shares, Series A Common Shares and Preferred Shares.

How may shareholders vote with respect to the election of directors in Proposal 1?

        Shareholders may, with respect to directors to be elected by such shareholders:

  •
  vote FOR the election of such director nominees, or

  •
  WITHHOLD authority to vote for such director nominees.

        Your board of directors recommends a vote FOR its nominees for election as directors.

3

How may shareholders vote with respect to the 2009 Employee Stock Purchase Plan in Proposal 2?

        Shareholders may, with respect to the proposal to approve the 2009 Employee Stock Purchase Plan:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors recommends a vote FOR this proposal.

How may shareholders vote with respect to the ratification of independent registered public accounting firm for 2008 in Proposal 3?

        Shareholders may, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors recommends a vote FOR this proposal.

How does the TDS Voting Trust intend to vote?

        The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), holds 6,087,951 Series A Common Shares on the record date, representing approximately 94.5% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust has the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and Preferred Shares and has approximately 51.8% of the voting power with respect to matters other than the election of directors. The Voting Trust holds 6,060,131 TDS Special Common Shares on the record date, representing approximately 10.5% of the Special Common Shares. By reason of such holding, the Voting Trust has approximately 5.5% of the voting power with respect to the election of directors elected by the holders of Common and Special Common Shares. The Voting Trust does not currently own Common Shares.

        The TDS Voting Trust has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holders of Series A Common Shares and Preferred Shares,

  •
  FOR the board of directors' nominees for election by the holders of Common Shares and Special Common Shares,

  •
  FOR the proposal to approve the 2009 Employee Stock Purchase Plan, and

  •
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2 and 3.

        Proxies are being requested from the holders of Special Common Shares in connection with the election of four directors in Proposal 1 only.

        Proxies are being requested from the holders of Series A Common Shares and Preferred Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2 and 3.

        Whether or not you intend to be present at the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Investor Services,

4

P.O. Box 43126, Providence, Rhode Island 02940-5138, or vote on the Internet in accordance with the instructions set forth on the proxy card. If you hold more than one class of our shares, you will find enclosed a separate proxy card for each holding. To assure that all your shares are represented, please vote on the Internet or return the enclosed proxy cards as follows:

  •
  a white proxy card for Common Shares, including Common Shares owned through the TDS dividend reinvestment plan and through the TDS tax-deferred savings plan;

  •
  a blue proxy card for Special Common Shares, including Special Common Shares owned through the TDS dividend reinvestment plan and through the TDS tax-deferred savings plan;

  •
  a green proxy card for Series A Common Shares, including Series A Common Shares owned through the dividend reinvestment plan; and

  •
  a yellow proxy card for Preferred Shares.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the accompanying form in time for our 2008 annual meeting of shareholders will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by any shareholder will be voted FOR the election of the board of directors' nominees to serve as directors in Proposal 1 and FOR Proposals 2 and 3.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the voting of the shares at the annual meeting by written notice to the Secretary of TDS, by submitting a later dated proxy or by attendance and voting in person at the annual meeting.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or classes is required with respect to a director, the holders of a majority of the votes of the stock of such class or classes issued and outstanding and entitled to vote with respect to such director, present in person or represented by proxy, will constitute a quorum with respect to such election. Withheld votes will be treated as present in person or represented by proxy in connection with such proposal and broker "non-votes" with respect to such proposal will not be treated as present in person or represented by proxy with respect to such proposal. If an authorized representative of the TDS Voting Trust is present in person or represented by proxy at the annual meeting, the TDS Voting Trust will by itself constitute a quorum at the annual meeting in connection with the election of directors by the holders of Series A Common Shares and Preferred Shares.

        With respect to the proposals to approve the 2009 Employee Stock Purchase Plan and to ratify accountants, the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with such proposals. Abstentions will be treated as present in person or represented by proxy in connection with such proposals and broker "non-votes" with respect to such proposals will not be treated as present in person or represented by proxy with respect to such proposals. If an authorized representative of the TDS Voting Trust is present in person or represented by proxy at the annual meeting, the TDS Voting Trust will by itself constitute a quorum at the annual meeting in connection with such proposals.

What vote is required to elect directors in Proposal 1?

        The election of each director requires the affirmative vote of holders of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote with respect to such director at the annual meeting.

        Accordingly, if a quorum exists, each person receiving a plurality of the votes of the shareholders entitled to vote with respect to the election of such director will be elected to serve as a director.

5

Withheld votes and non-votes with respect to the election of such directors will not affect the outcome of the election of such directors.

What vote is required with respect to Proposals 2 and 3?

        The holders of Common Shares, Preferred Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2 and 3. Each holder of outstanding Common Shares or Preferred Shares is entitled to one vote for each Common Share or Preferred Share held in such holder's name. Each holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name.

        If a quorum is present at the annual meeting, the approval of each of Proposals 2 and 3 will require the affirmative vote of a majority of the voting power of the Common Shares, Preferred Shares and Series A Common Shares voting together as a single group and present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Abstentions from voting on such proposal will be treated as a vote against such proposal. Broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote on such proposal and, accordingly, will not affect the determination of whether such proposal is approved.

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PROPOSAL 1
ELECTION OF DIRECTORS

        The terms of all incumbent directors will expire at the 2008 annual meeting. The board of directors' nominees for election of directors are identified in the tables below. Each of the nominees has expressed an intention to serve if elected. In the event any such nominee fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee if one is designated by the board of directors.

To be Elected by Holders of Common Shares and Special Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since

Gregory P. Josefowicz	55	Director of TDS and Retired Chairman, Chief Executive Officer and President of, Borders Group, Inc.	July 2007
Christopher D. O'Leary	48	Director of TDS and Executive Vice President, Chief Operating Officer—International, of General Mills, Inc.	2006
Mitchell H. Saranow	62	Director of TDS and Chairman of The Saranow Group	2004
Herbert S. Wander	73	Director of TDS and Partner, Katten Muchin Rosenman LLP, Chicago, Illinois	1968

To be Elected by Holders of Series A Common Shares and Preferred Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since

James Barr III	68	Director of TDS and Retired President and Chief Executive Officer of TDS Telecommunications Corporation	1990
LeRoy T. Carlson, Jr.	61	Director and President and Chief Executive Officer of TDS	1968
Letitia G. Carlson, M.D.	47	Director of TDS, Physician and Associate Clinical Professor at George Washington University Medical Center	1996
Prudence E. Carlson	56	Director Nominee and Private Investor	N/A
Walter C.D. Carlson	54	Director and non executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1981
Kenneth R. Meyers	54	Director and Executive Vice President and Chief Financial Officer of TDS and Chief Accounting Officer of U.S. Cellular and TDS Telecom	January 2007
Donald C. Nebergall	79	Director of TDS and Consultant	1977
George W. Off	61	Director of TDS and Chairman of Checkpoint Systems, Inc.	1997

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Background of Board of Directors' Nominees for Election by Holders of Common Shares and Special Common Shares

        Gregory P. Josefowicz.    Gregory P. Josefowicz served as a non-exclusive, senior level consultant to Borders Group, Inc., a leading global retailer of books, music and movies, until February 2, 2008. From 1999 until his retirement in 2006, Mr. Josefowicz served as a director and president and chief executive officer, and was named chairman of the board in 2002, of Borders Group. Prior to that time, he was chief executive officer of the Jewel-Osco division of American Stores Company, which operated food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson's Inc., a national retail food-drug chain. At that time, Mr. Josefowicz became president of Albertson's Midwest region. Mr. Josefowicz joined Jewel in 1974, and was elected senior vice president of marketing and advertising in 1993. Mr. Josefowicz is currently a member of the board of directors of PetSmart, Inc., a leading pet supply and services retailer, and Winn-Dixie Stores, Inc., one of the nation's largest food retailers.

        Mr. Josefowicz was elected at the 2007 annual meeting to fill the directorship vacated by Martin L. Solomon. See below.

        Christopher D. O'Leary.    Christopher D. O'Leary was appointed executive vice president, chief operating officer—international, of General Mills, Inc., as of June 1, 2006. Before that, he was a senior vice president of General Mills since 1999. In addition, he was the president of the General Mills Meals division between 2001 and 2006 and was president of the Betty Crocker division between 1999 and 2001. Mr. O'Leary joined General Mills in 1997 after a 17-year career with PepsiCo, where his assignments included leadership roles for the Walkers-Smiths business in the United Kingdom and the Hostess Frito-Lay business in Canada.

        Mitchell H. Saranow.    Mitchell H. Saranow has been the chairman of The Saranow Group, L.L.C., a private investment firm that he founded in 1984, for more than five years. Mr. Saranow was the chief executive officer of the general partner of Lenteq, LP of Northbrook, Illinois and served as a managing director (i.e., both a director and executive officer) of Lenteq, C.V., the primary Dutch operating entity and a wholly owned subsidiary of Lenteq, LP. In 2007, Lenteq, C.V. and two related Dutch companies filed for bankruptcy under Dutch insolvency laws, and substantially all of their assets were sold pursuant to this process early in 2008. Mr. Saranow is currently on the board of directors of Lawson Products, Inc., which provides services, systems, and products to the maintenance, repair and operations market and manufactures and sells products and provides services and systems to original equipment manufacturers.

        Herbert S. Wander.    Herbert S. Wander has been a partner of Katten Muchin Rosenman LLP for more than five years. Katten Muchin Rosenman LLP does not provide legal services to TDS or its subsidiaries.

        The board of directors recommends a vote "FOR" each of the above nominees for election by the holders of Common Shares and Special Common Shares.

Background of Board of Directors' Nominees for Election by Holders of Series A Common Shares and Preferred Shares

        James Barr, III.    James Barr, III had been President and Chief Executive Officer of TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary of TDS which operates local telephone companies, for more than five years prior to his retirement. Mr. Barr stepped down as President and CEO of TDS Telecom on January 1, 2007. He remained on TDS Telecom's payroll until March 23, 2007 and retired on March 24, 2007. For further information, see "Director Compensation" below.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr., has been TDS' President and Chief Executive Officer (an executive officer of TDS) for more than five years. Mr. LeRoy T. Carlson, Jr. is also a director and Chairman (an executive officer) of United States Cellular Corporation (American Stock Exchange listing symbol: USM), a subsidiary of TDS which operates and invests in wireless telephone companies and

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properties ("U.S. Cellular") and TDS Telecom. He is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.

        Letitia G. Carlson, M.D.    Letitia G. Carlson, M.D. has been a physician at George Washington University Medical Center for more than five years. At such medical center, she was an assistant professor between 1992 and 2001 and an assistant clinical professor between 2001 and 2003, and has been an associate clinical professor since 2003. Dr. Carlson is the daughter of LeRoy T. Carlson and the sister of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Prudence E. Carlson.

        Prudence E. Carlson.    Prudence E. Carlson has been a private investor for more than five years. Ms. Carlson is the daughter of LeRoy T. Carlson and the sister of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G. Carlson, M.D.

        Walter C.D. Carlson.    Walter C.D. Carlson was elected non-executive Chairman of the Board of the board of directors of TDS in February 2002. He has been a partner of Sidley Austin LLP for more than five years and is a member of its executive committee. He is a director of U.S. Cellular. Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson. The law firm of Sidley Austin LLP provides legal services to TDS and its subsidiaries on a regular basis. See "Certain Relationships and Related Transactions" below. Mr. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries.

        Kenneth R. Meyers.    Kenneth R. Meyers was appointed a director and Executive Vice President and Chief Financial Officer of TDS (an executive officer of TDS) and Chief Accounting Officer of U.S. Cellular (an executive officer) and of TDS Telecom on January 1, 2007. Prior to that time, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular for more than five years. Mr. Meyers is also a director of U.S. Cellular and TDS Telecom.

        Donald C. Nebergall.    Donald C. Nebergall has been a consultant to companies since 1988, including TDS from 1988 through 2002. Mr. Nebergall was vice president of The Chapman Company, a registered investment advisory company located in Cedar Rapids, Iowa, from 1986 to 1988. Prior to that, he was the chairman of Brenton Bank & Trust Company, Cedar Rapids, Iowa, from 1982 to 1986, and was its president from 1972 to 1982.

        George W. Off.    George W. Off has been chairman of Checkpoint Systems, Inc., a New York Stock Exchange listed company, since August 2002. He was also the chief executive officer of Checkpoint Systems, Inc. between August 2002 and December 2007. Checkpoint Systems, Inc. is a multinational manufacturer and marketer of integrated system solutions for retail security, labeling and merchandising. Prior to that time, Mr. Off was chairman of the board of directors of Catalina Marketing Corporation, a New York Stock Exchange listed company, from July 1998 until he retired in July 2000. Mr. Off served as president and chief executive officer of Catalina from 1994 to 1998.

        The board of directors recommends a vote "FOR" each of the above nominees for election by the holders of Series A Common Shares and Preferred Shares.

Other Current or Former Directors

        The following additional information is provided in connection with the election of directors.

        LeRoy T. Carlson.    LeRoy T. Carlson is a current director whose term will expire at the 2008 annual meeting. Mr. Carlson has determined not to stand for reelection as a director at the 2008 annual meeting. Mr. Carlson will become a director emeritus following the 2008 annual meeting. As noted above, the TDS board of directors has nominated Prudence E. Carlson to fill the directorship held by Mr. Carlson. See "Executive Officers" below for more information.

        Martin L. Solomon.    Martin L. Solomon was a director until the 2007 annual meeting. Due to personal reasons, Martin L. Solomon determined not to stand for reelection as a director at the 2007 annual meeting. As noted above, Gregory P. Josefowicz was elected at the 2007 annual meeting to fill the directorship that had been held by Mr. Solomon. Martin L. Solomon has been a private investor since 1990.

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CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of TDS are managed by or under the direction of the board of directors. The board of directors consists of twelve members. Holders of Common Shares and Special Common Shares elect 25% of the directors rounded up plus one director, or a total of four directors based on a board size of twelve directors. Holders of Series A Common Shares and Preferred Shares elect the remaining eight directors. The TDS Voting Trust has approximately 94% of the voting power in the election of such eight directors and approximately 52% of the voting power in all other matters.

        A copy of TDS' Corporate Governance Guidelines are available on TDS' web site, www.teldta.com, under Investor Relations—Corporate Governance—Corporate Governance Guidelines.

        TDS' Code of Ethics for directors is available on TDS' web site, www.teldta.com, under Investor Relations—Corporate Governance—Ethics Policies.

Director Independence and American Stock Exchange Listing Standards

        Because the TDS Common Shares and Special Common Shares are listed on the American Stock Exchange, TDS must comply with listing standards applicable to companies which have equity securities listed on the American Stock Exchange.

        Under listing standards of the American Stock Exchange, TDS is a "controlled company" as such term is defined by the American Stock Exchange. TDS is a controlled company because over 50% of the voting power of TDS is held by the trustees of the TDS Voting Trust. Accordingly, it is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors that qualify as independent under the rules of the American Stock Exchange, (ii) have certain compensation approved by a compensation committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange, and (iii) have director nominations be made by a committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange.

        As a controlled company, TDS is required to have at least three directors who qualify as independent to serve on the Audit Committee. The TDS Audit Committee has four members: George W. Off (chairperson), Donald C. Nebergall, Mitchell H. Saranow and Herbert S. Wander. Under American Stock Exchange listing standards, the TDS board of directors must expressly determine that directors serving on the audit committee do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The TDS board of directors has made such a determination. In addition, such directors must qualify as independent under specific listing standards of the American Stock Exchange, as well as Section 10A-3 of the Securities Exchange Act of 1934, as amended. The TDS board of directors has also determined that each of the members of the TDS Audit Committee qualify as independent under such requirements.

        In addition, Gregory P. Josefowicz and Christopher D. O'Leary do not have any relationship with TDS other than in their capacities as directors of TDS and, accordingly, would qualify as independent directors under the listing standards of the American Stock Exchange. As a result, six of the twelve directors, or 50% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the American Stock Exchange.

        TDS certifies compliance with specified listing standards to the American Stock Exchange on an annual basis. TDS certified that it was in compliance with such American Stock Exchange listing standards in 2007 and expects to make a similar certification in 2008.

        On January 17, 2008, the American Stock Exchange announced that it had entered into an agreement to be acquired by the New York Stock Exchange, subject to regulatory approvals. At this time, it is not known to what extent, if any, such an acquisition would affect TDS' listing or listing requirements.

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Meetings of Board of Directors

        The board of directors held seven meetings during 2007. Each incumbent director attended at least 75 percent of the total number of meetings of the board of directors (held during 2007 at which time such person was a director) and at least 75 percent of the total number of meetings held by each committee of the board on which such person served (during the periods that such person served).

Corporate Governance Committee

        The members of the Corporate Governance Committee are Walter C.D. Carlson (chairperson), LeRoy T. Carlson, Jr. and Mitchell H. Saranow. Mr. Saranow replaced Martin L. Solomon on this committee in 2007. Mr. Saranow qualifies as an independent director under American Stock Exchange listing standards. The American Stock Exchange does not have any requirement that listed companies have a corporate governance committee or, if a company has one, that it be composed in whole or in part by independent directors. The primary function of the Corporate Governance Committee is to advise the board on corporate governance matters, including developing and recommending to the board a set of corporate governance guidelines for TDS. A copy of the charter and the corporate governance guidelines are available on TDS' web site, www.teldta.com, under Investor Relations—Corporate Governance under "Board Committee Charters" for the charter and under "Corporate Governance Guidelines" for the guidelines.

Audit Committee

        The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of TDS' financial statements and other matters set forth in the charter for the Audit Committee, a copy of which is available on TDS' web site, www.teldta.com under Investor Relations—Corporate Governance—Board Committee Charters.

        The Audit Committee is currently composed of four members who are not officers or employees of TDS or any parent or subsidiary of TDS and have been determined by the board of directors not to have any other relationship with TDS that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has also determined that such directors qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Except as required by listing standards or SEC rule, TDS does not have any categorical standards of independence that must be satisfied. The current members of the Audit Committee are George W. Off (chairperson), Donald C. Nebergall, Mitchell H. Saranow and Herbert S. Wander. The board of directors has determined that each of the members of the Audit Committee is "independent" and "financially sophisticated" as such terms are defined by the American Stock Exchange.

        The board has made a determination that Mr. Saranow is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The Audit Committee held eleven meetings during 2007.

Pre-Approval Procedures

        The Audit Committee adopted a policy, effective May 6, 2003, as amended as of February 26, 2004, pursuant to which all audit and non-audit services must be pre-approved by the Audit Committee. The following describes the policy as amended. Under no circumstances may TDS' principal external accountant provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to

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TDS, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson plus any other member of the Audit Committee the authority to pre-approve services by the independent registered public accountants and to report any such approvals to the full Audit Committee at each of its regularly scheduled meetings. In the event the chairperson is unavailable, pre-approval may be given by any two members of the Audit Committee. The pre-approval policy relates to all services provided by TDS' principal external auditor and does not include any de minimis exception.

Review, approval or ratification of transactions with related persons

        The Audit Committee Charter provides that the Audit Committee shall "be responsible for the review and oversight of all related party transactions, as such term is defined by the rules of the American Stock Exchange." Section 120 of the American Stock Exchange Company Guide, Certain Relationships And Transactions, provides that "Related party transactions must be subject to appropriate review and oversight by the company's Audit Committee or a comparable body of the Board of Directors."

        In general, "related party transactions" include transactions required to be disclosed in TDS' proxy statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, TDS is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of TDS' last fiscal year or any currently proposed transaction in which: 1. TDS was or is to be a participant, 2. the amount involved exceeds $120,000 and 3. any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of TDS, any nominee for director, any beneficial owner of more than five percent of any class of TDS' voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

        Accordingly, pursuant to such provisions, the TDS Audit Committee has review and oversight responsibilities over transactions that are deemed to be related-party transactions under Section 120 of the American Stock Exchange Company Guide. Other than the foregoing provisions, TDS has no further policy relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures; or (iv) any other written document evidencing such policies and procedures.

        Since the beginning of the last fiscal year, the TDS Audit Committee exercised oversight over related-party transactions, but did not take any formal action to approve any related-party transactions.

Compensation Committee

        Although not required to do so under American Stock Exchange listing standards because it is a controlled company, TDS has established a Compensation Committee comprised solely of directors that qualify as independent under the rules of the American Stock Exchange. The primary functions of the Compensation Committee are to discharge the board of director's responsibilities relating to the compensation of the executive officers of TDS, other than U.S. Cellular or any of its subsidiaries. The responsibilities of the Compensation Committee include the review of salary, bonus, long-term compensation and all other elements of compensation of such executive officers.

        For these purposes, "executive officers" means all officers that are employees who are or will be identified in TDS' annual proxy statement as "executive officers," including the President and CEO of TDS Telecom, except that the compensation of the President and CEO of U.S. Cellular is established and administered by U.S. Cellular's chairman and stock option compensation committee, as described in the proxy statement of U.S. Cellular relating to its 2008 annual meeting of shareholders.

        The Compensation Committee is comprised of at least two non-employee members of TDS' board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As noted above, such members also qualify as independent under the rules of the American Stock Exchange. The members of the Compensation

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Committee were Herbert S. Wander (chairperson) and George W. Off until March 2007 when the TDS board of directors also appointed Christopher D. O'Leary to the Compensation Committee. In addition, Gregory P. Josefowicz was appointed to the Compensation Committee in March 2008. These persons do not have any compensation committee interlocks and are not related to any other directors.

        The Compensation Committee charter permits it to delegate some or all of the administration of the long-term incentive plans or programs to the President and Chief Executive Officer or other executive officer of TDS as the committee deems appropriate, to the extent permitted by law and the applicable Long-Term Incentive Plan or program, but not regarding any award to the President and CEO. The Compensation Committee has not delegated this authority with respect to any of the officers identified in the below Summary Compensation Table.

        The Compensation Committee's charter provides that it will obtain advice and assistance from the Chief Executive Officer and the Vice President of Human Resources and from any other officer or employee of TDS, as it determines is appropriate. As discussed below, the Compensation Committee also utilizes the services of compensation consultants.

        Towers Perrin is TDS' primary compensation consultant. The Compensation Committee and its predecessors have utilized the services of this consultant. TDS' Human Resources Department also supports the Compensation Committee in its work. In 2007, the role of such compensation consultant in determining or recommending the amount or form of executive officer compensation was principally to provide consulting services on the type and amount of compensation to be granted to officers and other employees. The nature and scope of the assignment, and the material elements of the instructions or directions given to such consultants with respect to the performance of their duties under their engagement, was to provide external benchmarking data to TDS from their executive compensation survey database.

        In addition, the Compensation Committee charter provides that the committee shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding, as determined by the Compensation Committee, for payment of any advisor retained by the committee, as well as ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties. Pursuant to such authority, the Compensation Committee engaged Compensation Strategies, Inc., a provider of executive compensation consulting services, in the latter half of 2007. Compensation Strategies is independent and does not have any other relationships with TDS or its affiliates. The role of such compensation consultant in determining or recommending the amount or form of executive officer compensation, and the nature and scope of the assignment, and the material elements of the instructions or directions given to such consultants with respect to the performance of their duties under their engagement, is to review TDS' various compensation elements and programs and to provide independent analysis and advice to the Compensation Committee for the purpose of evaluating such elements and programs.

        The foregoing consultants did not provide any advice as to director compensation and only provided advice as to compensation to officers and employees. The Compensation Committee does not approve director compensation. It is the view of the TDS board of directors that this should be the responsibility of the full board of directors. In particular, only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS board of directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.

        A copy of the charter of the Compensation Committee is available on TDS' web site, www.teldta.com, under Investor Relations—Corporate Governance—Board Committee Charters.

        The Compensation Committee held seven meetings during 2007. It also took actions by unanimous written consent.

Other Committee

        TDS has a Pricing Committee, consisting of LeRoy T. Carlson, Jr., as Chairman, and Kenneth R. Meyers, as a regular member. LeRoy T. Carlson is currently an alternate member of this committee. However, after the 2008 annual meeting, Walter C.D. Carlson will replace LeRoy T. Carlson as an

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alternate member. The Pricing Committee does not have a charter. Pursuant to resolutions of the TDS board of directors from time to time, the Pricing Committee is authorized to take certain action with respect to financing and capital transactions of TDS, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of TDS.

Director Nomination Process

        TDS does not have a nominating committee and, accordingly, does not have a nominating committee charter. Under listing standards of the American Stock Exchange, TDS is exempt from the requirement to have a nominating committee because it is a controlled company as such term is defined by the American Stock Exchange. Instead, the entire board of directors participates in the consideration of director nominees. Similarly, because TDS is a controlled company, TDS also is exempt from the listing standard that requires director nominations to be made by a nominating committee comprised solely of independent directors or by a majority of independent directors.

        The TDS board of directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by holders of Series A Common Shares and Preferred Shares, nominations of directors for election by the holders of Series A Common Shares and Preferred Shares is based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the Common Shares and Special Common Shares, the TDS board may from time to time informally consider candidates submitted by shareholders that hold a significant number of Common Shares and/or Special Common Shares. The TDS board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

        The TDS board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the TDS directors to possess. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion.

        In general, the TDS board will nominate existing directors for re-election unless the board has a concern about the director's ability to perform his or her duties. In the event of a vacancy on the board of a director elected by the Series A Common Shares and Preferred Shares, nominations are based on the recommendation of the trustees of the TDS Voting Trust. In the event of a vacancy on the board of a director elected by the Common Shares and Special Common Shares, TDS may use various sources to identify potential candidates, including an executive search firm. In addition, the President may consider recommendations by shareholders that hold a significant number of Common Shares and/or Special Common Shares. Potential candidates are initially screened by the President and by other persons as the President designates. Following this process, the President discusses with the Chairman of the Board whether one or more candidates should be considered by the full board of directors. If appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the TDS board for inclusion on TDS' proxy card for election at the 2008 annual meeting are executive officers and/or directors who are standing for re-election, except Prudence E. Carlson. Ms. Carlson was nominated for election by the board of directors upon the recommendation of TDS's President and CEO.

        From time to time, TDS may pay a fee to an executive search firm to identify potential candidates for election as directors. TDS was obligated to pay a fee to an executive search firm for performing a search for candidates and identifying Mr. Josefowicz as a candidate for the TDS board of directors for the 2007 annual meeting. TDS did not pay a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential new nominees for election of directors at the 2008 annual meeting.

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Shareholder Communication with Directors

        Shareholders may send communications to the TDS board of directors or to specified individual directors of TDS at any time. Shareholders should direct their communication to the board or to specified individual directors, in care of the Secretary of TDS at its corporate headquarters. Any shareholder communications that are addressed to the board of directors or specified individual directors will be delivered by the Secretary of TDS to the board of directors or such specified individual directors. For more information, see the instructions on TDS' web site, www.teldta.com, under Investor Relations—Corporate Governance—Contacting the TDS Board of Directors.

TDS Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend the annual meeting of shareholders, which is normally followed by the annual meeting of the board of directors. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Seven persons serving as directors at the time attended the 2007 annual meeting of shareholders.

Stock Ownership Guidelines

        On May 10, 2007, the TDS board of directors amended its stock ownership guidelines for directors to provide that, within three years after (a) March 31, 2007 or (b) the date on which a director first becomes a director, whichever is later, and thereafter for so long as each director remains a director of TDS, each such director is required to own Series A Common Shares, Common Shares and/or Special Common Shares of TDS having a combined value of at least $100,000. The TDS board of directors will review this minimum ownership requirement periodically.

Code of Ethics for Directors

        TDS has adopted a Code of Ethics for its directors. This code has been posted to TDS' internet website, www.teldta.com, under Investor Relations—Corporate Governance.

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PROPOSAL 2
2009 EMPLOYEE STOCK PURCHASE PLAN

        The TDS board of directors has determined that it is in the best interests of TDS and its shareholders to approve the TDS 2009 Employee Stock Purchase Plan (the "Purchase Plan"). The TDS board of directors approved the Purchase Plan on March 12, 2008 and the Purchase Plan is subject to shareholder approval. A copy of the Purchase Plan is attached hereto as Exhibit A.

DESCRIPTION OF PLAN

Purposes of Plan	The purpose of the Purchase Plan is to:
• encourage and facilitate the purchase of Special Common Shares (the "Plan Shares") by eligible employees of TDS and its subsidiaries,
• provide an additional incentive to promote the best interests of TDS and its subsidiaries, and
• provide an additional opportunity to participate in TDS' and its subsidiaries' economic progress.

If approved by the shareholders, the effective date of the Purchase Plan will be January 1, 2009. A total of 175,000 Special Common Shares will be available for purchase under the Purchase Plan, subject to adjustment in the event of certain changes to TDS' capital structure, as described in the Purchase Plan.
Administration
The Purchase Plan will be administered by a three person committee (the "Committee"). Subject to the express provisions of the Purchase Plan, the Committee will have complete authority to interpret the Purchase Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Purchase Plan.

The TDS Board may at any time, and from time to time, amend the Purchase Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Purchase Plan (unless certain changes occur in TDS' capital structure as described in the Purchase Plan), or that would otherwise require shareholder approval under applicable law.
Purchase Periods/ Termination
The Purchase Plan will terminate on December 31, 2013, or, if earlier, upon the purchase by participants of all applicable Plan Shares that may be issued under the Purchase Plan or any earlier time in the discretion of the TDS Board. The Purchase Plan provides for consecutive calendar quarter "Purchase Periods." The last day of each Purchase Period is a "Purchase Date." In addition, the date on which the Purchase Plan terminates will be treated as a "Purchase Date."

16

Eligibility and Participation
In general, participation in the Purchase Plan is available to any Eligible Employee (as defined below) of TDS or any of its participating subsidiaries that has adopted the Purchase Plan with the prior approval of TDS. An "Eligible Employee" is any employee of TDS, or a participating subsidiary, other than a leased employee (within the meaning of Section 414(n) of the Internal Revenue Code). Each Eligible Employee can enroll in the Purchase Plan as of the first day of the calendar month (or any later calendar month) following the date on which the Eligible Employee completes the Purchase Plan's eligibility service requirement. The Purchase Plan's eligibility service requirement is satisfied if an employee completes at least three months of continuous service with TDS or any subsidiary thereof (regardless of whether the subsidiary is a participating subsidiary). Under the Purchase Plan, an entry date occurs on January 1, 2009 and the first day of each subsequent calendar month. Upon enrollment, an Eligible Employee will become a "Participant" in the Purchase Plan. Approximately 11,000 employees are expected to be eligible to participate in the Purchase Plan as of January 1, 2009.
Payroll Deductions
Upon enrollment in the Purchase Plan, the Participant elects his or her rate of payroll deduction contributions in an amount not less than 1 and not more than 15 percent of the Participant's compensation (as defined in the Purchase Plan) for each payroll period, effective as soon as administratively practicable after such election is made. A Participant can periodically elect to increase or decrease his or her rate of payroll deductions under the Purchase Plan, in the manner prescribed by the Committee. In addition, a Participant can elect to withdraw from the Purchase Plan for the remainder of any calendar year, as described below.
Employee Stock Purchase Account
All payroll deductions in the possession of TDS shall be segregated from the general funds of TDS. An "Employee Stock Purchase Account" will be established on behalf of each Participant to which shall be credited with his or her payroll deduction contributions made under the Purchase Plan. Such Employee Stock Purchase Accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Subject to a Participant's right to withdraw as described below, the balance of each Participant's Employee Stock Purchase Account will be applied on each Purchase Date to purchase the number of Plan Shares determined by dividing the balance of such account as of such date by the Purchase Price of a Plan Share on such date. The "Purchase Price" under the Purchase Plan on a Purchase Date is 85 percent of the closing price of a Plan Share on the American Stock Exchange or any successor thereto on such date, or if such date is not a trading day, 85 percent of the closing price of a Plan Share on the next preceding trading day, rounded up to the nearest whole cent. The number of Plan Shares to be purchased on a Purchase Date will be rounded to the nearest one ten thousandth of a share (or such other fractional interest determined by the Committee).

17

Purchase Limits
A Participant's right to purchase Plan Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Plan Shares under the Purchase Plan and shares of stock under all other employee stock purchase plans maintained by TDS or any of its subsidiaries shall not accrue at a rate in excess of $25,000 of the total of the fair market value of Plan Shares and the fair market value of shares of stock of other subsidiaries of TDS (determined on the grant date) for any calendar year determined in accordance with Section 423(b)(8) of the Internal Revenue Code and the regulations promulgated thereunder. Further, no Eligible Employee will be allowed to purchase Plan Shares under the Purchase Plan if such Eligible Employee, immediately after such purchase, would own stock possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of TDS or any of its subsidiaries. If any portion of a Participant's Employee Stock Purchase Account cannot be applied to purchase Plan Shares on a Purchase Date as a result of such limitations, such amount will promptly be refunded to the Participant. If the number of Plan Shares to be purchased on behalf of all Participants collectively exceeds the number of Plan Shares available for purchase under the Purchase Plan, the number of Plan Shares to be purchased by each Participant on the Purchase Date will be proportionately reduced in the manner described in the Purchase Plan. Amounts credited to a Participant's Employee Stock Purchase Account that are not applied to purchase Plan Shares as a result of this limitation will promptly be refunded to the Participant.
Stock Account
A Stock Account will be established on behalf of each Participant by a custodian selected by TDS. As of each Purchase Date, each Participant's Stock Account will be credited with the number of whole and fractional Plan Shares purchased on the Participant's behalf under the Purchase Plan on such date. Plan Shares credited to a Participant's Stock Account will be held by the custodian as nominee. The custodian will establish procedures pursuant to which a Participant can elect that Plan Shares credited to such account be registered in the name of the Participant (or jointly in the name of a Participant and one other person), or that certificates representing such Plan Shares be issued to the Participant.
Withdrawal
A Participant can elect to withdraw from the Purchase Plan at any time. A Participant's election to withdraw will be made in the time and manner prescribed by the Committee. Upon withdrawal from the Purchase Plan, the balance of the Participant's Employee Stock Purchase Account promptly will be refunded to the Participant. A Participant who withdraws from the Purchase Plan will not be eligible to elect to recommence participation in the Purchase Plan until January 1 of the next calendar year.
Termination of Eligibility
In the event of a Participant's termination of employment for any reason, including death, the Participant's participation in the Purchase Plan will cease and the balance of the Participant's Employee Stock Purchase Account will promptly be refunded to the Participant.

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FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of the federal income tax consequences relating to the acquisition of Plan Shares under the Purchase Plan. The following should not be relied upon as being a complete description of such consequences and does not address the state, local or other tax consequences of the acquisition of Plan Shares under the Purchase Plan.

Section 423
TDS believes that the Purchase Plan qualifies under Section 423 of the Internal Revenue Code as an employee stock purchase plan. Under Section 423, the Participant does not recognize any taxable income at the time Plan Shares are purchased under the Purchase Plan.
Dispositions
If a Participant disposes of Plan Shares purchased under the Purchase Plan within two years of the applicable Purchase Date (as defined above), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Plan Shares on such Purchase Date over the Purchase Price of the shares. The Participant's cost basis in the Plan Shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the Plan Shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for 12 months or less is treated as "short term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Plan Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

If a Participant disposes of Plan Shares purchased under the Purchase Plan two years or more after the applicable Purchase Date, the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of:
• the excess of the fair market value of the Plan Shares on the Purchase Date over the Purchase Price of the shares; and
• the excess of the amount realized upon disposition of the Plan Shares over the Purchase Price of the Plan Shares.

The Participant's cost basis in the Plan Shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize long term capital gain equal to the difference (if any) between the amount realized upon such disposition and the adjusted cost basis in the Plan Shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize long term capital loss in the amount of the difference between the Purchase Price and the amount realized.

Section 401(a)	The Purchase Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

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Plan Benefits
TDS has not provided a table of the 2009 Employee Stock Purchase Plan benefits since the benefits to executive officers are not determinable. The benefits will depend on the number of Plan Shares which the executive officers will subscribe for, if any, under the plan and the future price of such shares.

        This description of the Purchase Plan is a summary only and is qualified by the terms of the Purchase Plan itself.

        The TDS Board recommends a vote "FOR" approval of the 2009 Employee Stock Purchase Plan.

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PROPOSAL 3
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, who served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

        We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by the Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee of the board of directors will review whether to retain such firm for the year ending December 31, 2008.

        The board of directors recommends a vote "FOR" ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PricewaterhouseCoopers LLP for 2007 and 2006:

	2007	2006
Audit Fees (1)	$4,403,994	$6,105,744
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	8,090	4,500

Total Fees	$4,412,084	$6,110,244

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for 2007 and 2006 (as updated) for professional services rendered for the audit of the annual financial statements for the years 2007 and 2006 included in TDS' and U.S. Cellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and U.S. Cellular's Forms 10-Q for each of these years including the attestation and report relating to internal control over financial reporting as well as accounting research, audit fees related to the restatement of the companies' financial statements for certain prior years, review of financial information included in other SEC filings and the issuance of consents and comfort letters. Although PricewaterhouseCoopers LLP has billed TDS and U.S. Cellular for these fees and expenses, management of TDS and U.S. Cellular have not yet completed their reviews of all of the amounts billed.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services covered in (1) above, for the years 2007 and 2006.

        The Audit Committee determined that the payment of fees for non-audit related services does not conflict with maintaining PricewaterhouseCoopers LLP's independence.

        See "Corporate Governance—Board Committee Charters—Audit Committee Charter" for information relating to the audit committee's pre-approval policies.

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AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the Audit Committee of the board of directors of TDS. The Audit Committee operates under a written charter adopted by the TDS board of directors, a copy of which is available on TDS' web site, www.teldta.com under Investor Relations—Corporate Governance—Board Committee Charters.

        Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee held meetings with management, the internal audit staff and representatives of PricewaterhouseCoopers LLP, TDS' independent registered public accounting firm for 2007. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2007. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Public Company Accounting Oversight Board (PCAOB) pursuant to Rule 3600T, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on, and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2007 be included in TDS' Annual Report on Form 10-K for the year ended December 31, 2007.

        By the members of the Audit Committee of the board of directors of TDS:

George W. Off Chairperson	Donald C. Nebergall	Mitchell H. Saranow	Herbert S. Wander

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EXECUTIVE OFFICERS

        The following executive officers of TDS were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., President of TDS; and Kenneth R. Meyers, Executive Vice President and Chief Financial Officer of TDS. In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of TDS and its subsidiaries who may be deemed to be executive officers of TDS. Unless otherwise indicated, the position held is an office of TDS. The age of the following persons is as of the date of this proxy statement.

Name	Age	Position
LeRoy T. Carlson	91	Chairman Emeritus
John E. Rooney	65	President and CEO of United States Cellular Corporation
David A. Wittwer	47	President and CEO of TDS Telecommunications Corporation
Douglas D. Shuma	47	Senior Vice President and Corporate Controller
Kurt B. Thaus	49	Senior Vice President and Chief Information Officer
Scott H. Williamson	57	Senior Vice President—Acquisitions and Corporate Development
C. Theodore Herbert	72	Vice President—Human Resources
Joseph R. Hanley	41	Vice President—Technology Planning and Services

        LeRoy T. Carlson.    LeRoy T. Carlson was elected Chairman Emeritus of TDS (an executive officer of TDS) in February 2002. Prior to that time, he was Chairman of TDS for more than five years. He is a director of U.S. Cellular. Mr. Carlson is the father of LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson. See also "Election of Directors—Other Current or Former Directors" for more information.

        John E. Rooney.    John E. Rooney has been the President and Chief Executive Officer of U.S. Cellular for more than five years.

        David A. Wittwer.    David A. Wittwer has been the President and Chief Executive Officer of TDS Telecom since January 1, 2007. On February 21, 2006, TDS appointed Mr. Wittwer as Executive Vice President and Chief Operating Officer (COO) of TDS Telecom and designated him to succeed James Barr III as President and CEO of TDS Telecom on January 1, 2007. Prior to his appointment as Executive Vice President and COO of TDS Telecom, Mr. Wittwer was President of TDS Telecom's incumbent local exchange carrier operations since March 2005. Prior to that time, he was Executive Vice President—Staff Operations, Chief Financial Officer, Treasurer and Assistant Secretary of TDS Telecom for more than five years.

        Douglas D. Shuma.    Douglas D. Shuma was appointed Senior Vice President and Corporate Controller of TDS on September 1, 2007. Prior to that time, Mr. Shuma was a consultant at Douglas Financial Consultants, a company that he founded, since 2006. Before that time, he was the Vice President and Controller of Baxter International Inc. for over five years.

        Kurt B. Thaus.    Kurt B. Thaus was appointed Senior Vice President and Chief Information Officer on January 12, 2004. Prior to that time, he was employed by T-Systems North America, Inc., the North American subsidiary of T-Systems International (Deutsche Telekom) for more than five years, most recently as senior vice president of technology management services.

        Scott H. Williamson.    Scott H. Williamson has been Senior Vice President—Acquisitions and Corporate Development of TDS for more than five years.

        C. Theodore Herbert.    C. Theodore Herbert has been Vice President—Human Resources of TDS for more than five years.

        Joseph R. Hanley.    Joseph R. Hanley was appointed Vice President—Technology Planning and Services on August 15, 2004. Prior to that time, he was employed by TDS Telecom for more than five years, most recently as Vice President—Strategic Planning and Emerging Applications.

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        All of our executive officers devote all their employment time to the affairs of TDS and its subsidiaries.

Codes of Conduct and Ethics

        As required by Section 807 of the American Stock Exchange Company Guide, TDS has adopted a Code of Business Conduct, applicable to all officers and employees of TDS and its subsidiaries, which includes a Code of Ethics for certain Senior Executives and Financial Officers, that complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. TDS has also adopted a Code of Ethics for its directors. Each of the foregoing codes has been posted to TDS' internet website, www.teldta.com, under Investor Relations—Corporate Governance.

        TDS intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to its Code of Ethics for certain Senior Executives and Financial Officers, and will disclose all other amendments to any of the foregoing codes, by posting such information to such internet website. Any waivers of any of the foregoing codes for directors or executive officers, including any waiver of the Code of Ethics for certain Senior Executives and Financial Officers, will be approved by TDS' board of directors, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion And Analysis

        This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the Summary Compensation Table.

Overview

        TDS' compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of TDS. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers have control and which are important to TDS' long-term success. TDS believes compensation should be related to the financial performance of TDS and should be sufficient to enable TDS to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance influences compensation and awards, all elements of compensation are discretionary and officers do not become entitled to any compensation or awards as a result of the achievement of performance levels. Compensation is not earned until approved and paid or awarded.

        The responsibilities of the TDS Compensation Committee include the review of salary, bonus, long-term compensation and all other elements of compensation of executive officers of TDS, other than officers of U.S. Cellular or any of its subsidiaries. For these purposes, "executive officers" means all officers that are employees who are or will be identified in TDS' annual proxy statement as "executive officers," including the President and CEO of TDS Telecom, except that the compensation of the President and CEO of U.S. Cellular is established and administered by U.S. Cellular's chairman and stock option compensation committee, as described in the proxy statement of U.S. Cellular relating to its 2008 annual meeting of shareholders. Accordingly, except as expressly indicated below, the following discussion does not apply to John E. Rooney. Also, Mr. Rooney does not receive any awards with respect to TDS shares; all his awards made by the U.S. Cellular stock option compensation committee are with respect to Common Shares of U.S. Cellular (American Stock Exchange listing symbol "USM").

        The Compensation Committee's charter provides that it will obtain advice and assistance from the Chief Executive Officer and the Vice President of Human Resources and from any other officer or employee of TDS, as it determines is appropriate. As discussed above, the Compensation Committee also utilizes the services of both TDS' compensation consultant and an independent compensation consultant.

        The Compensation Committee's charter permits it to delegate some or all of the administration of the long-term incentive plans or programs to the President and Chief Executive Officer or other executive officer of TDS as the Committee deems appropriate, to the extent permitted by law and the applicable Long-Term Incentive Plan or program, but not regarding any award to the President and CEO. The Compensation Committee has not delegated this authority with respect to any of the officers identified in the Summary Compensation Table.

Objectives and Reward Structure of TDS' Compensation Programs

        The above Overview generally described the objectives and reward structure of TDS' compensation programs. This section further discusses, with respect to the officers identified in the Summary Compensation Table, (1) the objectives of TDS' compensation programs and (2) what the compensation programs are designed to reward.

        The objectives of TDS' general compensation programs for executive officers of TDS, and their relationship to the reward structure, are to:

  •
  support TDS' overall business strategy and objectives;

  •
  attract and retain high quality management;

25

  •
  link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and

  •
  provide competitive compensation opportunities consistent with the financial performance of TDS.

        The primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value through growth, measured primarily in such terms as return on capital, revenues, customer units in service, operating cash flow (operating income plus depreciation, amortization and accretion) and operating income. Operating units of TDS may have somewhat different primary financial measures. However, there is no strict relationship between elements of compensation or total compensation and such measures of performance. Instead, compensation decisions are made subjectively by the Compensation Committee, considering certain performance measures, as well as all other appropriate facts and circumstances. TDS' compensation policies for executive officers are designed to reward the achievement of such corporate performance goals, as follows.

        Each element of compensation and total compensation of the named executive officers is determined on the basis of the committee's analysis of multiple factors rather than specific measures of performance. The Compensation Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the named executive officers.

        TDS' compensation programs are designed to reward performance of TDS on both a short-term and long-term basis. With respect to the officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for each of the named executive officers depending on such officer's position and responsibilities.

        The Compensation Committee evaluates the performance of the President and CEO of TDS in light of the annual and ongoing objectives for TDS and for its primary business units and the attainment of those objectives, and sets the elements of compensation for the President and CEO based on such performance evaluation and compensation principles, as discussed below.

        With respect to the other officers identified in the Summary Compensation Table, the Compensation Committee reviews management's evaluation of the performance of such executive officers and determines and approves the elements of compensation for such executive officers based on such performance evaluations and compensation principles, as discussed below.

Elements of Compensation

        This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why TDS chooses to pay each element of compensation, (iii) how TDS determines the amount or formula for each element to pay, and (iv) how each compensation element and TDS' decisions regarding that element fit into TDS' overall compensation objectives and affect decisions regarding other elements.

        Each element of compensation paid to officers is as follows:

  •
  Annual Cash Compensation

  •
  Salary

  •
  Bonus

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  •
  Long-term equity compensation pursuant to Long-Term Incentive Plans

  •
  Stock Awards

  –
  Bonus Stock Match Awards

  –
  Restricted Stock Unit Awards

  •
  Stock Options

  •
  Other Benefits and Plans Available to Identified Officers

  •
  Deferred Compensation

  •
  SERP

  •
  Perquisites

  •
  Other Generally Applicable Benefits and Plans

  •
  Employee Stock Purchase Plan

  •
  Tax Deferred Savings Plan

  •
  Pension Plan

  •
  Post-Retirement Benefits

  •
  Health and Welfare Plans

        TDS has chosen to pay or provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. TDS recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Executive compensation is intended to provide, in the judgment of the Compensation Committee, an appropriate balance between the long-term and short-term performance of TDS, and also a balance between TDS' financial performance and shareholder return.

        TDS does not have defined guidelines that determine the amount or formula for each element to pay or provide. TDS also does not have defined guidelines that determine how each compensation element and decisions regarding that element fit into the TDS' overall compensation objectives and affect decisions regarding other elements. TDS has no target levels for cash versus equity compensation. Instead, TDS establishes elements of compensation and determines how they fit together overall and in the manner described in the following discussion.

        As noted above, the elements of executive compensation consist of both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is generally provided through the grant of stock options and restricted stock units.

        The Compensation Committee determines annually each such executive officer's base salary, taking into consideration: (1) the appropriate salary range for the executive officer's position and responsibilities, (2) his or her performance during the preceding year, (3) his or her performance during the executive's tenure in the position, (4) TDS' and its business units' performance during the year compared to plan and compared with that of similar companies, and (5) such other factors and circumstances as the committee may deem relevant. Going forward in 2008 and subsequent years, the Compensation Committee may also rely on the advice and information from its compensation consultant, Compensation Strategies, Inc. See Corporate Governance—Compensation Committee, for information about Compensation Strategies.

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        In addition, the Compensation Committee determines annually the executive officer's bonus, taking into consideration: (1) the executive officer's performance during the preceding year, including contributions to TDS and its business units, and achievement of individual objectives, (2) TDS' and its business units' performance during the year compared to plan and compared with that of similar companies, (3) the achievement of important corporate and business unit objectives for the year and (4) such other factors and circumstances as the committee may deem relevant.

        In general, other facts and circumstances that the Compensation Committee considers in determining the annual cash compensation of the named executive officers and/or that the President and CEO considers in his evaluation and recommendation to the Compensation Committee with respect to the other named executive officers include the following: the fact that TDS is a public company; the publicly-available benchmark information of cash compensation of TDS' publicly-held peers and other publicly-held companies, as discussed below; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; the fact that TDS is a controlled company; and the fact that the primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value through growth. In addition, additional facts and circumstances considered with respect to the named executive officers are discussed below in the discussion relating to such officer.

        The Compensation Committee also determines long-term equity compensation awards to the identified executive officers under the TDS 2004 Long-Term Incentive Plan, which include options and restricted stock units, as discussed below. Grants of equity awards by TDS to the President and CEO and the other executive officers are generally made to all such executive officers at the same time once a year. In 2007 this was done on July 2, 2007. TDS may also make grants of equity awards during other times of the year as it deems appropriate. All option and restricted stock awards are granted in consideration for future service and are expensed over the applicable vesting periods.

        TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information.

Benchmarking

        TDS engages in benchmarking with the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS annual report to shareholders, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise.

        The peer group included in the Stock Performance Graph for 2006 consisted of ALLTEL Corp., Centennial Communications Corp., CenturyTel, Inc., Citizens Communications Co. and Dobson Communications Corp., in addition to TDS. As a result of acquisitions of ALLTEL Corp. and Dobson Communications Corp. in 2007, TDS believes that this peer group would have too few participants and has selected the Dow Jones U.S. Telecommunications Index, a published industry index, for 2007 and currently expects to use this index in subsequent years. The Dow Jones U.S. Telecommunications Index is currently composed of the following companies: AT&T Inc., CenturyTel Inc., Cincinnati Bell Inc., Citizens Communications Co. (Series B), Embarq Corp., IDT Corp. (Class B), Leap Wireless International Inc., Leucadia National Corp., Level 3 Communications Inc., MetroPCS Communications Inc., NII Holdings Inc., Qwest Communications International Inc., RCN Corp., Sprint Nextel Corp., Telephone and Data Systems, Inc. (TDS and TDS.S), Time Warner Telecom, Inc., United States Cellular Corporation, Verizon Communications Inc., Virgin Media Inc. and Windstream Corp.

        Market benchmark data was obtained from the Towers Perrin 2006 Compensation Data Bank Executive Compensation Database. The database contained approximately 700 companies that represented a diverse range of companies across all industries, including companies from the telecommunications, retail, financial, electronics, pharmaceutical, manufacturing and consumer products sectors. For comparison purposes, Towers Perrin provided market benchmark data based on a blended average basis with 50% of the total based on telecommunications industry data and 50% based on general industry data contained in the database. In addition, the benchmark data provided was based on only those companies that had approximate annual revenues in the $3 billion to $6 billion revenue range.

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This database was used to benchmark the ranges of annual cash compensation considered to be appropriate for the named executive officers, as discussed below. This database also was used to benchmark the equity compensation awards of named executive officers, as discussed below. TDS believes this approach is a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. In addition, TDS also believes this methodology is more statistically valid than solely benchmarking these elements of compensation to the peer group of companies used in the Stock Performance Graph for the applicable performance year.

        The identity of the individual component companies that are included in the database is neither disclosed to nor considered by TDS or the Compensation Committee. TDS and the Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Towers Perrin. They do not obtain or consider information on the identities of the individual companies included in the survey in connection with any compensation decisions because this information is not considered to be material and because they rely on the services of Towers Perrin for such purposes.

        Going forward in 2008 and subsequent years, the Compensation Committee expects to obtain benchmarking information from its independent compensation consultant, Compensation Strategies.

Company Performance

        Overall TDS performance for 2006 was approximately 90.4% of target. This represents the average of the adjusted U.S. Cellular percentage of 90.5% and the adjusted TDS Telecom percentage of approximately 90%, as weighted by a specified percentage intended to represent the approximate proportion of TDS that U.S. Cellular and TDS Telecom represent, calculated as follows:

Business Unit	2006 Bonus Program Performance as a Percent of Target Performance	Allocated Proportion of Total Company	Weighted Performance
U.S. Cellular	90.5%	75%	67.9%
TDS Telecom	90.0%	25%	22.5%
Weighted Average Company Performance as a Percentage of Target			90.4%

        Performance of U.S. Cellular is discussed in the U.S. Cellular proxy statement. As noted therein, the overall average percentage achieved with respect to 2006 performance for purposes of the U.S. Cellular bonus pool was calculated to be 83.1%. Nevertheless, the entire amount of the bonus pool is discretionary and subject to approval by the Chairman of U.S. Cellular. Pursuant to this discretionary authority, the Chairman adjusted the overall bonus pool to 90.25% of target, and then rounded this to 90.5%. This was done because certain strategic and other decisions subsequent to the time that the targets were set adversely affected performance compared to the targets.

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        The following provides information on performance targets and achievement of TDS Telecom with respect to 2006 that were considered in evaluating the annual cash compensation in 2007. The following table shows the performance measures, 2006 performance targets, target points, actual 2006 results and actual points achieved for each performance measure and overall. Financial information presented in the below table may not agree with the segment financial information for TDS Telecom due to adjustments for unusual items that occurred during the year that were not contemplated at the inception date of the targets. This table shows that the overall percentage achievement of the performance targets was approximately 87.9% with respect to 2006 for TDS Telecom. This percentage was rounded to 90% on a discretionary basis by the Chairman of TDS Telecom, who is also the President and CEO of TDS.

Measures	Targets						Actual
Measurement	2006 Target	Target Points	Out- standing Perform- ance	Non- Bonus Perform- ance	Out- standing Perform- ance (as a % of target)	Non- Bonus Perform- ance (as a % of target)	Actual 2006 Results	% of Targets	Actual Points Earned
Customer Measures
ILEC Customer Satisfaction—Consumer	92.0%	70	95.7%	73.6%	104%	80%	90.3%	98.2%	64
ILEC Customer Satisfaction—Commercial	94.0%	30	97.8%	75.2%	104%	80%	95.5%	101.6%	34
CLEC Customer Satisfaction—Commercial	82.0%	35	85.3%	65.6%	104%	80%	90.5%	110.4%	46
CLEC Customer Satisfaction—Consumer	83.0%	15	86.3%	66.4%	104%	80%	87.8%	105.8%	20
CLEC Commercial Churn	1.31%	35	1.05%	1.97%	80%	150%	1.36%	103.8%*	32
CLEC Consumer Churn	2.62%	15	2.10%	3.41%	80%	130%	2.59%	98.9%*	16

		200							212

Innovate and Improve
ROC—ILEC	8.6%	200	8.9%	6.9%	104%	80%	7.55%	87.8%	79
Free Operating Cash Flow—CLEC (in millions)	$1.4	100	$1.5	$1.1	104%	80%	$8.3	592.9%	130
Operating Revenues—ILEC (in millions)	$667.8	145	$694.5	$534.2	104%	80%	$648.7	97.1%	125
Operating Revenues—CLEC (in millions)	$246.6	55	$256.5	$197.3	104%	80%	$239.1	97.0%	47
Operating Cash Flow (in millions)	$310.9	150	$323.3	$248.7	104%	80%	$301.8	97.1%	128
ILEC Broadband Customers at 12/31/06	93,674	100	99,294	74,939	106%	80%	105,086	112.2%	130
CLEC Broadband Customers at 12/31/06	46,052	50	48,815	36,842	106%	80%	41,178	89.4%	28

		800							667

Total		1000							879

*
Lower percentage is better.

        As noted above, the overall percentage achieved was 87.9%, but this was rounded up to 90% on a discretionary basis.

Personal Objectives and Performance

        In addition to TDS and/or business unit performance, the Compensation Committee may consider personal objectives and performance. The personal objectives and performance that the Compensation Committee considered in its evaluation of the President and CEO are discussed below. The personal objectives that the President and CEO considered in his recommended evaluation to the Compensation Committee of the named executive officers other than himself are also discussed below. There was no minimum level of achievement of any of those objectives that was required for any cash compensation decision.

Annual Cash Compensation

        Annual cash compensation decisions, consisting of base salary for the current year and bonus based on performance for the prior year, are generally made concurrently by the Compensation Committee each year for each of the identified executive officers.

        As part of the process of determining the appropriate elements of annual cash compensation for the named executive officers, the Compensation Committee is provided with information about the

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compensation of similar executive officers at other companies, including chief executive officers of companies, chief executive officers and chief operating officers of their principal business units, if available, chief financial officers and other officers with responsibilities comparable to the foregoing TDS officers, as reported in proxy statements and salary surveys. The Compensation Committee also considers recommendations from the President and CEO regarding compensation for the named executives other than the President and CEO, each of which reports directly to him. The Vice President—Human Resources prepares for the committee an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking" above.

        Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are determined, based on information submitted by the executive and by others familiar with his or her performance, including the President and CEO in the case of the named executive officers other than the President and CEO. The Compensation Committee evaluates the information in terms of the personal objectives established for such executive officer for the performance appraisal period.

        The Compensation Committee also makes an assessment of how well TDS did as a whole during the year, as discussed above, and the extent to which the President and CEO believes the executive officer other than the President and CEO contributed to the results, as discussed below. With respect to executive officers having primary responsibility over a certain business unit or division of TDS, the Compensation Committee considers the performance of the business unit or division and the contribution of the executive officer thereto.

        The Compensation Committee uses these sources and makes the determination of appropriate elements of compensation and ranges for such elements for such identified executive officers based on its informed judgment, using the information provided to it by the Vice President of Human Resources. Going forward in 2008 and subsequent years, the Compensation Committee will also obtain information from its independent compensation consultant, Compensation Strategies. The elements of compensation and ranges for such elements are not based on any formal analysis nor is there any documentation of this decision making process.

        The Compensation Committee also has access to numerous performance measures and financial statistics prepared by TDS. This financial information includes the audited financial statements of TDS, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. Going forward in 2008 and subsequent years, the Compensation Committee will consider information from its independent compensation consultant, Compensation Strategies. The committee may also consider such other factors the committee deems appropriate in making its compensation decisions. No specific measures of performance are considered determinative in the compensation of executive officers. Instead, all the facts and circumstances are taken into consideration by the Compensation Committee. Ultimately, it is the informed judgment of the committee, after reviewing the compensation information provided by the Vice President—Human Resources, that determines the elements of compensation and total compensation for the President and CEO.

        The base salary element of compensation of each officer is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year. Column (c), "Salary," of the below Summary Compensation Table includes the dollar value of base salary (cash and non-cash) earned by the identified executive officers during 2007 and 2006, whether or not paid in such year.

        With respect to the bonus element of compensation, the Vice President Human Resources also prepares and provides to the Compensation Committee information to be used for the annual bonus reviews of executive officers. Prior to 2007, TDS had no written or formal bonus plan for the named executive officers. The bonuses for named executive officers were determined by the Compensation Committee based on its evaluation of each executive's contribution to TDS, the achievement of individual objectives, the performance of TDS and/or its business units and divisions and all other facts and circumstances considered appropriate in its judgment.

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        As a result of the foregoing process, bonuses with respect to 2006 performance were not earned by the other executive officers until they were approved and awarded in 2007 and bonuses with respect to 2005 performance were not earned by the other executive officers until they were approved and awarded in 2006. Accordingly, bonuses with respect to 2006 performance are included in the below Summary Compensation Table as compensation earned in 2007 and bonuses with respect to 2005 performance are included in the below Summary Compensation Table as compensation earned in 2006. These amounts are included in column (d), "Bonus," of the below Summary Compensation Table and represent the dollar value of bonus (cash and non-cash) earned by the identified executive officers during 2007 or 2006.

        Beginning with the 2007 performance year relating to bonuses that will be paid in 2008, TDS has established performance guidelines and procedures for awarding bonuses. These guidelines and procedures were filed by TDS as Exhibit 10.1 to TDS' Form 10-Q for the quarter ended March 31, 2007. Starting with the 2007 performance year relating to bonuses that will be paid in 2008, 70% of each officer's target bonus will be based on his/her assessed performance. The remaining 30% will be based on performance of TDS, based on the weighted average of the percentage achievement of target of U.S. Cellular and TDS Telecom. However, notwithstanding anything to the contrary, 100% of the bonus continues to be discretionary and is not earned by the officer unless and until awarded and paid. The calculations of the bonus amounts for the named executive officers that receive bonuses pursuant to these guidelines with respect to 2007 performance that are paid in 2008 will be reflected in next year's proxy statement.

        The following discusses annual cash compensation with respect to the specified named executive officers.

President and CEO

        The Compensation Committee evaluates the performance of the President and CEO of TDS in light of the annual and ongoing objectives for TDS and for its primary business units and the attainment of those objectives, and sets the elements of compensation for the President and CEO based on such performance evaluation and compensation principles.

        In addition to the general facts and circumstances that are considered for all executive officers as discussed above, additional facts and circumstances that the Compensation Committee considers in determining the annual cash compensation of LeRoy T. Carlson, Jr., the President and CEO ("CEO"), include the following: the responsibilities of the CEO; the period of time that the CEO has held this position and served with TDS; the Compensation Committee's view of the CEO's contribution to the growth and development of TDS during that time; the fact that TDS is a holding company that includes two primary subsidiaries, TDS Telecom and U.S. Cellular; the fact that the CEO is the Chairman of each of such subsidiaries; the prior year's performance of TDS Telecom, as discussed above, and U.S. Cellular (as discussed in the U.S. Cellular proxy statement); the overall performance of TDS, as discussed above; the relationship of the performance of TDS and/or its business units to the determination of the CEO's annual cash compensation, as discussed below; the personal objectives of the CEO for the preceding year, as discussed below; whether there has been any restatement of financial statements and the nature of the restatement; the annual cash compensation of the other named executive officers, including the salary increase and bonus granted to each of such other officers, as discussed below; and the fact that the President and CEO has a substantial beneficial interest in TDS, as described below under "Security Ownership of Management", and will benefit together with other shareholders based on the performance of TDS.

        With respect to the CEO, the Compensation Committee considers the overall performance of TDS based on the weighted average performance of TDS Telecom and U.S. Cellular, as discussed above. No minimum level of performance is established for overall TDS performance. Instead, the Compensation Committee considers overall TDS performance after the fact but without any predetermined threshold performance level. As noted above, the adjusted overall percentage achievement of performance targets with respect to 2006 was approximately 90% for TDS Telecom. As discussed in the U.S. Cellular proxy statement, the adjusted overall percentage achievement of performance targets with respect to 2006 was

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approximately 90.5%. As discussed above, the weighted average performance of these business units was approximately 90.4%.

        In addition, the President and CEO had the following personal objectives with respect to 2006: (i) achieve the 2006 enterprise budget; (ii) work with TDS Telecom and U.S. Cellular to assure that they have sound growth strategies and that they are implemented effectively; (iii) achieve Sarbanes Oxley Section 404 compliance and complete remediation plan to avoid restatements in the future; (iv) work with TDS Telecom to finalize and begin implementation of strategies and corporate development plans; (v) maximize the value of investments in other entities, including reducing tax consequences to TDS; (vi) develop and implement information technology functions using benchmarking; (vii) prepare a risk assessment and implement processes to address risks; (viii) work with U.S. Cellular relating to 3G; (ix) work with U.S. Cellular relating to the acquisition of additional spectrum; (x) work with TDS Telecom relating to super high-speed data services; (xi) work with U.S. Cellular relating to governmental spectrum policy; (xii) work with key TDS Telecom executives relating to its new organization structure; (xiii) consider action relating to the pay off or refinancing of long-term debt; (xiv) implement the company's strategic plan; and (xv) manage health care costs.

        The Compensation Committee did not perform an individual assessment and analysis of each of the foregoing objectives. Each of the members of the Compensation Committee is a member of the TDS Board of Directors, and participates in regular and special Board meetings where TDS' objectives and progress relating thereto are presented, considered and discussed. Based on such participation, the Compensation Committee believes that the CEO's overall individual performance exceeded expectations. The following provides additional information with respect to the achievement of the President and CEOs personal objectives for 2006.

        TDS' overall company performance was approximately 90.4% of target, which included stretch goals. The CEO worked with TDS Telecom and U.S. Cellular relating to growth strategies, corporate development plans and has been implementing the company's strategic plan. TDS made progress in achieving Sarbanes Oxley Section 404 compliance and remediating material weaknesses. TDS evaluated action to maximize the value of investments in other entities and reduce tax consequences. TDS made progress in developing and implementing information technology functions using benchmarking. TDS made progress in its risk assessment and processes to address risks. U.S. Cellular launched services based on EV-DO technology, a 3G technology, on a limited basis in late 2006. U.S. Cellular developed plans relating to the acquisition of additional spectrum and governmental spectrum policy. TDS Telecom developed plans relating to super high-speed data services. TDS Telecom took action to transition executives in the new organization structure. TDS took action to repay $200 million of its 7% notes and redeem $35 million of 10% medium-term notes in 2006. TDS took action to manage health care costs.

        The base salary of Mr. Carlson for 2006 was $1,115,000. On March 7, 2007, this was increased to $1,193,000 for 2007, representing an increase of approximately 7.0%. The range considered in approving Mr. Carlson's base salary for 2007 was approximately $1,015,000 to $1,205,000. This range was based on a survey from TDS' compensation consultant, Towers Perrin, and represented the 50th to 75th percentiles, respectively, of a population of comparable base salaries. See "Benchmarking" above.

        On March 7, 2007, the Compensation Committee also approved a bonus of $800,000 for Mr. Carlson with respect to 2006 performance, which was paid in 2007. In comparison, Mr. Carlson earned a bonus of $550,000 with respect to 2005 performance, which was paid in 2006. Mr. Carlson's target bonus percentage with respect to the 2006 bonus earned and paid in 2007 was 75% of his 2006 base salary of $1,115,000, or $836,250. Mr. Carlson's bonus of $800,000 was approximately 96% of his target of $836,250. This reflects the overall company performance of approximately 90.4% and the Compensation Committee's high assessment of Mr. Carlson' personal achievements and performance as discussed above.

        When the bonus amount is added to the salary that was approved for Mr. Carlson for 2007 of $1,193,000, his total cash compensation in 2007 was $1,993,000. The range considered in approving the CEO's total cash compensation for 2007 was approximately $2,195,000 to $3,070,000. This range was based on a survey from TDS' compensation consultant, Towers Perrin, and represented the 50th to 75th percentiles, respectively, of a population of comparable executives' total cash compensation.

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Mr. Carlson's total cash compensation was slightly below the 50th percentile of this range. This was considered appropriate by the Compensation Committee considering TDS' overall performance of 90.4% and based on its assessment of Mr. Carlson's performance in 2006, as discussed above.

        For disclosure purposes, in 2008, the base salary of Mr. Carlson for 2008 was increased to $1,275,000, representing an increase of approximately 6.9% over the 2007 base salary. Also for disclosure purposes, in 2008, the Compensation Committee approved a bonus of $950,000 for Mr. Carlson with respect to 2007 performance, which was paid in 2008. This was based on analysis and input from Compensation Strategies. These amounts and analysis thereof will be reported in the Summary Compensation Table in next year's proxy statement.

Other Executive Officers

        With respect to the officers identified in the Summary Compensation Table other than the President and CEO, the Compensation Committee considers the President and CEO's evaluation of the performance of such executive officers and sets the annual base and bonus compensation levels for such executive officers based on such performance evaluations and the compensation principles described above. In addition to the general factors described above, the compensation elements of certain officers are based on their specific responsibilities.

  Executive Vice President and Chief Financial Officer

        In addition to the general facts and circumstances that are considered for all executive officers as discussed above, additional facts and circumstances that the CEO and Compensation Committee consider in determining the annual cash compensation of the Executive Vice President and Chief Financial Officer ("CFO") are as follows: the responsibilities of the CFO; the period of time that the CFO has held this position and served with TDS; the Compensation Committee's subjective view of the CFO's contributions to TDS during that time; the CFO's relationship with management and personnel of U.S. Cellular and TDS Telecom; whether there has been any restatement of financial statements and the nature of the restatement; progress in improving internal controls and remediating material weaknesses; and the CEO's assessment of achievement of personal objectives of the CFO for the preceding year, as discussed below.

        With respect to the CFO, the Compensation Committee would generally consider the CEO's assessment of the achievement of personal objectives established for the CFO for the prior year by the CEO. However, Kenneth R. Meyers did not become the CFO of TDS until January 1, 2007. As a result, he did not have any personal objectives with respect to TDS for 2006.

        Mr. Meyers' cash compensation in 2007 consisted of (i) his initial base salary as an officer of TDS in 2007 and (ii) the bonus paid to and earned by Mr. Meyers under the U.S. Cellular 2006 Executive Bonus Plan as described in the U.S. Cellular proxy statement. Mr. Meyers' initial base salary as TDS' CFO for 2007 was established and approved by the Compensation Committee based on the recommendation of the CEO considering a range based on a survey from TDS' compensation consultant, Towers Perrin, of a population of comparable base salaries, as discussed above under "Benchmarking."

        Mr. Meyers' base salary for 2007 was set at $550,000 effective with his appointment as CFO of TDS effective January 1, 2007. This amount was established considering the compensation of officers at comparable companies with similar responsibilities. The range considered in approving the Mr. Meyers' base salary for 2007 was approximately $495,000 to $585,000. This range was based on the Towers Perrin survey and represented the 50th to 75th percentiles, respectively, of a population of comparable base salaries. In comparison, Mr. Meyers' base salary for 2006 in his capacity as Executive Vice President, Chief Financial Officer and Treasurer of U.S. Cellular was $462,959. His salary in his new capacity at TDS reflects an increase of approximately 18% to recognize his additional responsibilities, considering the fact that TDS is the parent company of U.S. Cellular, as well as TDS Telecom.

        Mr. Meyers received a bonus of $276,860 with respect to 2006 performance, which was earned and paid in 2007. Because Mr. Meyers was the Executive Vice President, Chief Financial Officer and Treasurer of U.S. Cellular during 2006, his bonus with respect to 2006 performance that was paid and earned in

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2007 was determined under the U.S. Cellular 2006 Executive Bonus Plan as described in the U.S. Cellular proxy statement. Mr. Meyers' target bonus was 50% of his 2006 base salary of $462,959, or $231,480. As described in the U.S. Cellular proxy statement and indicated above, U.S. Cellular's adjusted performance was 90.5% of target. Based on this percentage, Mr. Meyers would have received a bonus of $209,489, which is 90.5% of his target bonus for 2006. The additional amount over this amount represents a discretionary bonus approved by the Chairman of U.S. Cellular relating to Mr. Meyers' former capacity as Executive Vice President, Chief Financial Officer and Treasurer of U.S. Cellular, based on Mr. Meyers' contribution to U.S. Cellular, and on achievement of objectives by U.S. Cellular as discussed in the U.S. Cellular proxy statement.

        For disclosure purposes, in 2008, the base salary of Mr. Meyers for 2008 was increased to $595,000, representing an increase of approximately 8.2% over the 2007 base salary. Also for disclosure purposes, in 2008, the Compensation Committee approved a bonus of $356,000 for Mr. Meyers with respect to 2007 performance, which was paid in 2008. This was based on analysis and input from Compensation Strategies. These amounts and analysis thereof will be reported in the Summary Compensation Table in next year's proxy statement.

  Senior Vice President of Acquisitions and Corporate Development

        In addition to the general facts and circumstances that are considered for all executive officers as discussed above, additional facts and circumstances that the CEO considers in his recommendation to the Compensation Committee regarding the annual cash compensation of the Senior Vice President of Acquisitions and Corporate Development ("SVP-ACD") are as follows: the responsibilities of the SVP-ACD; the period of time that the SVP-ACD has held this position and served with TDS; the Compensation Committee's subjective view of the SVP-ACD's contributions to TDS during that time; the prior year's performance of TDS, as discussed above; the relationship of the performance of TDS to the determination of the SVP-ACD's annual cash compensation, as discussed below; and the CEO's assessment of achievement of personal objectives of such officer for the preceding year, as discussed below.

        Mr. Williamson's base salary was evaluated based on his responsibilities as SVP-ACD, and considering the compensation of officers at comparable companies with similar responsibilities. The range considered in approving Mr. Williamson's base salary for 2007 was approximately $295,000 to $405,000. This range was based on the survey from TDS' compensation consultant, Towers Perrin, and represented the 50th to 75th percentiles, respectively, of a population of comparable base salaries. The base salary approved for Mr. Williamson for 2007 was $529,000, representing a 6.9% increase over his 2006 base salary of $495,000.

        The salary of $529,000 exceeds the median of this range, and exceeds the 75th percentile, for the following reasons: Mr. Williamson has been a vice president and the chief corporate development officer of TDS since 1995. Mr. Williamson has been a senior vice president since 1998. TDS considers its corporate development activities to be key and integral business functions. Mr. Williamson also provides important services with respect to strategic planning for TDS and its business units. Mr. Williamson has consistently exceeded expectations during his lengthy tenure at TDS, including with respect to 2006. As a result, Mr. Williamson's compensation has risen above the median level for his position, and above the 75th percentile, as consequence of his many years of service and salary increases over such period of time commensurate with his consistently high rating. The CEO and Compensation Committee believe that Mr. Williamson's base salary is at an appropriate level considering the importance of Mr. Williamson's responsibilities and his consistently outstanding performance over a long period of time.

        Mr. Williamson received a bonus of $285,000 with respect to 2006 performance, which was earned and paid in 2007. Mr. Williamson's target bonus percentage with respect to the 2006 bonus earned and paid in 2007 was 35% of his 2006 base salary of $495,000, or $173,300. Mr. Williamson's bonus of $285,000 was approximately 165% of his target amount, reflecting the fact that Mr. Williamson's performance exceeded expectations, as discussed below.

        With respect to the SVP-ACD, the Compensation Committee considers the CEO's assessment of personal achievements of the SVP-ACD by the CEO. Due to the nature of the SVP-ACD's position and

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responsibilities, which do not include regular operating or administrative responsibilities, the SVP-ACD's performance is not based on set goals. Instead, the SVP-ACD's performance is evaluated after the fact based on his achievements in corporate development, acquisitions, transactions, evaluations, strategic analysis and advice.

        In particular, with respect to 2006, the following factors were considered: Mr. Williamson successfully led the TDS team relating to the acquisition of spectrum by Barat Wireless in Auction 66. Mr. Williamson also established a successful relationship with TDS' partner in Barat. Mr. Williamson was successful with several transactions in 2006, including completing an exchange and transition of wireless markets in Kansas, Nebraska and Idaho with a subsidiary of ALLTEL; purchasing the remaining ownership interest in a Tennessee wireless market, in which U.S. Cellular had previously owned a minority interest; and negotiating the acquisition of Iowa 15 Wireless, LLC, including the 25 megahertz FCC cellular license to provide wireless service in Iowa RSA 15. Mr. Williamson also provided significant advice with respect to various TDS Telecom potential transactions or opportunities and successfully led the acquisition team in the buy out of minority shares in several majority owned telephone companies. Mr. Williamson provided significant contributions relating to corporate and enterprise strategy, provided significant guidance on the allocation of resources, and played a major role relating to strategic long range forecasts and valuations. Mr. Williamson also made presentations and provided informed advice to the TDS and U.S. Cellular Boards of Directors. Mr. Williamson also maintained excellent relationships with TDS and U.S. Cellular directors and officers. As a result of these achievements, as noted above, the CEO believed that Mr. Williamson's performance exceeded expectations.

        For disclosure purposes, in 2008, the base salary of Mr. Williamson for 2008 was increased to $565,000, representing an increase of approximately 6.8% over the 2007 base salary. Also for disclosure purposes, in 2008, the Compensation Committee approved a bonus of $277,000 for Mr. Williamson with respect to 2007 performance, which was paid in 2008. This was based on analysis and input from Compensation Strategies. These amounts and analysis thereof will be reported in the Summary Compensation Table in next year's proxy statement.

  Chairman Emeritus

        The compensation of LeRoy T. Carlson as Chairman Emeritus is based on unique circumstances and is not based on the general approach used for other executive officers. No range was considered in approving Mr. Carlson's base salary or bonus for 2007. The CEO and Compensation Committee do not establish or consider any personal objectives with respect to the Chairman Emeritus. There was no rating of Mr. Carlson's performance. The performance of TDS and/or its business units and divisions is not a significant consideration in the evaluation of Mr. Carlson's annual cash compensation. Instead, Mr. Carlson's base salary and bonus is evaluated based on his historical and current responsibilities and activities as Chairman Emeritus for TDS. Facts and circumstances that the CEO and Compensation Committee consider in determining the annual cash compensation of the Chairman Emeritus are primarily the fact that Mr. Carlson founded TDS in 1968, and the Compensation Committee's subjective views of the insights, value, experience, inspiration, mentoring and motivational effects that Mr. Carlson continues to bring to TDS and its employees on a current basis. Based on such considerations, the Compensation Committee approved a salary for 2007 of $480,000 and a bonus of $200,000, which were the same as the amounts approved in 2006 for the Chairman Emeritus.

        For disclosure purposes, in 2008, the base salary of Mr. Carlson for 2008 was set at $480,000, the same as the 2007 base salary. Also for disclosure purposes, in 2008, the Compensation Committee approved a 2007 bonus of $202,600 for Mr. Carlson which was paid in 2008. This will be reported in the Summary Compensation Table in next year's proxy statement.

Long-Term Equity Compensation

        The Compensation Committee also determines long-term equity compensation awards for the named executive officers under the TDS 2004 Long-Term Incentive Plan, which include options and restricted stock units. The Compensation Committee may establish performance measures and restriction periods, and determine the form, amount and timing of each grant of an award, the number of

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shares of stock subject to an award, the purchase price or base price per share of stock associated with the award, the exercise price of an option award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award.

        Although the Compensation Committee has the discretion to grant various awards, it generally only grants service-based restricted stock units and service-based options. The restricted stock units generally vest in full (cliff vesting) on December 15 in the second year following grant, subject to continued employment. Options granted in 2007 and prior years are generally scheduled to become exercisable on December 15 of the year of grant and are exercisable until the tenth anniversary of the date of grant, subject to continued employment. However, the Compensation Committee took action in 2007 to provide that options granted on or after January 1, 2008 will instead become exercisable with respect to one-third of the number of shares subject to the option on each of the first, second and third anniversaries of the grant date.

        With respect to long-term compensation, the Vice President—Human Resources prepares for the Compensation Committee an analysis of long-term compensation paid to similar officers of other comparable companies, including the companies in the peer group index included in the "Stock Performance Graph" as reported in TDS' annual report to shareholders, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar company size and executive function, geography or otherwise. This information is presented to the committee, which approves the long-term compensation of the named executive officers based on such information. The committee also looks at the mix of salary, bonus and long-term incentive compensation.

        Long-term compensation decisions for the named executive officers are made by the Compensation Committee in a manner similar to that described for annual base salary and bonus decisions, except that the stock options and restricted stock units will generally vest over several years, in order to reflect the goal of relating long-term compensation of the named executive officers to increases in shareholder value over the same period. The President and CEO may recommend to the Compensation Committee long-term compensation in the form of stock option and restricted stock grants, stock appreciation rights or otherwise for executive officers other than the President and CEO.

        The performance of TDS is also a factor in determining the number of stock options and restricted stock units which will be awarded and become exercisable with respect to the executive officers. The named executive officer receives an award of options and restricted stock units in the current year based on the achievement of certain levels of corporate and individual performance in the immediately preceding year.

        However, as with the annual salary and bonus, the executive officers do not become entitled to any options or restricted stock units as a result of the achievement of any corporate or individual performance levels. The award of options and restricted stock is entirely discretionary and the named executive officer has no right to any options or awards unless and until they are awarded. As a result, similar to the bonus, the awards with respect to 2006 performance were not earned by the named executive officers until they were approved and awarded in 2007. Accordingly, awards with respect to 2006 performance are included in the Summary Compensation Table below as compensation earned in 2007. All awards are granted in consideration for future service over the vesting period of the award.

        The named executive officers received an award of restricted stock units in 2006 based on the achievement of certain levels of corporate and individual performance in 2005 and received an award of restricted stock units in 2007 based on the achievement of certain levels of corporate and individual performance in 2006. Column (e), "Stock Awards," of the Summary Compensation Table includes the dollar amount of expense recognized for financial statement reporting purposes in 2006 and 2007, respectively.

        The named executive officers also received an award of options in 2006 based on the achievement of certain levels of corporate and individual performance in 2005 and received an award of options in 2007 based on the achievement of certain levels of corporate and individual performance in 2006. Column (f), "Option Awards," of the Summary Compensation Table includes the dollar amount of expense recognized for financial statement reporting purposes with respect to 2006 and 2007, respectively.

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        In general, stock option awards are comprised of two parts: (i) an automatic award and (ii) a performance award based on an assessment of the individual's performance for the prior year. The restricted stock unit awards are based on TDS or business unit performance. The percentages of the total target long-term incentive value are 20% for automatic stock options, 45% for performance stock options and 35% for restricted stock units. The total target long-term incentive value is determined primarily by multiplying the officer's salary by a multiple. The amount of this multiple is determined by the officer's title and job responsibilities and the benchmarking data from Towers Perrin. See "Benchmarking".

        The value used for stock options and restricted stock units was determined by Towers Perrin using a binomial methodology based on the stock price for TDS Special Common Shares of $58.60 on June 12, 2007. The values calculated by Towers Perrin were $14.98 per TDS stock option and $50.70 per TDS restricted stock unit.

        As an example, the following provides information on how the foregoing was used to calculate the options and restricted stock units for the CEO in 2007, and then describes how awards to other named executive officers were determined.

        On July 2, 2007, the Compensation Committee awarded the President and CEO stock options to acquire 135,000 TDS Special Common Shares based on 2006 performance, and the President and CEO also received automatic stock options to acquire 44,653 TDS Special Common Shares. The TDS options granted on July 2, 2007 have an exercise price of $59.45 per share, which was the closing price of a TDS Special Common Share on July 2, 2007, became exercisable on December 15, 2007 and are exercisable until July 2, 2017.

        On July 2, 2007, the Compensation Committee also awarded the President and CEO restricted stock units with respect to 20,873 TDS Special Common Shares based on 2006 performance. The TDS restricted stock units will become vested on December 15, 2009.

        As noted above, the 2006 base salary of the CEO was $1,115,000. The multiple used for the CEO was 3.00. This multiple used by the Compensation Committee was based on the information from Towers Perrin for CEOs of the companies included in the benchmarking data. The 50th percentile of this multiple for CEOs of such companies was 4.0. The multiple used by the Compensation Committee was 75% of the 50th percentile. This reduction of the median by 25% is intended to be more conservative than the benchmarking data. This adjustment is a matter of judgment and discretion; there is no formal methodology used to determine the amount of this adjustment to the benchmarking data.

        The total target long-term incentive value for the CEO using the above formula was $3,345,000, determined by multiplying $1,115,000 by 3.0.

        Using this amount, the target allocation for each component of long-term compensation was determined by using the percentages identified above, as follows:

Grant Type	Percentage of Target Value	Amount
Automatic Stock Options	20%	$669,000
Performance Stock Options	45%	$1,505,250

Total Options	65%	$2,174,250
Restricted Stock Units	35%	$1,170,750

Total	100%	$3,345,000

        Dividing the foregoing values by $14.98 per TDS stock option and $50.70 per TDS restricted stock unit results in the following calculation of the target options and restricted stock units. The following compares this target amount to the amounts granted by the Compensation Committee in 2007 to the CEO:

Grant Type	Target Value	Target Grant	Actual Grant
Automatic Stock Options	$669,000	44,653	44,653
Performance Stock Options	$1,505,250	100,470	135,000

Total Options	$2,174,250	145,123	179,653
Restricted Stock Units	$1,170,750	23,090	20,873

Total	$3,345,000	n/a	n/a

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        The amount of the automatic stock option is a function of the above formula. With respect to performance stock options, the Compensation Committee granted approximately 134% of the target of performance stock options based on its view that the CEO had exceeded his personal objectives, identified above. With respect to the restricted stock amounts, the actual grant is 90.4% of the target grant based on TDS' overall performance as discussed above.

        The following options and restricted stock units with respect to TDS Special Common Shares were granted to the other named executive officers in 2007:

Name	Number of Shares Underlying Stock Options	Number of Shares Underlying Restricted Stock Units
Kenneth R. Meyers	52,942	8,423
Scott H. Williamson	56,998	6,406
LeRoy T. Carlson	36,116	5,621

        The following summarizes the information described above for the CEO and provides comparable information with respect to option and restricted stock grants for the SVP-ACD and Chairman Emeritus in 2007.

		Formula	CEO	SVP-ACD	Chairman Emeritus
a	2006 Salary		$1,115,000	$495,000	$480,000
	50th Percentile Multiple		4.00	2.80	2.55
b	Actual Multiple used—75% of 50th Percentile Multiple		3.00	2.10	1.90
c	Long-Term Incentive Target Value	a × b	$3,345,000	$1,040,000	$912,000
d	Automatic Options—Target and Granted	c × 20%/$14.98	44,653	13,877	12,175
e	Discretionary Options Target	c × 45%/$14.98	100,470	31,222	27,393
f	Individual Performance %		134%	138%	87%
g	Discretionary Options Granted	e × f	135,000	43,121	23,941
	Total Options Granted	d + g	179,653	56,998	36,116
h	Target RSUs	c × 35%/$50.70	23,090	7,176	6,295
i	Company/Business Unit Performance % (approximate—actual percentage is between 89.3% and 90.4%)		90%	90%	90%
	RSUs Granted	h × i	20,873	6,406	5,621

        The Individual Performance percentage in the above table is based on each officer's individual performance assessment. As noted above, the individual performance percentage for the CEO was approximately 134% based on the Compensation Committee's view that the CEO had exceeded expectations in 2006. Similarly, the Individual Performance percentage for the SVP-ACD was approximately 138% based on the CEO's evaluation to Compensation Committee's that the SVP-ACD had exceeded expectations in 2006. With respect to the Chairman Emeritus, the Individual Performance percentage was 87%. This percentage was reduced from 100% as a result of the reduced scope, responsibilities and authority of LeRoy T. Carlson in his capacity as Chairman Emeritus, rather than based on performance.

        The Company/Business Unit Performance percentage represents the overall performance of TDS, as discussed under "Company Performance" above. As noted therein, the overall company performance for TDS was approximately 90.4%. Accordingly, each of the identified executive officers received approximately 90% of his target restricted stock units, although this varied between 89.3% and 90.4%.

        With respect to awards granted to Kenneth R. Meyers, because Mr. Meyers was an officer of U.S. Cellular until January 1, 2007, the amount of his long-term incentive awards granted in 2007 with respect to 2006 performance was based on the value of the awards that he would have received from

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U.S. Cellular. Mr. Meyers was granted options to purchase 52,942 TDS Special Common Shares and restricted stock units with respect to 8,423 TDS Special Common Shares, calculated as follows:

		Formula	CFO
a	Estimated 3/1/07 Salary if Mr. Meyers had stayed with U.S. Cellular (reflecting estimated increase of 7%)		$501,830
b	Multiple—Based on Benchmarking Survey		2.53
c	Long-Term Incentive Target Value	a × b	$1,269,630
d	Value of USM options that would have been granted if Mr. Meyers stayed at U.S. Cellular	c × 60%	$761,778
e	Value of USM RSUs that would have been granted if Mr. Meyers stayed at U.S. Cellular	c × 40% × 90.25%	$458,336
f	Total value	d + e	$1,220,114
g	Value to be granted in TDS.S options	65% × f	$793,074
h	Value to be granted in TDS.S RSUs	35% × f	$427,040
i	Number of TDS.S options granted	g / $14.98	52,942
j	Number of TDS.S RSUs granted	h / $50.70	8,423

        Mr. Meyers' long-term incentive target value award was $1,269,630 based on 2006 performance by U.S. Cellular. This represents the product of the estimated salary of Mr. Meyers on March 1, 2007 if he had stayed at U.S. Cellular and the benchmarking multiple for Mr. Meyers of 2.53 determined using the procedures described in the U.S. Cellular proxy statement. The U.S. Cellular stock option target is 60% of this amount, or $761,778, and the U.S. Cellular restricted stock target is 40% of this amount times 90.25%, or $458,336. The amount of 90.25% represents the adjusted performance of U.S. Cellular for 2006, prior to an adjustment to round this amount to 90.5%, as discussed above. The total of $761,778 and $458,336, or $1,220,114, represents the long-term incentive award value in U.S. Cellular Common Shares foregone by Mr. Meyers as a result of his employment by TDS in 2007. Accordingly, TDS granted to Mr. Meyers long-term incentive awards in TDS Special Common Shares having a value equal to this amount. However, this was allocated using the TDS percentages of 65% in stock options and 35% in restricted stock units. As a result, Mr. Meyers was awarded TDS stock options having a value of $793,074 and restricted stock units having a value of $427,040. The awards were determined by dividing such dollar amounts by the option and restricted stock unit values determined by Towers Perrin of $14.98 and $50.70, as discussed above.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the named executive officers other than John E. Rooney based on the Summary Compensation Table for 2007:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Scott H. Williamson	LeRoy T. Carlson
Salary	20.8%	24.2%	27.6%	31.3%
Bonus	14.0%	12.2%	14.9%	13.1%
Stock Awards	22.5%	17.7%	14.7%	21.8%
Stock Options	41.4%	43.2%	39.3%	31.1%
Other	1.3%	2.7%	3.5%	2.7%

	100.0%	100.0%	100.0%	100.0%

        The above percentages reflect the effects of SEC and accounting rules in computing total compensation, as discussed below.

        TDS does not consider the technicalities of when and how accounting expense is recorded under Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payments (which we refer to as "FAS 123R") as relevant in its executive compensation decisions. Accordingly, the following table reconciles the compensation expense reported in the Summary Compensation Table using the

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FAS 123R expense of the awards to the amount of compensation that would be reported using the grant date values of awards instead for 2007 for officers other than John E. Rooney.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Scott H. Williamson	LeRoy T. Carlson
Total per Summary Compensation Table	$5,729,925	$2,276,310	$1,913,904	$1,531,192
Less FAS 123R Expense for Stock Awards	(1,288,171)	(402,180)	(280,428)	(334,168)
Less FAS 123R Expense for Options	(2,371,853)	(982,923)	(752,511)	(476,818)

Total FAS 123R Expense for all Awards	(3,660,024)	(1,385,103)	(1,032,939)	(810,986)
Add Grant Date Value of Awards from Grants of Plan-Based Awards Table	3,642,753	1,217,013	1,133,348	868,986

Total Compensation using Grant Date Values	$5,712,654	$2,108,220	$2,014,313	$1,589,192

        As indicated above, if compensation is instead calculated using the grant date value of awards, rather than the FAS 123R expense of awards, LeRoy T. Carlson, Jr.'s total compensation would have been $5,712,654 and the total compensation for the other named executive officers would have ranged from a high of $2,108,220 to a low of $1,589,192. Using this approach, Mr. Carlson's total compensation is approximately 2.7 times the total compensation of the next highest compensated named executive officer, other than John E. Rooney. When compared to the Total Compensation using Grant Date Values of John E. Rooney of $3,926,987, as disclosed in the U.S. Cellular proxy statement, Mr. Carlson's total compensation is approximately 1.5 times the total compensation of the next highest compensated named executive officer.

        This disparity between the compensation of the President and the other named executive officers, and the disparities in compensation among the other named executive officers, can be explained by differences in TDS' policies or decision-making regarding executive compensation. As noted herein, TDS' overall compensation objectives are to (i) support TDS' overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of TDS. Also as noted herein, TDS determines the amount of compensation to pay or provide to each named executive officer considering compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. As noted herein, TDS recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Considering the foregoing, TDS recognizes that it needs to and believes that it should compensate the President and CEO at a level that considers the compensation of presidents and CEOs of similar companies, which compensation is higher than the compensation of other named executive officers of such companies. TDS believes that this is necessary to attract and retain a highly qualified person to serve as President and CEO and to compete successfully against other companies. A level of compensation similar to that paid to the President and CEO is not necessary to attract and retain and is not appropriate for the other named executive officers. However, TDS recognizes that it needs to and believes that it should compensate the other named executive officers at levels that reflect the compensation of similarly situated positions at similar companies in order to attract and retain high quality persons for such positions at TDS. In addition, other factors have an impact on the amount of compensation of each particular officer, as discussed in detail above. For instance, an officer who exceeds expectations would generally have a higher relative level of compensation for his particular function than an officer that did not exceed expectations, all other things being equal. Further discussion of the basis for compensation levels of the individual officers based on TDS' performance, the

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executive's contribution to such performance, and the executive's individual performance is set forth elsewhere in this Compensation Discussion and Analysis.

        The Compensation Committee believes that the elements of compensation and total compensation of the above named executive officers of TDS were set at an appropriate level considering the foregoing principles.

        John E. Rooney's annual compensation is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular, and long-term compensation for John E. Rooney is approved by the stock option compensation committee of U.S. Cellular, as described in the 2008 proxy statement of U.S. Cellular.

Other Benefits and Plans Available to Identified Officers

        The identified officers participate in certain benefits and plans, as described below.

        As noted herein, TDS' overall compensation objectives for executive officers of TDS are to (i) support TDS' overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of TDS.

        To achieve these objectives, the Compensation Committee believes that the named executive officers must be offered a competitive compensation package, including benefits and plans. TDS' compensation packages are designed to compete with other companies for talented employees. TDS' benefits and plans are part of this package and are also designed to enable TDS to attract and retain eligible employees, including the named executive officers. Thus, the benefits and plans fit into TDS' overall compensation objectives primarily by helping TDS achieve the second objective of TDS' overall compensation objectives, which is to attract and retain high quality management. Benefits and plans are an important part of the mix of compensation used to attract and retain management, but do not otherwise significantly affect decisions relating to other elements of annual or long-term compensation, which are provided consistent with the above compensation objectives, including to support TDS' overall business strategy and objectives, link individual compensation with TDS goals and objectives and provide competitive compensation opportunities consistent with the financial performance of TDS, as well as attract and retain high quality management.

Deferred Salary and Bonus

        Deferred Salary.    The identified officers are permitted to defer salary pursuant to deferred salary compensation agreements. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. Pursuant to the agreement, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary deferred as an employee of TDS, or the twenty-year Treasury Bond rate for salary deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) in the Summary Compensation Table includes any portion of such interest that exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate is set. The named executive officers make an election as to when to receive a distribution of the deferred compensation account.

        Mr. Meyers and Mr. Rooney are parties to executive deferred compensation agreements, pursuant to which they have deferred a specified portion of their salaries. The executive is always 100% vested in all salary amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below table of Potential Payments upon Termination or Change in Control.

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        Deferred Bonus.    The identified officers are also permitted to defer bonus pursuant to deferred bonus compensation agreements under the applicable long-term incentive plan. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," whether or not deferred. Deferred bonus will be deemed invested in phantom TDS Special Common Shares under the TDS 2004 Long-Term Incentive Plan and in phantom USM Common Shares under the U.S. Cellular 2005 Long-Term Incentive Plan, as discussed below. The named executive officers make an election as to when to receive a distribution of the deferred compensation account.

        LeRoy T. Carlson, Jr., Kenneth R. Meyers, John E. Rooney and LeRoy T. Carlson are parties to executive deferred compensation agreements, pursuant to which they have deferred a specified portion of their bonuses. The executive is always 100% vested in all bonus amounts that have been deferred and any dividends credited with respect thereto. Such amounts are reported above in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below table of Potential Payments upon Termination or Change in Control.

TDS 2004 Long-Term Incentive Plan

        Long-term compensation awards under the TDS 2004 Long-Term Incentive Plan were discussed above in this Compensation Discussion and Analysis. The following provides certain additional information relating to deferred bonus, restricted stock units and stock options.

        Under the TDS 2004 Long-Term Incentive Plan, executives may elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred up to $400,000. Deferred compensation will be deemed invested in phantom TDS Special Common Shares. TDS match amounts will depend on the amount of annual bonus that is deferred into stock units. Participants receive (i) a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and (ii) a 33% match for amounts that exceed 50% of their total annual bonus. The matched stock units vest ratably at a rate of one-third per year over three years. Column (e), "Stock Awards," of the above Summary Compensation Table includes the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. Vested stock units are credited with dividends. The Summary Compensation Table does not include any dividends (or dividend equivalents) on deferred bonus denominated in phantom TDS stock because such dividends are not preferential under SEC rules, since they are not earned at a rate higher than dividends on TDS's common stock.

        Restricted stock units may be granted under the TDS 2004 Long-Term Incentive Plan. Column (e), "Stock Awards," of the Summary Compensation Table includes the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. Dividends are not distributed with respect to shares underlying restricted stock units until vested.

        Stock options may be granted under the TDS 2004 Long-Term Incentive Plan. Column (f), "Option Awards," of the Summary Compensation Table includes the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. Dividends are not distributed with respect to shares underlying options unless and until such options are exercised and the shares are issued.

        The TDS 2004 Long-Term Incentive Plan and related stock option and restricted stock unit award agreements provide various rights upon termination and/or change in control, as summarized below.

        Stock Options.    The TDS option agreements with named executive officers provide as follows:

        Disability.    If the officer ceases to be employed by reason of Disability (a total physical disability which prevents the substantial performance of employment duties for a continuous period of at least six months), the option will be exercisable only to the extent it is exercisable on the effective date of the officer's termination of employment or service, and after such date may be exercised by the option holder for a period of 12 months after the effective date of the holder's termination of employment or service or until the expiration date of the option, whichever period is shorter.

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        Retirement.    If the holder ceases to be employed by reason of Retirement (termination of employment on or after the holder's attainment of age 65 that does not satisfy the definition of "Special Retirement"), the option will be exercisable only to the extent it is exercisable on the effective date of the holder's Retirement, and after such date may be exercised by the holder for a period of 90 days after the effective date of the Retirement or until the option's expiration date, whichever period is shorter. However, effective for options granted in 2008, acceleration of vesting will occur if at the time of termination, the officer has attained age 66 and the termination occurs subsequent to the year of grant.

        Special Retirement.    If the officer ceases to be employed by reason of Special Retirement, (termination of employment on or after the later of reaching age 62 and the officer's early retirement date or normal retirement date under the TDS Pension Plan), the option will be exercisable only to the extent it is exercisable on the effective date of the Special Retirement, and after such date may be exercised by the holder for a period of 12 months after the effective date of the Special Retirement or until the option's expiration date, whichever period is shorter. However, effective for options granted in 2008, acceleration of vesting will occur if at the time of termination, the officer has attained age 66 and the termination occurs subsequent to the year of grant.

        Resignation with Prior Consent of the Board.    If the officer ceases to be employed by reason of the officer's resignation of employment or service at any age with the prior consent of the board of directors of TDS, the option will be exercisable only to the extent it is exercisable on the effective date of the holder's resignation, and after such date may be exercised by the holder (or the holder's legal representative) for a period of 90 days after such effective date or until the option's expiration date, whichever period is shorter.

        Death.    If the officer ceases to be employed by reason of death, the option will be exercisable only to the extent it is exercisable on the date of death, and after the date of death may be exercised by the beneficiary or beneficiaries duly designated by the deceased officer, for a period of 180 days after the date of death or until the option's expiration date, whichever period is shorter. However, effective for awards granted in 2008, the option will be exercisable by the beneficiary or beneficiaries for a period of 180 days after the date of death.

        Other Termination of Employment or Service.    If the officer ceases to be employed for any reason other than Disability, Special Retirement, Retirement, resignation of employment or service with the prior consent of the board of directors of TDS or death, the option will be exercisable only to the extent it is exercisable on the effective date of the holder's termination of employment or service, and after such date may be exercised by the holder (or the holder's legal representative) for a period of 30 days after the effective date of the holder's termination of employment or until the option's expiration date, whichever period is shorter.

        Extension of Option Exercise Period.    The option exercise period may be extended 30 days beyond the end of a blackout period or legally-required plan suspension in the event that the option would otherwise expire during a blackout period or legally-required plan suspension.

        Restricted Stock Unit Awards.    The TDS restricted stock unit agreements with named executive officers provide as follows:

        Disability or Death.    If the officer's employment terminates prior to vesting by reason of Disability or death, the restricted stock unit will vest upon such termination of employment or service.

        Retirement at or after Attainment of Age 66.    If the officer's employment terminates after the calendar year in which the restricted stock unit was granted but prior to vesting, by reason of retirement at or after attainment of age 66, the restricted stock unit will vest upon such termination of employment or service ("qualified retirement"). If the officer's employment terminates during the calendar year in which the restricted stock unit was granted or by reason of retirement prior to the attainment of age 66, the restricted stock unit will be forfeited.

        Other Termination of Employment or Service.    If the officer's employment terminates prior to vesting for any reason other than Disability, death or retirement at or after attainment of age 66, the restricted stock unit will be forfeited.

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        Employer Match Awards.    If the officer's employment with TDS or its affiliates terminates by reason of Disability or death, all employer match awards credited to the officer's deferred compensation account shall become nonforfeitable upon such termination of employment to the extent such awards had not been forfeited previously. If the officer's employment with TDS or its affiliates terminates for any other reason, any unvested employer match awards will be forfeited. In addition, all match awards will become fully vested upon a Change in Control.

        Forfeiture of Award Upon Competition with or Misappropriation of Confidential Information of TDS or its Affiliates.    If a recipient of an award enters into competition with, or misappropriates confidential information of, TDS or any affiliate thereof, then all awards granted to the recipient shall terminate and be forfeited.

  Change in Control.

        Notwithstanding any provision in the TDS 2004 Long-Term Incentive Plan or any agreement, in the event of a Change in Control:

  •
  any restriction period applicable to any outstanding restricted stock award or RSU award shall lapse;

  •
  any performance period applicable to any outstanding performance share award shall lapse;

  •
  any performance measures applicable to any outstanding performance share award or to any outstanding restricted stock award or RSU award shall be deemed to be satisfied at the target level;

  •
  all outstanding options and SARs shall become immediately exercisable in full; and

  •
  all amounts in a deferred compensation account shall become nonforfeitable.

        For the definition of Change in Control, see TDS' 2004 Long-Term Incentive Plan, as filed with the SEC as Exhibit 10.1 to TDS' Current Report on Form 8-K dated April 11, 2005.

        Because certain termination events and/or a Change in Control would result in the acceleration of vesting of options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below table of Potential Payments upon Termination or Change in Control.

U.S. Cellular 2005 Long-Term Incentive Plan

        Provisions similar to the foregoing are also included in the U.S. Cellular 2005 Long-Term Incentive Plan which is applicable to John E. Rooney. For further information, see the U.S. Cellular proxy statement for its 2008 annual meeting of shareholders. However, all of John E. Rooney's awards granted prior to 2008 other than bonus match awards have vested pursuant to an agreement with U.S. Cellular. See footnote (2) to the below Table of Potential Payments upon Termination or Change in Control.

        Because certain termination events and/or a change in control would result in the acceleration of vesting of Mr. Rooney's U.S. Cellular bonus match units, such accelerated vesting in such event is included in the below table of Potential Payments upon Termination or Change in Control. The vesting of his bonus match units will be accelerated in the event of a qualified disability, qualified retirement or death and may be accelerated by the U.S. Cellular board of directors in the event of a Change in Control as defined by the U.S. Cellular 2005 Long-Term Incentive Plan.

SERP

        Each of the identified officers participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP does not provide substantial benefits and is intended to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All

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Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP to the extent the rate exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time the rate is set.

        A participant is entitled to distribution of his entire account balance under the SERP if the participant's employment is terminated, without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant terminates employment under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon termination under circumstances that permit payments under the SERP, the participant may elect to take payments in (a) a single lump sum or (b) annual installments over a period of years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount is included in the below table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2007 for each named executive officer is set forth below in the "Nonqualified Deferred Compensation" Table.

Perquisites

        TDS does not provide any significant perquisites to its officers. In addition, TDS has no formal plan, policy or procedure relating to providing perquisites to any executive officers following termination or change in control. However, in connection with any termination, TDS may enter into a retirement, severance or similar agreement that may provide for certain limited perquisites. Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Employee Stock Purchase Plans

        TDS sponsors an Employee Stock Purchase Plan that permits eligible employees of TDS and its subsidiaries, including U.S. Cellular, to purchase a limited number of TDS Special Common Shares on a quarterly basis. The per share cost to each participant is at 85% of the market value of the Special Common Shares as of the issuance date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount is available generally to all salaried employees of TDS.

        U.S. Cellular also sponsors an Employee Stock Purchase Plan that permits eligible employees of U.S. Cellular and its subsidiaries to purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. The per share cost to each participant is at 85% of the market value of the Common Shares as of the issuance date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount is available generally to all salaried employees of U.S. Cellular.

        Under the TDS and U.S. Cellular Employee Stock Purchase Plans, all shares purchased are distributed quarterly and no shares are retained for distribution upon retirement or otherwise. These plans do not discriminate in scope, terms, or operation in favor of executive officers and are available generally to all employees of TDS or U.S. Cellular, as applicable, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan (TDSP), a qualified defined contribution plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and its subsidiaries, including U.S. Cellular. Employees contribute amounts and TDS makes matching

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contributions in part. TDS and participating employers make matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% and 40% of an employee's contributions up to the next 2% of such employee's compensation. Participating employees have the option of investing their contributions and TDS's contributions in a TDS Common Share fund, a TDS Special Common Share fund, a U.S. Cellular Common Share fund or certain unaffiliated funds. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Tax-Deferred Savings Plan, vesting is not accelerated upon a Change in Control or other termination event. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) a lump sum or (b) a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Pension Plan

        TDS sponsors a qualified noncontributory defined contribution Pension Plan for the employees of TDS and its subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant and are funded currently. The Pension Plan is designed to provide retirement benefits for eligible employees of TDS and certain of its affiliates which adopted the Pension Plan. TDS and its subsidiaries make annual employer contributions for each participant. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Pension Plan, vesting is not accelerated upon a Change in Control or other termination event. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Post-Retirement Benefits

        TDS sponsors two post-retirement plans that cover most of the employees of TDS, TDS Telecom and the subsidiaries of TDS Telecom. One plan provides medical benefits and the other provides life insurance benefits. These plans do not discriminate in scope, terms, or operation in favor of executive officers and are available generally to all salaried employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Health and Welfare Benefits

        TDS also provides customary health and welfare and similar plans for the benefit of its employees. These group life, health, hospitalization, disability and/or medical reimbursement plans do not discriminate in scope, terms or operation, in favor of executive officers or directors of TDS and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

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Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Compensation Committee considers the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the Compensation Committee's determinations of the appropriate compensation. The Compensation Committee considers the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation decisions.

        The Compensation Committee places more significance on the tax treatments of particular forms of compensation, because these may involve an actual cash expense to the company or the executive. One objective of the Compensation Committee is to maximize tax benefits to the company and executives to the extent feasible within the overall goals of the compensation policy discussed above. In particular, one consideration is the effect of Section 162(m) of the Internal Revenue Code.

        Subject to certain exceptions, Section 162(m) of the Internal Revenue Code generally provides a $1 million annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer ("PEO") and the corporation's three most highly compensated officers, exclusive of the corporation's PEO and principal financial officer. TDS does not believe that the $1 million deduction limitation should have a material adverse effect on TDS's financial condition, results of operations or cash flows in the immediate future. If the $1 million deduction limitation is expected to have a material adverse effect on TDS in the future, TDS will consider ways to maximize the deductibility of executive compensation, while retaining the discretion TDS deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

        TDS does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites as noted below.

Financial Restatement

        Depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant TDS performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In 2005, 2006 and 2007, TDS announced the restatement of financial statements and financial information for certain prior periods. This resulted in TDS being late in certain SEC filings. The company has not identified any facts that would suggest that the restatements involved any fraud, misrepresentation, misconduct or improprieties. The restatements related to unintentional misapplication of technical accounting rules or errors in calculations or posting of entries. The restatements had little effect on operating metrics and little effect on financial measures that are the primary measures that were used to determine the level of bonuses. In particular, the most significant areas of adjustment in the restatements were income tax accounting, derivative accounting and step acquisition accounting, which have no relationship to metrics or measures used to determine bonuses. Accordingly, there was no adjustment of prior year bonuses due to the restatements. The restatements were considered in approving compensation elements in 2006 and 2007 for certain officers responsible for accounting matters.

TDS Policy on Stock Ownership

        TDS does not have a formal policy relating to stock ownership by executive officers. However, it should be noted that the President and CEO of TDS is a substantial shareholder of TDS. See "Security Ownership of Certain Beneficial Owners and Management" below. TDS' Policy Regarding Insider Trading and Confidentiality provides that persons subject to the blackout policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities.

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Compensation Consultant

        Information relating to TDS' compensation consultants is discussed above under "Corporate Governance—Compensation Committee."

Compensation Committee Report

        The Compensation Committee of the board of directors of TDS oversees TDS' compensation program on behalf of the board of directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this proxy statement.

        In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the above Compensation Discussion and Analysis be included in TDS' Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and TDS' proxy statement related to the 2008 Annual Meeting of Stockholders.

        This Compensation Committee Report is submitted by Christopher D. O'Leary, Gregory P. Josefowicz, George W. Off and Herbert S. Wander.

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Summary of Compensation

        The following table summarizes the compensation paid by TDS in 2007 and, except as indicated, 2006, to the identified officers.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
LeRoy T. Carlson, Jr. (1)(6) President and Chief Executive Officer	2007 2006	$ $	1,193,000 1,115,000	$ $	800,000 550,000	$ $	1,288,171 603,076	$ $	2,371,853 2,952,571	— —		$159 —	$ $	76,742 72,472	$ $	5,729,925 5,293,119
Kenneth R. Meyers (2)(6) Executive Vice President and Chief Financial Officer in 2007	2007		$550,000		$276,860		$402,180		$982,923	—		$352		$63,995		$2,276,310
John E. Rooney (3) President and Chief Executive Officer of U.S. Cellular	2007 2006	$ $	790,000 734,084	$ $	525,000 300,000	$ $	508,779 1,185,929	$ $	2,013,137 3,158,606	— —	$ $	3,655 3,335	$ $	70,858 51,921	$ $	3,911,429 5,433,875
Scott H. Williamson (4)(6) Senior Vice President—Acquisitions and Corporate Development	2007		$529,000		$285,000		$280,428		$752,511	—		$141		$66,824		$1,913,904
LeRoy T. Carlson (5)(6) Chairman Emeritus	2007 2006	$ $	480,000 480,000	$ $	200,000 200,000	$ $	334,168 632,874	$ $	476,818 672,427	— —		$184 —	$ $	40,022 36,051	$ $	1,531,192 2,021,352

Explanation of Columns:

(a)
Includes the following "named executive officers": all individuals serving as TDS' principal executive officer or acting in a similar capacity during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

(b)
Although three years of compensation are required to be reported, pursuant to transition rules, the amounts for 2005 are not reported. For additional details relating to 2006, see the TDS proxy statement filed with the SEC on Schedule 14A on June 26, 2007. Amounts for 2006 are not required to be reported for Kenneth R. Meyers or Scott H. Williamson because they were not named executive officers in 2006.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year, whether or not paid in such year. Kenneth R. Meyers deferred 9% of his 2007 base salary and John E. Rooney deferred 20% of his 2007 base salary, all of which salary is included in column (c) whether or not deferred. See "Information Regarding Nonqualified Deferred Compensation" below. The other officers did not defer any salary in 2007.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year, whether or not paid in such year. Officers do not become entitled to any amount of bonus solely as a result of achievement of any performance measures. The officers are not entitled to any amount of bonus unless and only to the extent awarded and paid. The performance of the company is one category of the factors used to determine the amount of the bonus, all of which is discretionary. The entire amount of the bonus is not earned until awarded. Accordingly, the amounts paid and earned in 2007 include the bonus based on 2006 performance that was paid in 2007. LeRoy T. Carlson, Jr., deferred 15% of his 2006 bonus (earned and paid in 2007). Kenneth R. Meyers deferred 25% of his 2006 bonus (earned and paid in 2007). John E. Rooney deferred 100% of his 2006 bonus (earned and paid in 2007). LeRoy T. Carlson deferred 100% of his 2006 bonus

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  (earned and paid in 2007). The amount deferred is deemed invested in phantom stock bonus units in TDS Special Common Shares for TDS officers or in USM Common Shares for U.S. Cellular officers. See "Grants of Plan-Based Awards" below. The entire amount of bonus earned in 2007, including any amount deferred, is included above in column (d). See "Information Regarding Nonqualified Deferred Compensation" below.

The following is a summary of the amount of bonus earned in 2007 and the amount deferred included above:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
Total Bonus Earned in 2007	$800,000	$276,860	$525,000	$285,000	$200,000
Percentage Deferred	15%	25%	100%	—	100%

Amount Deferred	$120,000	$69,215	$525,000	$—	$200,000

Company Match—see Note (e)	$30,000	$17,304	$153,143	$—	$58,000

  For disclosure purposes, the amount of bonus paid in 2008 as of the date of this document with respect to 2007 performance is as follows:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
Bonus for 2007 Paid in 2008	$950,000	$356,000	$675,000	$277,000	$202,600

  The amount of the Bonus with respect to 2007 performance paid in 2008 is only provided for disclosure purposes. These amounts were not earned until paid in 2008 and will be reported in next year's Summary Compensation Table with respect to 2008.

(e)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. The vesting period of the awards is set forth under "Grants of Plan-Based Awards" below. Assumptions made in the valuation of the stock awards in this column are incorporated by reference from Note 22—Stock Based Compensation, in TDS' financial statements for the year ended December 31, 2007 included in its Form 10-K for the year ended December 31, 2007. All TDS stock awards are valued based on grant date fair value using an annual forfeiture rate (the percentage of stock awards granted that are assumed will be forfeited) of 0%. The annual forfeiture rate used in the calculation of the FAS 123R expense was 2.65% in 2007 and 0% in 2006. There were no forfeitures of stock awards in 2007 or 2006 for the identified officers.

  Except with respect to Mr. Rooney and in part with respect to Mr. Meyers, includes amount of FAS 123R expense relating to restricted stock units in TDS Special Common Shares under the TDS 2004 Long-Term Incentive Plan. The entire amount with respect to Mr. Rooney and part of the amount with respect to Mr. Meyers includes the amount of FAS 123R expense relating to restricted stock units in USM Common Shares under the U.S. Cellular 2005 Long-Term Incentive Plan. See "Information Regarding Plan Based Awards" below for vesting and other information.

  Also includes FAS 123R expense relating to phantom stock bonus match units credited to such officer with respect to deferred bonus compensation. Deferred bonus is deemed invested in phantom TDS Special Common Shares except for the deferred bonus of Mr. Rooney and Mr. Meyers'. The TDS phantom stock units are credited with dividend equivalents. The Summary Compensation Table does not include any dividends (or dividend equivalents) on deferred bonus denominated in phantom TDS stock because such dividends are not preferential under SEC rules, because they are not earned at a rate higher than dividends on TDS' common stock. All bonus amounts deferred by Mr. Rooney and the bonus amount deferred by Mr. Meyers are deemed invested in phantom USM Common Shares. U.S. Cellular does not currently pay dividends. For information relating to U.S. Cellular, see U.S. Cellular's proxy statement for its 2008 annual meeting.

  LeRoy T. Carlson, Jr. deferred 15% of his 2006 bonus (earned and paid in 2007) and, accordingly, received a stock unit match in phantom TDS Special Common Shares in 2007. As a result, he received a matching stock grant having a grant date value of $30,000. Kenneth R. Meyers deferred 25% of his 2006 bonus, which was paid in 2007. Accordingly, Mr. Meyers received a stock bonus match in phantom USM Common Shares with respect to such deferred bonus in 2007. As a result, he received a matching U.S. Cellular stock grant having a grant date value of $17,304. John E. Rooney deferred 100% of his 2006 bonus, which was paid in 2007. Accordingly, Mr. Rooney received a stock bonus match in phantom USM Common Shares with respect to such deferred bonus in 2007. As a result, he received a matching U .S. Cellular stock grant having a grant date value of $153,143. LeRoy T. Carlson deferred 100% of his 2006 bonus (earned and paid in 2007) and, accordingly, received a stock unit match in phantom TDS Special Common Shares in 2007. As a result, he received a matching stock grant having a grant date value of $58,000. Column (e) above includes the amount of any FAS 123R expense recognized in 2007. See "Information Regarding Nonqualified Deferred Compensation" below.

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  The following is a summary of the amount of FAS 123R expense related to stock awards reflected in column (e) above with respect to 2007:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
2005 TDS/TDS.S Tandem Restricted Stock Units	$529,507	$—	$—	$116,539	$—
2006 TDS.S Restricted Stock Units	505,786	—	—	86,280	—
2007 TDS.S Restricted Stock Units	252,878	102,045	—	77,609	334,168
2004 USM Restricted Stock Units	—	20,794	—	—	—
2005 USM Restricted Stock Units	—	210,993	—	—	—
2006 USM Restricted Stock Units	—	62,580	—	—	—
2007 USM Restricted Stock Units	—	—	371,194	—	—

Amount of restricted stock unit expense in 2007	$1,288,171	$396,412	$371,194	$280,428	$334,168
Amount of bonus match expense in 2007
TDS	—	—	—	—	—
USM	—	5,768	137,585	—	—

Total	$1,288,171	$402,180	$508,779	$280,428	$334,168

  TDS did not recognize any FAS 123R expense recognized in 2007 with respect to bonus match phantom stock. This is due to a change in TDS' method of accounting for matching stock grants. In prior years, TDS expensed 100% of the FAS 123R expense for matching stock grants in the year prior to the year of grant (i.e., in the performance year), using an estimated amount. Beginning in 2007 and going forward, TDS will amortize the actual expense beginning in the year of grant over the vesting period, consistent with U.S. Cellular. However, because of the transition to such new method in 2007, no FAS 123R expense was recorded by TDS for matching stock grants in 2007.

  Pursuant to an offer letter which was accepted by John E. Rooney on March 28, 2000, all stock option and restricted stock awards granted to him after April 10, 2006 fully vest six months after the date of grant. Accordingly, awards granted to Mr. Rooney on April 2, 2007 vested on October 2, 2007.

  In accordance with FAS 123R, TDS recognized expense in 2007 with respect to 100% of the grant-date value of stock awards granted in 2007 to LeRoy T. Carlson because he was 66 years or older and eligible for retirement.

  For reference purposes, the following is a summary of the grant date value of stock awards in 2007 reflected in column (l) of the Grants of Plan Based Awards Table below:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
2007 TDS.S Restricted Stock Unit Award	$1,240,900	$500,747	$—	$380,837	$334,168
2007 TDS.S Bonus Match Awards	30,000	—	—	—	58,000
2007 USM Restricted Stock Unit Award	—	—	371,194	—	—
2007 USM Bonus Match Awards	—	17,304	153,143	—	—

Total	$1,270,900	$518,051	$524,337	$380,837	$392,168

  If an award ultimately vests in full, the amount cumulatively recognized in the Summary Compensation Table over a period of years should equal 100% of the grant date fair value of the equity award or the total fair value at the date of settlement for a liability award.

(f)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. The dates on which the options become exercisable and expire are set forth below under "Grants of Plan-Based Awards." Assumptions made in the valuation of the option awards in this column are incorporated by reference from Note 22—Stock Based Compensation, in TDS' financial statements for the year ended December 31, 2007 included in its Form 10-K for the year ended December 31, 2007. All TDS stock options granted in 2007 were valued based on grant date fair value using a forfeiture rate (the percentage of stock options granted that are assumed will be forfeited) of 0%. The annual forfeiture rate used in the calculation of the FAS 123R expense was 1.0% in 2007 and 0.6% in 2006. There were no forfeitures of stock options in 2007 for the identified officers. Except with respect to Mr. Rooney and in part with respect to Mr. Meyers, the amounts represent the FAS 123R expense of options to acquire TDS shares during the fiscal year. In the case of John E. Rooney and in part with respect to Mr. Meyers, the amounts represent the FAS 123R expense of options to acquire USM Common Shares.

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  The following is a summary of the amount of FAS 123R expense relating to options reflected in column (f) above with respect to 2007:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
2003 USM Options	$—	$11,412	$—	$—	$—
2004 USM Options	—	48,756	—	—	—
2005 USM Options	—	81,085	—	—	—
2006 USM Options	—	142,708	—	—	—
2007 USM Options	—	—	2,013,137	—	—
2007 TDS.S Options	2,371,853	698,962	—	752,511	476,818

Amount of option expense in 2007	$2,371,853	$982,923	$2,013,137	$752,511	$476,818

  Pursuant to an offer letter which was accepted by John E. Rooney on March 28, 2000, all stock option and restricted stock unit awards granted to him on April 2, 2007 fully vested on October 2, 2007.

  For reference purposes, the following is a summary of the grant date value of options granted in 2007 reflected in column (l) of the Grants of Plan Based Awards Table below:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
Grant date value of options awarded in 2007	$2,371,853	$698,962	$2,013,137	$752,511	$476,818

  If an option ultimately vests in full, the amount cumulatively recognized in the Summary Compensation Table over a period of years should equal 100% of the grant date fair value of the equity award or the total fair value at the date of settlement for a liability award.

(g)
None of the above executive officers has any earnings for services performed during the fiscal year pursuant to awards under "non-equity incentive plans" or earnings on any outstanding awards, under SEC rules. Accordingly, this column is not applicable.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded 120% of the applicable federal long-term rate ("AFR"), with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate is set. Each of the identified officers participates is a supplemental executive retirement plan or SERP. The interest rate for 2007 was set as of the last trading date of 2006 at 5.9435% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), of 5.89% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2007 includes the portion of such interest that exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time the interest rate was set. In addition, column (h) includes $3,557 of interest that Mr. Rooney received and $133 of interest Mr. Meyers received from U.S. Cellular, and $84 of interest Mr. Meyers received from TDS, on deferred salary that exceeds the AFR. The other officers have not deferred any of their salaries. Interest on deferred salary is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary deferred as an employee of TDS, or the twenty-year Treasury Bond rate for salary deferred as an employee of U.S. Cellular, plus 1.25 percentage points.

  Pursuant to SEC rules, column (h) does not include any dividends (or dividend equivalents) on deferred bonus denominated in phantom TDS stock because such dividends are not preferential under SEC rules, because they are not earned at a rate higher than dividends on TDS' common stock.

  Column (h) does not include any changes in pension values because TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the Tax-Deferred Savings Plan (TDSP) and the Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

(i)
Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.

  Does not include any discount amount under the TDS or U.S. Cellular employee stock purchase plans because such discounts are available generally to all employees of TDS or U.S. Cellular, as applicable. The per share cost to each participant is 85% of the market value of the TDS Special Common Shares or USM Common Shares as of the issuance date, as applicable.

  Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more.

  Includes the following: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the

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  total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to TDS, including any related tax gross up, (2) contributions by TDS for the benefit of the named executive officer under (a) the TDS tax-deferred savings plan, which is referred to as the TDSP, (b) the TDS Pension Plan and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP, and (3) the dollar value of any insurance premiums paid during the covered fiscal year with respect to director Life Insurance for the benefit of the named executive:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
Perquisites:
Corporate automobile allowance and other personal travel and related expenses	$16,799	$8,353	$10,480	$7,729	$24,968
Tax gross up relating to corporate automobile allowance	7,124	1,968	6,828	4,609	7,330
Heath and Fitness reimbursements	—	—	—	936	—

Total Perquisites if $10,000 or more	$23,923	$10,321	$17,308	$13,274	$32,298
Contributions to Benefit Plans
TDSP	$7,695	$8,550	$8,550	$8,550	$7,600
Pension Plan	24,491	10,575	10,575	19,457	—
SERP	20,509	34,425	34,425	25,543	—
Life Insurance	124	124	—	—	124

Total, including perquisites if $10,000 or more	$76,742	$63,995	$70,858	$66,824	$40,022

  TDS and U.S. Cellular provide only limited perquisites to senior management. In 2007, this included an automobile allowance and/or reimbursed travel and similar expenses to certain of their executive officers. This benefit is valued based on the actual cost to TDS or U.S. Cellular. Also, TDS and U.S. Cellular reimbursed the officer's additional taxes related to the automobile allowance.

  The TDSP is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers or directors of TDS and that is available generally to all employees. Employees contribute amounts to the plan and TDS makes matching contributions in part.

  The Pension Plan is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers or directors of TDS and that is available generally to all employees. TDS and its subsidiaries make annual employer contributions for each participant.

  The SERP is a non-qualified defined contribution plan that is available only to certain officers. This plan provides supplemental benefits under the TDS Pension Plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. TDS and its subsidiaries make annual employer contributions for each participant.

  TDS pays premiums for $100,000 of life insurance for directors of TDS, including directors who are executive officers.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i).

Footnotes:

(1)
LeRoy T. Carlson, Jr., as President and Chief Executive Officer, is included in the above table as TDS' principal executive officer. He is also Chairman of U.S. Cellular and TDS Telecom. TDS does not have any employment, severance or similar agreement with LeRoy T. Carlson, Jr. Mr. Carlson is the son of Chairman Emeritus and director LeRoy T. Carlson, and the brother of non-executive Chairman of the Board and director of TDS, Walter C.D. Carlson, director Letitia G. Carlson, M.D., and director nominee Prudence E. Carlson.

(2)
Kenneth R. Meyers is included in the above table because he was TDS' Executive Vice President and Chief Financial Officer during 2007. Only his 2007 compensation is reported because he was not a named executive officer prior to 2007.

(3)
John E. Rooney, as President and Chief Executive Officer of U.S. Cellular, a principal business unit of TDS which operates wireless telephone companies, is deemed to be an executive officer of TDS. He is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. U.S. Cellular is party to an offer letter which was accepted by John E. Rooney on March 28, 2000 relating to his employment as President and Chief Executive Officer of U.S. Cellular, which is executory in part, as discussed in the footnotes to the Table of Potential Payments upon Termination or Change in Control. All of Mr. Rooney's compensation is paid by U.S. Cellular, which is a public company and SEC registrant. Further information about Mr. Rooney's compensation is included in the 2008 proxy statement of U.S. Cellular.

(4)
Scott H. Williamson, Senior Vice President—Acquisitions and Corporate Development of TDS, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving

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  as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. Only his 2007 compensation is reported because he was not a named executive officer in last year's proxy statement.

(5)
LeRoy T. Carlson, Chairman Emeritus, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. TDS has an agreement with LeRoy T. Carlson relating to his employment and retirement as discussed under "Potential Payments upon Termination or Change in Control" below.

(6)
Each of the named executive officers is an executive officer and/or director of U.S. Cellular except for Scott H. Williamson. John E. Rooney receives all of his compensation from U.S. Cellular. LeRoy T. Carlson, Jr., director and Chairman of U.S. Cellular, LeRoy T. Carlson, director of U.S. Cellular, and Kenneth R. Meyers, a director and Chief Accounting Officer of U.S. Cellular, did not receive any compensation from U.S. Cellular in 2007. In 2007, LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers were compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and U.S. Cellular. There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular, U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. All of the compensation of the foregoing persons was approved by the TDS Compensation Committee and none of it was subject to approval by any U.S. Cellular directors or officers. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by U.S. Cellular. U.S. Cellular discloses the amount of management fee that it pays to TDS in its proxy statement together with a description of the Intercompany Agreement. Mr. Meyers was a named executive officer of U.S. Cellular in 2006 and was compensated by U.S. Cellular in 2006. This compensation was reported in the 2007 proxy statement of U.S. Cellular.

55

Information Regarding Plan-Based Awards

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2007.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
											Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)							All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
		(c)	(d)	(e)	(f)	(g)	(h)
LeRoy T. Carlson, Jr.
Awards in TDS.S Shares(1)
TDS.S Restricted Stock Units	7/2/07							20,873			$1,240,900
TDS.S Phantom Stock Bonus Match Units in TDS.S shares(3)	3/8/07							569			$30,000

Total Grant Date Value of Stock Awards											$1,270,900
TDS.S Options	7/2/07								179,653	$59.45	$2,371,853

Total Grant Date Fair Value of all Awards											$3,642,753

Kenneth R. Meyers
USM Phantom Stock Bonus Match Units(4)	3/15/07							245			$17,304
Awards in TDS.S Shares(1)
TDS.S Restricted Stock Units	7/2/07							8,423			$500,747

Total Grant Date Value of Stock Awards											$518,051
TDS.S Options	7/2/07								52,942	$59.45	$698,962

Total Grant Date Fair Value of all Awards											$1,217,013

John E. Rooney
Awards in USM Common Shares(2)
USM Restricted Stock Units	4/2/07							5,027			$371,194
USM Phantom Stock Bonus Match Units(4)	3/15/07							2,171			$153,143

Total Grant Date Value of Stock Awards											$524,337
USM Options	4/2/07								121,000	$73.84	$2,013,137

Total Grant Date Fair Value											$2,537,474

Scott H. Williamson
Awards in TDS.S Shares(1)
TDS.S Restricted Stock Units	7/2/07							6,406			$380,837
TDS.S Options	7/2/07								56,998	$59.45	$752,511

Total Grant Date Fair Value											$1,133,348

LeRoy T. Carlson
Awards in TDS.S Shares(1)
TDS.S Restricted Stock Units	7/2/07							5,621			$334,168
TDS.S Phantom Stock Bonus Match Units(3)	2/14/07							1,105			$58,000

Total Grant Date Value of Stock Awards											$392,168
TDS.S Options	7/2/07								36,116	$59.45	$476,818

Total Grant Date Fair Value											$868,986

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the date on which the Compensation Committee took action to grant the awards.

(c)
—(e)      These columns as set forth in SEC rules are not applicable because the identified officers did not receive any non-equity incentive plan awards, as defined by SEC rules.

(f)
—(h)       These columns as set forth in SEC rules are not applicable because the identified officers did not receive any equity incentive plan awards, as defined by SEC rules.

56

(i)
Except with respect to Mr. Rooney, includes the number of TDS Special Common Shares underlying restricted stock units awarded pursuant to the TDS 2004 Long-Term Incentive Plan. The TDS.S restricted stock units will become vested on December 15, 2009. With respect to Mr. Rooney, represents the number of USM Common Shares underlying restricted stock units granted to Mr. Rooney pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. Mr. Rooney's U.S. Cellular restricted stock units vested on October 2, 2007.

    Under the TDS 2004 Long-Term Incentive Plan, executives (other than John E. Rooney) may elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred up to $400,000. Deferred compensation is deemed invested in phantom TDS Special Common Shares. Participants receive (i) a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and (ii) a 33% match for amounts that exceed 50% of their total annual bonus. The matched stock units vest ratably at a rate of one-third per year over three years. The value of phantom stock bonus match units recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R with respect to such officer is included in column (e), "Stock Awards," of the above Summary Compensation Table. After vesting, the matched stock units are credited with dividends. The Summary Compensation Table does not include any dividends (or dividend equivalents) on deferred bonus denominated in phantom TDS stock because such dividends are not preferential under SEC rules, because they are not earned at a rate higher than dividends on TDS' common stock. Deferred bonus by John E. Rooney and Kenneth R. Meyers is deemed invested in phantom USM Common Shares. U.S. Cellular does not currently pay dividends. For information relating to similar provisions under the U.S. Cellular 2005 Long-Term Incentive Plan, see U.S. Cellular's proxy statement for its 2008 annual meeting.

(j)
Except with respect to John E. Rooney, represents the number of TDS Special Common Shares underlying options awarded during the year pursuant to the TDS 2004 Long-Term Incentive Plan. The TDS.S options granted on July 2, 2007 have an exercise price of $59.45 per share, which was the closing price of a TDS Special Common Share on July 2, 2007, became exercisable on December 15, 2007 and are exercisable until July 2, 2017.

    In the case of Mr. Rooney, the amount represents the number of USM Common Shares underlying options awarded during the fiscal year pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. The USM options were granted on April 2, 2007 at an exercise price of $73.84 per share, which was the closing price of a USM Common Share on April 2, 2007, became fully vested on October 2, 2007, and are exercisable until April 2, 2017. Such options were exercised on October 2, 2007. See Option Exercises and Stock Vested table below.

(k)
Represents the per-share exercise price of the options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.

(l)
Represents the grant date fair value of each equity award computed in accordance with FAS 123R or, in the case of any adjustment or amendment of the exercise or base price of options, stock appreciation rights ("SARs") or similar option-like instruments previously awarded to a named executive officer, whether through amendment, cancellation or replacement grants, or any other means ("repriced"), or other material modification of such awards, represents the incremental fair value, computed as of the repricing or modification date in accordance with FAS 123R, with respect to that repriced or modified award. No options, SARs or other similar awards were repriced or materially modified in the last fiscal year with respect to the identified executive officers.

Footnotes:

(1)
Pursuant to the TDS 2004 Long-Term Incentive Plan, on the date specified, such executive officer was granted restricted stock units and options to purchase TDS Special Common Shares. The FAS 123R expense of the stock awards is reported in the Summary Compensation Table in column (e) and the FAS 123R expense of the option awards is reported in the Summary Compensation Table in column (f). Dividends are not distributed with respect to shares underlying restricted stock units until vested and issued or on shares underlying options unless and until such options are exercised and the shares are issued.

(2)
Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, on the date specified, the U.S. Cellular Stock Option Compensation Committee granted to John E. Rooney restricted stock units and options to purchase USM Common Shares as indicated above. The FAS 123R expense of the stock awards is reported in the Summary Compensation Table in column (e) and the FAS 123R expense of the option awards is reported in the Summary Compensation Table in column (f). U.S. Cellular does not currently pay dividends.

(3)
Includes the number of phantom stock units in TDS Special Common Shares credited to such officer with respect to company match units related to deferred bonus compensation. The TDS 2004 Long-Term Incentive Plan provides the opportunity for the above officers (other than Mr. Rooney) to defer receipt of a portion of their bonuses and receive TDS matching stock units. The FAS 123R expense of the matched stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards" and the grant date fair value is reported in the above table. The above table does not include the amount of the bonus earned that was invested in phantom stock because this is reported in the Summary Compensation Table in column (d) under "Bonus" whether paid in cash or deferred and deemed invested in phantom stock, rather than in column (e) as "Stock Awards". The above table also does not include the amount of the dividends paid on deferred bonus. Such dividends are not preferential because they are not earned at a rate higher than dividends on TDS' common stock. Accordingly, FAS 123R does not require any expense to be recorded with respect to such dividends. See "Nonqualified Deferred Compensation" table below for bonus phantom stock and dividends credited to the named executive officers.

(4)
Includes the number of phantom stock units in USM Common Shares credited to John E. Rooney and Kenneth R. Meyers with respect to company match units related to deferred bonus compensation. John E. Rooney participates and, prior to January 1, 2007, Kenneth R. Meyers participated, in the U.S. Cellular 2005 Long-Term Incentive Plan. This plan permits officers to defer all or a portion of their annual bonus to a deferred compensation account and receive U.S. Cellular matching stock units. The FAS 123R expense of the company match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards" and the grant date fair value is reported in the above table. U.S. Cellular does not currently pay dividends. The above table does not include the amount of the bonus earned that was invested in phantom stock because this is reported in the Summary Compensation Table in column (d) under "Bonus" whether paid in cash or deferred and deemed invested in phantom stock, rather than in column (e) as "Stock Awards". See "Nonqualified Deferred Compensation" table below for bonus phantom stock credited to the named executive officers.

57

Information Regarding Outstanding Equity Awards at Year End

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
LeRoy T. Carlson, Jr. (1)
Options:
2007 TDS.S Options (3)	179,653			$59.45	7/2/17
2006 TDS.S Options (4)	213,333			$49.80	12/13/16
2005 Tandem Options (5)	111,045			$77.36	4/20/15
2004 Tandem Options (6)	67,540			$66.00	5/8/14
2003 Tandem Options (7)	65,567			$52.92	7/3/13
2002 Tandem Options (8)	68,215			$60.20	8/19/12
2001 Tandem Options (9)	29,429			$99.44	4/30/11
2000 2nd Tandem Options (10)	56,720			$121.12	9/16/10
2000 1st Tandem Options (11)	32,000			$105.13	5/5/10
1999 Tandem Options (12)	27,850			$66.75	4/30/09
1998 Tandem Options (13)	16,500			$39.75	6/22/08
Stock Awards:
2007 TDS.S RSUs (14)						20,873	$1,202,285
2006 TDS.S RSUs (15)						20,424	$1,176,422
TDS.S Bonus Match not vested (23)						569	$32,774

Total TDS.S	392,986	—				41,866	$2,411,481

Total Tandem	474,866	—				—	$—

Kenneth R. Meyers (2)
Options:
2007 TDS.S Options (3)	52,942			$59.45	7/2/17
2006 USM Options (16)		22,819		$59.43	4/3/16
2005 USM Options (17)		17,200		$45.63	3/31/15
2004 USM Options (18)		8,807		$38.65	3/31/14
Stock Awards:
2007 TDS.S RSUs (14)						8,423	$485,165
2006 USM RSUs (21)						3,163	$266,008
2005 USM RSUs (22)						13,897	$1,168,738
2007 USM Bonus Match not vested (23)						164	$13,792

Total TDS.S	52,942	—				8,423	$485,165

Total USM	—	48,826				17,224	$1,448,538

John E. Rooney (2)
Options:
2005 USM Options (17)	104,575			$45.63	3/31/15
2004 USM Options (18)	92,000			$38.65	3/31/14
2003 USM Options (19)	105,250			$24.47	4/21/13
2002 USM Options (20)	16,500			$41.00	3/31/12
Stock Awards:
2007 USM Bonus Match (23)						1,447	$121,693
2006 USM Bonus Match (23)						514	$43,227

Total USM	318,325	—				1,961	$164,920

58

Scott H. Williamson (1)
Options:
2007 TDS.S Options (3)	56,998		$59.45	7/2/17
2006 TDS.S Options (4)	75,122		$38.00	6/19/16
2005 Tandem Options (5)	24,493		$77.36	4/20/15
2001 Tandem Options (9)	7,690		$99.44	4/30/11
2000 2nd Tandem Options (10)	14,760		$117.51	9/16/10
2000 1st Tandem Options (11)	8,600		$105.13	5/5/10
Stock Awards:
2007 TDS. S RSUs (14)					6,406	$368,986
2006 TDS.S RSUs (15)					5,667	$326,419

Total TDS.S	132,120	—			12,073	$695,405

Total Tandem	55,543	—			—	$—

LeRoy T. Carlson (1)
Options:
2007 TDS.S Options (3)	36,116		$59.45	7/2/17
2006 TDS.S Options (4)	61,127		$38.00	6/19/16
2005 Tandem Options (5)	26,531		$77.36	4/20/15
2004 Tandem Options (6)	22,475		$66.00	5/8/14
2003 Tandem Options (7)	23,605		$52.92	7/3/13
2002 Tandem Options (8)	22,170		$59.00	7/5/12
2001 Tandem Options (9)	15,590		$99.44	4/30/11
2000 2nd Tandem Options (10)	34,360		$121.12	9/16/10
2000 1st Tandem Options (11)	18,000		$105.13	5/5/10
1999 Tandem Options (12)	17,600		$66.75	4/30/09
1998 Tandem Options (13)	17,820		$39.75	6/22/08
Stock Awards:
2007 TDS.S RSUs (14)					5,621	$323,770
2006 TDS.S RSUs (15)					5,913	$340,589
TDS.S Bonus Match not vested (23)					1,255	$72,288

Total TDS.S	97,243	—			12,789	$736,647

Total Tandem	198,151	—			—	$—

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Includes, on an award-by-award basis, the number of securities underlying unexercised options, including any awards that have been transferred other than for value, that are exercisable as of December 31, 2007. No awards have been transferred. Except for 2007 and 2006 TDS awards, which represent awards with respect to TDS Special Common Shares, all prior awards represent the number of tandem TDS Common Shares and TDS Special Common Shares subject to options.

(c)
Includes on an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are unexercisable as of December 31, 2007, if any.

(d)
This column is not applicable because the identified officers do not have any options that are equity incentive plan awards, as defined by SEC rules.

(e)
Represents the exercise prices of the awards identified in columns (b) and (c).

(f)
Represents the expiration dates of the awards identified in columns (b) and (c).

(g)
Represents the total number of shares underlying stock awards that have not vested as of December 31, 2007.

(h)
Represents the market value of shares underlying stock awards that have not vested as of December 31, 2007, calculated using the closing price of TDS Special Common Shares of $57.60, on December 31, 2007, the last trading day of 2007. With respect to Mr. Rooney, and with respect to Mr. Meyers' USM Restricted Stock Units, the aggregate market value of shares underlying stock awards that have not vested as of December 31, 2007, was calculated using the closing price of USM Common Shares of $84.10 on December 31, 2007, the last trading day of 2007.

(i)
This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

(j)
This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

59

Footnotes:

           The following provides additional information with respect to outstanding equity awards at year end. Number references correspond to numbers in the above table. The following discloses the date that options were scheduled to become exercisable and that restricted stock was scheduled to become vested.

(1)
With respect to such officer, information is presented as to the number of TDS shares underlying options or stock awards. Except for 2007 and 2006 awards, which represent awards with respect to TDS Special Common Shares, all prior awards represent the number of tandem TDS Common Shares and TDS Special Common Shares subject to options or stock awards. The tandem options provide that upon exercise or vesting, the optionee will acquire an equal number of TDS Common Shares and TDS Special Common Shares. Dividends are not distributed with respect to shares underlying restricted stock units until vested and issued or on shares underlying options unless and until such options are exercised and the shares are issued.

  The following footnotes discuss the vesting and exercise periods included in the original awards.

(2)
With respect to John E. Rooney, and with respect to Kenneth R. Meyers prior to 2007, represents USM Common Shares underlying options or stock awards. U.S. Cellular does not currently pay any dividends. As reflected in the below footnotes, pursuant to an offer letter which was accepted by John E. Rooney on March 28, 2000, all stock option and restricted stock units awards that were unvested on October 10, 2006 vested on such date and the stock option and restricted stock unit awards granted to him on April 2, 2007 fully vested on October 2, 2007.

(3)
Such 2007 TDS.S Options represent options to purchase TDS Special Common Shares, were granted on July 2, 2007, became exercisable on December 15, 2007 and are exercisable until July 2, 2017 at the exercise price of $59.45 per share.

(4)
With respect to Scott H. Williamson and LeRoy T. Carlson, such 2006 TDS.S Options represent options to purchase TDS Special Common Shares, were granted on June 19, 2006, became exercisable on December 15, 2006 and are exercisable until June 19, 2016 at the exercise price of $38.00 per share. With respect to LeRoy T. Carlson, Jr., such 2006 TDS.S Options were granted on December 13, 2006, became exercisable on December 15, 2006 and are exercisable until December 13, 2016 at the exercise price of $49.80 per share.

(5)
Such 2005 Tandem Options became exercisable on December 15, 2005 and are exercisable until April 20, 2015 at the exercise price of $77.36 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(6)
Such 2004 Tandem Options became exercisable on December 15, 2004 and are exercisable until May 8, 2014 at the exercise price of $66.00 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(7)
Such 2003 Tandem Options became exercisable on December 15, 2003 and are exercisable until July 3, 2013 at the exercise price of $52.92 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(8)
Such 2002 Tandem Options (i) with respect to LeRoy T. Carlson, Jr., became exercisable, on December 15, 2002 and are exercisable until August 19, 2012 at the exercise price of $60.20 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares and (ii) with respect to LeRoy T. Carlson, became exercisable on December 15, 2002 and are exercisable until July 5, 2012 at the exercise price of $59.00 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(9)
Such 2001 Tandem Options became exercisable on December 15, 2001 and are exercisable until April 30, 2011 at the exercise price of $99.44 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(10)
Such 2000 2nd Tandem Options became exercisable in annual increments of 25% on December 15, 2001 and on each anniversary of such date until December 15, 2004 and are exercisable until September 15, 2010 at the exercise price of $121.12 per tandem option ($117.51 with respect to Scott H. Williamson) to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(11)
Such 2000 1st Tandem Options became exercisable on December 15, 2000 and are exercisable until May 5, 2010 at the exercise price of $105.13 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(12)
Such 1999 Tandem Options became exercisable on December 15, 1999 and are exercisable until April 30, 2009 at the exercise price of $66.75 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(13)
Such 1998 Tandem Options became exercisable on December 15, 1998 and are exercisable until June 22, 2008 at the exercise price of $39.75 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

(14)
Such 2007 TDS.S Restricted Stock Units will become vested on December 15, 2009.

(15)
Such 2006 TDS.S Restricted Stock Units will become vested on December 15, 2008.

(16)
The 2006 USM Options were scheduled to become exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010 (except that, as discussed in Note (2) above, all of Mr. Rooney's unvested options became fully vested on October 10, 2006), and are exercisable until April 3, 2016 at an exercise price of $59.43.

(17)
The 2005 USM Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2006 and ending in 2009 (except that, as discussed in Note (2) above, all of Mr. Rooney's unvested options became fully vested on October 10, 2006), and are exercisable until March 31, 2015 at an exercise price of $45.63.

(18)
The 2004 USM Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2005 and ending in 2008 (except that, as discussed in Note (2) above, Mr. Rooney's unvested options became fully vested on October 10, 2006), and are exercisable until March 31, 2014 at an exercise price of $38.65.

(19)
The 2003 USM Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2004 and ending in 2007 (except that, as discussed in Note (2) above, Mr. Rooney's unvested options became fully vested on October 10, 2006), and are exercisable until April 21, 2013 at an exercise price of $24.47.

(20)
The 2002 USM Options were scheduled to become exercisable in annual increments of 25% on March 31 of each year beginning in 2003 and ending in 2006, and are exercisable until March 31, 2012 at an exercise price of $41.00.

60

(21)
Such 2006 USM Restricted Stock Units become vested on April 3, 2009.

(22)
Such 2005 USM Restricted Stock Units become vested on March 31, 2008.

(23)
Represents phantom stock units credited to such officer with respect to deferred bonus compensation, including accumulated dividends on such deferred units. See "Information Regarding Nonqualified Deferred Compensation" below. Except with respect to Mr. Rooney and Mr. Meyers, represents the number of TDS shares underlying options or stock awards. Except for 2007 and 2006 awards, which represent awards with respect to TDS Special Common Shares, all prior awards represent the number of tandem TDS Common Shares and TDS Special Common Shares subject to options or stock awards. The tandem options provide that upon exercise or vesting, the optionee will acquire an equal number of Common Shares and Special Common Shares. With respect to Mr. Rooney and Mr. Meyers, represents USM Common Shares underlying options or stock awards. One-third of the phantom stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of TDS or U.S. Cellular or an affiliate on such date.

61

Information Regarding Option Exercises and Stock Vested in 2007

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2007.

Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
LeRoy T. Carlson, Jr. (1)
TDS/TDS.S Options Exercised (Exercise Date): (6)(11)
1997 2nd Tandem Options (7/25/07)	3,600	$343,329
1997 2nd Tandem Options (8/1/07)	3,600	$301,989
1997 2nd Tandem Options (8/8/07)	3,600	$255,792
1997 2nd Tandem Options (8/15/07)	3,600	$254,187
1997 2nd Tandem Options (8/22/07)	3,600	$292,174
1997 2nd Tandem Options (9/5/07)	3,600	$301,748
1997 2nd Tandem Options (9/12/07)	3,600	$297,009
1997 2nd Tandem Options (9/19/07)	3,600	$298,767
1997 2nd Tandem Options (9/26/07)	3,600	$307,335
1997 2nd Tandem Options (10/3/07)	3,600	$321,544
1997 2nd Tandem Options (10/10/07)	3,600	$331,758
1997 2nd Tandem Options (10/17/07)	3,600	$326,390
1997 2nd Tandem Options (10/24/07)	3,600	$320,341
1997 2nd Tandem Options (10/31/07)	3,600	$325,284
1997 2nd Tandem Options (11/1/07)	4,200	$380,627
1997 1st Tandem Options (11/7/07)	3,600	$300,979
1997 1st Tandem Options (11/14/07)	3,600	$274,391
1997 1st Tandem Options (11/21/07)	3,600	$272,986
1997 1st Tandem Options (11/28/07)	970	$69,884
1998 Tandem Options (12/5/07)	3,600	$307,755
1998 Tandem Options (12/12/07)	3,600	$311,802
1998 Tandem Options (12/19/07)	3,600	$305,676
Stock Awards Vested:
2005 TDS/TDS.S Tandem Restricted Stock Units (3)			19,024	$2,418,902
TDS.S Bonus Match Units (4)			370	$21,312
Dividends on Bonus Match Units (5)
TDS.S			38	$2,189
Tandem			76	$9,135

Total TDS.S	—	$—	408	$23,507

Total Tandem	77,170	$6,501,747	19,100	$2,428,037

Kenneth R. Meyers (2)
USM Options Exercised (Exercise Date): (7)(11)
1997 USM Options (5/15/07)	4,010	$195,287
1998 USM Options (5/15/07)	7,680	$307,277
1999 USM Options (5/15/07)	9,600	$287,520
2002 USM Options (5/15/07)	26,225	$864,114
2003 USM Options (5/15/07)	66,275	$3,336,283
2005 USM Options (5/15/07)	17,200	$487,104
2000 USM Options (6/12/07)	4,762	$84,526
2001 USM Options (6/12/07)	16,600	$408,194
2004 USM Options (6/12/07)	26,418	$1,323,542
2006 USM Options (6/12/07)	7,606	$223,008
USM Stock Awards Vested:
2005 USM Restricted Stock Units (3)			6,551	$490,670
2007 USM Bonus Match Units (4)			82	$6,896

Total USM	186,376	$7,516,855	6,633	$497,566

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John E. Rooney (2)
USM Options Exercised (Exercise Date): (8)(11)
2000 USM CEO Initial Options (5/14/07)	55,000	$226,050
2006 USM Options (6/18/07)	24,543	$773,596
2006 USM Options (7/16/07)	23,556	$1,016,677
2006 USM Options (8/16/07)	31,620	$857,850
2006 USM Options (9/17/07)	25,912	$953,562
2007 USM Options (10/2/07)	121,000	$3,407,360
2006 USM Options (10/16/07)	26,015	$951,369
2001 USM CEO Options (11/16/07)	20,000	$472,000
2005 USM Options (11/16/07)	5,374	$200,826
2006 USM Options (11/16/07)	6,354	$149,764
2005 USM Options (12/17/07)	21,051	$854,039
USM Stock Awards Vested:
2007 USM Restricted Stock Units (3)			5,027	$512,754
2007 USM Bonus Match Units (4)			723	$60,804
2006 USM Bonus Match Units(4)			514	$43,227
2005 USM Bonus Match Units (4)			1,213	$102,013

Total USM	360,425	$9,863,093	7,477	$718,798

Scott H. Williamson (1)
TDS/TDS.S Options Exercised (Exercise Date): (9)(11)
1999 Tandem Options (6/28/07)	6,370	$336,318
2002 Tandem Options (6/28/07)	14,670	$888,227
2004 Tandem Options (6/28/07)	14,965	$801,334
Stock Awards Vested:
2005 TDS/TDS.S Tandem Restricted Stock Units (3)			4,187	$532,377

Total Tandem	36,005	$2,025,879	4,187	$532,377

LeRoy T. Carlson (1)
TDS/TDS.S Options Exercised (Exercise Date): (10)(11)
1997 2nd Tandem Options (6/20/07)	39,600	$3,136,320
1997 1st Tandem Options (6/20/07)	8,295	$655,886
Stock Awards Vested:
2005 TDS/TDS.S Tandem Restricted Stock Units (3)			6,164	$783,753
Bonus Match Units (4)
TDS.S			864	$49,766
Tandem			238	$28,608
Dividends on Bonus Match Units (5)
TDS.S			81	$4,666
Tandem			187	$22,477

Total TDS.S	—	$—	945	$54,432

Total Tandem	47,895	$3,792,206	6,589	$834,838

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the number of securities for which the options were exercised.

(c)
Represents the aggregate dollar value realized upon exercise of options, based on the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

(d)
Represents the number of shares of stock that have vested. This includes restricted stock and bonus plan company-match phantom stock units, including dividends on such deferred units that became vested in 2007.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

Footnotes:

(1)
Except with respect to John E. Rooney, and Kenneth R. Meyers as indicated, information is presented as to the number of TDS shares underlying options or stock awards. Except for 2007 and 2006 awards, which represent awards with respect to

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  TDS Special Common Shares, all prior awards represent the number of tandem TDS Common Shares and TDS Special Common Shares subject to options or stock awards. The tandem options provide that upon exercise or vesting, the optionee will acquire an equal number of TDS Common Shares and TDS Special Common Shares.

(2)
With respect to John E. Rooney, and with respect to Kenneth R. Meyers as indicated, represents USM Common Shares underlying options or stock awards. As discussed above, pursuant to John E. Rooney's employment letter agreement and award agreements, Mr. Rooney's 2007 options and restricted stock units vested on October 2, 2007, on which date the closing price of USM Common Shares was $102.00 per share. The stock price used to calculate the value realized on vesting of the restricted stock units for Mr. Meyers was the closing price of USM Common Shares of $74.90 on April 23, 2007. U.S. Cellular does not currently pay dividends. The stock price used to calculate the value realized on vesting of the bonus stock was the closing price of USM Common Shares of $84.10 on December 31, 2007, the last trading day of 2007.

(3)
On December 15, 2007, the 2005 TDS/TDS.S tandem restricted stock units vested and were issued in TDS Common Shares and TDS Special Common Shares. The amounts in column (e) relating to such shares represent the market values of these shares on such date, using the closing price of $66.15 and $61.00, or a total of $127.15 per tandem share, on December 14, 2007, the last trading day prior to December 15, 2007.

  With respect to Mr. Rooney, pursuant to John E. Rooney's employment letter agreement, USM options and restricted stock units awarded to Mr. Rooney vested on October 2, 2007. The stock price used to calculate the value realized on vesting of the restricted stock units was the closing price of USM Common Shares of $102.00 on October 2, 2007.

  With respect to Mr. Meyers, his USM restricted stock units were scheduled to become vested on March 31, 2007. The closing price of USM Common Shares on the last trading date before such date was $73.45. However, due to the delay in SEC filings resulting from the restatement discussed above, U.S. Cellular suspended the issuance of shares upon the vesting of restricted stock units between March 17 and April 23, 2007. As a result, the restricted stock units that were scheduled to become vested on March 31, 2007 were not issued until after April 23, 2007. The stock price used to calculate the value realized on vesting was the closing price of USM Common Shares of $74.90 on April 23, 2007.

(4)
Pursuant to the TDS 2004 Long-Term Incentive Plan, the bonus plan company-match phantom stock units vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $62.60 and TDS Special Common Shares of $57.60, or a total of $120.20 per tandem share, on December 31, 2007, the last trading day of 2007. Pursuant to U.S. Cellular's 2005 Long-Term Incentive Plan, the USM bonus plan company-match phantom stock units vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date. The stock price used for U.S. Cellular shares was the closing price of USM Common Shares of $84.10 on December 31, 2007, the last trading day in 2007. See "Information Regarding Nonqualified Deferred Compensation" below.

(5)
Represents the number of phantom stock units in TDS Special Common Shares credited to such officer with respect to deemed dividends on accumulated deferred phantom stock units that became vested in 2007. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $62.60 and TDS Special Common Shares of $57.60, or a total of $120.20 per tandem share, on December 31, 2007, the last trading day of 2007. Pursuant to SEC rules, column (h) of the Summary Compensation Table does not include any dividends (or dividend equivalents) on deferred bonus denominated in phantom TDS stock because such dividends are not preferential under SEC rules, because they are not earned at a rate higher than dividends on TDS' common stock. U.S. Cellular does not currently pay dividends.

(6)
All stock option exercises by LeRoy T. Carlson, Jr. were made pursuant to a plan under SEC Rule 10b5-1.

(7)
None of the stock option exercises by Kenneth R. Meyers were made pursuant to a plan under SEC Rule 10b5-1. With respect to all exercises by Kenneth R. Meyers, Mr. Meyers paid the exercise price by allowing U.S. Cellular to withhold USM Common Shares having a value equal to the aggregate exercise price. He also paid taxes by allowing U.S. Cellular to withhold USM Common Shares having a value equal to the tax withholding amount.

(8)
All stock option exercises by John E. Rooney were made pursuant to a plan under SEC Rule 10b5-1, except the exercise of the 2000 CEO Initial Options on May 14, 2007. With respect to all exercises, Mr. Rooney paid the exercise price by allowing U.S. Cellular to withhold USM Common Shares having a value equal to the aggregate exercise price. He also paid taxes by allowing U.S. Cellular to withhold USM Common Shares having a value equal to the tax withholding amount.

(9)
None of the stock option exercises by Scott H. Williamson were made pursuant to a plan under SEC Rule 10b5-1.

(10)
None of the stock option exercises by LeRoy T. Carlson were made pursuant to a plan under SEC Rule 10b5-1. Mr. Carlson paid taxes by allowing TDS to withhold TDS Special Common Shares and/or TDS Common Shares having a value equal to the tax withholding amount.

(11)
See the Outstanding Equity Awards at Fiscal Year-End Table above for a description of the options that continued to be held by the named executive officers at December 31, 2007. In addition, the following is a description of options that had been fully exercised as of December 31, 2007 by the named executive officers:

  The 1997 1st TDS/TDS.S Tandem Options became exercisable on February 10, 1998 and were exercisable until December 15, 2007 at the exercise price of $43.88 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

  The 1997 2nd TDS/TDS.S Tandem Options became exercisable with respect to one-third of the shares on each of December 15, 1998, December 15, 1999 and December 15, 2000, and were exercisable until November 5, 2007 at the exercise price of $43.75 per tandem option to purchase an equal number of TDS Common Shares and TDS Special Common Shares.

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  The 1997 USM Options became exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and were originally exercisable until May 14, 2007 at the exercise price of $25.25. However, because a company-imposed blackout on trading was in effect until May 15, 2007, the exercise period was extended for 30 days from such date.

  The 1998 USM Options became exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and were exercisable until March 31, 2008 at an exercise price of $33.94.

  The 1999 USM Options became exercisable in annual increments of 20% on March 31 of each year beginning in 2000 and ending in 2004, and were exercisable until March 31, 2009 at an exercise price of $44.00.

  The 2001 USM Options became exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and were exercisable until May 8, 2011 at an exercise price of $64.16.

  The 2001 CEO USM Options became exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and were exercisable until May 29, 2011 at an exercise price of $59.40.

  The 2000 CEO Initial USM Options became exercisable in annual increments of 20% on April 10 of each year beginning in 2001 and ending in 2005, and were exercisable until April 10, 2010 at an exercise price of $69.19.

  The 2000 USM Options became exercisable in annual increments of 20% on March 31 of each year beginning in 2001 and ending in 2005, and were exercisable until March 31, 2010 at an exercise price of $71.00.

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Information Regarding Pension Benefits

        TDS and U.S. Cellular executive officers are covered by a "defined contribution" Tax-Deferred Savings Plan, a "defined contribution" Pension Plan and a related supplemental plan, as discussed above. The company contributions for each of the named executive officers under these plans is disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. However, TDS and U.S. Cellular do not have any "defined benefit" pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Both the Tax-Deferred Savings Plan (TDSP) and the Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan. Accordingly, the Pension Benefits table provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
LeRoy T. Carlson, Jr.
SERP(1)		$20,509	$17,649		$335,105
Bonus Deferral and Company Match(3):
Bonus Deferral 2,275 TDS Special Common Shares	$120,000
Company Match of 370 TDS Special Common Shares		$21,312
Dividends on Deferred Bonus:
114 TDS Special Common Shares			$6,566
76 TDS Common Shares			$4,758
Changes in Value in 2007			$229,407
Accumulated Balance at Year End:
17,404 TDS Special Common Shares					$1,002,470
12,314 TDS Common Shares					$770,856

Total Value of Accumulated Balance					$1,773,326

Aggregate Totals(5)	$120,000	$41,821	$258,380	$—	$2,108,431

Kenneth R. Meyers
SERP(1)		$34,425	$14,979		$301,422
Salary Deferral(2) TDS (for 2007)	$52,197		$1,532		$53,729
U.S. Cellular (for periods prior to 2007)	$1,563		$2,413		$40,513
Bonus Deferral and Company Match(3):
Distribution of 1,782 USM Common Shares(4)				$124,017
Bonus Deferral 981 USM Common Shares	$69,215
Company Match in USM Common Shares:
82 shares from 2007 Company Match		$6,896
Changes in Value in 2007			$13,203
Ending Balance 1,062 USM Common Shares					$89,314

Aggregate Totals(5)	$122,975	$41,321	$32,127	$124,017	$484,978

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John E. Rooney
SERP(1)		$34,425	$10,837		$227,598
Salary Deferral(2)	$157,550		$65,365		$1,176,717
Bonus Deferral and Company Match(3):
Bonus Deferral 7,442 USM Common Shares	$525,000
Company Match in USM Common Shares:
723 shares from 2007 Company Match		$60,804
514 shares from 2006 Company Match		$43,227
1,213 shares from 2005 Company Match		$102,013
Changes in Value in 2007			$915,436
Ending Balance 66,030 USM Common Shares					$5,553,123

Aggregate Totals(5)	$682,550	$240,469	$991,638	$—	$6,957,438

Scott H. Williamson
SERP(1)		$25,543	$15,687		$305,165

Aggregate Totals	$—	$25,543	$15,687	$—	$305,165

LeRoy T. Carlson
SERP(1)			$20,388		$363,426
Bonus Deferral and Company Match(3):
Bonus Deferral 3,810 TDS Special Common Shares	$200,000
Company Match of 1,102 TDS Special Common Shares		$63,475
238 TDS Common Shares		$14,899
Dividends on Deferred Bonus
268 TDS Special Common Shares			$15,437
187 TDS Common Shares			$11,706
Changes in Value in 2007			$553,170
Accumulated Balance at Year End
40,921 TDS Special Common Shares					$2,357,050
30,387 TDS Common Shares					$1,902,226

Total Value of Accumulated Balance					$4,259,276

Aggregate Totals(5)	$200,000	$78,374	$600,701	$—	$4,622,702

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of executive contributions during the last fiscal year. With respect to any deferred salary, includes the actual dollar amount deferred. The entire amount of the salary earned in 2007 is included in column (c) of the Summary Compensation Table, whether or not deferred. Only John E. Rooney and Kenneth R. Meyers deferred a portion of their salary in 2007. The officer makes an election as to when to receive a distribution of the deferred compensation account.

  With respect to deferred bonus, includes the actual dollar amount of bonus deferred, which amount is also included in column (d) of the Summary Compensation Table. The entire amount of the bonus earned in 2007 (with respect to 2006 performance) is included in column (d) of the Summary Compensation Table, whether or not deferred.

(c)
Represents the dollar amount of aggregate contributions by TDS or U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount contributed with respect to 2007 for the officer. This is the same as the amount reported in column (i) of the Summary Compensation Table. With respect to the company match, the amounts in 2007 represent the value of the shares on the date the bonus match units vested with respect to the officer. This does not agree with the amount included as stock awards in column (e) of the Summary Compensation Table, which includes the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R rather than the value of the phantom shares at the time credited to the officer's account.

(d)
Represents the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the actual dollar amount earned in 2007 by the officer, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any deferred salary, includes the amount of interest credited to the deferred account for 2007, of which any amount

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  that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to dividends on bonus deferral and company match, represents the dollar value of the phantom stock units credited to the account of the identified officer as dividends, based on the closing price of the underlying shares on December 31, 2007, the last trading day of the year. Dividends are not distributed with respect to shares underlying restricted stock units until vested and issued or on shares underlying options unless and until such options are exercised and the shares are issued and, accordingly, dividends on such awards are not included in the above table under SEC rules.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings from prior years and are not included in 2007 compensation in the Summary Compensation Table.

(f)
Represents the dollar value of the balance of the executive's account as of the end of the last fiscal year. With respect to the SERP, represents the actual dollar amount in the executive's account as of December 31, 2007. With respect to any deferred salary, represents the actual dollar amount in the executive's account as of December 31, 2007. With respect to bonus deferral and company match, represents the dollar value of the number of phantom stock units held in the executive's account based on the closing price of the underlying shares on December 31, 2007, the last trading day of the year. The stock price used for TDS shares was the closing price of TDS Common Shares of $62.60 and TDS Special Common Shares of $57.60, on December 31, 2007. The stock price used for U.S. Cellular shares was the closing price of USM Common Shares of $84.10 on December 31, 2007. U.S. Cellular does not currently pay dividends. Column (f) includes amounts reported as 2007 compensation in the Summary Compensation Table, as indicated in notes to columns (b) through (d).

Footnotes:

(1)
Each of the identified officers participates in a supplemental executive retirement plan ("SERP"). This plan provides supplemental benefits under the TDS pension plan ("Pension Plan") to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with earnings on this nonqualified defined contribution plan. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all items other than the contributions for the current year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate for 2007 was set as of the last trading date of 2006 at 5.9435% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), of 5.89% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2007 includes the portion of such interest that exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time the interest rate is set.

  See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

(2)
Represents deferred salary accounts pursuant to deferred salary compensation agreements with Mr. Meyers and Mr. Rooney. The other officers have not deferred any of their salaries. All of the annual salary is reported in column (c) of the Summary Compensation Table, whether or not deferred. Pursuant to the agreements, Mr. Meyers and Mr. Rooney's deferred compensation accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary deferred as an employee of TDS, or the twenty-year Treasury Bond rate for salary deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate is set.

(3)
The amounts in column (b) represent deferrals of annual bonus. All of the annual bonus earned is reported in column (d), "Bonus," of the Summary Compensation Table, whether or not deferred. The amounts in column (c) represent the value of company match awards vested with respect to the officer in the fiscal year. One-third of the phantom stock bonus match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the officer is an employee of TDS or U.S. Cellular or an affiliate on such date. If the officer continues as an employee during the vesting period, he or she will receive a total bonus match equal to the sum of (i) 25% of amounts deferred up to 50% of such year's bonus and (ii) 33% of amounts deferred that exceed 50% of such year's bonus. The vesting of unvested phantom stock units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments Upon Termination or Change in Control" table below. The FAS 123R expense of the matched stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

  Subject to the requirements of Section 409A of the Internal Revenue Code, a TDS officer will receive in shares an amount equal to his or her vested deferred compensation account balance on the earlier of the date specified by the officer, the date the officer separates from service for whatever reason, and the date the officer is determined to suffer a permanent disability.

  John E. Rooney participates and prior to 2007 Kenneth R. Meyers participated in the U.S. Cellular 2005 Long-Term Incentive Plan. This plan permits participants to defer all or a portion of their annual bonus to a deferred compensation account. Deferred compensation will be deemed invested in phantom USM Common Shares. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," whether or not deferred and deemed invested

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  in phantom stock. The FAS 123R expense of the matched stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." For further information relating to U.S. Cellular company match awards, see U.S. Cellular's proxy statement for its 2008 annual meeting. A U.S. Cellular officer will receive in shares an amount equal to his or her vested deferred compensation account balance at the date elected by the officer (either the officer's separation from service or a date specified by the officer).

(4)
Represents a distribution of a portion of Mr. Meyers' account on January 5, 2007, based on a pre-existing election. The distribution represented 1,782 gross USM Common Shares, having a value of $124,017, based on the closing price at December 29, 2006 of $69.59 per share. Of this amount, $55,103 had been reported as bonus and $13,776 had been reported as company match compensation, for a total of $68,879, in the summary compensation table with respect to 2003 under prior SEC rules. After deduction of shares for taxes, Mr. Meyers received a net of 1,170 USM Common Shares, having a value of $81,449 using the same price per share.

(5)
Information relating to amounts included in the above Summary Compensation Table for 2007 is discussed in the above notes. The following is a summary of the amount of the total deferred compensation balances reported as compensation in the summary compensation table in prior years, beginning in 2006, which is the first year in which deferred compensation was reported pursuant to the above table. This is the first year that Kenneth R. Meyers and Scott H. Williamson are included in the TDS Summary Compensation Table, so there are no prior amount reported for such persons below.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	John E. Rooney	Scott H. Williamson	LeRoy T. Carlson
SERP Company Contribution	$18,769	$—	$33,626	$—	$—
Salary Deferral	—	—	141,064	—	—
Salary Deferral Excess Interest	—	—	3,335	—	—
Bonus Deferral	110,000	—	300,000	—	200,000
Company Match	30,000	—	121,548	—	58,000

Total	$158,769	$—	$599,573	$—	$258,000

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Potential Payments Upon Termination Or Change-In-Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or a change in control of TDS or a change in the executive officer's responsibilities.

        TDS does not have any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a Change in Control other than the acceleration of stock awards upon certain events as discussed herein and as set forth in the Table of Potential Payments upon Termination or Change in Control. However, TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer, as discussed below.

        The acceleration of awards is considered to be appropriate under certain qualified termination events or a Change in Control as discussed therein, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of awards as a general rule for other non-qualified termination events. TDS considers the fact that, unlike many companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a Change in Control as a standard practice. Instead, potential payments upon termination or a Change in Control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances are intended to motivate executive officers to act in the best long-term interests of TDS.

        With respect to agreements with specific officers, TDS may enter into arrangements that provide for severance or other compensation or benefits under circumstances that are negotiated with such officer in connection with the employment or termination of employment of an officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship. TDS has entered into certain agreements with the named executive officers as described in the footnotes to the Table of Potential Payments upon Termination or Change in Control.

        The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the best long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing incentives with respect to qualified termination events or a Change in Control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and Change in Control payments provided as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Arrangement with Specified Officers

        Except as disclosed below, neither TDS nor its subsidiaries have any agreements with any of the named executive officers providing for severance or other compensation or benefits upon termination or a change in control, provided that certain awards may accelerate upon termination or a change in control as discussed above under Compensation Disclosure and Analysis—Other Benefits and Plans Available to Identified Officers. TDS may enter into limited employment arrangements with newly hired officers, or into employment or similar agreements in connection with the termination of an officer, as discussed below. However, in general, TDS does not enter into employment agreements that provide significant rights or benefits to officers.

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        TDS does not have any executory employment, severance or similar agreement with LeRoy T. Carlson, Jr. Accordingly, any payments upon any termination event or change of control will only be made according to the plans described above that are applicable generally under such plans. However, TDS has entered into certain arrangements with Kenneth R. Meyers and LeRoy T. Carlson that are currently executory in whole or in part, as discussed below. Accordingly, the below table of Potential Payments upon Termination or Change in Control includes such arrangements, in addition to the provisions that will be applicable generally under the plans discussed above. In addition, as discussed below, U.S. Cellular has certain arrangements with John E. Rooney relating to acceleration of options and restricted stock units, but this has already occurred as of October 10, 2006, as discussed above.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or a Change in Control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2007 and, if applicable, that the price per share of the registrant's securities is the closing market price as of December 31, 2007, the last trading day in 2007. All of John E. Rooney's awards granted prior to 2008 other than bonus match awards have vested pursuant to an agreement with U.S. Cellular. See footnote (2) to the below table. With respect to the other officers, because all of the options granted by TDS prior to 2008 are exercisable as of December 31, 2007, no additional amounts would become payable with respect to TDS options upon any termination or Change in Control. However, additional payments may become due as a result of the acceleration of the vesting of restricted stock units and/or bonus match units granted by TDS or U.S. Cellular, or options granted to Mr. Meyers by U.S. Cellular, upon the following triggering events: (i) a qualified disability (for restricted stock units and bonus match awards but not options), (ii) death (for restricted stock units and bonus match awards but not options), (iii) a Change in Control (as defined above) and (iv) a qualified retirement (for restricted stock units granted by either TDS or U.S. Cellular and bonus match awards and options granted by U.S. Cellular but not bonus match awards or options granted by TDS) (collectively, "Triggering Events"). No such additional payments would be made in the event of any other termination of employment or service. In addition, the below table identifies other payments that have been, will be or would be made pursuant to certain agreements as discussed below.

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Table of Potential Payments upon Termination or Change in Control

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
LeRoy T. Carlson, Jr.
Options	—				—
Restricted Stock
2007 Award of 20,873 TDS.S Shares		$1,202,285			$1,202,285
2006 Award of 20,424 TDS.S Shares		$1,176,422			$1,176,422
Bonus Stock Match Units 569 TDS.S Shares			$32,774		$32,774

Aggregate Totals	—	$2,378,707	$32,774	—	$2,411,481

Kenneth R. Meyers (1)
Options
48,826 USM Common Shares	$1,624,907				$1,624,907
Restricted Stock
17,060 USM Common Shares		$1,434,746			$1,434,746
2007 Award of 8,423 TDS.S Shares		$485,165			$485,165
Bonus Stock Match Units
164 USM Common Shares			$13,792		$13,792

Aggregate Totals	$1,624,907	$1,919,911	$13,792	—	$3,558,610

John E. Rooney (2)
Options	—				—
Restricted Stock		—			—
Bonus Stock Match Units
1,961 USM Common Shares			$164,920		$164,920

Aggregate Totals	—	—	$164,920	—	$164,920

Scott H. Williamson
Options	—				—
Restricted Stock
2007 Award of 6,406 TDS.S Shares		$368,986			$368,986
2006 Award of 5,667 TDS.S Shares		$326,419			$326,419

Aggregate Totals	—	$695,405	—	—	$695,405

LeRoy T. Carlson(3)
Options	—				—
Restricted Stock
2007 Award of 5,621 TDS.S Shares		$323,770			$323,770
2006 Award of 5,913 TDS.S Shares		$340,589			$340,589
Bonus Stock Match Units
1,255 TDS.S Shares			$72,288		$72,288
Potential annual payments on retirement				$154,000	$154,000

Aggregate Totals	—	$664,359	$72,288	$154,000	$890,647

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the maximum potential value of accelerated options assuming that a Triggering Event took place on December 31, 2007 and that the price per share of the registrant's securities is the closing market price as of December 31, 2007, the last trading day in 2007. The stock price used for U.S. Cellular shares was the closing price of USM Common Shares of $84.10 on December 31, 2007.

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(c)
Represents the maximum value of accelerated restricted stock units assuming that a Triggering Event took place on December 31, 2007 and that the price per share of the registrant's securities is the closing market price as of December 31, 2007, the last trading day in 2007. The stock price used for TDS Special Common Shares was the closing price of $57.60 on December 31, 2007. The stock price used for U.S. Cellular shares was the closing price of USM Common Shares of $84.10 on December 31, 2007. In accordance with FAS 123R, TDS recognized expense in 2007 with respect to the above stock awards to LeRoy T. Carlson because he was 66 years or older and eligible for retirement, even though such stock awards have not yet vested. Accordingly, an expense with respect to such shares is also included in column (e), Stock Awards, in the Summary Compensation Table.

(d)
Represents the maximum potential value of accelerated bonus match units assuming that a Triggering Event took place on December 31, 2007 and that the price per share of the registrant's securities is the closing market price as of December 31, 2007, the last trading day in 2007. The stock price used for TDS Special Common Shares was the closing price of $57.60 on December 31, 2007. The stock price used for U.S. Cellular shares was the closing price of USM Common Shares of $84.10 on December 31, 2007.

(e)
Includes payments or potential payments with respect to LeRoy T. Carlson, as discussed in Note (3) below.

(f)
Represents the total of columns (b) through (e).

  Although TDS has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in TDS' Form 10-K for the year ended December 31, 2007.

  Perquisites and other personal benefits or property payable upon termination or change in control are excluded only if the aggregate amount of such compensation will be less than $10,000. A perquisite or personal benefit is specifically identified only if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for an officer. Any perquisite or benefit is valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to TDS.

  No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of the registrant and that are available generally to all employees.

Footnotes:

(1)
Kenneth R. Meyers was appointed Executive Vice President and Chief Financial Officer of TDS effective January 1, 2007. In connection therewith, he relinquished the position of Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular effective December 31, 2006. Because TDS is an affiliate, this did not trigger any termination or other payments to Mr. Meyers. In connection with Mr. Meyers' change in employment to TDS from U.S. Cellular, TDS entered into a Retention Agreement with Kenneth R. Meyers as of December 4, 2006 with respect to Mr. Meyers' unvested U.S. Cellular options and restricted stock units. Reference is made to TDS' Form 8-K dated November 30, 2006 for further information and a copy of such agreement. This agreement provides that, in the event of a qualified termination of Mr. Meyers' employment with TDS on or after January 1, 2007, TDS will make certain payments to Mr. Meyers. A qualified termination is a termination by TDS without cause, as defined in such agreement, or by Mr. Meyers for good reason, as defined in such agreement. The payment would consist of the sum of (1) the difference between the fair market value and the exercise price of specified unvested options to acquire USM Common Shares held by Mr. Meyers which are cancelled and (2) the fair market value of specified unvested restricted stock units with respect to USM Common Shares held by Mr. Meyers which are forfeited, in each case as a result of the qualified termination of Mr. Meyers' employment with TDS. Assuming a qualified termination on December 31, 2007, the payment that Mr. Meyers would have received under this agreement would be the same as the amounts reported in the above table with respect to U.S. Cellular awards (other than the amounts related to U.S. Cellular bonus stock match units), or a total of $3,059,653, based on the closing price of USM Common Shares as of December 31, 2007 of $84.10 per share. However, all payments under this agreement would be made by TDS rather than U.S. Cellular.

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  The following table shows the calculation of this amount:

Award (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unvested at 12/31/07	Value at 12/31/07 based on $84.10 per share	Less Aggregate Exercise Price	Amount that would have been Payable at 12/31/07
2006 USM Common Shares ($59.43)	22,819	$1,919,078	$1,356,133	$562,945
2005 USM Common Shares ($45.63)	17,200	$1,446,520	$784,836	$661,684
2004 USM Common Shares ($38.65)	8,807	$740,669	$340,391	$400,278

Subtotal Options	48,826			$1,624,907

2006 USM Restricted Stock	3,163	$266,008	$—	$266,008
2005 USM Restricted Stock	13,897	$1,168,738	$—	$1,168,738

Subtotal Restricted Stock	17,060			$1,434,746

Total				$3,059,653

    (2)
    U.S. Cellular has certain arrangements with John E. Rooney relating to acceleration of vesting of options and restricted stock units. Reference is made to U.S. Cellular's Form 8-K dated March 26, 2000 for further information. However, the acceleration of all option and restricted stock unit awards granted on or prior to April 10, 2006 occurred as of October 10, 2006, and all option and restricted stock unit awards granted after April 10, 2006 vest six months after the date of grant, as discussed above. Accordingly, Mr. Rooney would have no further benefits or acceleration as a result of termination or Change in Control, except with respect to bonus stock match units as set forth in the above table.

    (3)
    TDS has entered into an agreement with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire from TDS. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by TDS as a part-time consultant (for not more than 60 hours in any month) until his death or disability. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, TDS can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of his employment or the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. TDS may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent of any competitor of TDS within the continental United States. No amounts have ever been paid or become payable under this agreement. Column (e) includes the annual amount that Mr. Carlson would receive in 2008 assuming he retired on December 31, 2007. This amount represents $75,000, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area through 2007, which is approximately $154,000. This amount would increase on an annual basis in 2009 and each year thereafter at increments equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area until such payments ceased pursuant to the foregoing agreement.

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Compensation of Directors

        The following table shows, as to directors who are not executive officers of TDS, certain information regarding director compensation.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Letitia G. Carlson, M.D.	$44,223	$7,661	—	—	—	$124	$52,008
Walter C.D. Carlson	$58,969	$24,595	—	—	—	$124	$83,688
Gregory P. Josefowicz	$14,750	—	—	—	—	$—	$14,750
Donald C. Nebergall	$75,195	$9,158	—	—	—	$124	$84,477
George W. Off	$116,234	$11,290	—	—	—	$124	$127,648
Christopher D. O'Leary	$51,829	$8,352	—	—	—	$124	$60,305
Mitchell H. Saranow	$72,945	$9,158	—	—	—	$124	$82,227
Martin L. Solomon	$17,996	$15,437	—	—	—	$124	$33,557
Herbert S. Wander	$110,247	$10,800	—	—	—	$124	$121,171

Explanation of Columns:

(a)
Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table. Accordingly, this includes only non-employee directors. The above table does not include James Barr III because he was an employee until March 24, 2007, and thereafter received fees for consulting services to TDS, as discussed below. Directors who are employees of TDS or its subsidiaries are identified in the Summary Compensation Table. Such directors do not receive director fees or compensation except for director life insurance, as disclosed in the Summary Compensation Table.

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

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(c)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. The following table discloses certain additional information with respect to stock awards to non-employee directors:

Name	Aggregate Number of awards of TDS Special Common Shares outstanding at December 31, 2007	Aggregate Number of TDS Special Common Shares underlying Stock Awards Granted in 2007	Aggregate Grant Date Fair Value of Stock Awards in 2007
Letitia G. Carlson, M.D.	—	133	$7,661
Walter C.D. Carlson	—	427	$24,595
Gregory P. Josefowicz	—	—	$—
Donald C. Nebergall	—	159	$9,158
George W. Off	—	196	$11,290
Christopher D. O'Leary	—	145	$8,352
Mitchell H. Saranow	—	159	$9,158
Martin L. Solomon	—	268	$15,437
Herbert S. Wander	—	175	$10,800

  Shares due with respect to stock awards for retainers or meeting fees are issued promptly after the date upon which the awards become effective and, accordingly, there are no awards outstanding at the end of the fiscal year.

(d)
This column is not applicable because non-employee directors do not receive options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any pension plans or receive any earnings on deferred compensation.

(g)
Represents the dollar value of insurance premiums paid by, or on behalf of, TDS during the fiscal year with respect to life insurance for the benefit of such director, which is the only category of other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        The board of directors has approved a Non-Employee Directors' Plan for non-employee directors. A non-employee director is a director of TDS who is not an employee of TDS or its affiliates, U.S. Cellular or TDS Telecom. The purpose of the Non-Employee Directors' Plan is to provide reasonable compensation to non-employee directors for their services to TDS, and to induce qualified persons to serve as non-employee members of the board of directors. This plan was amended by the TDS board of directors on May 10, 2007, and approved by TDS shareholders at the 2007 annual meeting on July 26, 2007.

        Non-employee directors will receive an annual director's retainer fee of $45,000 paid in cash. Non-employee directors also will receive an annual stock award of $45,000 paid in the form of TDS Special Common Shares, which will be distributed in March on or prior to March 15 of each year, beginning March 2008, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares will be determined on the basis of the closing price of TDS Special Common Shares for the last trading day in the month of February of each year. The closing price of TDS

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Special Common Shares on February 29, 2008 was $43.10 per share. The Chairperson of the board of directors will receive an additional annual retainer fee of $45,000, paid in cash.

        Each non-employee director who serves on the Audit Committee, other than the Chairperson, will receive an annual committee retainer fee of $11,000, and the Chairperson will receive an annual committee retainer fee of $22,000.

        Each non-employee director who serves on the Compensation Committee, other than the Chairperson, will receive an annual committee retainer fee of $7,000, and the Chairperson will receive an annual committee retainer fee of $14,000.

        Each non-employee director who serves on the Corporate Governance Committee, other than the Chairperson, will receive an annual committee retainer fee of $5,000, and the Chairperson will receive an annual committee retainer fee of $10,000.

        Non-employee directors also will receive a meeting fee of $1,750 for each board or committee meeting attended.

        Under the Directors Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings will be paid in cash on a quarterly basis, as of the last day of each quarter. The TDS board of directors has reserved 75,000 Special Common Shares of TDS for issuance pursuant to the Non-Employee Directors' Plan.

        In addition, TDS pays life insurance premiums to provide life insurance of $100,000 for each of its directors. Except for such life insurance premiums, directors who are also employees of TDS or any affiliate do not receive any additional compensation for services rendered as directors.

        Directors are also reimbursed for travel and expenses incurred in attending board and committee meetings, director education and other Board or company related matters pursuant to TDS' travel and expense reimbursement policy. TDS also reimburses directors for the cost of attending director education programs.

        None of the directors had stock awards or option awards outstanding at fiscal year end.

        Directors who are executive officers of TDS do not receive fees or compensation as directors. The compensation of such directors and officers who are named executive officers is disclosed in the tables under Executive and Director Compensation above.

        The following describes the non-employee director compensation plan that existed prior to the implementation of the foregoing revised plan in 2007.

        Each non-employee director received an annual director's fee of $44,000 payable quarterly, and the chairperson received an additional $34,000 fee.

        Each non-employee director serving on the Audit Committee received an annual fee of $11,000 payable quarterly, except for the chairperson, who received a fee of $22,000.

        Each non-employee director received an annual fee of $5,000 payable quarterly, for serving on the Compensation Committee, except for the chairperson, who received a fee of $7,000.

        Each non-employee director received a fee of $1,750 for board of directors, Audit, Compensation and Corporate Governance Committee meetings, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel to, and attendance at, each regularly scheduled or special meeting.

        Each non-employee director received 50%, and could elect to receive on an annual basis up to 100%, of their retainers and meeting fees for regularly scheduled meetings of the board (five per year), by the delivery of TDS Special Common Shares having a fair market value as of the date of payment equal to the cash amount of the retainer or fee foregone. For purposes of determining the number of Special Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Special Common Share was the average closing price of our Special Common Shares as

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reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the twenty trading days before the end of the quarter or the date of the board meeting, as applicable.

Other Matters Relating to Non-Employee Directors

        James Barr III.    Mr. Barr relinquished his position as President and Chief Executive Officer of TDS Telecom effective January 1, 2007. He remained on TDS Telecom's payroll until March 23, 2007 and retired on March 24, 2007. On March 6, 2006, TDS and James Barr III entered into an amendment of an arrangement relating to Mr. Barr's employment and retirement. Reference is made to TDS' Form 8-K dated March 6, 2006 for further information. Under the amended arrangement, because Mr. Barr remained employed with TDS Telecom until at least March 31, 2005, the agreement provided that (i) all of Mr. Barr's stock options became fully vested on the date of his retirement and (ii) TDS will pay Mr. Barr a sum equal to his then current annual salary in twenty-four equal monthly installments, with the initial six installments to be paid on or as soon as administratively practicable following the six month anniversary of his retirement and the remaining 18 installments to be paid each month after the six month anniversary of his retirement. Mr. Barr is required to provide consulting services to TDS during such period in consideration for such payments. Upon his retirement, all of his options vested pursuant to the foregoing agreement. Mr. Barr's 2005 and 2006 restricted stock awards also vested upon his retirement in accordance with such award agreements. Although Mr. Barr is now a non-employee director, he does not receive director fees because he receives consulting fees pursuant to the foregoing arrangements.

        Martin L. Solomon.    As disclosed above, due to personal reasons, Martin L. Solomon retired from the TDS board of directors as of the 2007 annual meeting. As noted above, Gregory P. Josefowicz was elected in 2007 to fill the directorship that had been held by Mr. Solomon.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee has responsibilities relating to the compensation of the executive officers of TDS (which does not include U.S. Cellular or any of its subsidiaries), including the review of salary, bonus, long-term compensation and all other compensation. The members of the Compensation Committee are Herbert S. Wander (chairperson), Gregory P. Josefowicz, George W. Off and Christopher D. O'Leary. Such persons are independent, as discussed above. None of such persons was, during 2007 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.

        Long-term compensation for executive officers who are employees of U.S. Cellular is approved by the stock option compensation committee of U.S. Cellular. The stock option compensation committee of U.S. Cellular is composed of directors of such subsidiary who are neither officers nor employees of TDS or any of its subsidiaries nor directors of TDS. The annual compensation of U.S. Cellular's President and Chief Executive Officer, Mr. Rooney, is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular. LeRoy T. Carlson, Jr. is also President and CEO of TDS. Mr. Carlson is a member of the board of directors of TDS, U.S. Cellular, and TDS Telecom. He is also the Chairman of TDS Telecom and, as such, approves the executive officer annual compensation decisions for TDS Telecom other than the President and CEO of TDS Telecom, and recommends the annual compensation of the President and CEO of TDS Telecom to the TDS Compensation Committee. David A. Wittwer, an executive officer of TDS, was the President and CEO of TDS Telecom in 2007. Mr. Carlson is compensated by TDS for his services to TDS and all its subsidiaries, including U.S. Cellular. However, U.S. Cellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and U.S. Cellular, as discussed above. Further information is included in the proxy statement of U.S. Cellular for its 2008 annual meeting of shareholders.

Certain Relationships and Related Transactions

        In addition to such compensation committee interlocks and insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.

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        David A. Wittwer became the President and Chief Executive Officer of TDS Telecom in 2007. As a result, Mr. Wittwer is deemed to be an executive officer of TDS under SEC rules. Mr. Wittwer's wife, Debra Wittwer, was employed by TDS in 2007 as a finance director until August 17, 2007. Pursuant to Item 404 of Regulation S-K, the total of Debra Wittwer's salary and bonus earned in 2007 did not exceed $120,000. Also, because she terminated employment in 2007, the total amount of her FAS 123R expense relating to options and restricted stock awards was negative, due to the forfeiture of awards upon termination.

        The following persons are partners of Sidley Austin LLP, the principal law firm of TDS, U.S. Cellular and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS and U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Mr. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries. TDS, U.S. Cellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $11.2 million in 2007, $12.0 million in 2006 and $7.8 million in 2005.

        The Audit Committee of the board of directors is responsible for the review and oversight of all related party transactions, as such term is defined by the rules of the American Stock Exchange.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2007 regarding TDS Common Shares and TDS Special Common Shares that may be issued under equity compensation plans currently maintained by TDS.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)
TDS Common Shares	1,083,245		919,786
		$68.31
TDS Special Common Shares	2,742,132		7,010,889
Equity compensation plans not approved by security holders(2)
TDS Common Shares	-0-		9,607
		$—
TDS Special Common Shares	-0-		-0-
Total
TDS Common Shares	1,083,245		929,393
		$68.31
TDS Special Common Shares	2,742,132		7,010,889

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options, unvested restricted stock units and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options, warrants and rights, including tandem options and TDS Special Common Share options. Restricted stock units and phantom stock units do not have any exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plan, other than securities to be issued upon the exercise of the outstanding options, restricted stock units and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by TDS shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2004 Long-Term Incentive Plan
TDS Common Shares	1,083,245	919,786	2,003,031
TDS Special Common Shares	2,742,132	6,643,612	9,385,744
2003 Employee Stock Purchase Plan
TDS Special Common Shares	-0-	301,747	301,747
Compensation Plan for Non-Employee Directors
TDS Special Common Shares	-0-	65,530	65,530
Total
TDS Common Shares	1,083,245	919,786	2,003,031
TDS Special Common Shares	2,742,132	7,010,889	9,753,021

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  As a result of the TDS Special Common Share dividend in 2005, all options to purchase Common Shares as of May 13, 2005 under the 2004 Long-Term Incentive Plan, whether vested or unvested, were adjusted into tandem options. The tandem options provide that upon exercise, the optionee will acquire the number of TDS Common Shares originally subject to the option plus an equal number of TDS Special Common Shares for the original exercise price.

  The 2003 Employee Stock Purchase Plan will expire December 31, 2008. See Proposal 2 herein relating to the approval of the 2009 Employee Stock Purchase Plan effective January 1, 2009.

  See Note 22—Stock Based Compensation, in the notes to the consolidated financial statements included in our 2007 Annual Report to Shareholders for certain information about these plans, which is incorporated by reference herein.

  The material terms of the Compensation Plan for Non-Employee Directors are set forth above under "Compensation of Directors" and are incorporated by reference herein.

(2)
The only plan that has not been approved by TDS shareholders is the TDS Quest Plan under which 9,607 TDS Common Shares are available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On February 29, 2008 TDS had outstanding and entitled to vote 53,164,603 Common Shares, par value $.01 per share (excluding 3,416,415 Common Shares held by TDS and 484,012 Common Shares held by a subsidiary of TDS); 57,767,762 Special Common Shares, par value $.01 per share (excluding 5,177,884 Special Common shares held by TDS and 484,012 Special Common Shares held by a subsidiary of TDS); 6,442,058 Series A Common Shares, par value $.01 per share; and 8,603 Preferred Shares, par value $.01 per share.

        Each of the outstanding Common Shares and Preferred Shares is entitled to one vote and each of the outstanding Series A Common Shares is entitled to ten votes. Accordingly, the voting power of all outstanding Series A Common Shares was 64,420,580 votes. The total voting power of all outstanding shares of all classes of capital stock was 117,593,786 votes at February 29, 2008 with respect to matters other than the election of directors.

        Each of the outstanding Special Common Shares is entitled to one vote per share in the election of 25 percent of the directors plus one director (or four of the twelve present directors). Other than as required by law, holders of Special Common Shares do not have any right to vote on any matters except in the election of certain directors, as described above.

Security Ownership of Management

        The following table sets forth as of February 29, 2008, or the latest practicable date, the number of Common Shares, Special Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned by each director and nominee for director of TDS, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

81

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)

LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	Special Common Shares Series A Common Shares	6,060,131 6,087,951	10.5% 94.5%	5.2% 5.2%	— 51.8%
LeRoy T. Carlson(4)(11)	Common Shares Special Common Shares Series A Common Shares	280,892 370,876 53,221	* * *	* * *	* — *
LeRoy T. Carlson, Jr.(5)(11)	Common Shares Special Common Shares Series A Common Shares	485,745 904,882 17,956	* 1.6% *	* * *	* — *
Walter C.D. Carlson(6)	Common Shares Special Common Shares Series A Common Shares	5,844 8,678 881	* * *	* * *	* — *
Letitia G. Carlson, M.D.(7)	Common Shares Special Common Shares Series A Common Shares	2,115 4,366 952	* * *	* * *	* — *
Prudence E. Carlson (8)	Common Shares Special Common Shares Series A Common Shares	11 54,264 179,255	* * *	* * *	* — *
Kenneth R. Meyers(9)(11)	Common Shares Special Common Shares	2,744 55,151	* *	* *	* —
James Barr III	Common Shares Special Common Shares	9,747 15,722	* *	* *	* —
Donald C. Nebergall(10)	Common Shares Special Common Shares Series A Common Shares	3,312 5,752 1,055	* * *	* * *	* — *
Herbert S. Wander	Common Shares Special Common Shares	3,159 4,550	* *	* *	* —
George W. Off	Common Shares Special Common Shares	4,391 5,851	* *	* *	* —
Gregory P. Josefowicz	Common Shares Special Common Shares	— 1,044	— *	— *	— —
Christopher D. O'Leary	Common Shares Special Common Shares	— 1,468	— *	— *	— —
Mitchell H. Saranow	Common Shares Special Common Shares	1,926 3,309	* *	* *	* —
John E. Rooney	Common Shares Special Common Shares	2,470 1,315	* *	* *	* —
Scott H. Williamson(11)	Common Shares Special Common Shares	61,094 189,772	* *	* *	* —
Other executive officers(9)(11)(12)	Common Shares Special Common Shares Series A Common Shares	117,215 287,408 —	* * *	* * *	* — *
All directors, director nominees and executive officers as a group (20 persons)(9)(11)	Common Shares Special Common Shares Series A Common Shares	980,695 7,974,539 6,341,271	1.8% 13.8% 98.4%	* 6.8% 5.4%	* — 53.9%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms pursuant to which shares in a brokerage account are pledged as collateral security for the repayment of debit balances, none of the above shares are pledged as security, unless otherwise specified.

82

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under a voting trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the TDS Special Common and Series A Common Shares held in the trust. If the voting trust were terminated, the following individuals, directly or indirectly, would each be deemed to own beneficially more than 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Catherine Mouly (wife of LeRoy T. Carlson, Jr.), Walter C.D. Carlson, Prudence E. Carlson, Richard Beckett (husband of Prudence E. Carlson), and Letitia G. Carlson, M.D.

(4)
Includes 9,057 Special Common Shares and 53,221 Series A Common Shares held by Mr. Carlson's wife and phantom stock with respect to 30,387 Common Shares and 40,921 Special Common Shares. Mr. Carlson disclaims beneficial ownership of such shares. Does not include 29,245 Special Common Shares and 33,048 Series A Common Shares held for the benefit of LeRoy T. Carlson or 188,183 Special Common and 189,213 Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 217,428 Special Common Shares, or 0.4% of class, and 222,261 Series A Common Shares, or 3.5% of class) in the voting trust described in footnote (3). Beneficial ownership is disclaimed as to Series A Common Shares held for the benefit of his wife.

(5)
Includes 1,158 Common Shares, 6,444 Special Common Shares and 5,283 Series A Common Shares held by Mr. Carlson's wife outside the voting trust and includes phantom stock with respect to 12,315 Common Shares and 17,404 Special Common Shares.

  Special Common Shares in Voting Trust.    Does not include 1,812,986 Special Common Shares (3.1% of class) held in the voting trust described in footnote (3), of which 712,549 shares are held for the benefit of LeRoy T. Carlson, Jr. and 684,960 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 415,477 Special Common Shares held for the benefit of his wife, his children and others in such voting trust.

  Series A Common Shares in Voting Trust.    Does not include 1,817,008 Series A Common Shares (28.2% of class) held in the voting trust described in footnote (3), of which 174,962 shares are held for the benefit of LeRoy T. Carlson, Jr. and 1,549,039 shares are held by family partnerships, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 93,007 Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(6)
Special Common Shares in Voting Trust.    Does not include 1,894,201 Special Common Shares (3.3% of class) held in the voting trust described in footnote (3), of which shares 1,094,057 are held for the benefit of Walter C.D. Carlson and 684,960 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 115,184 Special Common Shares held for the benefit of his wife and children in such voting trust.

  Series A Common Shares in Voting Trust.    Does not include 1,899,326 Series A Common Shares (29.5% of class) held in the voting trust described in footnote (3), of which shares 1,097,861 are held for the benefit of Walter C.D. Carlson and 686,346 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 115,119 Series A Common Shares held for the benefit of his wife and children in such voting trust.

(7)
Special Common Shares in Voting Trust.    Does not include 1,838,991 Special Common Shares (3.2% of class) held in the voting trust described in footnote (3), of which shares 1,056,380 are held for the benefit of Letitia G. Carlson, M.D. and 684,960 shares are held by a family partnership, of which Dr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 97,651 Special Common Shares held for the benefit of her husband and children in such voting trust.

  Series A Common Shares in Voting Trust.    Does not include 1,841,188 Series A Common Shares (28.6% of class) held in the voting trust described in footnote (3), of which 1,053,891 shares are held for the benefit of Letitia G. Carlson, M.D. and 686,346 shares are held by a family partnership, of which Dr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 100,951 Series A Common Shares held for the benefit of her husband and children in such voting trust.

(8)
Special Common Shares in Voting Trust.    Does not include 1,716,280 Special Common Shares (1.8% of class) held in the voting trust described in footnote (3), of which 999,227 shares are held for the benefit of Prudence E. Carlson and 685,288 shares are held by family partnerships, of which Ms. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 31,765 Special Common Shares held for the benefit of her husband and children in such voting trust.

  Series A Common Shares in Voting Trust.    Does not include 1,717,646 Series A Common Shares (16.0% of class) held in the voting trust described in footnote (3), of which 1,690,927 shares are held by family partnerships, of which Ms. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 26,719 Series A Common Shares held for the benefit of her husband and children in such voting trust.

83

(9)
Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(10)
Does not include 443,038 Special Common (0.8% of class) and 442,768 Series A Common Shares (6.9% of class) held as trustee under trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson, or 287 Special Common Shares or 287 Series A Common Shares held for the benefit of Donald C. Nebergall, which are included in the voting trust described in footnote (3).

(11)
Includes the following number of Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days: LeRoy T. Carlson, 198,151 shares; LeRoy T. Carlson, Jr., 458,366 shares; Kenneth R. Meyers, 0 shares; Scott H. Williamson, 55,543 shares; all other executive officers, 129,682 shares; and all directors and executive officers as a group 786,199 shares. Includes the following number of Special Common Shares that may be purchased pursuant to stock options and/or restricted stock units which are currently vested or vested within 60 days: LeRoy T. Carlson, 295,394 shares; LeRoy T. Carlson, Jr., 851,352 shares; Kenneth R. Meyers, 52,942 shares; Scott H. Williamson, 187,663 shares; all other executive officers, 441,820 shares; and all directors and executive officers as a group 1,641,508 shares.

(12)
Includes shares held by the other executive officers identified in the above list of executive officers: David A. Wittwer, Douglas D. Shuma, Kurt B. Thaus, C. Theodore Herbert and Joseph R. Hanley.

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Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 29, 2008 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. The nature of beneficial ownership in this table is sole voting and investment power except as otherwise set forth in footnotes thereto.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned	Percent of Class		Percent of Shares of Common Stock		Percent of Voting Power(1)
Southeastern Asset Management, Inc.(2)(3) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	Common Shares Special Common Shares	3,710,280 16,816,947	7.0 29.1	% %	3.2 14.3	% %	3.2% —
Capital Research Global Investors(4)(5)(7) 333 South Hope Street Los Angeles, CA 90071	Common Shares Special Common Shares	5,519,300 5,232,900	10.4 9.1	% %	4.7 4.5	% %	4.7% —
Capital World Investors(6)(7) 333 South Hope Street Los Angeles, CA 90071	Special Common Shares	4,068,100	7.0%		3.5%		—
Gabelli Funds, LLC(8)(9) One Corporate Center Rye, NY 10580	Common Shares Special Common Shares	3,763,623 2,875,588	7.1 5.0	% %	3.2 2.4	% %	3.2% —
Barclays Global Investors, NA(10) 45 Freemont Street San Francisco, CA 94105	Common Shares	5,134,446	9.7%		4.4%		4.4%
Wallace R. Weitz & Company(11) 1125 South 103rd Street, Suite 600 Omaha, NE 68124-6008	Special Common Shares	3,329,584	5.8%		2.8%		—
State Street Bank and Trust Company (12) State Street Financial Center One Lincoln Street Boston, MA 02111	Common Shares	2,737,649	5.1%		2.3%		2.3%

(1)
Represents voting power in matters other than election of directors.

(2)
Based on a Schedule 13D (Amendment No. 12) filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 1,874,680 Common Shares and shared power to vote 1,530,800 Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 2,173,480 Common Shares and shared power to dispose or direct the disposition of 1,530,800 Common Shares, and no power of disposition with respect to 6,000 Common Shares.

(3)
Based on a Schedule 13D (Amendment No. 11) filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 8,980,610 Special Common Shares and shared power to vote 5,666,200 Special Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 11,144,747 Special Common Shares and shared power to dispose or direct the disposition of 5.666,200 Special Common Shares, and no power of disposition with respect to 6,000 Special Common Shares.

85

(4)
Based on the most recent Schedule 13G filed with the SEC. In such Schedule 13G, Capital Research Global Investors reports that it has sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of, 5,519,300 Common Shares.

(5)
Based on the most recent Schedule 13G filed with the SEC. In such Schedule 13G, Capital Research Global Investors reports that it has sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of 5,232,900 Special Common Shares..

(6)
Based on the most recent Schedule 13G filed with the SEC. In such Schedule 13G, Capital World Investors reports that it has sole power to vote or direct the vote of 1,765,000 Special Common Shares and reports sole power to dispose or direct the disposition of 4,068,100 Special Common Shares.

(7)
Based on Schedule 13G filed with the SEC, Capital Research Global Investors and Capital World Investors are both divisions of Capital Research and Management Company

(8)
Based upon a Schedule 13D (Amendment No. 12) filed with the SEC. Includes Common Shares held by the following affiliates: GAMCO Asset Management, Inc.—2,264,823 Common Shares; Gabelli Funds, LLC—1,490,300 Common Shares; Gabelli Foundation, Inc.—1,000 Common Shares; GGC, Inc.—4,000 Common Shares; Mario J. Gabelli—2,500 Common Shares; and Gabelli Securities, Inc.—1,000 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 3,763,623 Common Shares and has reported sole voting power with respect to 3,680,623 Common Shares.

(9)
Based upon a Schedule 13D (Amendment No. 2) filed with the SEC. Includes Special Common Shares held by the following affiliates: GAMCO Investors, Inc.—2,000 Special Common Shares; Gabelli Funds, LLC—1,125,300 Special Common Shares; GAMCO Asset Management, Inc.—1,740,788 Special Common Shares; GGCP, Inc.—4,000 Special Common Shares; Mario J. Gabelli—2,500 Special Common Shares; and Gabelli Securities, Inc.—1,000 Special Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 2,875,588 Common Shares and has reported sole voting power with respect to 2,805,088 Common Shares.

(10)
Based on the most recent Schedule 13G filed with the SEC. Includes Common Shares held by the following affiliates: Barclays Global Investors, NA—3,015,948 Common Shares; Barclays Global Fund Advisors—1,861,067 Common Shares; Barclays Global Investors, Ltd.—134,379 Common Shares; and Barclays Global Investors Japan Limited—123,052 Common Shares. In such Schedule 13G, such group reports sole investment authority over 4,595,617 Common Shares and has reported sole power to dispose or direct the disposition of 5,134,446 Common Shares.

(11)
Based on the most recent Schedule 13G (Amendment No. 2) filed with the SEC, Wallace R. Weitz & Company reports that it has sole or shared power to vote or direct the vote of 3,314,320 Special Common Shares and sole or shared power to dispose or to direct the disposition of 3,329,584 Special Common Shares.

(12)
Based on the most recent Schedule 13G filed with the SEC, State Street Bank and Trust Company reports that it has sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of 2,737,649 Common Shares.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require TDS' directors and officers, and persons who are deemed to own more than ten percent of the Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of Common Shares. The reporting persons are also required to furnish TDS with copies of all such reports they file.

        Based on a review of copies of such reports furnished to TDS by the reporting persons and written representations by directors and officers of TDS, TDS believes that all filing requirements under Section 16 of the Securities Exchange Act applicable to the reporting persons during and with respect to 2007 were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation."

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        The 2009 annual meeting of shareholders is currently scheduled for May 21, 2009, and the proxy statement for such meeting is expected to be dated on or about April 15, 2009.

        Pursuant to SEC rules, proposals of shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2009 annual meeting of shareholders must be received by TDS at its principal executive offices not later than December 16, 2008.

        In addition, pursuant to TDS's bylaws, proposals by shareholders intended to be presented at the 2009 annual meeting of shareholders (whether or not to be included in TDS's proxy statement and form of proxy relating to the 2009 annual meeting pursuant to SEC rules), must be received by TDS at its principal executive offices not earlier than December 16, 2008 and not later than January 15, 2009 for consideration at the 2009 annual meeting of shareholders.

        As permitted by SEC rules, the proxy solicited by the board of directors for the 2009 annual meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, other than with respect to proposals that are duly submitted pursuant to the foregoing requirements and/or that are included in the proxy statement.

SOLICITATION OF PROXIES

        Your proxy is being solicited by the board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on its behalf, may also solicit proxies by mail, email, advertisement, telephone, telecopy, in person or other methods. None of such persons will receive additional compensation for such solicitations. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee for an annual meeting is $7,500 plus reimbursement of out-of-pocket expenses. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

FINANCIAL INFORMATION

        We will furnish you without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and the schedules thereto, upon the written or oral request of any shareholder as of the record date, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, telephone (312) 630-1900.

87

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

Kevin C. Gallagher Vice President and Corporate Secretary

All shareholders are urged to sign, date and mail their proxies promptly or vote on the Internet in accordance with the instructions set forth on the proxy

88

Exhibit A

TELEPHONE AND DATA SYSTEMS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

        SECTION 1. ESTABLISHMENT; PURPOSE; SCOPE.

        Telephone and Data Systems, Inc. hereby establishes the Telephone and Data Systems, Inc. 2009 Employee Stock Purchase Plan to encourage and facilitate the purchase of Special Common Shares of the Company by Employees of the Company and certain other participating Employers. The Plan is intended to provide a further incentive for such Employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2. DEFINITIONS; CONSTRUCTION.

        As used in this Plan, as of any time of reference, and unless the context otherwise requires:

        (a)   "Affiliate" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with the Company, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with the Company or such a trade or business, or any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code.

        (b)   "Benefits Representative" means the Employee Benefits Department of the Company located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

        (c)   "Board" means the Board of Directors of the Company as from time to time constituted.

        (d)   "Company" means Telephone and Data Systems, Inc., a Delaware corporation, and any successor thereto.

        (e)   "Compensation" means an employee's "Compensation" as defined in paragraph (11) of Article 2 of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code.

        (f)    "Controlled Group" means the Company and its Subsidiaries.

        (g)   "Effective Date" means January 1, 2009.

        (h)   "Eligibility Date" means the Effective Date and the first day of each subsequent calendar month.

        (i)    "Eligible Employee" means any Employee, but excluding any individual who is a leased employee of an Employer (within the meaning of section 414(n) of the Code).

        (j)    "Employee" means an individual whose relationship with an Employer is, under common law, that of an employee.

        (k)   "Employee Stock Purchase Account" means the account established pursuant to Section 6(d) of the Plan to hold a Participant's payroll deduction contributions.

        (l)    "Employer" means the Company and (i) any entity that is a member of the Controlled Group that adopts the Plan as of the Effective Date, with the prior approval of the Company; and (ii) each entity that is or subsequently becomes a member of the Controlled Group and adopts the Plan as of any later date, with the prior approval of the Company.

        (m)  "Fair Market Value" means the closing price of a Special Common Share on the American Stock Exchange (or any successor thereto) for the date of determination, or if such date is not a trading day, the closing price of such share on the American Stock Exchange (or any successor thereto) on the next preceding trading day.

        (n)   "Nominee" means the custodian designated by the Company for the Stock Accounts established hereunder.

        (o)   "Participant" means any Eligible Employee of an Employer who meets the eligibility requirements of Section 5(a), and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he or she terminates employment with his or her Employer, for whatever reason; provided, however, that the transfer of employment from one Employer to another Employer shall not be considered a termination of employment hereunder.

        (p)   "Plan" means the Telephone and Data Systems, Inc. 2009 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

        (q)   "Purchase Date" means the last day of each calendar quarter.

        (r)    "Purchase Period" means a calendar quarter ending on a Purchase Date.

        (s)   "Purchase Price" means, with respect to a Purchase Date, 85 percent of the Fair Market Value of a Special Common Share determined as of such date.

        (t)    "Special Common Shares" means the Special Common Shares of the Company, par value $0.01 per share.

        (u)   "Subsidiary" means an entity which is deemed to be a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

        (v)   "Termination Date" means the earliest of (i) December 31, 2013, (ii) such earlier date on which the Board terminates the Plan or (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

        The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3. ADMINISTRATION.

        This Plan shall be administered by the 2009 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board. As of the Effective Date, the Committee shall be comprised of LeRoy T. Carlson, Jr., Kenneth R. Meyers and C. Theodore Herbert. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4. GRANT OF OPTION.

        (a)   For each Purchase Period, each Eligible Employee after his or her Eligibility Date shall be granted an option on the Purchase Date (such Purchase Date also being referred to in the Plan as a "grant date") to purchase a number of Special Common Shares, such number and Purchase Price to be determined in accordance with Section 7 and item (s) of Section 2, respectively.

        (b)   Notwithstanding the foregoing, no Eligible Employee shall be granted any option for a Purchase Period if, immediately after the grant of such option, the Eligible Employee would own shares (including shares which may be purchased under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership.

SECTION 5. ELIGIBILITY AND PARTICIPATION.

        (a)   Any Eligible Employee of an Employer shall be eligible to participate in the Plan on and after the first Eligibility Date following such Eligible Employee's satisfaction of the eligibility service requirement, or, if later, on and after the first Eligibility Date following the date on which the Eligible Employee's Employer adopts the Plan. For purposes of this subsection, an Eligible Employee shall have satisfied the eligibility service requirement if he or she has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, Employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

        (b)   On and after the first Eligibility Date as of which an Eligible Employee is eligible to participate in the Plan as described in subsection (a) of this Section, such Eligible Employee may elect to become a Participant in the Plan by making an election to enroll herein, in the time and manner prescribed by the Committee. Such Eligible Employee's election shall specify his or her chosen rate of payroll deduction contributions described in Section 6, and shall authorize the Eligible Employee's Employer to withhold a portion of his or her Compensation in the amount of any such payroll deduction contributions. The Eligible Employee's election shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

        (c)   If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred Participant may continue to make payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee. If a Participant is transferred from an Employer to an Affiliate that is not a participating Employer, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter. If such Participant subsequently is transferred from such Affiliate to a participating Employer, such Participant can resume making payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee.

        (d)   If an individual terminates employment with all Employers so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall not be required again to satisfy the eligibility service requirement described in subsection (a) of this Section, but rather shall be eligible to recommence participation on and after the first Eligibility Date after his or her date of reemployment, in the time and manner prescribed by the Committee.

SECTION 6. PARTICIPANT CONTRIBUTIONS.

        (a)   Upon enrollment in the Plan a Participant shall elect, in the manner described in Section 5(b), a rate of payroll deduction contributions in an amount equal to a whole percentage not less than 1% and not more than 15% of such Participant's Compensation for each payroll period, beginning as soon as administratively practicable following the Participant's Eligibility Date and election to enroll in the time and manner prescribed by the Committee.

        (b)   A Participant shall have the right from time to time to increase or decrease his or her designated rate of payroll deductions under the Plan by making an election authorizing such increase or decrease, in the time and manner prescribed by the Committee. Such election shall specify a percentage rate of payroll deduction contributions not less than 0% and not more than 15%. A Participant also may elect to withdraw from the Plan for the remainder of a calendar year, as described in Section 8. A decrease of a payroll deduction election hereunder to 0% shall not be treated as a withdrawal from the Plan for this purpose. A Participant's election to change his or her rate of payroll deductions hereunder shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

        (c)   A Participant's designated rate of payroll deductions as in effect on the last day of a Purchase Period shall continue in effect during the subsequent Purchase Period unless and until the Participant files a change in the rate of payroll deductions as described in subsection (b) of this Section, or elects to withdraw from participation for the Purchase Period as described in Section 8.

        (d)   All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to which shall be credited his or her payroll deduction contributions made under the Plan. Such Employee Stock Purchase Accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate Accounts. Such Accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company applies the amounts credited thereto to purchase Special Common Shares under the Plan on behalf of Participants.

SECTION 7. PURCHASE OF SPECIAL COMMON SHARES.

        (a)   Subject to a Participant's right of withdrawal from the Plan for the remainder of a calendar year, as described in Section 8 hereof, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase Special Common Shares by dividing the balance of such account as of such date by the Purchase Price of a Special Common Share as of such date. A Participant's purchase of Special Common Shares shall be rounded to the nearest one-ten thousandth of a share (or such other fractional interest prescribed by the Committee). The Participant's Employee Stock Purchase Account shall be debited by the amounts applied to purchase such Special Common Shares, and the Participant's Stock Account shall be credited with such Special Common Shares.

        (b)   Upon termination of employment for any reason, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter.

        (c)   Notwithstanding any provision of this Plan to the contrary, a Participant's right to purchase Special Common Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Special Common Shares under this Plan and shares of stock under all other employee stock purchase plans maintained by members of the Controlled Group shall not accrue at a rate in excess of $25,000 of the total of the Fair Market Value of Special Common Shares and the fair market value of shares of stock of other members of the Controlled Group (determined on the grant date) for any calendar year determined in accordance with section 423(b)(8) of the Code and regulations promulgated thereunder. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in accordance with the foregoing limitation shall be refunded to the Participant as soon as administratively practicable thereafter.

        (d)   Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 175,000 Special Common Shares, subject to adjustment as provided in Section 11. The Special Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Special Common Shares to be purchased by each Participant under this Section shall be determined by multiplying the number of shares which the Participant elected to purchase on such Purchase Date by the following fraction (or by applying such other equitable adjustment on a uniform basis as may be determined by the Committee):

Total number of shares available for purchase on Purchase Date Total number of shares elected to be purchased by all Participants on Purchase Date

        Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Special Common Shares on a Purchase Date as a result of the foregoing adjustment shall be refunded to the Participant as soon as administratively practicable thereafter.

SECTION 8. PARTICIPANT'S RIGHT TO WITHDRAW.

        At any time during a Purchase Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to the Purchase Date for such Purchase Period, a Participant may elect to withdraw from participation in the Plan. A withdrawal election shall be made in the time and manner prescribed by the Committee. Upon a Participant's election to withdraw from the Plan pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan shall be terminated for the remainder of the calendar year in which such withdrawal election is made. The Participant shall be eligible to recommence participation in the Plan on or after the first day of the following calendar year in the time and manner prescribed by the Committee.

SECTION 9. SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

        If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of six months from the date of such hardship withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Special Common Shares on the Purchase Date next occurring after the effective date of such hardship withdrawal, except to the extent the Participant withdraws from the Plan for the remainder of the calendar year, as described in Section 8, or discontinues participation in this Plan on account of the Participant's termination of employment. After the expiration of such six-month period, the Participant may resume active participation in the Plan by electing to resume making payroll deductions hereunder, in the time and manner prescribed by the Committee, unless the Participant has withdrawn from participation in the Plan as described in Section 8 for the remainder of the calendar year which contains the date of expiration of such six-month period.

SECTION 10. STOCK ACCOUNT; ISSUANCE OF CERTIFICATES.

        (a)   A Stock Account shall be established on behalf of each Participant for whom shares are purchased under this Plan (or, if so designated by the Participant, on behalf of such Participant and one other person as such Participant may designate as joint tenants with right of survivorship).

        (b)   As of each Purchase Date, the Special Common Shares purchased on a Participant's behalf (including the right to fractional shares) shall be credited to the Participant's Stock Account and shall be registered in the name of the Nominee. All rights accruing to an owner of record of such Special Common Shares, including dividend, voting and tendering rights, shall belong to the Participant for whom such Stock Account is established (including any joint tenant or, in the case of a deceased Participant, the Participant's estate).

        (c)   The Nominee shall establish procedures pursuant to which a Participant (including any joint tenant or, in the case of a deceased Participant, the executor or administrator of the Participant's estate) can elect that the shares credited to the Participant's Stock Account shall be registered in the name of such Participant, or in the names of such Participant and one other person as the Participant may designate as joint tenants with right of survivorship, as the case may be. Such a joint tenancy designation shall not apply to shares registered by the Participant's estate after the Participant's death. As soon as administratively practicable after such election, certificates representing such shares shall be issued to the Participant (including any joint tenant or, in the case of a deceased Participant, to the Participant's estate). The Nominee shall also establish procedures pursuant to which a Participant (or the executor or administrator of the Participant's estate) can receive a cash payment in lieu of any fractional shares credited to his or her Stock Account.

SECTION 11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

        In the event of any conversion, stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of the Company stock other than a regular cash dividend ("Corporate Event"), the Committee shall adjust appropriately and equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding options, (c) the maximum number of shares that can be purchased by a Participant, and (d) the appropriate market value and other price determinations applicable to the options, such adjustments to be made so that the economic value of each Participant's options immediately after the Corporate Event have substantially the same economic value as such Participant's options immediately prior to the Corporate Event. All determinations by the Committee under this Section 11 shall be final, conclusive and binding.

SECTION 12. AMENDMENT OF THE PLAN.

        The Board may at any time, and from time to time, amend the Plan in any respect; provided, however, that any amendment that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that otherwise requires stockholder approval under applicable law, shall not be effective unless stockholder approval is obtained in the time and manner prescribed by law.

SECTION 13. TERMINATION OF THE PLAN.

        While it is intended that the Plan remain in effect until the Termination Date, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Special Common Shares as described in Section 7 as if such termination date were a Purchase Date under the Plan and were the last day of the Plan. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to withdraw from participation in the Plan. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his or her Employee Stock Purchase Account, if any, that has not been applied to purchase Special Common Shares as a result of the Participant's election to withdraw from the Plan or as a result of the application of any limitation hereunder.

        Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all Special Common Shares available for purchase under the Plan shall have been purchased by Participants under the Plan.

SECTION 14. MISCELLANEOUS.

        (a)   The Plan is subject to the approval of a majority of the votes cast on the matter by the stockholders of the Company within twelve months before or after its adoption by the Board.

        (b)   The right to purchase Special Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his or her lifetime, only by the Participant.

        (c)   No Participant shall have rights or privileges of a stockholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Special Common Shares.

        (d)   The Company is not obligated to repurchase any Special Common Shares acquired under the Plan.

        (e)   The sale and delivery of Special Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

        (f)    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Illinois and construed in accordance therewith.

        (g)   Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

APPENDIX I

TELEPHONE AND DATA SYSTEMS, INC.

ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2007
Pursuant to SEC RULE 14(a)-3 and American Stock Exchange Section 611

        The following audited financial statements and certain other financial information for the year ended December 31, 2007, represents TDS' annual report to shareholders as required by the rules and regulations of the Securities and Exchange Commission ("SEC") and under the requirements of the American Stock Exchange.

        TDS also is required to comply with certain listing standards of the New York Stock Exchange because it has debt listed on the New York Stock Exchange under the symbols TDA and TDI, including the disclosure of the following information in this annual report. TDS is required to certify compliance with such standards to the New York Stock Exchange on an annual basis within 30 days after filing its Annual Report on Form 10-K. In 2007, TDS submitted a Section 303A Special Entities Annual Written Certification to the New York Stock Exchange within 30 days after filing its 2006 Annual Report on Form 10-K stating that it was in compliance with all applicable New York Stock Exchange listing standards. In addition, pursuant to Section 303A.12(a) of the New York Stock Exchange Listing Standards, this confirms that TDS filed with the SEC the CEO/CFO certifications required under Section 302 of the Sarbanes-Oxley Act as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2007.

        The following information was filed with the SEC on February 29, 2008 as Exhibit 13 to TDS' Annual Report on Form 10-K for the year ended December 31, 2007. Such information has not been updated or revised since the date it was originally filed with the SEC. Accordingly, you are encouraged to review such information together with any subsequent information that we have filed with the SEC and other publicly available information.

Exhibit 13

Telephone and Data Systems, Inc. and Subsidiaries

Financial Report

Management's Discussion and Analysis of Financial Condition and Results of Operations	1
Overview	1
Results of Operations	4
Results of Operations—Wireless Operations	9
Results of Operations—Wireline Operations	21
Inflation	26
Recent Accounting Pronouncements	26
Financial Resources	27
Liquidity and Capital Resources	30
Application of Critical Accounting Policies and Estimates	41
Certain Relationships and Related Transactions	49
Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement	50
Market Risk	53
Consolidated Statements of Operations	57
Consolidated Statements of Cash Flows	58
Consolidated Balance Sheets—Assets	59
Consolidated Balance Sheets—Liabilities and Stockholders' Equity	60
Consolidated Statements of Common Stockholders' Equity	61
Notes to Consolidated Financial Statements	63
Reports of Management	133
Report of Independent Registered Public Accounting Firm	136
Selected Consolidated Financial Data	138
Five-Year Statistical Summary	139
Consolidated Quarterly Information (Unaudited)	141
Shareholder Information	143

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Telephone and Data Systems, Inc. ("TDS") is a diversified telecommunications company providing high-quality telecommunications services in 36 states to approximately 6.1 million wireless customers and 1.2 million wireline equivalent access lines at December 31, 2007. TDS conducts substantially all of its wireless operations through its 80.8%-owned subsidiary, United States Cellular Corporation ("U.S. Cellular"), and its Incumbent Local Exchange Carrier and Competitive Local Exchange Carrier wireline operations through its wholly owned subsidiary, TDS Telecommunications Corporation ("TDS Telecom"). TDS conducts printing and distribution services through its 80%-owned subsidiary, Suttle Straus, which represents a small portion of TDS' operations.

        The following discussion and analysis should be read in conjunction with TDS' audited consolidated financial statements and footnotes included herein and the description of TDS' business included in Item 1 of the TDS Annual Report on Form 10-K for the year ended December 31, 2007.

OVERVIEW

        The following is a summary of certain selected information from the complete management discussion that follows the overview and does not contain all of the information that may be important. You should carefully read this entire Management's Discussion and Analysis of Financial Condition and Results of Operations and not rely solely on the overview.

        U.S. Cellular—U.S. Cellular offers wireless telecommunications services to approximately 6.1 million customers in five market areas in 26 states. As of December 31, 2007, U.S. Cellular owned or had rights to acquire interests in 260 wireless markets, operated approximately 6,400 cell sites, had over 400 U.S. Cellular operated retail stores and had relationships with agents, dealers and non-Company retailers that aggregated over 1,300 locations. U.S. Cellular employs a customer satisfaction strategy which it believes has contributed to its overall success, including a relatively low churn rate. U.S. Cellular's business development strategy is to operate controlling interests in wireless licenses in areas adjacent to or in proximity to its other wireless licenses, thereby building contiguous operating market areas. U.S. Cellular anticipates that operating in contiguous market areas will continue to provide it with certain economies in its capital and operating costs.

        Financial and operating highlights in 2007 included the following:

  •
  Total customers increased 5% year-over-year to 6.1 million; net retail customer additions were up 12% from the prior year to 333,000.

  •
  The retail postpay churn rate per month was 1.4% compared to 1.6% for 2006. Retail postpay customers comprised approximately 86% of U.S. Cellular's total customer base as of December 31, 2007.

  •
  Average monthly service revenue per customer increased 8% year-over-year to $51.13.

  •
  Additions to property, plant and equipment totaled $565.5 million, including expenditures to construct cell sites, increase capacity in existing cell sites and switches, outfit new and remodel existing retail stores and continue the development and enhancements of U.S. Cellular's office systems. Total cell sites in service increased 8% year-over-year to 6,383.

  •
  To strengthen its operating footprint, U.S. Cellular entered into an exchange agreement with Sprint Nextel on November 30, 2007. The exchange agreement calls for U.S. Cellular to receive personal communication service ("PCS") spectrum in eight licenses covering portions of four states (Oklahoma, West Virginia, Maryland and Iowa) and, in exchange, to deliver PCS spectrum in eight licenses covering portions of Illinois. The exchange of licenses will provide U.S. Cellular with additional spectrum to meet anticipated future capacity and coverage requirements in several of its key markets. No other assets or liabilities were included in the exchange. In addition, on February 1, 2007, U.S. Cellular purchased 100% of the membership interests of Iowa 15 Wireless, LLC ("Iowa 15") and obtained the 25 megahertz Federal Communications Commission

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

    ("FCC") cellular license to provide wireless service in Iowa Rural Service Area ("RSA") 15 for approximately $18.3 million in cash.

  •
  U.S. Cellular expended $87.9 million in cash to repurchase its Common Shares in 2007. The repurchases were completed through private transactions with an investment banking firm pursuant to accelerated share repurchase agreements ("ASRs"). U.S. Cellular received $4.6 million in January 2008 upon final settlement of the ASRs. As an offset to these repurchases, U.S. Cellular received cash proceeds of $10.1 million from re-issuance of treasury shares in connection with employee benefits plans in 2007.

        Service Revenues increased 14%, to $3,679.2 million in 2007 from $3,214.4 million in 2006. Customer growth and improvements in average monthly revenue per unit have driven increased revenues. U.S. Cellular continues to experience growth in its customer base, driven by continued strong results in the postpay segment. In addition, U.S. Cellular continues to experience increases in average monthly revenue per unit driven by continuing migration of customers to national, wide area and family service plans and growth in revenues from our data products and services.

        As penetration in the industry increases over the next few years, future customer growth may slow. U.S. Cellular believes that growth in customers and revenues will be achieved primarily by capturing customers switching from other wireless carriers, marketing additional services to existing customers or increasing the number of multi-device users rather than by adding new to the industry users.

        Operating Income increased $106.3 million, or 37%, to $396.2 million in 2007 from $289.9 million in 2006. The increase in Operating Income reflected both higher operating revenues and a higher operating income margin (as a percent of service revenues), which was 10.8% in 2007 compared to 9.0% in 2006.

        Operating income margin improved to 10.8% in 2007 from 9.0% in 2006. U.S. Cellular anticipates that there will be continued pressure on its operating income and operating income margin in the next few years related to the following factors:

  •
  costs of customer acquisition and retention;

  •
  effects of competition;

  •
  providing service in recently launched or potential new market areas;

  •
  potential increases in prepaid and reseller customers as a percentage of U.S. Cellular's customer base;

  •
  costs of developing and introducing new products and services;

  •
  continued enhancements to its wireless networks, including potential deployments of new technology;

  •
  increasing costs of regulatory compliance; and

  •
  uncertainty in future eligible telecommunications carrier ("ETC") funding.

        See "Results of Operations—Wireless Operations."

        TDS Telecom—TDS Telecom provides high-quality telecommunication services, including full-service local exchange service, long distance telephone service, and Internet access, to rural and suburban area communities. TDS Telecom's business plan is designed for a full-service telecommunications company, including competitive local exchange carrier operations ("CLEC"), by leveraging TDS Telecom's strength as an incumbent local exchange carrier ("ILEC"). TDS Telecom's strategy is to be the preferred provider of telecommunications services—including voice, broadband, and video services—in its chosen markets. This strategy encompasses many components including: developing service and product, market and customer strategies; investing in networks and deploying advanced technologies; monitoring the competitive environment; advocating with respect to state and federal regulation for positions that

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

support its ability to provide advanced telecommunications services to its customers; and exploring transactions to acquire or divest properties that would result in strengthening its operations.

        Both ILECs and CLECs are faced with significant challenges, including the industry decline in use of second lines by customers, growing competition from wireless and other wireline providers (other CLECs and cable providers), changes in regulation, new technologies such as Voice over Internet Protocol ("VoIP"), and the uncertainty in the economy. These challenges could have a material adverse effect on the financial condition, results of operations and cash flows of TDS Telecom in the future.

        Overall equivalent access lines served by TDS Telecom decreased 1% in 2007. ILEC equivalent access lines increased 1% in 2007, while CLEC equivalent access lines decreased 5% in 2007. The number of equivalent access lines served by TDS Telecom's ILEC and CLEC were 762,700 and 435,000, respectively, at December 31, 2007.

        Operating revenues decreased 2% to $860.2 million in 2007 from $875.9 million in 2006. The decrease in 2007 was primarily due to lower ILEC access revenues due to a decline in network access minutes of use and lower compensation from state and national revenue pools.

        Operating income increased 10% to $141.2 million in 2007 compared to $128.9 million in 2006 primarily as a result of decreased operating expenses. Operating margins improved in 2007 to 16.4% from 14.7% in 2006. The increase in 2007 was primarily due to the improved operating results of the CLEC operations.

        See "Results of Operations—Wireline Operations."

        Cash Flows and Investments—TDS and its subsidiaries had cash and cash equivalents totaling $1,174.4 million, availability under their revolving credit facilities of $1,296.3 million, and additional bank lines of credit of $25 million as of December 31, 2007. TDS and its subsidiaries are also generating substantial internal funds from operations. Cash flow from operating activities totaled $941.0 million in 2007, $892.2 million in 2006 and $868.2 million in 2005. Management believes that cash on hand, expected future cash flows from operating activities and sources of external financing provide substantial financial flexibility and are sufficient to permit TDS and its subsidiaries to finance their contractual obligations and anticipated capital expenditures for the foreseeable future.

        See "Financial Resources" and "Liquidity and Capital Resources"—for additional information related to cash flows and investments.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATIONS

Year Ended December 31,	2007	Increase/ (Decrease)	Percentage Change	2006	Increase/ (Decrease)	Percentage Change	2005
	(Dollars in thousands)
Operating revenues
U.S. Cellular	$3,946,264	$473,109	13.6%	$3,473,155	$442,390	14.6%	$3,030,765
Telecom	860,211	(15,707)	(1.8)%	875,918	(28,167)	(3.1)%	904,085
All other(1)	22,509	7,064	45.7%	15,445	(2,683)	(14.8)%	18,128

Total operating revenues	4,828,984	464,466	10.6%	4,364,518	411,540	10.4%	3,952,978
Operating expenses
U.S. Cellular	3,550,065	366,806	11.5%	3,183,259	383,691	13.7%	2,799,568
Telecom	719,009	(28,053)	(3.8)%	747,062	3,702	0.5%	743,360
All other(1)	32,012	10,592	49.4%	21,420	(7,932)	(27.0)%	29,352

Total operating expenses	4,301,086	349,345	8.8%	3,951,741	379,461	10.6%	3,572,280
Operating income (loss)
U.S. Cellular	396,199	106,303	36.7%	289,896	58,699	25.4%	231,197
Telecom	141,202	12,346	9.6%	128,856	(31,869)	(19.8)%	160,725
All other(1)	(9,503)	(3,528)	(59.0)%	(5,975)	5,249	46.8%	(11,224)

Total operating income (loss)	527,898	115,121	27.9%	412,777	32,079	8.4%	380,698
Other income and (expenses)
Equity in earnings of unconsolidated entities	91,831	(3,339)	(3.5)%	95,170	27,131	39.9%	68,039
Interest and dividend income	199,435	4,791	2.5%	194,644	38,162	24.4%	156,482
Fair value adjustment of derivative instruments	(351,570)	(52,045)	(17.4)%	(299,525)	(1,033,253)	N/M	733,728
Gain (loss) on investments	432,993	271,147	167.5%	161,846	168,100	N/M	(6,254)
Interest expense	(208,736)	25,807	11.0%	(234,543)	(18,522)	(8.6)%	(216,021)
Other income (expense)	(6,401)	630	9.0%	(7,031)	2,506	26.3%	(9,537)
Income tax expense(2)	(269,054)	(152,595)	(131.0)%	(116,459)	306,726	72.5%	(423,185)
Minority share of income	(73,111)	(27,991)	(62.0)%	(45,120)	(7,913)	(21.3)%	(37,207)
Discontinued operations	—	—	—	—	(997)	N/M	997
Extraordinary item	42,827	42,827	N/M	—	—	—	—
Preferred dividend requirement	(52)	113	68.5%	(165)	37	N/M	(202)

Net Income available to common	$386,060	$224,466	138.9%	$161,594	$(485,944)	(75.0)%	$647,538

Basic Earnings Per Share	$3.28	$1.89	136.0%	$1.39	$(4.23)	(75.3)%	$5.62
Diluted Earnings Per Share	$3.22	$1.85	135.0%	$1.37	$(4.20)	(75.4)%	$5.57

(1)
Consists of Suttle Straus printing and distribution operations, Corporate Operations and intercompany eliminations

(2)
TDS' effective tax rate was 39.3%, 36.0% and 38.2% in 2007, 2006 and 2005, respectively.

N/M—Percentage change not meaningful

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Operating Revenues

        In 2007, operating revenues increased 10.6% primarily reflecting growth in wireless customers and average monthly service revenue per wireless customer. U.S. Cellular revenue growth reflects wireless customer growth of 5% in 2007 and 6% in 2006; and growth in average monthly service revenue per wireless customer of 7% in 2007 and 4% in 2006. TDS Telecom operating revenues decreased primarily reflecting lower ILEC access revenues due to a decline in network access minutes of use and lower compensation from state and national revenue pools. Equivalent access lines decreased 1% in 2007 and increased 3% in 2006.

Operating Expenses

        In 2007, the increase primarily reflects costs associated with acquiring customers and serving and retaining its expanding customer base at U.S. Cellular. In 2006, the increase is due primarily to the costs associated with providing service to an expanding customer base, additional depreciation expense and costs associated with launching new markets and acquisitions at U.S. Cellular.

Operating Income

        The increase in operating income in 2007 and 2006 reflect higher operating revenues at U.S. Cellular. The increase in 2007 at TDS Telecom was primarily due to cost reduction initiatives implemented in 2006 and 2007. The decrease in 2006 at TDS Telecom was primarily due to the ILEC decrease in revenues generated from lower network usage and lower average access rates coupled with higher costs of providing services and products.

Equity in earnings of unconsolidated entities

        Equity in earnings of unconsolidated entities represents TDS' share of net income from markets in which it has a minority interest and that are accounted for by the equity method. TDS follows the equity method of accounting for minority interests in which its ownership interest equals or exceeds 20% for corporations and 3% for partnerships and limited liability companies.

        TDS' investment in the Los Angeles SMSA Limited Partnership ("LA Partnership") contributed $71.2 million, $62.3 million and $52.2 million in equity in earnings of unconsolidated entities in 2007, 2006 and 2005, respectively. TDS also received cash distributions from LA Partnership of $66.0 million, $60.5 million and $38.5 million in 2007, 2006 and 2005, respectively.

Interest and dividend income

        In 2007, TDS recorded dividend income of $128.5 million from its investment in Deutsche Telekom and $2.1 million from its investment in Vodafone. In 2006, TDS recorded dividend income of $120.3 million from its investment in Deutsche Telekom and $14.5 million from its investment in Vodafone. In 2005, TDS recorded dividend income of $105.7 million from its investment in Deutsche Telekom and $10.1 million from its investment in Vodafone. The increase in interest and dividend income in 2007 is primarily due to the increase in the dividend paid by Deutsche Telekom ($8.2 million) and higher average investment balances in 2007 than 2006. This was offset by reduced dividends from Vodafone ($12.4 million) reflecting the settlement of TDS' and U.S. Cellular's variable prepaid forward contracts related to these securities. The increase in interest and dividend income in 2006 is primarily due to increases in the dividends paid by Deutsche Telekom ($14.6 million) and Vodafone ($4.4 million), and higher average rates of interest earned on investments in 2006 than 2005. Interest income increased $20.6 million in 2006 primarily due to higher interest rates.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Fair value adjustment of derivative instruments

        Fair value adjustments of derivative instruments reflect the change in the fair value of the bifurcated embedded collars within the forward contracts related to the Deutsche Telekom, Vodafone and VeriSign marketable equity securities.

Gain (loss) on investments

        The gain in 2007 consists of a $426.7 million gain recorded on the delivery of the Vodafone American Depository Receipts ("ADRs"), VeriSign Common Shares and a portion of the Deutsche Telekom ordinary shares to settle the related variable prepaid forward contracts and the sale of the remaining Vodafone ADRs, VeriSign Common Shares and Deutsche Telekom ordinary shares related to the settled forward contracts. Also included in 2007 is a $6.3 million additional gain from the sale of U.S. Cellular's interest in Midwest Wireless Communications, LLC ("Midwest Wireless") that occurred in 2006.

        The gain in 2006 was primarily due to the $90.3 million gain at TDS Telecom from its remittance of Rural Telephone Bank ("RTB") shares. See Note 2—Gain (Loss) on Sale of Investments in the Notes to the Consolidated Financial Statements. Also in 2006, U.S. Cellular sold its interest in Midwest Wireless and recorded a gain of $70.4 million. See Note 5—Acquisitions, Divestitures and Exchanges in the Notes to the Consolidated Financial Statements for more information on the disposition of Midwest Wireless.

        In 2005, U.S. Cellular reduced the carrying value of one of its equity method investments by $6.8 million to its underlying fair value based on a cash flow analysis.

Interest expense

        The decrease in interest expense in the year ended December 31, 2007 was primarily due to a decrease in interest related to TDS' 7.0% senior notes that were paid off in the third quarter of 2006 ($8.2 million), a decrease in interest paid on variable prepaid forward contracts related to the settlement of various prepaid forward contracts ($13.9 million), and a decrease in interest related to U.S. Cellular's revolving credit facility ($3.4 million).

        The increase in interest expense in 2006 was primarily due to an increase in interest paid on variable prepaid forward contracts related to interest rate increases ($24.1 million), the new debt issuance of 6.625% Senior Notes in March 2005 of $116.25 million ($1.9 million) and the increase in interest rates on revolving credit facilities ($5.7 million). The increase in interest expense was partially offset by the repayment of TDS' $200.0 million 7% unsecured Senior Notes in August 2006 ($6.0 million), the repayment of $35.0 million of medium-term notes ($3.1 million) in 2006 and the repayment of TDS Telecom's subsidiary debt in March and June of 2005 ($5.2 million).

Other income (expense)

        Borrowing costs on the variable prepaid forward contracts increased $0.3 million in 2007 compared to 2006. In addition, in 2005, TDS Telecom recorded prepayment penalties and unamortized debt issuance cost write-offs of $2.2 million on the repayment of long-term debt and TDS incurred $2.9 million of expenses from the Special Common Share proposal and stock dividend.

Income tax expense (benefit)

        The effective tax rate on Income from Continuing Operations Before Income Taxes and Minority Interest was 39.3%, 36.0% and 38.2% for 2007, 2006 and 2005, respectively. These effective rates reflect 1.8%, 3.6% and 0.5% in 2007, 2006 and 2005, respectively related to foreign taxes, primarily attributable to dividends received from Deutsche Telekom.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Income from continuing operations in 2007, 2006, and 2005 includes gains and losses (reported in the captions (Gain) loss on asset disposals/exchanges, Fair value adjustment of derivative instruments and Gain (loss) on investments in the Consolidated Statements of Operations). The income tax expense or benefit recognized with respect to such gains and losses was as follows:

2007

  •
  Tax expense of $147.1 million was recorded upon the delivery of certain Deutsche Telekom ordinary shares, Vodafone ADRs, and VeriSign common shares in settlement of variable prepaid forward contracts and the disposition of certain remaining Deutsche Telekom ordinary shares, all remaining Vodafone ADRs, and all remaining VeriSign common shares.

  •
  Tax benefit of $129.0 million was recorded on the fair value adjustment of derivative instruments.

  •
  Tax benefit of $7.7 million was recognized on the loss on exchange of assets that was recorded in conjunction with the Sprint Nextel spectrum exchange transaction.

  •
  Tax expense of $2.5 million was recorded on the sale of interest in Midwest Wireless that occurred in the fourth quarter of 2006.

2006

  •
  Tax expense of $30.9 million was recorded on the gain from the sale of Midwest Wireless.

  •
  Tax expense of $32.4 million was recorded on the sale of RTB stock.

  •
  Tax benefit of $115.6 million was recorded on the fair value adjustment of derivative instruments.

2005

  •
  Tax expense of $17.4 million was recorded on the gain from the exchange of assets with ALLTEL.

  •
  Tax benefit of $2.6 million was recorded on the loss on impairment of an unconsolidated investment.

  •
  Tax expense of $289.6 million was recorded on the fair value adjustment of derivative instruments.

        Such gains and losses increased/(decreased) the effective tax rate by (1.7%), (0.5%) and 3.1% in 2007, 2006 and 2005, respectively.

Minority share of income

        Minority share of income includes the minority public shareholders' share of U.S. Cellular's net income, the minority shareholders' or partners' share of certain U.S. Cellular subsidiaries' net income or loss and other TDS minority interests.

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Minority share of income
U.S. Cellular
Minority public shareholders' interest	$(60,600)	$(33,996)	$(28,703)
Subsidiaries' minority interests	(12,398)	(10,891)	(8,366)

	(72,998)	(44,887)	(37,069)
Other Subsidiaries	(113)	(233)	(138)

	$(73,111)	$(45,120)	$(37,207)

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Discontinued operations

        TDS is party to an indemnity agreement with T-Mobile USA, Inc. regarding certain contingent liabilities for Aerial Communications, Inc. ("Aerial"), a former subsidiary of TDS. TDS has recorded in 2000 an accrual for expenses, primarily tax related, resulting from Aerial's merger into VoiceStream Wireless Corporation ("VoiceStream").

        In 2005, TDS also recorded a gain of $1.0 million ($1.5 million, net of a $0.5 million income tax expense), or $0.01 per diluted share, for discontinued operations relating to a reduction in this indemnity accrual due to the favorable outcome of a state tax audit which reduced the potential indemnity obligation.

Extraordinary item

        Historically, TDS Telecom's ILEC operations followed the accounting for regulated enterprises prescribed by Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for the Effects of Certain Types of Regulation, ("SFAS 71"). This accounting recognizes the economic effects of rate-making actions of regulatory bodies in the financial statements of the TDS Telecom ILEC operations.

        TDS Telecom has regularly monitored the appropriateness of the application of SFAS 71. Recent changes in TDS Telecom's business environment have caused competitive forces to surpass regulatory forces such that TDS Telecom has concluded that it is no longer reasonable to assume that rates set at levels that will recover the enterprise's cost can be charged to its customers.

        TDS Telecom has experienced increasing access line losses due to increasing levels of competition across all of the ILEC service areas. Competition has intensified in 2007 from cable and wireless operators who have extended their investment beyond major markets to enable a broader range of voice and data services that compete directly with TDS Telecom's service offerings. These alternative telecommunications providers have transformed a pricing structure historically based on the recovery of costs to a pricing structure based on market conditions. Consequently, TDS Telecom has had to alter its strategy to compete in its markets. Specifically, in the third quarter of 2007, TDS Telecom initiated an aggressive program of service bundling and deep discounting and has made the decision to voluntarily exit certain revenue pools administered by the FCC-supervised National Exchange Carrier Association in order to achieve additional pricing flexibility to meet competitive pressures.

        Based on these material factors impacting its operations, management determined in the third quarter of 2007 that it is no longer appropriate to continue the application of SFAS 71 for reporting its financial results. Accordingly, TDS Telecom recorded a non-cash extraordinary gain of $42.8 million, net of taxes of $27.0 million, upon discontinuance of the provisions of SFAS 71, as required by the provisions of SFAS No. 101, Regulated Enterprises—Accounting for the Discontinuation of the Application of FASB Statement No. 71.

Net income available to common

        Net income available to common increased in 2007 primarily due to an increase in Operating income and an increase in Gain/(loss) on investments primarily attributable to the settlement of variable prepaid forward contracts. In 2006 the decrease is primarily attributable to the loss in the fair value of derivative instruments.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATONS—WIRELESS OPERATIONS

        TDS provides wireless service through U.S. Cellular, an 80.8%-owned subsidiary. U.S. Cellular owns, manages and invests in wireless markets throughout the United States. Growth in the customer base is the primary reason for the change in U.S. Cellular's results of operations in 2007 and 2006. The number of customers increased 5% to 6,122,000 at December 31, 2007, and increased 6% to 5,815,000 at December 31, 2006, from 5,482,000 at December 31, 2005. In 2007, U.S. Cellular added 301,000 net new customers from its marketing distribution channels and acquired 6,000 customers in one transaction. In 2006, U.S. Cellular added 310,000 net new customers from its marketing distribution channels and acquired a net total of 23,000 customers in three transactions. See "Liquidity and Capital Resources—Acquisitions, Divestitures and Exchanges" for a discussion of these transactions.

        Following are tables of summarized operating data for U.S. Cellular's consolidated operations. There have been changes in the way that U.S. Cellular calculates certain information in the table below. See footnotes (2), (7) and (8) to table below, for further discussion):

As of December 31,(1)	2007	2006	2005
Total market population of consolidated operating markets(2)	44,955,000	44,043,000	43,362,000
Customers(3)	6,122,000	5,815,000	5,482,000
Market penetration(2)	13.6%	13.2%	12.6%
Total full-time equivalent employees	7,837	7,608	7,300
Cell sites in service	6,383	5,925	5,428
For the Year Ended December 31,(4)	2007	2006	2005
Net customer additions(5)	301,000	310,000	477,000
Net retail customer additions(5)	333,000	297,000	411,000
Average monthly service revenue per customer(6)	$51.13	$47.23	$45.24
Retail postpay churn rate per month(7)	1.4%	1.6%	1.6%
Total postpay churn rate per month(7)	1.7%	2.1%	2.1%
Sales and marketing cost per gross customer addition(8)	$487	$385	$372

(1)
Amounts include results for U.S. Cellular's consolidated operating markets as of December 31; results for operating markets acquired during a particular year are included as of the acquisition date.

(2)
Calculated using 2006, 2005 and 2004 Claritas population estimates for 2007, 2006 and 2005, respectively. "Total market population of consolidated operating markets" is used only for the purposes of calculating market penetration of consolidated operating markets, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

Effective with this report, U.S. Cellular is expanding its reporting of total population to include the population of its total consolidated markets as well as the population of its consolidated operating markets—i.e. markets in which U.S. Cellular provides wireless service to customers—in order to reflect its market penetration more accurately. Historically, total population has been reported only for total consolidated markets, regardless of whether U.S. Cellular was providing wireless services in those markets.

For comparison purposes, total market population and penetration calculations related to total consolidated markets are 82,371,000 and 7.4%, 55,543,000 and 10.5%, and 45,244,000 and 12.1% as of December 31, 2007, 2006 and 2005, respectively.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

(3)
U.S. Cellular's customer base consists of the following types of customers:

As of December 31,	2007	2006	2005
Customers on postpay service plans in which the end user is a customer of U.S. Cellular ("postpay customers")	5,269,000	4,912,000	4,633,000
End user customers acquired through U.S. Cellular's agreement with a third party ("reseller customers")*	558,000	590,000	555,000

Total postpay customers	5,827,000	5,502,000	5,188,000
Customers on prepaid service plans in which the end user is a customer of U.S. Cellular ("prepaid customers")	295,000	313,000	294,000

Total customers	6,122,000	5,815,000	5,482,000

  *
  Pursuant to its agreement with the third party, U.S. Cellular is compensated by the third party on a postpay basis; as a result, all customers U.S. Cellular has acquired through this agreement are considered to be postpay customers.

(4)
Amounts include results for U.S. Cellular's consolidated operating markets for the period January 1 through December 31; operating markets acquired during a particular year are included as of the acquisition date.

(5)
"Net customer additions" represents the number of net customers added to U.S. Cellular's overall customer base through all of its marketing distribution channels, excluding any customers transferred through acquisitions, divestitures or exchanges. "Net retail customer additions" represents the number of net customers added to U.S. Cellular's customer base through its marketing distribution channels, excluding net reseller customers added to its reseller customer base and excluding any customers transferred through acquisitions, divestitures or exchanges.

(6)
Management uses this measurement to assess the amount of service revenue that U.S. Cellular generates each month on a per customer basis. Variances in this measurement are monitored and compared to variances in expenses on a per customer basis. Average monthly service revenue per customer is calculated as follows:

Year ended December 31,	2007	2006	2005
Service Revenues per Consolidated Statements of Operations (000s)	$3,679,237	$3,214,410	$2,827,022
Divided by average customers during period (000s)*	5,997	5,671	5,207
Divided by number of months in each period	12	12	12

Average monthly service revenue per customer	$51.13	$47.23	$45.24

  *
  "Average customers during period" is calculated by adding the number of total customers, including reseller customers, at the beginning of the first month of the period and at the end of each month in the period and dividing by the number of months in the period plus one. Acquired and divested customers are included in the calculation on a prorated basis for the amount of time U.S. Cellular included such customers during each period.

(7)
Postpay churn rate per month represents the percentage of the postpay customer base that disconnects service each month. Retail postpay churn rate includes only retail customers; total postpay churn rate includes both retail and reseller customers. Effective for 2007, consistent with a change in U.S. Cellular's operating practices with its reseller, U.S. Cellular reports reseller customer disconnects as postpay disconnects in the period in which the reseller customers are disconnected by the reseller. Previously, only those reseller customer numbers that were disconnected from U.S. Cellular's network were counted in the number of postpay disconnects; this previous practice reflected the fact that reseller customers could disconnect service without the associated account

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

  numbers being disconnected from U.S. Cellular's network if the reseller elected to reuse the customer telephone numbers. The current practice results in reporting reseller customer disconnects on a more timely basis and, compared to the previous practice, results in reporting a higher number of reseller customer gross additions and disconnects in each period.

Total reseller disconnects totaled 308,000 for 2007. On a comparable basis, total reseller disconnects for 2006 and 2005 were estimated to be 438,000 and 435,000, respectively, versus the previously reported totals of 83,000 and 69,000, respectively. Using the new operating practices, total postpay churn rate per month for 2007 was 1.7%. On a comparable basis, the total postpay churn rate per month for 2006 and 2005 was estimated to be 2.1% and 2.1%, respectively, versus the previously reported figures of 1.5% and 1.5%, respectively.

(8)
Sales and marketing cost per gross customer addition shown in the table reflects the change in reporting reseller additions and disconnects as discussed in footnote (7) above. Under the current method of reporting, sales and marketing cost per gross addition in 2006 and 2005 was estimated to be $385 and $372, respectively, versus the previously reported figures of $478 and $460, respectively. Excluding the impact of reseller gross customer additions, sales and marketing cost per gross customer addition was $578 in 2007 compared to $510 and $507 in 2006 and 2005, respectively. For a discussion of the components of the calculation of Sales and marketing cost per gross customer addition, see "Operating expenses—Selling, general and administrative expenses", below. U.S. Cellular will not report sales and marketing costs per gross customer addition in the future.

Gross customer additions totaled 1,761,000 for 2007. On a comparable basis, gross customer additions for 2006 and 2005 were estimated to be 1,904,000 and 1,904,000, respectively, on a comparable basis with 2007 using the new operating practice.

Components of Operating Income

Year Ended December 31,	2007	Increase/ (Decrease)	Percentage Change	2006	Increase/ (Decrease)	Percentage Change	2005
	(Dollars in thousands)
Retail service	$3,186,167	$365,864	13.0%	$2,820,303	$335,732	13.5%	$2,484,571
Inbound roaming	206,553	48,304	30.5%	158,249	13,223	9.1%	145,026
Long-distance and other	286,517	50,659	21.5%	235,858	38,433	19.5%	197,425

Service revenues	3,679,237	464,827	14.5%	3,214,410	387,388	13.7%	2,827,022
Equipment sales	267,027	8,282	3.2%	258,745	55,002	27.0%	203,743

Total Operating Revenues	3,946,264	473,109	13.6%	3,473,155	442,390	14.6%	3,030,765
System operations (excluding depreciation, amortization and accretion shown below)	717,075	77,392	12.1%	639,683	35,590	5.9%	604,093
Cost of equipment sold	640,225	71,322	12.5%	568,903	56,964	11.1%	511,939
Selling, general and administrative	1,555,639	156,078	11.2%	1,399,561	181,852	14.9%	1,217,709
Depreciation, amortization and accretion	582,269	26,744	4.8%	555,525	65,432	13.4%	490,093
Gain (loss) on asset disposals/exchanges	54,857	35,270	N/M	19,587	43,853	N/M	(24,266)

Total Operating Expenses	3,550,065	366,806	11.5%	3,183,259	383,691	13.7%	2,799,568

Total Operating Income	$396,199	$106,303	36.7%	$289,896	$58,699	25.4%	$231,197

Operating Income Margin (as a percent of service revenues)	10.8%			9.0%			8.2%

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Operating Revenues

Service revenues

        Service revenues primarily consist of: (i) charges for access, airtime, roaming, recovery of regulatory costs and value-added services, including data products and services, provided to U.S. Cellular's retail customers and to end users through third party resellers ("retail service"); (ii) charges to other wireless carriers whose customers use U.S. Cellular's wireless systems when roaming ("inbound roaming"); (iii) charges for long-distance calls made on U.S. Cellular's systems; and (iv) amounts received from the Federal Universal Service Fund ("USF").

        The increases in service revenues were due to the growth in the customer base, which increased to 6.1 million in 2007 from 5.8 million in 2006 and from 5.5 million in 2005 and higher monthly service revenue per customer; monthly service revenue per customer averaged $51.13 in 2007, $47.23 in 2006 and $45.24 in 2005.

Retail service revenues

        The increase in retail service revenues each year was due primarily from growth in U.S. Cellular's average customer base and an increase in average monthly retail revenue per customer.

        U.S. Cellular's average customer base increased 6% to 5,997,000 in 2007 and 9% to 5,671,000 in 2006. The increase in the average number of customers each year was primarily driven by the net new customer additions that U.S. Cellular generated from its marketing (including reseller) distribution channels (301,000 and 310,000 in 2007 and 2006, respectively). The average number of customers also was affected by the timing of acquisitions, divestitures and exchanges.

        U.S. Cellular anticipates that its customer base will increase during 2008 as a result of its continuing focus on customer satisfaction, attractively priced service plans, a broader line of handsets and other products, improvements in distribution and growth in customers. U.S. Cellular believes growth in its customer base will primarily be from capturing people switching from other wireless carriers or increasing the number of multi-device users rather than by adding new to the industry users. However, the level of growth in the customer base for 2008 will depend upon U.S. Cellular's ability to attract new customers and retain existing customers in a highly, and increasingly, competitive marketplace. See "Overview—2008 Estimates" above for U.S. Cellular's estimate of net retail customer additions for 2008.

        The increase in average monthly retail service revenue was driven primarily by growth in revenues from data services and higher regulatory fees such as universal service fund contributions that are billed to customers. Average monthly retail service revenues per customer increased 7% to $44.27 in 2007 from $41.44 in 2006, and increased 4% in 2006 from $39.76 in 2005.

        Monthly local retail minutes of use per customer averaged 859 in 2007, 704 in 2006 and 625 in 2005. The increases in both years were primarily driven by U.S. Cellular's focus on designing sales incentive programs and customer billing rate plans to stimulate overall usage. The impact on retail service revenues of the increase in average monthly minutes of use was offset by a decrease in average revenue per minute of use. The decrease in average revenue per minute of use reflects the impact of increasing competition, which has led to the inclusion of an increasing number of minutes in package pricing plans and the inclusion of features such as unlimited night and weekend minutes in certain pricing plans. U.S. Cellular anticipates that its average revenue per minute of use may continue to decline in the future, reflecting increased competition and continued penetration of the consumer market.

        Revenues from data products and services grew significantly year-over-year, totaling $367.6 million in 2007, $217.4 million in 2006 and $131.3 million in 2005 and representing 10% of total service revenues in 2007, compared to 7% and 5% of total service revenues in 2006 and 2005, respectively. Such growth, which positively impacted average monthly retail service revenues per customer, reflected customers'

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

continued increasing acceptance and usage of U.S. Cellular's easyedgeSM products and offerings, such as Short Messaging Service ("SMS") and BlackBerry® handsets and service.

Inbound roaming revenues

        The increase in inbound roaming revenues in both years was related primarily to an increase in roaming minutes of use, partially offset by a decrease in revenue per roaming minute of use. The increase in inbound roaming minutes of use was driven primarily by the overall growth in the number of customers and retail minutes of use per customer throughout the wireless industry, including usage related to data products, leading to an increase in inbound traffic from other wireless carriers. The decline in revenue per minute of use is primarily due to the general downward trend in negotiated rates, and the changing mix of traffic from various carriers with different negotiated rates.

        U.S. Cellular anticipates that inbound roaming minutes of use might continue to grow over the next few years, reflecting continuing industry-wide growth in customers and usage per customer, including increased usage of data services while roaming, but that the rate of growth will decline due to higher penetration, slower overall growth in the consumer wireless market and the consolidation of wireless carriers. U.S. Cellular anticipates that its roaming revenue per minute of use will remain fairly constant over the next few years pursuant to its existing contract rates, but that renewal of these contracts and the negotiation of new contracts will reflect lower rates over time.

Long-distance and other revenues

        In 2007, the increase compared to 2006 reflected an $18.8 million increase in long-distance revenues and a $31.8 million increase in other revenues. In 2006, the increase compared to 2005 reflected a $10.2 million increase in long-distance revenues and a $28.3 million increase in other revenues. The increase in long-distance revenues in both years was driven by an increase in the volume of long-distance calls billed both to U.S. Cellular's customers and to other wireless carriers whose customers used U.S. Cellular's systems to make long-distance calls. The growth in other revenues in both years was due primarily to an increase in ETC funds that were received from the USF. In 2007, 2006 and 2005, U.S. Cellular was eligible to receive eligible telecommunication carrier funds in nine, seven and five states, respectively.

Equipment sales revenues

        Equipment sales revenues include revenues from sales of handsets and related accessories to both new and existing customers, as well as revenues from sales of handsets to agents. All equipment sales revenues are recorded net of anticipated rebates.

        U.S. Cellular continues to offer a competitive line of quality handsets to both new and existing customers. U.S. Cellular's customer retention efforts include offering new handsets at discounted prices to existing customers as the expiration date of the customer's service contract approaches. U.S. Cellular also continues to sell handsets to agents; this practice enables U.S. Cellular to provide better control over the quality of handsets sold to its customers, establish roaming preferences and earn quantity discounts from handset manufacturers which are passed along to agents. U.S. Cellular anticipates that it will continue to sell handsets to agents in the future.

        The increase in equipment sales revenues in 2007 and 2006 was driven by an increase in the number of handsets sold. The number of handsets sold increased 3% and 12% in 2007 and 2006, respectively. The increase in 2006 equipment sales revenues also was driven by an increase of 14% in average revenue per handset sold, primarily reflecting a shift to the sale of more expensive handsets with expanded capabilities. Average revenue per handset sold was flat in 2007 compared to 2006.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Operating Expenses

System operations expenses (excluding depreciation, amortization and accretion)

        System operations expenses (excluding depreciation, amortization and accretion) include charges from wireline telecommunications service providers for U.S. Cellular's customers' use of their facilities, costs related to local interconnection to the wireline network, charges for maintenance of U.S. Cellular's network, long-distance charges, outbound roaming expenses and payments to third-party data product and platform developers. Key components of the overall increases in system operations expenses were as follows:

  •
  maintenance, utility and cell site expenses increased $27.5 million, or 11%, in 2007 and $40.1 million, or 18%, in 2006, primarily driven by an increase in the number of cell sites within U.S. Cellular's network. The number of cell sites totaled 6,383 in 2007, 5,925 in 2006 and 5,428 in 2005, as U.S. Cellular continued to grow by expanding and enhancing coverage in its existing markets and also through acquisitions of existing wireless operations;

  •
  the cost of network usage on U.S. Cellular's systems increased $20.3 million, or 8%, in 2007 and $18.7 million, or 8%, in 2006, as total minutes used on U.S. Cellular's systems increased 28% in 2007 and 26% in 2006 primarily driven by migration to pricing plans with a larger number of packaged minutes, mostly offset by the ongoing reduction in the per-minute cost of usage for U.S. Cellular's network. In addition, data network and developer costs increased driven by the increase in data usage; and

  •
  expenses incurred when U.S. Cellular's customers used other carriers' networks while roaming increased $29.6 million, or 22%, in 2007, and decreased $22.7 million, or 14%, in 2006. The increase in 2007 is due to an increase in roaming minutes of use partially offset by a reduction in cost per minute which resulted from a reduction in negotiated roaming rates, while the decrease in 2006 is primarily due to a reduction in roaming rates negotiated with other carriers and the elimination of roaming expenses incurred in previous periods when U.S. Cellular customers traveled into non-U.S. Cellular markets that are now operated by U.S. Cellular, partially offset by increased usage.

        Management expects total system operations expenses to increase over the next few years, driven by the following factors:

  •
  increases in the number of cell sites within U.S. Cellular's systems as it continues to add capacity and enhance quality in most markets and continues development activities in recently launched markets; and

  •
  increases in minutes of use, both on U.S. Cellular's network and by U.S. Cellular's customers on other carriers' networks when roaming.

        These factors are expected to be partially offset by anticipated decreases in the per-minute cost of usage both on U.S. Cellular's network and on other carriers' networks.

Cost of equipment sold

        The increase in Cost of equipment sold in both years was due primarily to an increase in the number of handsets sold (3% in 2007 and 12% in 2006), as discussed in Equipment sales revenues. In addition, the increase was also driven by an increase in the average cost per handset due to a shift to the sale of more expensive handsets with expanded capabilities.

Selling, general and administrative expenses

        Selling, general and administrative expenses primarily consist of salaries, commissions and expenses of field sales and retail personnel and facilities; telesales department salaries and expenses;

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

agent commissions and related expenses; corporate marketing and merchandise management; advertising; and public relations expenses. Selling, general and administrative expenses also include the costs of operating U.S. Cellular's customer care centers and the majority of U.S. Cellular's corporate expenses.

        The increases in selling, general and administrative expenses in 2007 and 2006 are due primarily to higher expenses associated with acquiring, serving and retaining customers, driven in part by an increase in U.S. Cellular's customer base in both years; increased regulatory charges and taxes also are a factor. Key components of the increases in selling, general and administrative expenses were as follows:

2007—

  •
  a $53.9 million increase in expenses related to federal universal service fund contributions and other regulatory fees and taxes due to an increase in the contribution rate and an increase in service revenues (most of the expenses related to universal service fund contributions are offset by increases in retail service revenues for amounts passed through to customers);

  •
  a $46.1 million increase in expenses related to compensation of agents and sales employees to support growth in customers and revenues in recently acquired and existing markets;

  •
  a $26.2 million increase in consulting and outsourcing costs as U.S. Cellular increased its use of third parties to perform certain functions and participate in certain projects;

  •
  a $20.5 million increase in advertising expenses primarily due to an increase in media purchases.

2006—

  •
  a $63.5 million increase in expenses related to sales employees and agents. The increase in expenses related to sales employees and agents was driven by the 14% increase in retail service revenues during 2006 compared to 2005 combined with a 4% increase in full-time equivalent employees. In addition, initiatives focused on providing wireless GPS enabled handsets to customers who did not previously have such handsets contributed to higher sales employee-related and agent-related commissions;

  •
  a $34.0 million increase in expenses primarily related to the operations of U.S. Cellular's regional support offices, primarily due to the increase in the customer base;

  •
  a $24.2 million increase in bad debt expense, reflecting both higher revenues and slightly higher bad debts experience as a percent of revenues;

  •
  a $19.8 million increase in advertising expenses related to marketing of the U.S. Cellular brand in newly acquired and launched markets as well as increases in spending for specific direct marketing, segment marketing, product advertising and sponsorship programs;

  •
  an $18.7 million increase in expenses related to universal service fund contributions and other regulatory fees and taxes. Most of the expenses related to universal service fund contributions are offset by increases in retail service revenues for amounts passed through to customers;

  •
  a $13.9 million increase in stock-based compensation expense primarily due to the implementation of Statement of Financial Accounting Standards ("SFAS") No. 123 (revised) ("SFAS 123(R)"), Share-Based Payment, as of January 1, 2006; and

  •
  a $7.7 million increase in consulting and outsourcing costs as U.S. Cellular increased its use of third parties to perform certain functions and participate in certain projects.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Sales and marketing cost per gross customer addition was $487 in 2007 compared to $385 and $372 in 2006 and 2005, respectively. As discussed in footnotes (4) and (5) in the table below, there was a change in the reporting of reseller gross customer additions during 2007. Excluding the impact of reseller gross customer additions for all periods, sales and marketing cost per gross customer addition in 2007 was $578 compared to $510 and $507 in 2006 and 2005, respectively. The increase in 2007 was primarily due to increased sales employee and agent expenses as well as higher losses on sales of handsets. The increase in 2006 is primarily due to increased agent-related expenses, employee-related expenses and advertising expenses, partially offset by reduced losses on sales of handsets.

        Below is a summary of sales and marketing cost per gross customer addition for each period:

Year ended December 31,	2007	2006	2005
	(Dollars in thousands, except per customer amounts)
Components of cost:
Selling, general and administrative expenses related to the acquisition of new customers(1)	$677,615	$612,086	$551,236
Cost of equipment sold to new customers(2)	471,802	409,390	385,715
Less equipment sales revenues from new customers(3)	(291,447)	(287,962)	(228,095)

Total cost	$857,970	$733,514	$708,856
Gross customer additions (000s)(4)	1,761	1,904	1,904

Sales and marketing cost per gross customer addition(5)	$487	$385	$372

(1)
Selling, general and administrative expenses related to the acquisition of new customers is reconciled to total selling, general and administrative expenses as follows:

Year ended December 31,	2007	2006	2005
	(Dollars in thousands)
Selling, general and administrative expenses, as reported	$1,555,639	$1,399,561	$1,217,709
Less expenses related to serving and retaining customers	(878,024)	(787,475)	(666,473)

Selling, general and administrative expenses related to the acquisition of new customers	$677,615	$612,086	$551,236

(2)
Cost of equipment sold to new customers is reconciled to reported cost of equipment sold as follows:

Year ended December 31,	2007	2006	2005
	(Dollars in thousands)
Cost of equipment sold as reported	$640,225	$568,903	$511,939
Less cost of equipment sold related to the retention of existing customers	(168,423)	(159,513)	(126,224)

Cost of equipment sold to new customers	$471,802	$409,390	$385,715

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

(3)
Equipment sales revenues from new customers is reconciled to reported equipment sales revenues as follows:

Year ended December 31,	2007	2006	2005
	(Dollars in thousands)
Equipment sales revenues, as reported	$267,027	$258,745	$203,743
Less equipment sales revenues related to the retention of existing customers, excluding agent rebates	(47,551)	(53,552)	(30,118)
Add agent rebate reductions of equipment sales revenues related to the retention of existing customers	71,971	82,769	54,470

Equipment sales revenues from new customers	$291,447	$287,962	$228,095

(4)
Gross customer additions represent customers added to U.S. Cellular's customer base through its marketing distribution channels during the respective periods presented, including customers added through a third party reseller. Effective for 2007, consistent with a change in U.S. Cellular's operating practices with its reseller, U.S. Cellular reports all reseller customer activations as gross additions in the period in which such reseller customer activations occur. Previously, only net customer activations as reported by the reseller were counted in the number of gross additions; this previous practice reflected the fact that certain reseller customer activations involved the reseller's reuse of telephone numbers that had not been disconnected from U.S. Cellular's network at the time of an earlier reseller customer disconnect. The current practice results in reporting reseller customer disconnects on a more timely basis and, compared to the previous practice, results in reporting a higher number of reseller customer additions and disconnects in each period. Gross customer additions totaled 1,761,000 for 2007. On a comparable basis, gross customer additions for 2006 and 2005 were estimated to be 1,904,000 and 1,904,000, respectively, versus the previously reported total of 1,535,000 and 1,536,000, respectively.

(5)
Sales and marketing cost per gross customer addition reflects the change in reporting reseller additions and disconnects as discussed in footnote (4) above. Under the current method of reporting, sales and marketing cost per gross addition in 2006 and 2005 was estimated to be $385 and $372, respectively, versus the previously reported figures of $478 and $460, respectively. Excluding the impact of reseller gross customer additions, sales and marketing cost per gross customer addition was $578 in 2007 compared to $510 and $507 in 2006 and 2005, respectively.

        Historically, U.S. Cellular has reported the sales and marketing cost per gross customer addition measurement to facilitate comparisons among companies of the costs of acquiring customers on a per gross customer addition basis and the efficiency of marketing efforts. Over time, many companies have discontinued their reporting of this measurement. In addition, sales and marketing cost per gross customer addition is not calculable using financial information derived directly from the Consolidated Statements of Operations, and the definition of sales and marketing cost per gross customer addition used by U.S. Cellular may not be comparable to similar measures that are reported by other companies. Due to the decreasing relevance and use of the measurement, as well as its complexity and lack of comparability among companies in the wireless industry, U.S. Cellular will not report sales and marketing cost per gross customer addition in the future.

        Monthly general and administrative expenses per customer, including the net costs related to the renewal or upgrade of service contracts of existing U.S. Cellular customers ("net customer retention costs"), increased 4% to $14.88 in 2007 from $14.34 in 2006 and increased 10% in 2006 from $13.08 in 2005. The increase in 2007 is primarily due to an increase in expense related to the federal universal service fund contributions and other regulatory fees and taxes, an increase in outside services and an increase in employee-related expenses associated with serving and retaining customers. The increase in 2006 is due primarily to higher employee-related expenses associated with serving and retaining customers and higher retention expenses related to providing wireless GPS enabled handsets to

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

customers who did not previously have such handsets. In addition, in 2007 and 2006, U.S. Cellular recorded additional stock-based compensation due primarily to the implementation of SFAS 123(R).

        This measurement is reconciled to total selling, general and administrative expenses as follows:

Year ended December 31,	2007	2006	2005
	(Dollars in thousands, except per customer amounts)
Components of cost(1):
Selling, general and administrative expenses, as reported	$1,555,639	$1,399,561	$1,217,709
Less selling, general and administrative expenses related to the acquisition of new customers	(677,615)	(612,086)	(551,236)
Add cost of equipment sold related to the retention of existing customers	168,423	159,513	126,224
Less equipment sales revenues related to the retention of existing customers, excluding agent rebates	(47,551)	(53,552)	(30,118)
Add agent rebate reductions of equipment sales revenues related to the retention of existing customers	71,971	82,769	54,470

Net cost of serving and retaining customers	$1,070,867	$976,205	$817,049
Divided by average customers during period (000s)(2)	5,997	5,671	5,207
Divided by twelve months in each period	12	12	12

Average monthly general and administrative expenses per customer	$14.88	$14.34	$13.08

(1)
These components were previously identified in the summary of sales and marketing cost per customer addition and related footnotes above.

(2)
The calculation of "Average customers during period" is set forth in footnote 6 of the table of summarized operating data above.

Depreciation expense

        The increases in both years reflect rising average fixed asset balances, which increased 8% in 2007 and 12% in 2006. Increased fixed asset balances in both 2007 and 2006 resulted from the following factors:

  •
  the addition of 434, 450 and 431 new cell sites to U.S. Cellular's network in 2007, 2006 and 2005, respectively, built to expand and improve coverage and capacity in U.S. Cellular's existing service areas and;

  •
  the addition of radio channels and switching capacity to U.S. Cellular's network to accommodate increased usage.

        See "Financial Resources" and "Liquidity and Capital Resources" for further discussions of U.S. Cellular's capital expenditures.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Amortization and accretion expenses

        Amortization expense decreased $24.9 million in 2007, primarily due to a decrease in customer list amortization, and the billing system becoming fully amortized in 2006. This was partly offset by a $4.0 million increase in impairment in 2007. Of the $13.1 million increase in amortization and accretion expense in 2006, $11.8 million is attributable to amortization expense related to customer list intangible assets acquired through various transactions in 2006 and the fourth quarter of 2005. Customer list intangible assets are amortized using the double declining balance method in the first year, switching to the straight-line method in subsequent years.

        Loss on impairment of intangible assets totaled $4.0 million in 2007. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), U.S. Cellular performed the annual impairment test for its investment in licenses in the second quarter of 2007. In accordance with SFAS 142, U.S. Cellular performs the annual impairment tests of licenses at the unit of accounting level. U.S. Cellular's license impairments in 2007 were $2.1 million and related to two of its six units of accounting in which operations have not yet begun. Fair values for such units of accounting were determined by reference to values established by auctions and other market transactions involving licenses comparable to those included in each specific unit of accounting. The 2006 and 2005 annual testing resulted in no impairments. Also, U.S. Cellular performed an impairment test for its customer lists in the third quarter of 2007. Certain customer lists were identified as impaired, resulting in a $1.9 million charge. No customer lists were impaired in 2006 or 2005.

        In accordance with SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"), U.S. Cellular accretes liabilities for future remediation obligations associated with leased properties. Such accretion expense totaled $8.8 million in 2007, $7.2 million in 2006 and $5.9 million in 2005.

(Gain) loss on asset disposals/exchanges

        In 2007, 2006 and 2005, (gain)/loss on asset disposals/exchanges included charges of $34.1 million, $19.6 million and $20.4 million, respectively, related to disposals of assets, trade-ins of older assets for replacement assets and other retirements of assets from service. In 2007, U.S. Cellular conducted a physical inventory of its significant cell site and switching assets. As a result, (gain)/loss on asset disposals/exchanges included a charge of $14.6 million in 2007 to reflect the results of the physical inventory and related valuation and reconciliation.

        In 2007, a $20.8 million pre-tax loss was recognized in conjunction with the exchange of personal communication service license spectrum with Sprint Nextel. There was no loss on exchange of assets in 2006 and 2005. In 2005, a pre-tax gain of $44.7 million represented the difference between the fair value of the properties U.S. Cellular received in the ALLTEL exchange transaction completed on December 19, 2005 and the $58.1 million of cash paid plus the recorded value of the assets it transferred to ALLTEL. Such amount of gain was reduced to $42.4 million at the TDS consolidated level due to the impact of the step acquisitions that resulted from U.S. Cellular's repurchase of its Common Shares. See Note 7—Acquisitions, Divestitures and Exchanges for the effect of step acquisitions.

        For further discussion of these transactions, see "Liquidity and Capital Resources—Acquisitions, Divestitures and Exchanges."

Operating Income

        Operating margin increased 1.8 and 0.8 percentage points in 2007 and 2006, respectively. The increases in operating income and operating income margin were due to the fact that operating revenues increased more in dollar and percentage terms, than operating expenses as a result of the factors which are described in detail in Operating Revenues and Operating Expenses above.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Effects of Competition

        The wireless telecommunications industry is highly competitive. U.S. Cellular competes directly with several wireless communications services providers in each of its markets. In general, there are between three and five competitors in each wireless market in which U.S. Cellular provides service, excluding resellers and mobile virtual network operators ("MVNOs"). U.S. Cellular generally competes against each of the nationwide wireless companies: AT&T Mobility, Verizon Wireless, Sprint Nextel and T-Mobile USA. However, not all of these competitors operate in all markets where U.S. Cellular does business. U.S. Cellular believes that these competitors have substantially greater financial, technical, marketing, sales, purchasing and distribution resources than it does. In addition, U.S. Cellular competes against both larger and smaller regional wireless companies in certain areas, including ALLTEL and Leap Wireless International, and resellers of wireless services. Since U.S. Cellular's competitors do not disclose their subscriber counts in specific regional service areas, market share for the competitors in each regional market cannot be precisely determined.

        The use of national advertising and promotional programs by the national wireless service providers may be a source of additional competitive and pricing pressures in all U.S. Cellular markets, even if those operators may not provide direct service in a particular market. Also, in the current wireless environment, U.S. Cellular's ability to compete depends on its ability to offer family and national calling plans. U.S. Cellular provides wireless services comparable to the national competitors, but the other wireless companies operate in a wider geographic area and are able to offer no- or low-cost roaming and long-distance calling packages over a wider area on their own networks than U.S. Cellular can offer on its network. If U.S. Cellular offers the same calling area as one of these competitors, U.S. Cellular will incur roaming charges for calls made in portions of the calling area that are not part of its network, thereby increasing its cost of operations. In the Central Market Area, U.S. Cellular's largest contiguous service area, U.S. Cellular can offer larger regional service packages without incurring significant roaming charges than it is able to offer in other parts of its network.

        Some of U.S. Cellular's competitors bundle other services, such as a combination of cable or satellite television service, high speed internet, wireline phone service, and wireless phone service. U.S. Cellular either does not have the ability to offer these other services or has chosen not to offer them.

        Since each of these competitors operates on systems using spectrum licensed by the FCC and has comparable technology and facilities, competition within each market is principally on the basis of quality of service, price, brand image, size of area covered, services offered and responsiveness of customer service. U.S. Cellular employs a customer satisfaction strategy throughout its markets which it believes has contributed to a relatively low customer churn rate, and which it also believes has had a positive impact on its cost to add a net new customer.

2008 Estimates

        U.S. Cellular expects the above competitive factors to continue to have an effect on operating income and operating income margin for the next several quarters. Any changes in the above factors, as well as the effects of other drivers of U.S. Cellular's operating results, may cause operating income and operating income margin to fluctuate over the next several quarters.

        The following are U.S. Cellular's estimates of full-year 2008 service revenues; depreciation, amortization and accretion expenses; operating income; net retail customer additions and capital expenditures. Such estimates represent U.S. Cellular's views as of the date of filing of U.S. Cellular's Form 10-K for the year ended December 31, 2007. Such forward-looking statements should not be assumed to be accurate as of any future date. TDS undertakes no duty to update such information whether as a result of new information, future events or otherwise. There can be no assurance that final results will not differ materially from such estimated results.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

	2008 Estimated Results	2007 Actual Results
Net retail customer additions	250,000 - 325,000	301,000
Service revenues	$3,900 - $4,000 million	$3,679.2 million
Operating income	$460 - $535 million	$396.2 million
Depreciation, amortization and accretion expenses(1)	Approx. $615 million	$637.1 million
Capital expenditures	$590 - $640 million	$565.5 million

(1)
Includes losses on exchange and disposals of assets.

RESULTS OF OPERATIONS—WIRELINE OPERATIONS

        TDS operates its wireline operations through TDS Telecom, a wholly owned subsidiary. TDS Telecom served 1,197,700 equivalent access lines at the end of 2007, a decrease of 15,800 lines from 2006. At the end of 2006, TDS Telecom served 1,213,500 equivalent access lines, an increase of 29,600 lines over 2005. Equivalent access lines are the sum of the physical access lines and high-capacity data lines adjusted to estimate the equivalent number of physical access lines in terms of capacity. A physical access line is the individual circuit connecting a customer to a telephone company's central office facilities. Each digital subscriber line ("DSL") is treated as an equivalent line in addition to a voice line that may operate off the same copper loop.

        TDS Telecom provides services through its incumbent local exchange carrier and competitive local exchange carrier operations. An incumbent local exchange carrier ("ILEC") is an independent local telephone company that formerly had the exclusive right and responsibility to provide local transmission and switching services in its designated service territory. Competitive local exchange carrier ("CLEC") depicts companies that enter the operating areas of incumbent local exchange telephone companies to offer local exchange and other telephone services.

        TDS Telecom's ILECs served 762,700 equivalent access lines at the end of 2007 compared to 757,300 at the end of 2006 and 735,300 at the end of 2005. Since 2005, the ILEC operations have primarily grown through internal growth.

        TDS Telecom's CLEC served 435,000 equivalent access lines at the end of 2007 compared to 456,200 at the end of 2006 and 448,600 lines at the end of 2005. The decline in 2007 is the result of a shift in focus from residential to commercial customers. The growth in 2006 occurred as the CLEC operations increased their presence in current markets.

        Following is a table of summarized operating data for TDS Telecom's ILEC and CLEC operations.

Customers

Year Ended December 31,	2007	2006	2005
ILEC
Equivalent access lines	762,700	757,300	735,300
Dial-up Internet service accounts	56,300	77,100	90,700
Digital subscriber line (DSL) accounts	143,500	105,100	65,500
Long distance customers	345,200	340,000	321,500
CLEC
Equivalent access lines	435,000	456,200	448,600
Dial-up Internet service accounts	7,600	10,200	14,200
Digital subscriber line (DSL) accounts	43,300	42,100	36,400
Full-time equivalent TDS Telecom employees	2,703	2,940	3,295

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

TDS Telecom

Components of Operating Income

Year Ended December 31,	2007	Increase/ (Decrease)	Percentage Change	2006	Increase/ (Decrease)	Percentage Change	2005
	(Dollars in thousands)
Operating revenues
ILEC revenues	$629,983	$(15,542)	(2.4)%	$645,525	$(24,199)	(3.6)%	$669,724
CLEC revenues	236,529	725	0.3%	235,804	(3,537)	(1.5)%	239,341
Intra-company elimination	(6,301)	(890)	(16.4)%	(5,411)	(431)	(8.7)%	(4,980)

Telecom operating revenues	860,211	(15,707)	(1.8)%	875,918	(28,167)	(3.1)%	904,085
Operating expenses
ILEC expenses	502,593	(12,938)	(2.5)%	515,531	14,740	2.9%	500,791
CLEC expenses	222,717	(14,225)	(6.0)%	236,942	(10,607)	(4.3)%	247,549
Intra-company elimination	(6,301)	(890)	(16.4)%	(5,411)	(431)	(8.7)%	(4,980)

Telecom operating expenses	719,009	(28,053)	(3.8)%	747,062	3,702	0.5%	743,360

TDS Telecom operating income	$141,202	$12,346	9.6%	$128,856	$(31,869)	(19.8)%	$160,725

Operating revenues

        Operating revenue decreased in 2007 and in 2006, primarily due to a decline in ILEC revenues as a result of the decline in network access minutes of use and lower compensation from state and national revenue pools.

Operating expenses

        The decrease in 2007 reflects cost reduction initiatives enacted by TDS Telecom in 2006 and in 2007 and a shift in the targeted customer base for the CLEC operations. The increase in 2006 was primarily due to higher cost of providing services and products.

Operating income

        The increase in 2007 was primarily the result of cost reduction initiatives enacted in 2006 and in 2007. The primary causes for the decrease in 2006 were the ILEC decrease in revenues generated from network usage and lower average access rates coupled with higher costs of services and products. TDS Telecom's total costs were also impacted by stock based compensation which increased $9.3 million in 2006, resulting primarily from the implementation of SFAS 123(R) as of January 1, 2006.

2008 Guidance

        The following are estimates of full-year 2008 service revenues; depreciation, amortization and accretion expenses and operating income. Such forward-looking statements should not be assumed to be accurate as of any future date. Such estimates represent TDS Telecom's view as of the date of filing TDS' Form 10-K for the year ended December 31, 2007. TDS undertakes no duty to update such information whether as a result of new information, future events or otherwise. There can be no assurance that final results will not differ materially from these estimated results.

	2008 Estimated Results	2007 Actual Results
ILEC and CLEC Operations:
Operating revenues	$815 - $855 million	$860.2 million
Operating income	$110 - $140 million	$141.2 million
Depreciation, amortization and accretion expenses	Approx. $160 million	$157.5 million
Capital expenditures	$130 - $160 million	$128.2 million

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

ILEC Operations

        In 2007, TDS Telecom determined that it was no longer appropriate to continue the application of SFAS 71 for reporting its financial results. See Footnote 5—Extraordinary Item—Discontinuance of the Application of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation. TDS Telecom does not expect operating results in the future to be materially impacted by the decision to discontinue the application of SFAS 71.

Components of Operating Income

Year Ended December 31,	2007	Increase/ (Decrease)	Percentage Change	2006	Increase/ (Decrease)	Percentage Change	2005
	(Dollars in thousands)
Local service	$193,823	$(6,390)	(3.2)%	$200,213	$(1,808)	(0.9)%	$202,021
Network access and long distance	330,627	(21,672)	(6.2)%	352,299	(21,438)	(5.7)%	373,737
Miscellaneous	105,533	12,520	13.5%	93,013	(953)	(1.0)%	93,966

Total operating revenues	629,983	(15,542)	(2.4)%	645,525	(24,199)	(3.6)%	669,724
Cost of services and products (exclusive of depreciation, amortization and accretion included below)	193,761	1,829	1.0%	191,932	14,680	8.3%	177,252
Selling, general and administrative expense	175,392	(12,837)	(6.8)%	188,229	(132)	(0.1)%	188,361
Depreciation, amortization and accretion	133,440	(1,930)	(1.4)%	135,370	192	0.1%	135,178

Total operating expenses	502,593	(12,938)	(2.5)%	515,531	14,740	2.9%	500,791

Total operating income	$127,390	$(2,604)	(2.0)%	$129,994	$(38,939)	(23.0)%	$168,933

Operating Revenues

        Local service revenues    (provision of local telephone exchange service primarily within the local area):

        Physical access line decreases of 5% and 3% in 2007 and 2006 negatively impacted revenues by $5.4 million in 2007 and $4.2 million in 2006. Declines in second lines accounted for 19% and 34% of the decline in physical access lines in 2007 and 2006. These second line disconnections were significantly influenced by customers converting to TDS Telecom's digital subscriber line ("DSL") service. Interconnection revenues increased $2.4 million in 2007, but these revenues were more than offset by lower revenues due to residential bundling discounts. Revenues from the sale of custom calling and advanced features increased $2.3 million and $1.5 million in 2007 and 2006, respectively.

        Network access and long-distance revenues    (compensation for carrying interstate and intrastate long distance traffic on TDS Telecom's local telephone networks and customer revenues from reselling long-distance service):

        For both 2007 and 2006, revenue generated from network usage, including compensation from state and national pools declined. In 2007, $21.4 million of the decline in revenue was primarily due to exiting the national revenue pool for DSL, a 14% decrease in access minutes of use and a lower rate of return from the national revenue pools. In 2006, $28.2 million of the decline in revenue was primarily due to a 4.9% decrease in access minutes of use, a decrease in revenues resulting from disputes with inter-exchange carriers and lower average access rates.

        Revenues from reselling long-distance service did not change in 2007. The revenue from the growth in the number of customers was offset by lower average revenue per customer, due to an increase in discounts offered to customers who subscribe to long-distance packages that are bundled with other TDS Telecom telecommunication services. The increase of $6.4 million in long-distance revenues in 2006 was due to the growth in customers. As of December 31, 2007, TDS Telecom ILEC operations were

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

reselling long-distance service on 345,200 access lines compared to 340,000 and 321,500 access lines at December 31, 2006 and 2005, respectively.

        Miscellaneous revenues    (charges for providing Internet services; leasing, selling, installing and maintaining customer premise equipment; providing billing and collection services; and selling of direct broadcast satellite service and other miscellaneous services):

        DSL revenues increased $17.6 million or 43% in 2007, but were offset in part, by decreases in dial-up internet, and other non-regulated service revenues. In 2006, DSL revenues increased $12.7 million or 44%, but were offset by decreases in dial-up internet, direct broadcast satellite service and other non-regulated revenues. As of December 31, 2007, TDS Telecom ILEC operations were providing DSL service and dial-up internet service to 143,500 and 56,300 customers respectively, as compared to 105,100 DSL service customers and 77,100 dial-up internet customers as of December 31, 2006.

Operating Expenses

Cost of services and products

        The increases in cost of services and products in 2007 and 2006 were attributable to several factors. Network-related payroll expense increased $2.7 million and $2.9 million in 2007 and 2006, respectively. The payroll increase in 2007 was primarily due to inflationary compensation increases while the payroll increase in 2006 was primarily due to an increase in stock-based compensation expense resulting from adoption of SFAS 123(R) as of January 1, 2006 offset by the effects of the organizational realignment which occurred in 2006. Also, line charges, circuit expenses and other cost of goods sold associated with the growth in DSL customers increased by $6.6 million in 2006, partially offset by a $2.4 million decline in circuit and telephone expenses related to dial-up Internet service. Cost of providing long-distance service, due to the growth in long-distance customers combined with increased usage stimulated by calling plans, increased 2006 expenses by $4.1 million. Cost of goods sold related to business customer premises equipment and reciprocal compensation expense decreased $1.1 million in 2007 after increasing by $1.3 million in 2006.

Selling, general and administrative expenses

        Selling, general and administrative expenses decreased in 2007 primarily due to $7.2 million in payroll reductions due to cost reduction initiatives enacted by TDS Telecom in 2006 and 2007. Stock based compensation increased expenses by $6.1 million in 2006, due to the adoption of SFAS 123(R) as of January 1, 2006. Additionally, organizational realignment costs of $3.8 million were incurred in 2006. Cost savings from the 2005 early retirement incentive plan as well as a partial year benefit from the 2006 organizational realignment were primarily responsible for offsetting these increases.

Depreciation, amortization and accretion expenses

        Depreciation, amortization and accretion expenses decreased in 2007 and were relatively unchanged in 2006 compared to 2005, primarily attributable to trends in new investments in plant and equipment. New investments in plant and equipment decreased 1% in 2007 after increasing 16% in 2006. Investments in switch modernization and outside plant facilities were made to maintain and enhance the quality of service and to offer TDS Telecom new revenue opportunities.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

CLEC Operations

Components of Operating Income

Year Ended December 31,	2007	Increase/ (Decrease)	Percentage Change	2006	Increase/ (Decrease)	Percentage Change	2005
	(Dollars in thousands)
Retail revenue	$215,235	$1,073	0.5%	$214,162	$(1,525)	(0.7)%	$215,687
Wholesale revenue	21,294	(348)	(1.6)%	21,642	(2,012)	(8.5)%	23,654

Total operating revenues	236,529	725	0.3%	235,804	(3,537)	(1.5)%	239,341
Cost of services and products (exclusive of depreciation, amortization and accretion included below)	116,612	(5,915)	(4.8)%	122,527	1,603	1.3%	120,924
Selling, general and administrative expense	82,083	(8,090)	(9.0)%	90,173	(6,014)	(6.3)%	96,187
Depreciation, amortization and accretion	24,022	(220)	(0.9)%	24,242	(6,196)	(20.4)%	30,438

Total operating expenses	222,717	(14,225)	(6.0)%	236,942	(10,607)	(4.3)%	247,549

Total operating income (loss)	$13,812	$14,950	N/M	$(1,138)	$7,070	86.1%	$(8,208)

N/M—Not meaningful

Operating Revenues

        Retail revenues    (charges to CLEC customers to whom TDS Telecom provides direct telecommunication services):

        The 2007 revenue growth was driven by the increase in the number of commercial customers partially offset by a declining residential customer base as a result of the shift in focus from residential to commercial customers. Additionally, the 2007 increase was due to the growth in average revenue per customer resulting from an increased penetration of higher margin commercial products and less discounting on residential products. The 2% growth in equivalent access lines in 2006 resulted in increased revenues by $7.2 million in 2006. This increase was more than offset by lower average revenue per customer in 2006 resulting from competitive pressures on voice and data services pricing.

        Wholesale revenues    (charges to other carriers for utilizing TDS Telecom's network infrastructure):

        Wholesale revenues remained flat for 2007 with a 13% decline in minutes of use offset by a 13% increase in the average revenue per minute attributable to the mix of traffic. The decrease in 2006 is primarily due to lower average access rates caused by a change in the mix of traffic and an increase in revenue disputes with inter-exchange carriers.

Operating Expenses

Cost of services and products

        The decrease in 2007 is primarily due to a change in the mix of products and customers served by the CLEC, improved pricing received on certain services purchased and a reduction in payroll-related costs. In 2006, additional expenses of $6.9 million related to access line growth were mostly offset by lower costs, due in large part to more efficient network routing arrangements. In 2006, the CLEC also recognized a $5.1 million reduction in expenses resulting from favorable settlements with inter-exchange carriers. However, 2006 was $5.3 million higher than 2005 due to a favorable settlement with an incumbent carrier recorded in 2005, which reduced 2005 expense.

Selling, general and administrative expense

        The decrease in 2007 was primarily due to a decrease of $3.6 million in advertising expense formerly targeted at residential customers, a $3.7 million reduction in payroll costs due to a 10% decrease in the number of employees, partially offset by wage increases, and a reduction of bad debt

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

expense of $1.4 million. In 2006, the reduction in expense was primarily caused by changes in the mix of customers and consolidation of customer service and provisioning functions, which resulted in $4.7 million lower payroll-related expenses, and $1.9 million lower sales and marketing expenses. This decrease was partially offset by a $2.0 million increase in stock-based compensation expense resulting from the adoption of SFAS 123(R) as of January 1, 2006.

Depreciation, amortization and accretion expenses

        The 2006 decrease was the result of the 2004 change in the estimated remaining lives of certain long-lived assets, which resulted in several asset categories becoming fully depreciated in 2006.

INFLATION

        Management believes that inflation affects TDS' business to no greater extent than the general economy.

RECENT ACCOUNTING PRONOUNCEMENTS

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measurements in financial statements, but standardizes its definition and guidance in U.S. GAAP. SFAS 157 emphasizes that fair value is a market-based measurement and not an entity-specific measurement, based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS 157 establishes a fair value hierarchy from observable market data as the highest level to an entity's own fair value assumptions about market participant assumptions as the lowest level. In February 2008, the FASB issued FASB Staff Position ("FSP") FAS 157-1 to exclude leasing transactions from the scope of SFAS 157. In February 2008, the FASB also issued FSP FAS 157-2 to defer the effective date of SFAS 157 for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until years beginning after November 15, 2008. TDS adopted SFAS 157 for its financial assets and liabilities effective January 1, 2008 and does not anticipate any material impact on its financial position or results of operations. TDS has not yet adopted SFAS 157 for its nonfinancial assets and liabilities. TDS is currently reviewing the adoption requirements related to its nonfinancial assets and liabilities and has not yet determined the impact, if any, on its financial position or results of operations.

        In September 2006, the FASB ratified EITF No. 06-1, Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider ("EITF 06-1"). This guidance requires the application of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer ("EITF 01-9"), when consideration is given to a reseller or manufacturer to benefit the service provider's end customer. EITF 01-9 requires that the consideration given be recorded as a liability at the time of the sale of the equipment and also provides guidance for the classification of the expense. TDS adopted EITF 06-1 effective January 1, 2008 with no material impact on its financial position or results of operations.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected shall be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. TDS adopted SFAS 159 on January 1, 2008 and is electing the fair value option for its Deutsche Telekom marketable equity

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

securities and related derivative liabilities. As a result of the election, TDS anticipates recognizing a $502.7 million cumulative-effect gain adjustment to retained earnings (net of $291.2 million of tax) in the first quarter of 2008.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations—a replacement of FASB Statement No. 141 ("SFAS 141(R)"). SFAS 141(R) replaces FASB Statement No. 141, Business Combinations ("SFAS 141"). SFAS 141(R) retains the underlying concept of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method, a method that requires the acquirer to measure and recognize the acquiree on an entire entity basis and recognize the assets acquired and liabilities assumed at their fair values as of the date of acquisition. However, SFAS 141(R) changes the method of applying the acquisition method in a number of significant aspects. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after January 1, 2009, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS No. 109, Accounting for Income Taxes, such that amendments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). TDS is currently reviewing the requirements of SFAS 141(R) and has not yet determined the impact, if any, on its financial position or results of operations.

        In December 2007, the FASB issued SFAS No.160, Consolidated Financial Statements, Including Accounting and Reporting of Noncontrolling Interests in Subsidiaries—a replacement of ARB No. 51 ("SFAS 160"). SFAS 160 amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, as amended by FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, to establish new standards that will govern the accounting and reporting of (1) noncontrolling interests (commonly referred to as minority interests) in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. It also establishes that once control of a subsidiary is obtained, changes in ownership interests in that subsidiary that do not result in a loss of control shall be accounted for as equity transactions, not as step acquisitions. SFAS 160 is effective on a prospective basis for TDS' 2009 financial statements, except for the presentation and disclosure requirements, which will be applied retrospectively. TDS is currently reviewing the requirements of SFAS 160 and has not yet determined the impact on its financial position or results of operations.

FINANCIAL RESOURCES

        TDS operates a capital- and marketing-intensive business. In recent years, TDS has generated cash from its operating activities, received cash proceeds from divestitures, used short-term credit facilities and used long-term debt financing to fund its construction costs and operating expenses. TDS anticipates further increases in wireless customers, revenues and operating expenses, cash flows from operating activities and capital expenditures in the future. Cash flows may fluctuate from quarter to quarter and from year to year due to seasonality, capital expenditures and other factors.

        The following table provides a summary of TDS' cash flow activities for the periods shown.

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Cash flows from (used in)
Operating activities	$941,032	$892,246	$868,212
Investing activities	(627,855)	(630,740)	(902,417)
Financing activities	(152,056)	(343,972)	(41,109)

Net increase (decrease) in cash and cash equivalents	$161,121	$(82,466)	$(75,314)

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Cash Flows From Operating Activities represent a significant source of funds to TDS. Net cash provided by operating activities, excluding changes in assets and liabilities from operations totaled $949.9 million in 2007, $1,011.8 million in 2006 and $926.8 million in 2005. Distributions from unconsolidated investments provided $87.4 in 2007, $78.2 million in 2006 and $52.6 million in 2005. Changes in assets and liabilities from operations required $8.9 million in 2007, $119.6 million in 2006 and $58.6 million in 2005, reflecting higher net working capital balances required to support higher levels of business activity as well as differences in timing and collection of payments.

        Cash Flows From Investing Activities primarily represent uses of funds to construct, operate and upgrade modern high-quality communications networks and facilities as a basis for creating long-term value for shareholders and to acquire licenses and properties. In recent years, rapid changes in technology and new opportunities have required substantial investments in revenue-enhancing and cost-reducing upgrades to TDS' networks. Proceeds from merger and divestiture transactions, and sales of investments have provided funds in recent years, which have partially offset the cash requirements for investing activities; however, such sources cannot be relied upon to provide continuing or regular sources of financing.

        The primary purpose of TDS' construction and expansion expenditures is to provide for customer growth, to upgrade service, to launch new market areas, and to take advantage of service-enhancing and cost-reducing technological developments in order to maintain competitive services.

        Consolidated cash expenditures for capital additions required $699.6 million in 2007, $722.5 million in 2006 and $710.5 million in 2005. U.S. Cellular's capital additions totaled $565.5 million in 2007, $579.8 million in 2006 and $576.5 million in 2005. These expenditures were made to fund construction of 434, 450 and 431 new cell sites in 2007, 2006 and 2005, respectively, increases in capacity in existing cell sites and switches, remodeling of new and existing retail stores and opening new stores, and costs related to the development of U.S. Cellular's office systems.

        TDS Telecom's capital additions for its ILEC operations totaled $111.8 million in 2007, $113.2 million in 2006 and $97.5 million in 2005, representing expenditures for switch modernization and outside plant facilities to maintain and enhance the quality of service and offer new services with revenue opportunities. TDS Telecom's capital expenditures for CLEC operations totaled $16.4 million in 2007, $17.3 million in 2006 and $27.1 million in 2005 for switching and other network facilities.

        Corporate and other capital expenditures totaled $5.9 million in 2007, $12.2 million in 2006 and $9.4 million in 2005.

        Acquisitions required $23.8 million, $145.9 million and $191.4 million in 2007, 2006 and 2005, respectively. TDS' acquisitions included primarily the purchase of controlling interests in wireless markets, minority interests that increased the ownership of majority-owned markets and wireless spectrum. Divestitures provided $4.3 million, $102.3 million and $0.5 million in 2007, 2006 and 2005, respectively. See "Acquisitions, Divestitures and Exchanges" in the Liquidity and Capital Resources section for details regarding transactions completed in each of these years.

        During 2007, in connection with the settlement of the variable prepaid forward contracts related to TDS' VeriSign Inc. Common Shares, a portion of TDS' Deutsche Telekom ordinary shares, and TDS' subsidiaries Vodafone ADRs, the remaining shares of each of these investments were sold with pre-tax proceeds totaling $92.0 million. See "Marketable Equity Securities and Forward Contracts" section in Liquidity and Capital Resources for further details.

        In the past, TDS Telecom obtained financing from the Rural Telephone Bank ("RTB"). In connection with such financings, TDS Telecom purchased stock in the RTB. TDS Telecom repaid all of its debt to the RTB, but continued to own the RTB stock. In August 2005, the board of directors of the RTB approved resolutions to liquidate and dissolve the RTB. In order to effect the dissolution and liquidation, shareholders were asked to remit their shares to receive cash compensation for those shares.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

TDS Telecom remitted its shares and received $101.7 million from the RTB in the second quarter of 2006.

        At an Extraordinary General Meeting held on July 25, 2006, shareholders of Vodafone approved a Special Distribution of £0.15 per share (£1.50 per ADR) and a Share Consolidation under which every 8 ADRs of Vodafone were consolidated into 7 ADRs. As a result of the Special Distribution which was paid on August 18, 2006, U.S. Cellular and TDS Telecom received approximately $28.6 million and $7.6 million, respectively, in cash; these amounts, representing a return of capital for financial statement purposes, were recorded as a reduction in the accounting cost basis of marketable equity securities, and were included in cash flows from investing activities in 2006.

        Cash Flows From Financing Activities primarily reflect issuances and repayments of short-term debt, proceeds from issuance of long-term debt and from entering into variable prepaid forward contracts, repayments of long-term debt and repurchases of common shares. TDS has used short-term debt to finance acquisitions, to repurchase common shares and for other general corporate purposes. Cash flows from operating activities, proceeds from forward contracts and, from time to time, the sale of non-strategic cellular and other investments have been used to reduce short-term debt. In addition, from time to time, TDS has used proceeds from the issuance of long-term debt to reduce short-term debt.

        On August 1, 2006, TDS repaid $200.0 million plus accrued interest on its 7% unsecured senior notes. Also, in 2006, TDS redeemed $35.0 million of medium-term notes which carried interest rates of 10% and redeemed $17.2 million of medium-term notes which carried interest rates of 9.25% to 9.35% in 2005.

        In 2005, TDS issued $116.3 million of 6.625% senior notes due March 2045 which provided proceeds after underwriting discounts of $112.6 million. Also in 2005, TDS Telecom repaid approximately $232.6 million of Rural Utilities Service ("RUS"), Rural Telephone Bank ("RTB") and Federal Financing Bank ("FFB") notes.

        Borrowings under revolving credit facilities totaled $25.0 million in 2007, primarily to fund capital expenditures, $415.0 million in 2006, primarily to fund capital expenditures and $510.0 million in 2005, primarily to repay long-term debt and fund capital expenditures. Repayments under the revolving credit facilities totaled $60.0 million in 2007, $515.0 million in 2006 and $405.0 million in 2005.

        Proceeds received from the re-issuances of treasury shares in connection with employee benefit plans at TDS provided $113.6 million in 2007, $24.8 million in 2006 and $20.2 million in 2005. Proceeds received from the re-issuances of treasury shares in connection with employee benefit plans at U.S. Cellular provided $10.1 million in 2007, $15.9 million in 2006 and $23.3 million in 2005.

        Dividends paid on TDS Common Stock and Preferred Shares, excluding dividends reinvested, totaled $45.8 million in 2007, $43.0 million in 2006 and $40.6 million in 2005. Payment for repurchase of TDS Common Shares was $126.7 million in 2007. TDS did not repurchase any Common Shares in 2006 and 2005. U.S. Cellular's repurchase of Common Shares totaled $87.9 million in 2007. U.S. Cellular did not repurchase any Common Shares in 2006 and 2005.

        See "Repurchase of Securities and Dividends" section in Liquidity and Capital Resources for information on TDS and U.S. Cellular share repurchases.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

LIQUIDITY AND CAPITAL RESOURCES

        TDS believes that cash flows from operating activities, existing cash balances and funds available from the revolving credit facilities provide substantial financial flexibility for TDS to meet both its short- and long-term needs for the foreseeable future. In addition, TDS and its subsidiaries may have access to public and private capital markets to help meet their long-term financing needs.

        However, the availability of external financial resources is dependent on economic events, business developments, technological changes, financial conditions or other factors, some of which are not in TDS' control. If at any time financing is not available on terms acceptable to TDS, TDS might be required to reduce its business development and capital expenditure plans, which could have a materially adverse effect on its business and financial condition. TDS cannot provide assurances that circumstances that could materially adversely affect TDS' liquidity or capital resources will not occur. Economic downturns, changes in financial markets or other factors could affect TDS' liquidity and availability of capital resources. Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions or other factors could limit or restrict the availability of financing on terms and prices acceptable to TDS, which could require TDS to reduce its construction, development and acquisition programs.

Cash and Cash Equivalents

        As of December 31, 2007, TDS had $1,174.4 million in cash and cash equivalents, which include cash and short-term, highly liquid investments with original maturities of three months or less. The primary objective of our cash and cash equivalents investment activities is to preserve principal. We currently invest our cash primarily in money market funds that are rated in the highest short-term rating category by major rating agencies such as Moody's and Standard and Poor's. Management believes that the credit risk associated with these investments is minimal.

Revolving Credit Facilities

        As discussed below, TDS and its subsidiaries had $1,296.4 million of revolving credit facilities available for general corporate purposes as well as an additional $25 million of bank lines of credit as of December 31, 2007.

        TDS has a $600 million revolving credit facility available for general corporate purposes. At December 31, 2007, outstanding letters of credit were $3.4 million, leaving $596.6 million available for use. Borrowings under the revolving credit facility bear interest at the London InterBank Offered Rate ("LIBOR") plus a contractual spread based on TDS' credit rating. TDS may select borrowing periods of either seven days or one, two, three or six months. At December 31, 2007, one-month LIBOR was 4.60% and the contractual spread was 75 basis points. If TDS provides less than two days' notice of intent to borrow, the related borrowings bear interest at the prime rate less 50 basis points (the prime rate was 7.25% at December 31, 2007). In 2007, TDS paid fees at an aggregate annual rate of 0.40% of the total $600 million facility. These fees totaled $2.4 million, $2.0 million and $0.8 million for the years ended December 31, 2007, 2006 and 2005, respectively. This credit facility expires in December 2009.

        TDS also had $25 million in direct bank lines of credit at December 31, 2007, all of which were unused. The terms of the direct bank lines of credit provide for borrowings at negotiated rates up to the prime rate (the prime rate was 7.25% at December 31, 2007).

        U.S. Cellular has a $700 million revolving credit facility available for general corporate purposes. At December 31, 2007, outstanding letters of credit were $0.2 million, leaving $699.8 million available for use. Borrowings under the revolving credit facility bear interest at the LIBOR plus a contractual spread based on U.S. Cellular's credit rating. U.S. Cellular may select borrowing periods of either seven days or one, two, three or six months. If U.S. Cellular provides less than two days' notice of intent to borrow, the related borrowings bear interest at the prime rate less 50 basis points. U.S. Cellular paid fees at an

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

aggregate annual rate of 0.39% of the total facility in 2007. These fees totaled $2.8 million in 2007, $2.3 million in 2006 and $1.0 million in 2005. This credit facility expires in December 2009.

        The financial covenants associated with TDS' and U.S. Cellular's lines of credit require that each company maintain certain debt-to-capital and interest coverage ratios. The covenants of U.S. Cellular's revolving credit facility prescribe certain terms associated with intercompany loans from TDS or TDS subsidiaries to U.S. Cellular or U.S. Cellular subsidiaries.

        TDS' and U.S. Cellular's interest costs on their revolving credit facilities as of December 31, 2007 would increase if their credit ratings from either Standard & Poor's Rating Services ("Standard & Poor's") or Moody's Investor Service ("Moody's") were lowered and decrease if ratings improved. However, their credit facilities would not cease to be available or accelerate solely as a result of a decline in their credit ratings. A downgrade in TDS' or U.S. Cellular's credit ratings could adversely affect their ability to renew existing, or obtain access to new, credit facilities in the future. TDS' and U.S. Cellular's credit ratings as of December 31, 2007, and the dates such credit ratings were issued, were as follows:

Moody's (Issued September 20, 2007)	Baa3	—stable outlook
Standard & Poor's (Issued June 21, 2007)	BB+	—with developing outlook
Fitch (Issued August 16, 2007)	BBB+	—stable outlook

        On September 20, 2007, Moody's changed its outlook on TDS and U.S. Cellular's credit rating to stable from under review for possible further downgrade.

        On February 13, 2007, Standard & Poor's lowered its credit ratings on TDS and U.S. Cellular to BBB- from BBB. The ratings remained on credit watch with negative implications. On April 23, 2007, Standard & Poor's lowered its credit rating on TDS and U.S. Cellular to BB+ from BBB-. The ratings remained on credit watch with negative implications. On June 21, 2007, Standard & Poor's affirmed the BB+ rating, and removed the company from credit watch. The outlook is developing.

        On August 16, 2007, Fitch changed its outlook on TDS and U.S. Cellular's credit rating to stable from ratings watch negative.

        The maturity dates of certain TDS and U.S. Cellular revolving credit facilities would accelerate in the event of a change in control.

        The continued availability of the revolving credit facilities requires TDS and U.S. Cellular to comply with certain negative and affirmative covenants, maintain certain financial ratios and represent certain matters at the time of each borrowing. As noted in Note 14—Notes Payable in the Notes to the Consolidated Financial Statements, TDS and U.S. Cellular were in default of the revolving credit facilities during 2007 due to restatements and late SEC filings. TDS and U.S. Cellular received waivers of such defaults and subsequently made all required filings and ceased to be in default. TDS and U.S. Cellular believe they were in compliance as of December 31, 2007 with all covenants and other requirements set forth in the revolving credit facilities.

Long-Term Financing

        TDS believes it and its subsidiaries were in compliance as of December 31, 2007 with all covenants and other requirements set forth in long-term debt indentures. Such indentures do not contain any provisions resulting in acceleration of the maturities of outstanding debt in the event of a change in TDS' credit rating. However, a downgrade in TDS' credit rating could adversely affect its ability to obtain long-term debt financing in the future. As stated in Note 15—Long-Term Debt and Forward Contracts to the Notes to the Consolidated Financial Statements, TDS and U.S. Cellular were not in compliance with debt indentures due to restatements and late SEC filings. However, this non-compliance did not result in an event of default or a default.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Marketable Equity Securities and Forward Contracts

        TDS and its subsidiaries hold or previously held marketable equity securities that are publicly traded and can have volatile movements in share prices. TDS and its subsidiaries do not make direct investments in publicly traded companies and all of these interests were acquired as a result of sales, trades or reorganizations of other assets.

        The investment in Deutsche Telekom AG ("Deutsche Telekom") resulted from TDS' disposition of its over 80%-owned personal communications services operating subsidiary, Aerial Communications, Inc., to VoiceStream in exchange for stock of VoiceStream, which was then acquired by Deutsche Telekom in exchange for Deutsche Telekom stock. The prior investment in Vodafone Group Plc ("Vodafone") resulted from certain dispositions of non-strategic wireless investments to or settlements with AirTouch Communications, Inc. ("AirTouch") in exchange for stock of AirTouch, which was then acquired by Vodafone whereby TDS and its subsidiaries received American Depositary Receipts representing Vodafone stock. The prior investment in VeriSign, Inc. ("VeriSign") is the result of the acquisition by VeriSign of Illuminet, Inc., a telecommunications entity in which several TDS subsidiaries held interests. The investment in Rural Cellular Corporation ("RCCC") is the result of a consolidation of several wireless partnerships in which TDS subsidiaries held interests in RCCC, and the distribution of RCCC stock in exchange for these interests. The tax basis of each investment is significantly below its current market value; therefore, disposition of the investments would result in significant taxable gains.

        As of December 31, 2007 and 2006, TDS and its subsidiaries owned 719,396 shares of RCCC. On July 30, 2007, RCCC announced that Verizon Wireless had agreed to purchase the outstanding shares of RCCC for $45 per share in cash. The acquisition is expected to close in the first half of 2008. If the transaction closes, TDS will receive approximately $32.4 million in cash, recognize a $31.7 million pre-tax gain and cease to own any interest in RCCC.

        TDS has a number of variable prepaid forward contracts ("forward contracts") with counterparties related to the Deutsche Telekom stock that it holds. The forward contracts mature from January to September 2008 and, at TDS' option, may be settled in shares of the respective securities or cash. If shares are delivered in the settlement of the forward contract, TDS would incur a current tax liability at the time of delivery. Deferred taxes have been provided for the difference between the book basis and the tax basis of the marketable equity securities and are included in deferred tax liabilities on the Consolidated Balance Sheets. As of December 31, 2007, such current deferred income tax liabilities related to marketable equity securities totaled $625.4 million.

        Additional forward contracts related to the Deutsche Telekom ordinary shares held by TDS matured in July through September 2007. The loan amounts associated with these forward contracts were $516.9 million. TDS elected to deliver a substantial majority of the 45,492,172 Deutsche Telekom ordinary shares in settlement of the forward contracts, and to dispose of all of its remaining Deutsche Telekom ordinary shares related to such forward contracts in exchange for $81.2 million in cash. TDS recognized a pre-tax gain of $248.9 million in 2007 on the settlement of such forward contracts and the disposition of the remaining shares. TDS incurred a current tax liability in the amount of $176.5 million at the time of delivery and sale of the remaining shares. After these forward contracts were settled in July through September 2007, TDS owns 85,969,689 of the Deutsche Telekom ordinary shares and has a derivative liability of $711.7 million under the related forward contracts at December 31, 2007. TDS will determine whether to settle the remaining forward contracts in shares or in cash at a time closer to the maturity dates.

        The forward contracts related to TDS' subsidiaries' Vodafone ADRs matured in May and October 2007. The loan amounts associated with these forward contracts were $201.0 million. TDS' subsidiaries elected to deliver a substantial majority of the Vodafone ADRs in settlement of the forward contracts, and disposed of all remaining Vodafone ADRs related to such forward contracts in exchange for $4.6 million in cash. TDS recorded a pre-tax gain of $171.6 million in 2007 on the settlement of such forward contracts and the disposition of such remaining shares. As a result of the settlement of these forward

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

contracts in May and October 2007, TDS' subsidiaries no longer own any Vodafone ADRs and no longer have any liability or other obligations under the related forward contracts. TDS incurred a current tax liability in the amount of $47.3 million at the time of the delivery and sale of the remaining shares.

        The forward contracts related to TDS' VeriSign Common Shares matured in May 2007. The loan amounts associated with these forward contracts were $20.8 million. TDS elected to deliver a substantial majority of the VeriSign Common Shares in settlement of the forward contracts, and to dispose of all remaining VeriSign Common Shares related to such forward contracts in exchange for $6.2 million in cash. TDS recorded a pre-tax gain of $6.2 million in the second quarter of 2007 on the settlement of such forward contracts and the disposition of such remaining VeriSign Common Shares. As a result of the settlement of these forward contracts in May 2007, TDS no longer owns any VeriSign Common Shares and no longer has any liability or other obligations under the related forward contracts. TDS incurred a current tax liability in the amount of $7.9 million at the time of the delivery and sale of the remaining shares.

        TDS is and until May 2007 U.S. Cellular was required to comply with certain covenants under the forward contracts. As noted in Note 15—Long-Term Debt and Forward Contracts in the Notes to the Consolidated Financial Statements, TDS and U.S. Cellular were in default of certain forward contracts due to restatements and late SEC filings. TDS and U.S. Cellular received waivers of such defaults and subsequently made all required filings and ceased to be in default. TDS believes that it was in compliance as of December 31, 2007 with all covenants and other requirements set forth in its forward contracts. U.S. Cellular did not have any forward contracts as of December 31, 2007.

        The following table details the outstanding forward contracts related to the Deutsche Telekom stock and maturity dates of the contracts as of December 31, 2007.

Marketable Equity Security	Shares	Loan Amounts (Dollars in thousands)	Maturity Date
Deutsche Telekom AG	30,000,000	$340,963	First Quarter 2008
Deutsche Telekom AG	38,000,000	452,105	Second Quarter 2008
Unamortized Discount		(3,829)

		448,276
Deutsche Telekom AG	17,969,689	222,297	Third Quarter 2008
Unamortized Discount		(6,024)

		216,273

		$1,005,512

        Assuming the delivery of shares upon settlement of all of the other forward contracts and sale of the remaining shares and based on the fair market value of the marketable equity securities and the related derivative liabilities as of December 31, 2007, TDS would be required to pay federal and state income taxes of approximately $349.7 million related to settlements in 2008. The amount of income taxes payable related to 2008 settlements will change upon settlement of the forward contracts as the marketable equity securities and the related derivative liabilities will be valued as of the settlement date, not December 31, 2007.

        Deutsche Telekom paid a dividend of EUR 0.72 per share in May 2007. Using a weighted-average exchange rate of $1.36 per EUR, TDS recorded dividend income of $128.5 million, before taxes, in the second quarter of 2007.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Capital Expenditures

        U.S. Cellular's estimated capital expenditures for 2008 are approximately $590 - 640 million. These expenditures primarily address the following needs:

  •
  Expand and enhance U.S. Cellular's coverage in its service areas.

  •
  Provide additional capacity to accommodate increased network usage by existing customers.

  •
  Enhance U.S. Cellular's retail store network and office systems.

        TDS Telecom's estimated capital expenditures for 2008 are approximately $130 million to $160 million to provide for normal growth and to upgrade plant and equipment to provide enhanced services.

        TDS plans to finance its capital expenditures program using cash on hand, cash flows from operating activities and short-term debt.

Acquisitions, Divestitures and Exchanges

        TDS assesses its existing wireless and wireline interests on an ongoing basis with a goal of improving competitiveness of its operations and maximizing its long-term return on investment. As part of this strategy, TDS reviews attractive opportunities to acquire additional operating markets, telecommunications companies and wireless spectrum. In addition, TDS may seek to divest outright or include in exchanges for other wireless interests those markets and wireless interests that are not strategic to its long-term success. TDS may from time-to-time be engaged in negotiations relating to the acquisition, divestiture or exchange of companies, strategic properties or wireless spectrum. In addition, TDS may participate as a bidder, or member of a bidding group, in auctions administered by the FCC.

Auction 73

        From time to time, the FCC conducts auctions through which additional spectrum is made available for the provision of wireless services. The FCC previously auctioned some spectrum in the 700 megahertz band. An FCC auction of additional spectrum in the 700 megahertz band, designated by the FCC as Auction 73, began on January 24, 2008. U.S. Cellular is participating in Auction 73 indirectly through its interest in King Street Wireless, L.P. ("King Street Wireless"), which is participating in Auction 73. A subsidiary of U.S. Cellular is a limited partner in King Street Wireless. King Street Wireless intends to qualify as a "designated entity," and thereby be eligible for bid credits with respect to spectrum purchased in Auction 73.

        In January 2008, U.S. Cellular made capital contributions and advances to King Street Wireless and/or its general partner of $97 million to allow King Street Wireless to participate in Auction 73. King Street Wireless is in the process of developing its long-term business and financing plans. Pending finalization of King Street Wireless' permanent financing plans, and upon request by King Street Wireless, U.S. Cellular may agree to make additional capital contributions and/or advances to King Street Wireless and/or its general partner. U.S. Cellular will consolidate King Street Wireless and King Street Wireless, Inc., the general partner of King Street Wireless, for financial reporting purposes, pursuant to the guidelines of FIN 46(R), as U.S. Cellular anticipates benefiting from or absorbing a majority of King Street Wireless' expected gains or losses.

        FCC anti-collusion rules place certain restrictions on business communications and disclosures by participants in an FCC auction. As noted above, Auction 73 began on January 24, 2008. If certain reserve prices are not met, the FCC will follow Auction 73 with a contingent auction, referred to as Auction 76. For purposes of applying its anti-collusion rules, the FCC has determined that both auctions will be treated as a single auction, which means that, in the event that the contingent auction is needed, the anti-collusion rules would last from the application deadline for Auction 73, which was December 3, 2007, until the deadline by which winning bidders in Auction 76 must make the required down payment.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

The FCC anti-collusion rules place certain restrictions on business communications with other companies and on public disclosures relating to U.S. Cellular's participation in an FCC auction. For instance, these anti-collusion rules may restrict the normal conduct of U.S. Cellular's business and/or disclosures by U.S. Cellular relating to the auctions, which could last 3 to 6 months or more. As of the time of filing this report, Auction 73 was still in progress.

        There is no assurance that King Street Wireless will be successful in the auctions or that acceptable spectrum will be available at acceptable prices in the auction. If King Street Wireless is successful in Auction 73, it may be required to raise additional capital through a combination of additional debt and/or equity financing. In such case, U.S. Cellular may make additional capital contributions to King Street Wireless and/or its general partner to provide additional funding of any licenses granted to King Street Wireless pursuant to Auction 73. The possible amount of such additional capital contributions is not known at this time but could be substantial. In such case, U.S. Cellular may finance such amounts from cash on hand, from borrowings under its revolving credit agreement and/or long-term debt. There is no assurance that U.S. Cellular will be able to obtain such additional financing on commercially reasonable terms or at all.

2007 Activity

Transactions Pending as of December 31, 2007:

        On December 3, 2007, U.S. Cellular entered into an agreement to acquire six 12 megahertz C block lower 700 megahertz licenses in Maine for $5.0 million in cash. This transaction is expected to close in 2008.

        On November 30, 2007, TDS entered into an agreement to acquire an incumbent local exchange carrier serving 750 equivalent access lines for $6.6 million, subject to a working capital adjustment. The transaction closed in February 2008.

        On November 30, 2007, U.S. Cellular entered into an exchange agreement with Sprint Nextel which calls for U.S. Cellular to receive personal communication service ("PCS") spectrum in eight licenses covering portions of four states (Oklahoma, West Virginia, Maryland and Iowa) and in exchange for U.S. Cellular to deliver PCS spectrum in eight licenses covering portions of Illinois. The exchange of licenses will provide U.S. Cellular with additional spectrum to meet anticipated future capacity and coverage requirements in several of its key markets. Six of the licenses that U.S. Cellular will receive will add spectrum in areas where U.S. Cellular currently provides service and two of the licenses are in areas that will provide incremental population of approximately 88,000. The eight licenses that U.S. Cellular will deliver are in areas where U.S. Cellular currently provides service and has what it considers an excess of spectrum (i.e., it has more spectrum than is expected to be needed to continue to provide high quality service). No cash, customers, network assets or other assets or liabilities will be included in the exchange, which is expected to be completed during the first half of 2008. As a result of this exchange transaction, TDS recognized a pre-tax loss on exchange of assets of $20.8 million during 2007.

Transactions Completed as of December 31, 2007:

        On December 3, 2007, U.S. Cellular acquired a 12 megahertz C block lower 700 megahertz license in Kansas for $3.2 million in cash.

        On February 1, 2007, U.S. Cellular purchased 100% of the membership interests of Iowa 15 Wireless, LLC ("Iowa 15") and obtained the 25 megahertz FCC cellular license to provide wireless service in Iowa Rural Service Area ("RSA") 15 for approximately $18.2 million in cash. This acquisition increased investments in licenses, goodwill and customer lists by $7.9 million, $5.9 million and $1.6 million, respectively. The goodwill of $5.9 million is deductible for income tax purposes.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

        In addition, in 2007, TDS Telecom and Suttle Straus each acquired a company for cash, which purchases aggregated to $2.3 million. These acquisitions increased goodwill by $1.8 million of which $1.0 million is deductible for income tax purposes.

        In aggregate, the 2007 acquisitions, divestitures and exchanges increased licenses by $11.1 million, goodwill by $7.7 million and customer lists by $1.6 million.

2006 Activity

        U.S. Cellular is a limited partner in Barat Wireless, L.P. ("Barat Wireless"), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 66. Barat Wireless was qualified to receive a 25% bid credit available to "very small businesses", defined as businesses having annual gross revenues of less than $15 million. At the conclusion of the auction on September 18, 2006, Barat Wireless was the successful bidder with respect to 17 licenses for which it had bid $127.1 million, net of its bid credit. On April 30, 2007, the FCC granted Barat Wireless' applications with respect to the 17 licenses for which it was the successful bidder. These 17 license areas cover portions of 20 states and are in markets which are either adjacent to or overlap current U.S. Cellular licensed areas.

        Barat Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2007, U.S. Cellular had made capital contributions and advances to Barat Wireless and/or its general partner of $127.2 million, which are included in Licenses in the Consolidated Balance Sheets. Barat Wireless used the funding to pay the FCC an initial deposit of $79.9 million on July 14, 2006 to allow it to participate in Auction 66. On October 18, 2006, Barat Wireless paid the balance due at the conclusion of the auction for the licenses with respect to which Barat Wireless was the successful bidder; such amount totaled $47.2 million. For financial statement purposes, U.S. Cellular consolidates Barat Wireless and Barat Wireless, Inc., the general partner of Barat Wireless, pursuant to the guidelines of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, ("FIN 46(R)"), as U.S. Cellular anticipates benefiting from or absorbing a majority of Barat Wireless' expected gains or losses. Pending finalization of Barat Wireless' permanent financing plan, and upon request by Barat Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Barat Wireless and/or its general partner.

        In October 2006, U.S. Cellular's interest in Midwest Wireless Communications, LLC ("Midwest Wireless") was sold to ALLTEL Corporation. In connection with the sale, U.S. Cellular became entitled to receive approximately $106.0 million in cash with respect to its interest in Midwest Wireless. Of this amount, $95.1 million was distributed upon closing and $10.9 million was held in escrow to secure certain true-up, indemnification and other possible adjustments; the funds held in escrow were to be distributed in installments over a period of four to fifteen months following the closing. During 2007, U.S. Cellular received $4.0 million of funds that were distributed from the escrow, plus interest of $0.3 million. On January 8, 2008, U.S. Cellular received a final distribution from the escrow of $6.3 million, plus interest of $0.5 million.

        In April 2006, U.S. Cellular purchased the remaining ownership interest in a Tennessee wireless market, in which it had previously owned a 16.7% interest, for approximately $18.9 million in cash. This acquisition increased investments in licenses, goodwill and customer lists by $5.5 million, $4.0 million and $2.0 million, respectively. The $4.0 million of goodwill is not deductible for income tax purposes.

        In aggregate, the 2006 acquisitions, divestitures and exchanges increased licenses by $132.7 million, goodwill by $4.1 million and customer lists by $2.0 million.

2005 Activity

        On December 19, 2005, U.S. Cellular completed an exchange of certain wireless markets in Kansas, Nebraska and Idaho with a subsidiary of ALLTEL. Under the agreement, U.S. Cellular acquired fifteen

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Rural Service Area ("RSA") markets in Kansas and Nebraska in exchange for two RSA markets in Idaho and $57.1 million in cash, as adjusted. U.S. Cellular also capitalized $2.6 million of acquisition-related costs. In connection with the exchange, U.S. Cellular recorded a pre-tax gain of $44.7 million in 2005. This gain was reduced to $42.4 million at the TDS consolidated level as TDS allocated additional U.S. Cellular step acquisition goodwill of $2.3 million to the markets divested, and is included in (Gain) loss on exchange and sales of assets in the Consolidated Statements of Operations. The gain represented the excess of the fair value of assets acquired and liabilities assumed over the sum of cash and net carrying value of assets and liabilities delivered in the exchange.

        U.S. Cellular is a limited partner in Carroll Wireless L.P. ("Carroll Wireless"), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 58. Carroll Wireless was qualified to bid on "closed licenses" that were available only to companies included under the FCC definition of "entrepreneurs," which are small businesses that have a limited amount of assets and revenues. In addition, Carroll Wireless bid on "open licenses" that were not subject to restriction. With respect to these licenses, however, Carroll Wireless was qualified to receive a 25% bid credit available to "very small businesses" which were defined as having average annual gross revenues of less than $15 million. Carroll Wireless was a successful bidder for 16 licenses in Auction 58, which ended on February 15, 2005. The aggregate amount paid to the FCC for the 16 licenses was $129.7 million, net of the bid credit to which Carroll Wireless was entitled. These 16 licenses cover portions of 10 states and are in markets which are either adjacent to or overlap current U.S. Cellular licensed areas.

        Carroll Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2007, U.S. Cellular had made capital contributions and advances to Carroll Wireless and/or its general partner of approximately $129.9 million; of this amount, $129.7 million is included in Licenses in the Consolidated Balance Sheets. For financial statement purposes, U.S. Cellular consolidates Carroll Wireless and Carroll PCS, Inc., the general partner of Carroll Wireless, pursuant to the guidelines of FIN 46(R), as U.S. Cellular anticipates benefiting from or absorbing a majority of Carroll Wireless' expected gains or losses. Pending finalization of Carroll Wireless' permanent financing plan, and upon request by Carroll Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Carroll Wireless and/or its general partner. U.S. Cellular has approved additional funding of $1.4 million of which $0.1 million was provided to Carroll Wireless as of December 31, 2007.

        In the first quarter of 2005, TDS adjusted the previously reported gain related to its sale to ALLTEL of certain wireless properties on November 30, 2004. The adjustment of the gain, which resulted from a working capital adjustment that was finalized in the first quarter of 2005, increased the total gain on the sale by $0.5 million to $51.4 million.

        In addition, in 2005, U.S. Cellular purchased one new wireless market and certain minority interests in other wireless markets in which it already owned a controlling interest for $6.9 million in cash. As a result of these acquisitions, U.S. Cellular's Licenses, Goodwill and Customer lists were increased by $3.9 million, $0.3 million and $1.2 million, respectively.

        In aggregate, the 2005 acquisitions, divestitures and exchanges increased Licenses by $136.3 million, Goodwill by $28.2 million and Customer lists by $32.7 million.

Repurchase of Securities and Dividends

        On March 2, 2007, the TDS Board of Directors authorized the repurchase of up to $250 million of TDS Special Common Shares from time to time through open market purchases, block transactions, private purchases or otherwise. This authorization will expire on March 2, 2010. As of December 31, 2007, TDS repurchased 2,076,979 Special Common Shares for $126.7 million, or an average of $60.99 per share pursuant to this authorization. TDS did not repurchase any common shares in 2006 or 2005.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The Board of Directors of U.S. Cellular has authorized the repurchase of up to 1% of the outstanding U.S. Cellular Common Shares held by non-affiliates on a quarterly basis, primarily for use in employee benefit plans (the "Limited Authorization"). This authorization does not have an expiration date.

        On March 6, 2007, the Board of Directors of U.S. Cellular authorized the repurchase of up to 500,000 Common Shares of U.S. Cellular (the "Additional Authorization") from time to time through open market purchases, block transactions, private transactions or other methods. This authorization was in addition to U.S. Cellular's existing Limited Authorization discussed above, and was scheduled to expire on March 6, 2010. However, because this authorization was fully utilized in connection with the April 4, 2007 accelerated share repurchases discussed below, no further purchases are available under this authorization.

        U.S. Cellular entered into accelerated share repurchase ("ASR") agreements to purchase its shares through an investment banking firm in private transactions. The repurchased shares are held as treasury shares. In connection with each ASR, the investment banking firm purchased an equivalent number of shares in the open-market over time. Each program was required to be completed within two years of the trade date of the respective ASR. At the end of each program, U.S. Cellular received or paid a price adjustment based on the average price of shares acquired by the investment banking firm pursuant to the ASR during the purchase period, less a negotiated discount. The purchase price adjustment could be settled, at U.S. Cellular's option, in cash or in U.S. Cellular Common Shares.

        Activity related to U.S. Cellular's repurchases of shares through ASR transactions on April 4, July 10 and October 25, 2007, and its obligations to the investment banking firm, are detailed in the table below.

(Dollars in thousands, except per share amounts)	April 4, 2007	July 10, 2007	October 25, 2007	Totals
Number of Shares Repurchased by U.S. Cellular(1)	670,000	168,000	168,000	1,006,000
Initial purchase price to investment banking firm	$49,057	$16,145	$16,215	$81,417
Weighted average price of initial purchase(2)	$73.22	$96.10	$96.52	$80.93
ASR Settled as of December 31, 2007(3)
Additional amount paid to investment banking firm	$6,485	—	—	$6,485
Final total cost of shares	$55,542	—	—	$55,542
Final weighted average price	$82.90	—	—	$82.90
Number of shares purchased by investment banking firm and settled	670,000	—	—	670,000
Number of Shares Purchased by Investment Banking Firm for Open ASRs (As of December 31, 2007)	—	63,665	—	63,665
Average price of shares, net of discount, purchased by investment banking firm	—	$85.70	—	$85.70
(Refund due) from investment banking firm for shares purchased through December 31, 2007(4)	—	$(661)	—	$(661)
Equivalent number of shares that would be delivered by investment banking firm based on December 31, 2007 closing price(5)	—	7,861	—	7,861
Settlement of ASRs Subsequent to December 31, 2007(6)
(Refund) paid by investment banking firm	—	$(2,080)	$(2,474)	$(4,554)
Final total cost of shares, less discount plus commission	—	$14,065	$13,741	$27,806
Final weighted average price(2)	—	$83.72	$81.79	$82.76

(1)
The repurchased shares are being held as treasury shares.

(2)
Weighted average price includes any per share discount and commission paid to the investment banking firm.

(3)
The April 4, 2007 ASR was settled in cash on December 18, 2007. The other ASRs were not settled and were open as of December 31, 2007, but were settled in January 2008. See Note (6) below.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

(4)
Represents the purchase price adjustment owed to U.S. Cellular by the investment banking firm as of December 31, 2007 for the shares purchased through such date, based on the difference between the price paid per share by U.S. Cellular in connection with the ASR, and the average price paid per share by the investment banking firm, less the discount plus the commission.

(5)
Represents the number of additional U.S. Cellular Common Shares that would need to be delivered by the investment banking firm based on the closing price of $84.10 on December 31, 2007, if U.S. Cellular elected to settle the refund due described in footnote (4) with shares.

(6)
At December 31, 2007, there were 272,335 shares remaining to be purchased by the investment banking firm pursuant to the July 10, 2007 and October 25, 2007 ASRs. Such ASRs both were settled in cash in January 2008. The table above shows the final settlement amounts of such ASRs. Accordingly, since the actual settlement amounts and final total costs are known, no additional information is provided about the sensitivity of such ASRs to a change in the U.S. Cellular stock price as of December 31, 2007.

        U.S. Cellular did not repurchase any Common Shares in 2006 and 2005.

        TDS' ownership percentage of U.S. Cellular increases upon such U.S. Cellular share repurchases. Therefore, TDS accounts for U.S. Cellular's purchases of U.S. Cellular Common Shares as step acquisitions using purchase accounting. All of the ASRs were settled in cash and resulted in an adjustment to TDS' Capital in excess of par value upon the respective settlements.

        TDS paid total dividends on its Common Shares and Special Common Shares and Preferred Shares of $45.8 million in 2007, $43.0 million in 2006 and $40.6 million in 2005. TDS paid quarterly dividends per share of $0.0975 in 2007 and $0.0925 in 2006. TDS has no current plans to change its policy of paying dividends.

Contractual and Other Obligations

        At December 31, 2007, the resources required for scheduled repayment of contractual obligations were as follows:

	Payments due by Period
	Total	Less than 1 Year	2 - 3 Years	4 - 5 Years	More than 5 Years
	(Dollars in millions)
Long-term debt obligations(1)	$1,636.1	$3.9	$19.4	$1.2	$1,611.6
Long-term debt interest	3,465.6	120.0	238.0	236.7	2,870.9
Forward contract obligations(2)	1,015.4	1,015.4	—	—	—
Forward contract interest(3)	6.6	6.6	—	—	—
Operating leases(4)	960.5	127.0	207.7	137.1	488.7
Capital leases	2.6	0.6	0.4	0.4	1.2
Purchase obligations(5)(6)(7)	668.0	372.9	192.0	52.3	50.8

	$7,754.8	$1,646.4	$657.5	$427.7	$5,023.2

(1)
Scheduled debt repayments include long-term debt and the current portion of long-term debt. See Note 15—Long-term Debt and Forward Contracts in the Notes to Consolidated Financial Statements.

(2)
Scheduled forward contract repayments include interest (unamortized discount) that has been or will be accreted up to the maturity date. See Note 15—Long-term Debt and Forward Contracts in the Notes to Consolidated Financial Statements.

(3)
Interest amounts shown are for variable rate forward contracts based on the December 31, 2007 LIBOR rate plus 50 basis points. The three month LIBOR rate was 4.70% at December 31, 2007.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

(4)
Represents the amounts due under noncancellable, long-term operating leases for the periods specified. See Note 18—Commitments and Contingencies in the Notes to Consolidated Financial Statements.

(5)
Includes obligations payable under noncancellable contracts and includes commitments for network facilities and services, agreements for software licensing and long-term marketing programs.

(6)
Includes $5.6 million for post-retirement benefits expected to be paid in 2008. No amounts for other post-retirement benefits are included in periods beyond 2007 as these amounts are discretionary and have not yet been determined.

(7)
Does not include amounts related to capital contributions and advances made during January 2008 to King Street Wireless and/or its general partner of $97 million to provide initial funding of King Street Wireless' participation in Auction 73.

        The Contractual and Other Obligations table above does not include any liabilities related to unrecognized tax benefits under FIN 48 since TDS is unable to reasonably predict the ultimate amount or timing of settlement of such FIN 48 liabilities. See Note 4—Income Taxes in the Notes to Consolidated Financial Statements for additional information on unrecognized tax benefits.

Sale of Certain Accounts Receivable

        In December 2006, U.S. Cellular entered into an agreement to sell $226.0 million face amount of accounts receivable written off in previous periods; the proceeds from the sale were $5.9 million. The agreement transferred all rights, title, and interest in the account balances, along with the right to collect all amounts due, to the buyer. The sale was subject to a 180-day period in which the buyer was entitled to request a refund for any unenforceable accounts. The transaction was recognized as a sale during the fourth quarter of 2006 in accordance with the provisions of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with the gain deferred until expiration of the recourse period. During the second quarter of 2007, U.S. Cellular recognized a gain of $5.0 million, net of refunds for unenforceable accounts. The gain is included in Selling, general and administrative expense in the Consolidated Statements of Operations. All expenses related to the transaction were recognized in the period incurred.

Off-Balance Sheet Arrangements

        TDS has no transactions, agreements or contractual arrangements with unconsolidated entities involving "off-balance sheet arrangements," as defined by SEC rules, that have or are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, cash flows from operating activities, liquidity, capital resources, or financial flexibility.

        Investments in Unconsolidated Entities.    TDS has certain investments in unconsolidated entities that represent variable interests. The investments in unconsolidated entities totaled $206.4 million as of December 31, 2007, and are accounted for using either the equity or cost method. TDS' maximum loss exposure for these variable interests is limited to the aggregate carrying amount of the investments.

        Indemnity Agreements.    TDS enters into agreements in the normal course of business that provide for indemnification of counterparties. These include certain asset sales and financings with other parties. The terms of the indemnification vary by agreement. The events or circumstances that would require TDS to perform under these indemnities are transaction specific; however, these agreements may require TDS to indemnify the counterparty for costs and losses incurred from litigation or claims arising from the underlying transaction. TDS is unable to estimate the maximum potential liability for these types of indemnifications as the amounts are dependent on the outcome of future events, the nature and likelihood of which cannot be determined at this time. Accordingly, no amounts have been recorded in

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Management's Discussion and Analysis of Financial Condition and Results of Operations

the financial statements related to such agreements. Historically, TDS has not made any significant indemnification payments under such agreements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        TDS prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). TDS' significant accounting policies are discussed in detail in Note 1—Summary of Significant Accounting Policies of the Notes to the Consolidated Financial Statements included in TDS' Form 10-K for the year ended December 31, 2007.

        The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from estimates under different assumptions or conditions.

        Management believes the following critical accounting estimates reflect its more significant judgments and estimates used in the preparation of its consolidated financial statements. Management has discussed the development and selection of each of the following accounting policies and estimates and the following disclosures with the audit committee of TDS' Board of Directors.

Revenue Recognition

U.S. Cellular

        Service revenues are recognized as earned and equipment revenues are recognized when title passes to the agent or end-user customer. U.S. Cellular recognizes revenue for access charges and other services charged at fixed amounts ratably over the service period, net of credits and adjustments for service discounts, billing disputes and fraud or unauthorized usage. U.S. Cellular recognizes revenue related to usage in excess of minutes provided in its rate plans at contractual rates per minute as minutes are used; revenue related to long distance service is recognized in the same manner. Additionally, U.S. Cellular recognizes revenue related to data usage based on contractual rates per kilobyte as kilobytes are used; revenue based on per-use charges, such as for the use of premium services, is recognized as the charges are incurred. As a result of its multiple billing cycles each month, U.S. Cellular is required to estimate the amount of subscriber revenues earned but not billed or billed but not earned from the end of each billing cycle to the end of each reporting period. These estimates are based primarily upon historical billed minutes. U.S. Cellular's revenue recognition policies are in accordance with the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition and FASB Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables.

TDS Telecom

        Service revenues are recognized as services are rendered. TDS Telecom recognizes revenue for local exchange service, internet services and digital broadcast satellite service commissions at fixed amounts ratably over the service period, net of credits and adjustments for service discounts. TDS' ILECs participate in revenue pools with other telephone companies for interstate revenue and for certain intrastate revenue. Such pools are funded by toll revenue and/or access charges within state jurisdictions and by access charges in the interstate market. Revenues earned through the various pooling processes are recorded based on estimates following the National Exchange Carrier Association's rules as approved by the FCC. TDS Telecom recognizes revenue related to carrying non-pooled intrastate long distance traffic, billing and collection services and long distance services based on actual usage and

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Management's Discussion and Analysis of Financial Condition and Results of Operations

contracted rates. As a result of the cutoff times of its multiple billing cycles each month, TDS Telecom is required to estimate the amount of revenues earned but not billed and billed but not earned at the end of each reporting period. These estimates are based primarily upon historical billed minutes or usage.

Accounting for the Effects of Certain Types of Regulation

        Historically, TDS Telecom's ILEC operations followed the accounting for regulated enterprises prescribed by SFAS 71. This accounting recognizes the economic effects of rate-making actions of regulatory bodies in the financial statements of the TDS Telecom ILEC operations.

        TDS Telecom has regularly monitored the appropriateness of the application of SFAS 71. Recent changes in TDS Telecom's business environment have caused competitive forces to surpass regulatory forces such that TDS Telecom has concluded that it is no longer reasonable to assume that rates set at levels that will recover the enterprise's cost can be charged to its customers. TDS Telecom has experienced increasing access line losses due to increasing levels of competition across all of the ILEC service areas. Competition has intensified in 2007 from cable and wireless operators which have extended their investment beyond major markets to enable a broader range of voice and data services that compete directly with TDS Telecom's service offerings. These alternative telecommunications providers have transformed a pricing structure historically based on the recovery of costs to a pricing structure based on market conditions. Consequently, TDS Telecom has had to alter its strategy to compete in its markets. Specifically, in the third quarter of 2007, TDS Telecom initiated an aggressive program of service bundling and deep discounting and has made the decision to voluntarily exit certain revenue pools administered by the FCC-supervised National Exchange Carrier Association in order to achieve additional pricing flexibility to meet competitive pressures.

        Based on these material factors impacting its operations, management determined in the third quarter of 2007 that it is no longer appropriate to continue the application of SFAS 71 for reporting its financial results. Accordingly, TDS Telecom recorded a non-cash extraordinary gain of $42.8 million, net of taxes of $27.0 million, upon discontinuance of the provisions of SFAS 71, as required by the provisions of SFAS No. 101, Regulated Enterprises—Accounting for the Discontinuation of the Application of FASB Statement No. 71. The components of the non-cash extraordinary gain are as follows:

	Before Tax Effects	After Tax Effects
	(in thousands)
Write off of regulatory cost of removal	$70,107	$43,018
Write off of other net regulatory assets	(259)	(191)

Total	$69,848	$42,827

        In conjunction with the discontinuance of SFAS 71, TDS Telecom has assessed the useful lives of fixed assets and determined that the impacts of any changes were not material.

Licenses and Goodwill

        As of December 31, 2007, TDS reported $1,517 million of licenses and $679 million of goodwill, as a result of acquisitions of interests in wireless licenses and businesses, the acquisition of operating telephone companies, and step acquisitions related to U.S. Cellular's repurchase of U.S. Cellular Common Shares. Licenses include those won by Barat Wireless in FCC Auction 66 completed in September 2006 and by Carroll Wireless in FCC Auction 58 completed in February 2005.

        See Note 8—Licenses and Goodwill in the Notes to Consolidated Financial Statements for a schedule of license and goodwill activity in 2007 and 2006.

        Licenses and goodwill must be reviewed for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. TDS performs the annual

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Management's Discussion and Analysis of Financial Condition and Results of Operations

impairment review on licenses and goodwill during the second quarter of its fiscal year. There can be no assurance that upon review at a later date material impairment charges will not be required.

        The intangible asset impairment test consists of comparing the fair value of the intangible asset to the carrying amount of the intangible asset. If the carrying amount exceeds the fair value, an impairment loss is recognized for the difference. The goodwill impairment test is a two-step process. The first step compares the fair value of the reporting unit as identified in accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142") to its carrying value. If the carrying amount exceeds the fair value, the second step of the test is performed to measure the amount of impairment loss, if any. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. To calculate the implied fair value of goodwill, an enterprise allocates the fair value of the reporting unit to all of the assets and liabilities of that reporting unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities of the reporting unit is the implied fair value of goodwill. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss of goodwill is recognized for that difference.

        The fair value of an asset or reporting unit is the amount at which that asset or reporting unit could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. Other valuation techniques include present value analysis, multiples of earnings or revenues or similar performance measures. The use of these techniques involves assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate and other inputs. Different assumptions for these inputs or valuation methodologies could create materially different results.

        U.S. Cellular tests goodwill for impairment at the level of reporting referred to as a reporting unit. For purposes of impairment testing of goodwill in 2007 and 2006, U.S. Cellular identified five reporting units pursuant to paragraph 30 of SFAS 142. The five reporting units represent five geographic groupings of FCC licenses, constituting five geographic service areas.

        For purposes of impairment testing of goodwill, U.S. Cellular prepares valuations of each of the five reporting units. A discounted cash flow approach is used to value each of the reporting units, using value drivers and risks specific to each individual geographic region. The cash flow estimates incorporate assumptions that market participants would use in their estimates of fair value. Key assumptions made in this process are the discount rate, estimated future cash flows, projected capital expenditures and terminal value multiples.

        U.S. Cellular tests licenses for impairment at the level of reporting referred to as a unit of accounting. For purposes of impairment testing of licenses in 2007 and 2006, U.S. Cellular combined its FCC licenses into eleven units of accounting pursuant to FASB Emerging Issues Task Force Issue 02-7, Units of Accounting for Testing Impairment of Indefinite-Lived Intangible Assets ("EITF 02-7"), and SFAS 142. Six of such units of accounting represent geographic groupings of licenses that, because they are currently undeveloped and not expected to generate cash flows from operating activities in the foreseeable future, are considered separate units of accounting for purposes of impairment testing.

        For purposes of impairment testing of licenses, U.S. Cellular prepares valuations of each of the units of accounting which consist of developed licenses using an excess earnings methodology. This excess earnings methodology estimates the fair value of the intangible assets (FCC license units of accounting) by measuring the future cash flows of the license groups, reduced by charges for contributory assets such as working capital, trademarks, existing subscribers, fixed assets, assembled workforce and goodwill. For units of accounting that consist of undeveloped licenses, U.S. Cellular prepares estimates

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Management's Discussion and Analysis of Financial Condition and Results of Operations

of fair value for each unit of accounting by reference to fair market values indicated by recent auctions and market transactions.

        TDS has recorded amounts as licenses and goodwill as a result of accounting for U.S. Cellular's purchases of U.S. Cellular common shares as step acquisitions using purchase accounting. TDS' ownership percentage of U.S. Cellular increases upon such U.S. Cellular share repurchases. The purchase price in excess of the fair value of the net assets acquired is allocated principally to licenses and goodwill. For impairment testing purposes, the additional TDS licenses and goodwill amounts are allocated to the same units of accounting and reporting units used by U.S. Cellular. In 2003, U.S. Cellular's license and goodwill impairment tests did not result in an impairment loss on a stand-alone basis. However, when the license and goodwill amounts recorded at TDS, as a result of the step acquisitions, were added to the U.S. Cellular licenses and goodwill for impairment testing at the TDS consolidated level in 2003, an impairment loss on licenses and goodwill was recorded. Consequently, U.S. Cellular's license and goodwill balances reported on a stand-alone basis do not match the TDS consolidated license and goodwill balances for U.S. Cellular.

        TDS Telecom has recorded goodwill primarily as a result of the acquisition of operating telephone companies. TDS Telecom has assigned goodwill to its ILEC reporting unit, and for purposes of impairment testing, valued this goodwill using a multiple of cash flow valuation technique.

        The annual impairment tests for investments in licenses and goodwill were performed in the second quarter of 2007, 2006 and 2005. Such impairment tests indicated that there was an impairment of licenses totaling $2.1 million in 2007; the loss is included in Amortization and accretion in the Consolidated Statements of Operations. There was no impairment of licenses in 2006 and 2005, and no impairment of goodwill in 2007, 2006 and 2005. In addition, as a result of the exchange of licenses with Sprint Nextel, U.S. Cellular recognized a pre-tax loss of $20.8 million during the fourth quarter of 2007.

        There was no impairment of goodwill assigned to TDS Telecom's ILEC operations in 2007, 2006 and 2005.

Property, Plant and Equipment

        U.S. Cellular and TDS Telecom each provide for depreciation using the straight-line method over the estimated useful lives of the assets. TDS depreciates its leasehold improvement assets associated with leased properties over periods ranging from one to thirty years, which approximates the shorter of the assets' economic lives or the specific lease terms, as defined in SFAS No. 13, Accounting for Leases, as amended. Annually, U.S. Cellular and TDS Telecom review their property, plant and equipment lives to ensure that the estimated useful lives are appropriate. The estimated useful lives of property, plant and equipment are critical accounting estimates because changing the lives of assets can result in larger or smaller charges for depreciation expense. Factors used in determining useful lives include technology changes, regulatory requirements, obsolescence and type of use.

        Prior to the third quarter of 2007, TDS Telecom's ILEC operations followed accounting for regulated enterprises prescribed by SFAS 71. In the third quarter of 2007, management determined that it was no longer appropriate to continue the application of SFAS 71 for reporting its financial results. See Note 5—Extraordinary Item—Discontinuance of the Application of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation in the Notes to Consolidated Financial Statements for additional details.

        Renewals and betterments of units of property are recorded as additions to telephone plant in service. Repairs and renewals of minor units of property are charged to plant operations expense. The original cost of depreciable property retired is removed from plant in service and, together with removal cost less any salvage realized, was charged to accumulated depreciation, prior to the discontinuance of SFAS 71, and to depreciation expense after the discontinuance of SFAS 71. Prior to the discontinuance of SFAS 71, no gain or loss was recognized on ordinary retirements of depreciable telephone property.

        Costs of developing new information systems are capitalized and amortized starting when each new system is placed in service.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

        U.S. Cellular and TDS Telecom did not materially change the useful lives of their property, plant and equipment in the years ended December 31, 2007, 2006 and 2005.

        In 2007, 2006 and 2005, (gain)/loss on asset disposals/exchanges included charges of $34.1 million, $19.6 million and $20.4 million, respectively, related to disposals of assets, trade-ins of older assets for replacement assets and other retirements of assets from service. In 2007, U.S. Cellular conducted a physical inventory of its significant cell site and switching assets. As a result, (gain)/loss on asset disposals/exchanges for 2007 included a charge of $14.6 million to reflect the results of the physical inventory and related valuation and reconciliation.

        TDS reviews long-lived assets for impairment if events or circumstances indicate that the assets might be impaired. The tangible asset impairment test is a two-step process. The first step compares the carrying value of the assets with the estimated undiscounted cash flows over the remaining asset life. If the carrying value of the asset is greater than the undiscounted cash flows, then the second step of the test is performed to measure the amount of impairment loss. The second step compares the carrying value of the asset to its estimated fair value. If the carrying value exceeds the estimated fair value (less cost to sell), an impairment loss is recognized for the difference.

        The fair value of a tangible long-lived asset is the amount at which that asset could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. A present value analysis of cash flow scenarios is often the best available valuation technique with which to estimate the fair value of a long-lived asset. The use of this technique involves assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate, and other inputs. Different assumptions for these inputs or the use of different valuation methodologies could create materially different results.

Derivative Instruments

        TDS utilizes derivative financial instruments to reduce marketable equity security market value risk. TDS does not hold or issue derivative financial instruments for trading purposes. TDS recognizes all derivatives as either assets or liabilities on the Consolidated Balance Sheets and measures those instruments at fair value. Changes in fair value of those instruments are reported in the Consolidated Statements of Operations or classified as Accumulated other comprehensive income, net of tax, in the Consolidated Balance Sheets depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depend on the derivative's hedge designation and whether the hedge is anticipated to be highly effective in achieving offsetting changes in the fair value of the hedged item or cash flows of the asset hedged.

        The VeriSign variable prepaid forward contract was designated as a fair value hedge, where effectiveness of the hedge was assessed based upon the intrinsic value of the underlying options. The intrinsic value of the forward contract was defined as the difference between the applicable option strike price and the market value of the contracted shares on the balance sheet date. Changes in the intrinsic value of the options are expected to be perfectly effective at offsetting changes in the fair value of the hedged item. Changes in the fair value of the options were recognized in the Statements of Operations along with the changes in the fair value of the underlying marketable equity securities.

        TDS originally designated the embedded collars within its Deutsche Telekom and Vodafone variable prepaid forward contracts as cash flow hedges of marketable equity securities. Accordingly, all changes in the fair value of the embedded collars were recorded in other comprehensive income, net of income taxes. Subsequently, upon contractual adjustments to the collars in September 2002, the embedded collars no longer qualified for the hedge accounting treatment and all changes in fair value of the collars from that time are included in the Consolidated Statements of Operations.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

        During 2007, the variable prepaid forward contracts and embedded collars related to the VeriSign common shares, Vodafone ADRs and a portion of the Deutsche Telekom ordinary shares matured and were settled. See Note 10—Marketable Equity Securities in the Notes to Consolidated Financial Statements, for details on the settlement of these forward contracts and embedded collars.

        The accounting for the embedded collars as derivative instruments that do not qualify for cash flow hedge accounting and fair value hedges is expected to result in increased volatility in the results of operations, as fluctuations in the market price of the underlying Deutsche Telekom marketable equity securities will result in changes in the fair value of the embedded collars being recorded in the Consolidated Statements of Operations.

        The embedded collars are valued using the Black-Scholes valuation model. The inputs in the model include the stock price, strike price (differs for call options and put options), risk-free interest rate, volatility of the underlying stock, dividend yield and the term of the contracts. Different assumptions could create materially different results. A one percent change in the risk free interest rate could change the fair value of the embedded collars by approximately $4.2 million at December 31, 2007. Changing the volatility index by one point could change the fair value of the embedded collar by approximately $0.3 million at December 31, 2007.

Asset Retirement Obligations

        TDS accounts for asset retirement obligations under SFAS No. 143, Accounting for Asset Retirement Obligations, and FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, ("FIN 47") which require entities to record the fair value of a liability for legal obligations associated with an asset retirement in the period in which the obligations are incurred. At the time the liability is incurred, TDS records a liability equal to the net present value of the estimated cost of the asset retirement obligation and increases the carrying amount of the related long-lived asset by an equal amount. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the obligations, any differences between the cost to retire an asset and the recorded liability (including accretion of discount) is recognized in the Consolidated Statements of Operations as a gain or loss.

        See Note 13—Asset Retirement Obligations in the Notes to Consolidated Financial Statements in the Notes to Consolidated Financial Statements, for details on estimates that impact asset retirement obligations.

        The calculation of the asset retirement obligation is a critical accounting estimate for TDS because changing the factors used in calculating the obligation could result in larger or smaller estimated obligations that could have a significant impact on TDS' results of operations and financial condition. Such factors may include probabilities or likelihood of remediation, cost estimates, lease renewals, salvage values, and the estimated remediation dates. Actual results may differ materially from estimates under different assumptions or conditions.

Income Taxes

        The accounting for income taxes, the amounts of income tax assets and liabilities and the related income tax provision, and the amount of unrecognized tax benefits are critical accounting estimates because such amounts are significant to TDS' financial condition and results of operations.

        The preparation of the consolidated financial statements requires TDS to calculate a provision for income taxes. This process involves estimating the actual current income tax liability together with assessing temporary differences resulting from the different treatment of items for tax purposes, as well as estimating the impact of potential adjustments to filed tax returns. These temporary differences result in deferred income tax assets and liabilities, which are included in the Consolidated Balance Sheets. TDS must then assess the likelihood that deferred income tax assets will be realized based on future taxable

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Management's Discussion and Analysis of Financial Condition and Results of Operations

income and to the extent TDS believes that realization is not likely, establish a valuation allowance. Management's judgment is required in determining the provision for income taxes, deferred income tax assets and liabilities and any valuation allowance that is established for deferred income tax assets.

        Effective January 1, 2007, TDS adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 addressed the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, TDS must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

        See Note 4—Income Taxes in the Notes to Consolidated Financial Statements for details regarding TDS' income tax provision, deferred income taxes and liabilities, valuation allowances and unrecognized tax benefits, including information regarding estimates that impact income taxes.

Allowance for Doubtful Accounts

        The allowance for doubtful accounts is the best estimate of the amount of probable credit losses related to existing accounts receivable. The allowance is estimated based on historical experience and other factors that could affect collectibility. Accounts receivable balances are reviewed on either an aggregate or individual basis for collectibility depending on the type of receivable. When it is probable that an account balance will not be collected, the account balance is charged against the allowance for doubtful accounts. TDS does not have any off-balance sheet credit exposure related to its customers. Recent economic events have caused the consumer credit market to tighten for certain consumers. This may cause TDS' bad debt expense to increase in future periods. TDS will continue to monitor its accounts receivable balances and related allowance for doubtful accounts on an ongoing basis to assess whether it has adequately provided for potentially uncollectible amounts.

        See Note 1—Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements for additional information regarding TDS' allowance for doubtful accounts.

Stock-based Compensation

        As described in more detail in Note 22—Stock Based Compensation in the Notes to the Consolidated Financial Statements, TDS has established long-term incentive plans and employee stock purchase plans, which are stock-based compensation plans. Prior to January 1, 2006, TDS accounted for share-based payments in accordance with Accounting Principles Board ("APB"), No. 25 Accounting for Stock Issued to Employees ("APB 25") and related interpretations as allowed by SFAS No. 123 Accounting for Stock-Based Compensation ("SFAS 123"). Accordingly, prior to 2006, compensation cost for share-based payments was measured using the intrinsic value method as prescribed by APB 25. Under the intrinsic value method, compensation cost is measured as the amount by which the market value of the underlying equity instrument on the grant date exceeds the exercise price. Effective January 1, 2006, TDS adopted the fair value recognition provisions of SFAS No. 123(R), using the modified prospective transition method. Under the modified prospective transition method, compensation cost recognized during the years ended December 31, 2007 and 2006 includes: (a) compensation cost for all share-based payments granted prior to but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R).

        Upon adoption of SFAS 123(R), TDS and U.S. Cellular elected to value share-based payment transactions using a Black-Scholes valuation model. This model requires assumptions regarding a number of complex and subjective variables. The variables include TDS' and U.S. Cellular's expected

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Management's Discussion and Analysis of Financial Condition and Results of Operations

stock price volatility over the term of the awards, expected forfeitures, time of exercise, risk-free interest rate and expected dividends. Different assumptions could create different results.

        TDS used the assumptions shown in the table below in valuing stock options granted in 2007, 2006 and 2005:

	2007	2006	2005
Expected Life	4.0 Years	4.9 Years	4.9 Years
Expected Annual Volatility Rate	19.5%	25.9%	30.8%
Dividend Yield	0.7%	0.7% - 1.0%	0.9%
Risk-free Interest Rate	4.7%	3.9% - 4.8%	3.8%
Estimated Annual Forfeiture Rate	1%	0.6%	0.7%

        U.S. Cellular used the assumptions shown in the table below in valuing the stock options granted in 2007, 2006 and 2005:

	2007	2006	2005
Expected Life	3.1 Years	3.0 Years	3.0 Years
Expected Volatility	22.5% - 25.7%	23.5% - 25.2%	36.5%
Dividend Yield	0%	0%	0%
Risk-free Interest Rate	3.3% - 4.8%	4.5% - 4.7%	3.9%
Estimated Annual Forfeiture Rate	9.6%	4.4%	4.3%

        Both TDS and U.S. Cellular estimate the expected life of option awards based on historical experience. Expected volatility is estimated using historical volatility calculated over the most recent period equal to the expected term of the option. Risk-free interest rate is the rate of return of a zero-coupon treasury bond that matures over approximately the same time period as the expected term of the option awards. Because U.S. Cellular has never paid a dividend and has expressed its intention to retain all future earnings in the business, the expected dividend yield is estimated at 0%.

        Under the provisions of SFAS 123(R), stock-based compensation cost recognized during the period is based on the portion of the share-based payment awards that are expected to ultimately vest. The estimated forfeiture rates used by U.S. Cellular are based primarily on historical experience.

        Total compensation cost for stock options granted by TDS and U.S. Cellular in 2007 was estimated to be $18.1 million; the amount charged to compensation expense was $15.3 million. The table below illustrates the impact of a 10% change in the assumptions that have the most significant impact on valuation of option awards granted by TDS in 2007.

Dollars in thousands	Increase (Decrease) in 2007 Expense		Increase (Decrease) in Expense Over Vesting Period of Options
Assumption:	10% Increase	10% Decrease	10% Increase	10% Decrease
Expected Life	$672	$(716)	$672	$(716)
Expected Volatility	$655	$(646)	$655	$(646)
Risk-free Interest Rate	$471	$(471)	$471	$(471)

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Management's Discussion and Analysis of Financial Condition and Results of Operations

        The table below illustrates the impact of a 10% change in the assumptions that have the most significant impact on valuation of option awards granted by U.S. Cellular in 2007.

Dollars in thousands	Increase (Decrease) in 2007 Expense		Increase (Decrease) in Expense Over Vesting Period of Options
Assumption:	10% Increase	10% Decrease	10% Increase	10% Decrease
Expected Life	$179	$(186)	$447	$(465)
Expected Volatility	$190	$(190)	$474	$(474)
Risk-free Interest Rate	$91	$(88)	$228	$(219)

Contingencies, Indemnities and Commitments

        Contingent obligations not related to income taxes, including indemnities, litigation and other possible commitments are accounted for in accordance with SFAS No. 5, Accounting for Contingencies ("SFAS 5"), which requires that an estimated loss be recorded if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accordingly, those contingencies that are deemed to be probable and where the amount of the loss is reasonably estimable are accrued in the financial statements. If only a range of loss can be determined, the best estimate within that range is accrued; if none of the estimates within that range is better than another, the low end of the range is accrued. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been incurred, even if the amount is not estimable. The assessment of contingencies is a highly subjective process that requires judgments about future events. Contingencies are reviewed at least quarterly to determine the adequacy of accruals and related financial statement disclosures. The ultimate outcomes of contingencies could differ materially from amounts accrued in the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following persons are partners of Sidley Austin LLP, the principal law firm of TDS and its subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular, a subsidiary of TDS; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel of U.S. Cellular and TDS Telecommunications Corporation and an Assistant Secretary of certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to TDS or its subsidiaries. TDS, U.S. Cellular and their subsidiaries incurred legal costs from Sidley Austin LLP of $11.2 million in 2007, $12.0 million in 2006 and $7.8 million in 2005.

        The Audit Committee of the Board of Directors is responsible for the review and oversight of all related party transactions, as such term is defined by the rules of the American Stock Exchange.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY STATEMENT

        This Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of this Annual Report contain statements that are not based on historical fact, including the words "believes," "anticipates," "intends," "expects" and similar words. These statements constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following risks:

  •
  Intense competition in the markets in which TDS operates could adversely affect TDS' revenues or increase its costs to compete.

  •
  A failure by TDS' service offerings to meet customer expectations could limit TDS' ability to attract and retain customers and could have an adverse effect on TDS' operations.

  •
  TDS' system infrastructure may not be capable of supporting changes in technologies and services expected by customers, which could result in lost customers and revenues.

  •
  An inability to obtain or maintain roaming arrangements with other carriers on terms that are acceptable to TDS could have an adverse effect on TDS' business, financial condition or results of operations. Such agreements cover traditional voice services as well as data services, which are an area of strong growth for TDS and other carriers. TDS' rate of adoption of new technologies, such as those enabling high-speed data services, could affect its ability to enter into or maintain roaming agreements with other carriers.

  •
  Changes in access to content for data or video services or access to new handsets being developed by vendors, or an inability to manage its supply chain or inventory successfully, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  A failure by TDS to acquire adequate radio spectrum could have an adverse effect on TDS' business and operations.

  •
  TDS is currently participating and, to the extent conducted by the FCC, likely to participate in FCC auctions of additional spectrum in the future and, during certain periods, will be subject to the FCC's anti-collusion rules, which could have an adverse effect on TDS.

  •
  An inability to attract and/or retain management, technical, sales and other personnel could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  TDS' assets are concentrated in the U.S. telecommunications industry. As a result, its results of operations may fluctuate based on factors related entirely to conditions in this industry.

  •
  Consolidation in the telecommunications industry could adversely affect TDS' revenues and increase its costs of doing business.

  •
  Changes in general economic and business conditions, both nationally and in the markets in which TDS operates, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in various business factors could have an adverse effect on TDS' business, financial condition or results of operations. These business factors may include but are not limited to demand, pricing, growth, average revenue per unit, penetration, churn, expenses, customer acquisition and retention costs, roaming rates, minutes of use, and mix and costs of products and services.

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  •
  Advances or changes in telecommunications technology, such as Voice over Internet Protocol, WiMAX or LTE (Long-Term Evolution), could render certain technologies used by TDS obsolete, could reduce TDS' revenues or could increase its costs of doing business.

  •
  Changes in TDS' enterprise value, changes in the supply or demand of the market for wireless licenses or telephone company franchises, adverse developments in the business or the industry in which TDS is involved and/or other factors could require TDS to recognize impairments in the carrying value of TDS' license costs, goodwill and/or physical assets.

  •
  Costs, integration problems or other factors associated with acquisitions/divestitures of properties or licenses and/or expansion of TDS' business could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  A significant portion of TDS' wireless revenues is derived from customers who buy services through independent agents and dealers who market TDS' services on a commission basis. If TDS' relationships with these agents and dealers are seriously harmed, its wireless revenues could be adversely affected.

  •
  TDS' investments in technologies which are unproven or for which success has not yet been demonstrated may not produce the benefits that TDS expects.

  •
  A failure by TDS to complete significant network construction and system implementation as part of its plans to improve the quality, coverage, capabilities and capacity of its network could have an adverse effect on its operations.

  •
  Financial difficulties of TDS' key suppliers or vendors, or termination or impairment of TDS' relationship with such suppliers or vendors could result in a delay or termination of TDS' receipt of equipment, content or services which could adversely affect TDS' business and results of operations.

  •
  TDS has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on TDS' results of operations or financial condition.

  •
  War, conflicts, hostilities and/or terrorist attacks or equipment failure, power outages, natural disasters or breaches of network or information technology security could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  The market prices of TDS' Common Shares and Special Common Shares are subject to fluctuations due to a variety of factors such as general economic conditions; wireless and telecommunications industry conditions; fluctuations in TDS' quarterly customer activations, churn rate, revenues, results of operations or cash flows; variations between TDS' actual financial and operating results and those expected by analysts and investors; and announcements by TDS' competitors.

  •
  Changes in guidance or interpretations of accounting requirements, changes in industry practice, identification of errors or changes in management assumptions could require amendments to or restatements of financial information or disclosures included in this or prior filings with the SEC.

  •
  Restatements of financial statements by TDS and related matters, including resulting delays in filing periodic reports with the SEC, could have an adverse effect on TDS' credit rating, liquidity, financing arrangements, capital resources and ability to access the capital markets, including pursuant to shelf registration statements; could adversely affect TDS' listing arrangements on the American Stock Exchange and/or New York Stock Exchange; and/or could have other negative consequences, any of which could have an adverse effect on the trading prices of TDS' publicly traded equity and/or debt and/or on TDS' business, financial condition or results of operations.

  •
  The pending SEC investigation regarding the restatement of TDS' financial statements could result in substantial expenses, and could result in monetary or other penalties.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

  •
  Changes in facts or circumstances, including new or additional information that affects the calculation of potential liabilities for contingent obligations under guarantees, indemnities or otherwise, could require TDS to record charges in excess of amounts accrued in the financial statements, if any, which could have an adverse effect on TDS' financial condition or results of operations.

  •
  A failure to successfully remediate the existing material weakness in internal control over financial reporting in a timely manner or the identification of additional material weaknesses in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or fail to prevent fraud, which could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Early redemptions of debt or repurchases of debt, issuances of debt, changes in prepaid forward contracts, changes in operating leases, changes in purchase obligations or other factors or developments could cause the amounts reported under Contractual Obligations in TDS' Management's Discussion and Analysis of Financial Condition and Results of Operations to be different from the amounts actually incurred.

  •
  An increase of TDS' debt in the future could subject TDS to various restrictions and higher interest costs and decrease its cash flows and earnings.

  •
  Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in TDS' credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to TDS, which could require TDS to reduce its construction, development and acquisition programs.

  •
  Changes in the regulatory environment or a failure by TDS to timely or fully comply with any regulatory requirements could adversely affect TDS' financial condition, results of operations or ability to do business.

  •
  Changes in income tax rates, laws, regulations or rulings, or federal or state tax assessments could have an adverse effect on TDS' financial condition or results of operations.

  •
  Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending and future litigation could have an adverse effect on TDS' financial condition, results of operations or ability to do business.

  •
  The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from handsets, wireless data devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have an adverse effect on TDS' wireless business, financial condition or results of operations.

  •
  Certain matters, such as control by the TDS Voting Trust and provisions in the TDS Restated Certificate of Incorporation, may serve to discourage or make more difficult a change in control of TDS.

  •
  Any of the foregoing events or other events could cause revenues, customer additions, operating income, capital expenditures and/or any other financial or statistical information to vary from TDS' forward looking estimates by a material amount.

        You are referred to a further discussion of these risks as set forth under "Risk Factors" in TDS' Annual Report on Form 10-K for the year ended December 31, 2007. TDS undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

MARKET RISK

Long-Term Debt

        As of December 31, 2007, TDS is subject to risks due to fluctuations in interest rates. The majority of TDS' debt is in the form of long-term, fixed-rate notes with original maturities ranging up to 40 years. Accordingly, fluctuations in interest rates can lead to significant fluctuations in the fair value of such instruments. As of December 31, 2007, TDS had not entered into any financial derivatives to reduce its exposure to interest rate risks.

        The following table presents the scheduled principal payments on long-tem debt and forward contracts and the related weighted-average interest rates by maturity dates at December 31, 2007:

	Principal Payments Due by Period
(Dollars in millions)	Long-Term Debt Obligations(1)	Weighted-Avg. Interest Rates on Long-Term Debt Obligations(2)	Forward Contracts(3)	Weighted-Avg. Interest Rates on Forward Contracts(4)
2008	$3.9	5.5%	$1,015.4	4.97%
2009	15.1	7.9%	—	N/A
2010	4.5	5.7%	—	N/A
2011	0.8	3.9%	—	N/A
2012	0.4	3.2%	—	N/A
After 5 Years	1,611.4	7.3%	—	N/A

Total	$1,636.1	7.3%	$1,015.4	4.97%

(1)
Scheduled principal repayments include long-term debt and current portion of long-term debt.

(2)
Represents the weighted-average interest rates at December 31, 2007, for debt maturing in the respective periods.

(3)
Scheduled forward contract repayments include interest (unamortized discount) that has been or will be accreted up to the maturity date.

(4)
Some of the forward contracts have a fixed interest rate, while others have a variable rate based on the LIBOR rate plus 50 basis points. The three-month LIBOR rate at December 31, 2007, was 4.70%.

        At December 31, 2007 and 2006, the estimated fair value of long-term debt obligations was $1,415.0 million and $1,639.1 million, respectively, and the average interest rate on this debt was 7.3% and 7.3%, respectively. The fair value of long-term debt was estimated using market prices for TDS' 7.6% Series A Notes, 6.625% senior notes, and U.S. Cellular's 8.75% senior notes, 7.5% senior notes, 6.7% senior notes, and discounted cash flow analysis for the remaining debt.

        At December 31, 2007 and 2006, the estimated fair value of the variable prepaid forward contracts was $1,006.6 million and $1,718.1 million, respectively, and the average interest rate on this debt was 4.97% and 5.5%, respectively. The fair value of variable rate forward contracts, aggregating $577.3 million at December 31, 2007, approximates the carrying value due to the frequent repricing of these instruments. These contracts require quarterly interest payments at the LIBOR rate plus 50 basis points (the three-month LIBOR rate was 4.7% at December 31, 2007). The fair value of the fixed rate forward contracts, aggregating $429.3 million at December 31, 2007, was estimated based upon a discounted cash flow analysis. These contracts are structured as zero coupon obligations with a weighted average effective interest rate of 4.4% per year.

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Marketable Equity Securities and Derivatives

        TDS holds available-for-sale marketable equity securities, the majority of which were the result of sales or trades of non-strategic assets. The market value of these investments aggregated $1,917.9 million at December 31, 2007, and $2,790.6 million at December 31, 2006. As of December 31, 2007, the unrealized holding gain, net of tax, included in accumulated other comprehensive income totaled $665.4 million. This amount was $750.0 million at December 31, 2006.

        TDS and its subsidiaries own 719,396 shares of Rural Cellular Corporation ("RCCC"). On July 30, 2007, RCCC announced that Verizon Wireless had agreed to purchase the outstanding shares of RCCC for $45 per share in cash. The acquisition is expected to close in the first half of 2008. If the transaction closes, TDS will receive approximately $32.4 million in cash, recognize a $31.7 million pre-tax gain and cease to own any interest in RCCC.

        TDS has a number of variable prepaid forward contracts ("forward contracts") with counterparties related to the Deutsche Telekom ordinary shares that are held by TDS. The economic hedge risk management objective of the forward contracts is to hedge the value of the marketable equity securities from losses due to decreases in the market prices of the securities ("downside limit") while retaining a share of gains from increases in the market prices of such securities ("upside potential"). The downside limit is hedged at or above the cost basis of the securities.

        Under the terms of the forward contracts, TDS will continue to own the Deutsche Telekom ordinary shares and will receive dividends paid on such contracted shares, if any. The forward contracts mature from January 2008 to September 2008 and, at TDS' option, may be settled in shares of Deutsche Telekom or in cash, pursuant to formulas that "collar" the price of the shares. The collars effectively limit downside risk and upside potential on the contracted shares. The collars are typically contractually adjusted for any changes in dividends on the underlying shares. If the dividend increases, the collar's upside potential is typically reduced. If the dividend decreases, the collar's upside potential is typically increased. If TDS elects to settle in shares, TDS will be required to deliver the number of shares of Deutsche Telekom determined pursuant to the formula. If shares are delivered in the settlement of the forward contract, TDS would incur a current tax liability at the time of delivery based on the difference between the tax basis of the Deutsche Telekom ordinary shares delivered and the net amount realized under the forward contract through maturity. If TDS elects to settle in cash, TDS will be required to pay an amount in cash equal to the fair market value of the number of shares determined pursuant to the formula.

        TDS elected to deliver a substantial majority of the Deutsche Telekom ordinary shares reflected in current assets as of December 31, 2006, in settlement of the forward contracts relating to such Deutsche Telekom ordinary shares, which matured in July through September 2007, and disposed of the remaining Deutsche Telekom ordinary shares related to such forward contracts. After these forward contracts were settled in July through September 2007, TDS now owns 85,969,689 Deutsche Telekom ordinary shares. TDS recorded a pre-tax gain of $248.9 million in 2007 on the settlement of such forward contracts and the disposition of such remaining shares.

        The forward contracts related to TDS' subsidiaries' Vodafone ADRs matured in May and October 2007. TDS' subsidiaries elected to deliver a substantial majority of the Vodafone ADRs in settlement of the forward contracts, and disposed of all remaining Vodafone ADRs in connection therewith. TDS recorded a pre-tax gain of $171.6 million in 2007 on the settlement of such forward contracts and the disposition of such remaining ADRs. As a result of the settlement of these forward contracts in May and October 2007, TDS' subsidiaries no longer own any Vodafone ADRs and no longer have any liability or other obligations under the related forward contracts.

        The forward contracts related to TDS' VeriSign Common Shares matured in May 2007. TDS elected to deliver a substantial majority of the VeriSign Common Shares in settlement of the forward contracts, and disposed of all remaining VeriSign Common Shares in connection therewith. TDS recorded a pre-tax

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

gain of $6.2 million in 2007 on the settlement of such forward contracts and the disposition of such remaining shares. As a result of the settlement of these forward contracts in May 2007, TDS no longer owns any VeriSign Common Shares and no longer has any liability or other obligations under the related forward contracts.

        Deferred income taxes have been provided for the difference between the fair value basis and the income tax basis of the marketable equity securities and derivatives. Deferred tax assets and liabilities at December 31, 2007 and 2006 are summarized below.

	2007			2006
(Dollars in thousands)
	Current	NonCurrent	Total	Current	NonCurrent	Total
Deferred Tax Assets
Derivative liability	$264.9	$—	$264.9	$143.6	$159.0	$302.6
Deferred Tax Liabilities
Marketable equity securities	$625.4	$—	$625.4	$395.9	$547.6	$943.5

        The following table summarizes certain facts surrounding the contracted securities as of December 31, 2007.

		Collar(1)
Security	Shares	Downside Limit (Floor)	Upside Potential (Ceiling)	Loan Amount(2) (000s)
Deutsche Telekom	85,969,689	$10.89 - $12.41	$12.40 - $14.99	$1,015,364
Unamortized debt discount				(9,852)

				$1,005,512

(1)
The per share amounts represent the range of floor and ceiling prices of all securities monetized.

(2)
The entire amount is included in current liabilities in the caption "Forward contracts."

        The following analysis presents the hypothetical change in the fair value of marketable equity securities and derivative instruments at December 31, 2007 and December 31, 2006, using the Black-

Telephone and Data Systems, Inc. and Subsidiaries

Management's Discussion and Analysis of Financial Condition and Results of Operations

Scholes model, assuming hypothetical price fluctuations of plus and minus 10%, 20% and 30%. The table presents hypothetical information as required by SEC rules.

(Asset/(Liability) dollars in millions)
December 31, 2007	Valuation of investments assuming indicated increase
	Fair Value	+10%	+20%	+30%
Marketable Equity Securities	$1,917.9	$2,109.7	$2,301.5	$2,493.3
Derivative Instruments(1)	$(711.7)	$(894.8)	$(1,078.5)	$(1,262.5)

December 31, 2007	Valuation of investments assuming indicated decrease
	Fair Value	-10%	-20%	-30%
Marketable Equity Securities	$1,917.9	$1,726.1	$1,534.3	$1,342.5
Derivative Instruments(1)	$(711.7)	$(530.3)	$(353.8)	$(189.4)

December 31, 2006	Valuation of investments assuming indicated increase
	Fair Value	+10%	+20%	+30%
Marketable Equity Securities	$2,790.6	$3,069.7	$3,348.7	$3,627.8
Derivative Instruments(1)	$(753.7)	$(1,015.7)	$(1,289.6)	$(1,563.9)

December 31, 2006	Valuation of investments assuming indicated decrease
	Fair Value	-10%	-20%	-30%
Marketable Equity Securities	$2,790.6	$2,511.5	$2,232.5	$1,953.4
Derivative Instruments(1)	$(753.7)	$(499.7)	$(264.7)	$(51.9)

(1)
Represents the fair value of the derivative instruments assuming the indicated increase or decrease in the underlying securities.

Telephone and Data Systems, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31,	2007	2006	2005
	(Dollars and shares in thousands, except per share amounts)
Operating Revenues	$4,828,984	$4,364,518	$3,952,978
Operating Expenses
Cost of services and products (exclusive of depreciation, amortization and
accretion shown separately below)	1,696,459	1,541,541	1,433,723
Selling, general and administrative expense	1,797,551	1,672,722	1,502,124
Depreciation, amortization and accretion expense	752,219	717,891	658,464
(Gain) loss on asset disposals/exchanges	54,857	19,587	(22,031)

Total Operating Expenses	4,301,086	3,951,741	3,572,280

Operating Income	527,898	412,777	380,698
Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	91,831	95,170	68,039
Interest and dividend income	199,435	194,644	156,482
Fair value adjustment of derivative instruments	(351,570)	(299,525)	733,728
Gain (loss) on investments	432,993	161,846	(6,254)
Interest expense	(208,736)	(234,543)	(216,021)
Other, net	(6,401)	(7,031)	(9,537)

Total Investment and Other Income (Expense)	157,552	(89,439)	726,437
Income From Continuing Operations Before Income Taxes and Minority Interest	685,450	323,338	1,107,135
Income tax expense	269,054	116,459	423,185

Income From Continuing Operations Before Minority Interest	416,396	206,879	683,950
Minority share of income	(73,111)	(45,120)	(37,207)

Income From Continuing Operations	343,285	161,759	646,743
Discontinued operations, net of tax	—	—	997

Income Before Extraordinary Item	343,285	161,759	647,740
Extraordinary item, net of tax	42,827	—	—

Net Income	386,112	161,759	647,740
Preferred dividend requirement	(52)	(165)	(202)

Net Income Available to Common	$386,060	$161,594	$647,538

Basic Weighted Average Shares Outstanding	117,624	115,904	115,296
Basic Earnings per Share
Income from Continuing Operations	$2.92	$1.39	$5.61
Discontinued Operations	—	—	0.01
Extraordinary item	0.36	—	—

Net Income Available to Common	$3.28	$1.39	$5.62

Diluted Weighted Average Shares Outstanding	119,126	116,844	116,081
Diluted Earnings per Share
Income from Continuing Operations	$2.86	$1.37	$5.56
Discontinued Operations	—	—	0.01
Extraordinary item	0.36	—	—

Net Income Available to Common	$3.22	$1.37	5.57

Dividends per Share	$0.39	$0.37	$0.35

The accompanying notes are an integral part of these consolidated financial statements.

Telephone and Data Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Cash Flows from Operating Activities
Net income	$386,112	$161,759	$647,740
Add (deduct) adjustments to reconcile net income to net cash from operating activities
Depreciation, amortization and accretion	752,219	717,891	658,464
Bad debts expense	74,988	70,366	46,427
Stock-based compensation expense	31,891	43,406	8,069
Deferred income taxes, net	(283,047)	(195,000)	264,948
Fair value adjustment of derivative instruments	351,570	299,525	(733,728)
Equity in earnings of unconsolidated entities	(91,831)	(95,170)	(68,039)
Distributions from unconsolidated entities	87,404	78,248	52,624
Minority share of income	73,111	45,120	37,207
(Gain) loss on asset disposals/exchanges	54,857	19,587	(22,031)
(Gain) loss on investments	(432,993)	(161,846)	6,254
Discontinued operations, net of tax	—	—	(997)
Extraordinary item, net of tax	(42,827)	—	—
Noncash interest expense	21,124	21,308	20,365
Other noncash expense	1,317	8,533	9,504
Excess tax benefit from exercise of stock awards	(28,981)	(5,077)	—
Other operating activities	(5,000)	3,162	—
Changes in assets and liabilities from operations
Change in accounts receivable	(88,889)	(89,612)	(94,346)
Change in inventory	16,848	(25,287)	(15,460)
Change in accounts payable	13,905	(11,319)	33,214
Change in customer deposits and deferred revenues	24,725	14,148	7,863
Change in accrued taxes	56,225	(24,439)	(3,692)
Change in accrued interest	(8,273)	(2,218)	1,010
Change in other assets and liabilities	(23,423)	19,161	12,816

	941,032	892,246	868,212
Cash Flows from Investing Activities
Additions to property, plant and equipment	(699,566)	(722,458)	(710,507)
Cash paid for acquisitions, net of cash acquired	(23,764)	(145,908)	(191,370)
Cash received from divestitures	4,277	102,305	500
Proceeds from sales of investments	92,002	102,549	—
Proceeds from return of investments	—	36,202	—
Other investing activities	(804)	(3,430)	(1,040)

	(627,855)	(630,740)	(902,417)
Cash Flows from Financing Activities
Issuance of notes payable	25,000	415,000	510,000
Issuance of long-term debt	2,857	4,082	113,139
Repayment of notes payable	(60,000)	(515,000)	(405,000)
Repayment of long-term debt	(3,552)	(204,779)	(242,168)
Redemption of medium-term notes	—	(35,000)	(17,200)
TDS Common Shares and Special Common Shares issued for benefit plans	113,605	24,831	20,227
Excess tax benefit from exercise of stock awards	28,981	5,077	—
U.S. Cellular Common Shares issued for benefit plans	10,073	15,909	23,345
Repurchase of TDS Special Common Shares	(126,668)	—	—
Repurchase of U.S. Cellular Common Shares	(87,902)	—	—
Dividends paid	(45,830)	(43,040)	(40,576)
Capital distributions to minority partners	(8,559)	(13,560)	(2,573)
Other financing activities	(61)	2,508	(303)

	(152,056)	(343,972)	(41,109)

Net Increase (Decrease) in Cash and Cash Equivalents	161,121	(82,466)	(75,314)
Cash and Cash Equivalents
Beginning of year	1,013,325	1,095,791	1,171,105

End of year	$1,174,446	$1,013,325	$1,095,791

The accompanying notes are an integral part of these consolidated financial statements.

Telephone and Data Systems, Inc. and Subsidiaries

Consolidated Balance Sheets—Assets

December 31,	2007	2006
	(Dollars in thousands)
Current Assets
Cash and cash equivalents	$1,174,446	$1,013,325
Accounts receivable
Due from customers, less allowance of $16,326 and $15,807, respectively	379,558	357,279
Other, principally connecting companies, less allowance of $5,297 and $9,576, respectively	150,863	162,888
Marketable equity securities	1,917,893	1,205,344
Inventory	115,818	128,981
Prepaid expenses	77,155	43,529
Other current assets	59,855	61,738

	3,875,588	2,973,084
Investments
Marketable equity securities	1	1,585,286
Licenses	1,516,629	1,520,407
Goodwill	679,129	647,853
Customer lists, net of accumulated amortization of $82,243 and $68,110, respectively	25,851	26,196
Investments in unconsolidated entities	206,418	197,636
Notes receivable, less valuation allowance of $55,144 and $55,144, respectively	8,231	7,916
Other investments	3,277	3,157

	2,439,536	3,988,451
Property, Plant and Equipment
In service and under construction	8,064,229	7,700,746
Less accumulated depreciation	4,539,127	4,119,360

	3,525,102	3,581,386
Other Assets and Deferred Charges	53,917	56,593

Total Assets	$9,894,143	$10,599,514

The accompanying notes are an integral part of these consolidated financial statements.

Telephone and Data Systems, Inc. and Subsidiaries

Consolidated Balance Sheets—Liabilities and Stockholders' Equity

December 31,	2007	2006
	(Dollars in thousands)
Current Liabilities
Current portion of long-term debt	$3,860	$2,917
Forward contracts	1,005,512	738,408
Notes payable	—	35,000
Accounts payable	308,882	294,932
Customer deposits and deferred revenues	166,191	141,164
Accrued interest	18,456	26,729
Accrued taxes	40,439	38,324
Accrued compensation	91,703	72,804
Derivative liability	711,692	359,970
Net deferred income tax liability	327,162	236,397
Other current liabilities	125,622	138,086

	2,799,519	2,084,731
Deferred Liabilities and Credits
Net deferred income tax liability	555,593	950,348
Derivative liability	—	393,776
Asset retirement obligation	173,468	232,312
Other deferred liabilities and credits	154,602	136,733

	883,663	1,713,169
Long-Term Debt
Long-term debt, excluding current portion	1,632,226	1,633,308
Forward contracts	—	987,301

	1,632,226	2,620,609
Commitments and Contingencies
Minority Interest in Subsidiaries	651,537	609,722
Preferred Shares	860	863
Common Stockholders' Equity
Common Shares, par value $.01 per share; authorized 100,000,000 shares; issued 56,581,000 and 56,558,000 shares, respectively	566	566
Special Common Shares, par value $.01 per share; authorized 165,000,000 shares; issued 62,946,000 and 62,941,000 shares, respectively	629	629
Series A Common Shares, par value $.01 per share; authorized 25,000,000 shares; issued and outstanding 6,442,000 and 6,445,000 shares, respectively	64	64
Capital in excess of par value	2,048,110	1,992,597
Treasury Shares at cost:
Common Shares, 3,433,000 and 4,676,000 shares, respectively	(120,544)	(187,103)
Special Common Shares 4,712,000 and 4,676,000 shares, respectively	(204,914)	(187,016)
Accumulated other comprehensive income	511,776	522,113
Retained earnings	1,690,651	1,428,570

	3,926,338	3,570,420

Total Liabilities and Stockholders' Equity	$9,894,143	$10,599,514

The accompanying notes are an integral part of these consolidated financial statements.

Telephone and Data Systems, Inc. and Subsidiaries

Consolidated Statements of Common Stockholders' Equity

					Treasury Shares
								Accumulated Other Comprehensive Income (Loss)
	Common Shares	Special Common Shares	Series A Common Shares	Capital in Excess of Par Value	Common Shares	Special Common Shares	Comprehensive Income (Loss)		Retained Earnings
	(Dollars in thousands)
Balance, December 31, 2004	$564	$—	$64	$1,957,321	$(449,173)	$—		$863,950	$703,317
Comprehensive Income:
Net income	—	—	—	—	—	—	$647,740	—	647,740
Net unrealized losses on securities	—	—	—	—	—	—	(499,437)	(499,437)	—
Net unrealized losses on derivative instruments	—	—	—	—	—	—	(872)	(872)	—

Comprehensive income							$147,431

Dividends:
Common, Special Common and Series A Common Shares	—	—	—	—	—	—		—	(40,374)
Preferred Shares	—	—	—	—	—	—		—	(202)
Distribution of Special Common Shares	—	629	—	—	217,231	(217,231)		—	(629)
Dividend reinvestment plan	1	—	—	7,259	—	—		—	—
Incentive and compensation plans	—	—	—	(17,344)	23,786	6,631
Adjust investment in subsidiaries for repurchases, issuances and other compensation plans	—	—	—	11,127	—	—		—	—
Stock-based compensation awards(3)	—	—	—	1,875	—	—		—	—
Other	—	—	—	962	—	—		—	—

Balance, December 31, 2005	$565	$629	$64	$1,961,200	$(208,156)	$(210,600)		$363,641	$1,309,852
Comprehensive Income:
Net income	—	—	—	—	—	—	$161,759	—	161,759
Net unrealized gains on securities	—	—	—	—	—	—	171,705	171,705	—
Net unrealized losses on derivative instruments	—	—	—	—	—	—	(490)	(490)	—
Additional liability of defined benefit pension plan(1)	—	—	—	—	—	—	(322)	(322)	—

Comprehensive income							$332,652

Application of provisions of SFAS 158 on post-retirement plans	—	—	—	—	—	—		(12,421)	—
Dividends:
Common, Special Common and Series A Common Shares	—	—	—	—	—	—		—	(42,876)
Preferred Shares	—	—	—	—	—	—		—	(165)
Conversion of Series A and Preferred Series TT Shares(2)	1	—	—	3,000	—	—		—	—
Dividend reinvestment plan	—	—	—	1,613	—	—		—	—
Incentive and compensation plans	—	—	—	(15,451)	21,053	23,222		—	—
Adjust investment in subsidiaries for repurchases, issuances and other compensation plans	—	—	—	14,079	—	—		—	—
Stock-based compensation awards(3)	—	—	—	22,992	—	362		—	—
Tax windfall benefits from stock award exercises(4)	—	—	—	5,173	—	—		—	—
Other	—	—	—	(9)	—	—		—	—

Balance, December 31, 2006	$566	$629	$64	$1,992,597	$(187,103)	$(187,016)		$522,113	$1,428,570

Telephone and Data Systems, Inc. and Subsidiaries

Consolidated Statements of Common Stockholders' Equity (Continued)

					Treasury Shares
								Accumulated Other Comprehensive Income (Loss)
	Common Shares	Special Common Shares	Series A Common Shares	Capital in Excess of Par Value	Common Shares	Special Common Shares	Comprehensive Income (Loss)		Retained Earnings
	(Dollars in thousands)
Comprehensive Income:
Net income	—	—	—	—	—	—	$386,112	—	$386,112
Net unrealized losses on securities	—	—	—	—	—	—	(114,907)	(114,907)	—
Net unrealized gains on derivative instruments	—	—	—	—	—	—	80,122	80,122	—
Changes in plan assets and projected benefit obligation related to retirement plans	—	—	—	—	—	—	3,403	3,403	—
Termination of defined benefit pension plan(1)	—	—	—	—	—	—	322	322	—

Comprehensive income							$355,052

Application of provisions of FIN 48	—	—	—	—	—	—		20,723	(16,323)
Dividends:
Common, Special Common and Series A Common Shares	—	—	—	—	—	—		—	(45,778)
Preferred Shares	—	—	—	—	—	—		—	(52)
Repurchase of Common Shares	—	—	—	—	—	(126,668)		—	—
Dividend reinvestment plan	—	—	—	1,483	—	—		—	—
Incentive and compensation plans	—	—	—	368	66,559	108,770		—	(61,878)
Adjust investment in subsidiaries for repurchases, issuances and other compensation plans	—	—	—	(28,724)	—	—		—	—
Stock-based compensation awards(3)	—	—	—	17,219	—	—		—	—
Tax windfall benefits from stock award exercises(4)	—	—	—	28,376	—	—		—	—
Impact of U.S. Cellular's Accelerated Share Repurchase program(5)	—	—	—	37,155	—	—		—	—
Other	—	—	—	(364)	—	—		—	—

Balance, December 31, 2007	$566	$629	$64	$2,048,110	$(120,544)	$(204,914)		$511,776	$1,690,651

(1)
Represents additional liability of an individual telephone company's defined benefit pension plan which was terminated on November 13, 2007.

(2)
See Note 21—Preferred Shares.

(3)
Reflects TDS Corporate's and TDS Telecom's current year stock-based compensation awards impact on Capital in Excess of Par Value. Amounts for U.S. Cellular are included in "Adjust investment in subsidiaries for repurchases, issuances and other compensation plans".

(4)
Reflects tax windfalls/(shortfalls) associated with the exercise of options of TDS Common Shares and TDS Special Common Shares. U.S. Cellular's tax windfalls/(shortfalls) associated with the exercise of options of U.S. Cellular are included in "Adjust investment in subsidiaries for repurchases, issuances and other compensation plans".

(5)
TDS' ownership percentage of U.S. Cellular increases upon U.S. Cellular share repurchases. Therefore, TDS accounts for U.S. Cellular Common Shares as step acquisitions using purchase accounting. See Note 20—Common Stockholders' Equity for additional details on U.S. Cellular's accelerated share repurchase agreements ("ASRs"). See Note 8—Licenses and Goodwill and Note 9—Customer Lists for the amounts allocated to each of these asset groups.

The accompanying notes are an integral part of these consolidated financial statements.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

        Telephone and Data Systems, Inc. ("TDS") is a diversified telecommunications company providing high-quality telecommunications services in 36 states to approximately 6.1 million wireless customers and 1.2 million wireline telephone equivalent access lines at December 31, 2007. TDS conducts substantially all of its wireless telephone operations through its 80.8%-owned subsidiary, United States Cellular Corporation ("U.S. Cellular") and its incumbent local exchange carrier ("ILEC") and competitive local exchange carrier ("CLEC") wireline telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation ("TDS Telecom"). TDS conducts printing and distribution services through its 80%-owned subsidiary, Suttle Straus, Inc. ("Suttle Straus"), which represents a small portion of TDS' operations.

        See Note 23—Business Segment Information, for summary financial information on each business segment.

Principles of Consolidation

        The accounting policies of TDS conform to accounting principles generally accepted in the United States of America ("U.S. GAAP"). The consolidated financial statements include the accounts of TDS, its majority-owned subsidiaries, the wireless partnerships in which it has a majority general partnership interest and any entity in which TDS has a variable interest that requires TDS to recognize a majority of the entity's expected gains or losses. All material intercompany items have been eliminated.

Reclassifications

        Certain prior-year amounts have been reclassified to conform to the 2007 financial statement presentation. These reclassifications did not affect consolidated net income, assets, liabilities or shareholders' equity for the years presented.

Business Combinations

        TDS uses the purchase method of accounting for business combinations and, therefore, costs of acquisitions include the value of the consideration given and all related direct and incremental costs. All costs relating to unsuccessful negotiations for acquisitions are charged to expense when the acquisition is no longer considered probable.

Use of Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect (a) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and (b) the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates are involved in accounting for revenue, contingencies and commitments, goodwill and indefinite-lived intangible assets, asset retirement obligations, derivatives, depreciation, amortization and accretion, allowance for doubtful accounts, stock-based compensation and income taxes.

Stock Dividend

        TDS distributed one Special Common Share in the form of a stock dividend with respect to each outstanding Common Share and Series A Common Share of TDS on May 13, 2005 to shareholders of record on April 29, 2005.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

        Cash and cash equivalents include cash and those short-term, highly liquid investments with original maturities of three months or less.

        Outstanding checks totaled $10.0 million and $17.2 million at December 31, 2007 and 2006, respectively, and are classified as Accounts payable in the Consolidated Balance Sheets.

Accounts Receivable and Allowance for Doubtful Accounts

        U.S. Cellular's accounts receivable primarily consist of amounts owed by customers pursuant to service contracts and for equipment sales, by agents for equipment sales, by other wireless carriers whose customers have used U.S. Cellular's wireless systems and by unaffiliated third-party partnerships or corporations pursuant to equity distribution declarations.

        TDS Telecom's accounts receivable primarily consist of amounts owed by customers for services provided, by connecting companies for carrying interstate and intrastate long-distance traffic on its network, and by interstate and intrastate revenue pools that distribute access charges.

        The allowance for doubtful accounts is the best estimate of the amount of probable credit losses related to existing accounts receivable. The allowance is estimated based on historical experience and other factors that could affect collectibility. Accounts receivable balances are reviewed on either an aggregate or individual basis for collectibility depending on the type of receivable. When it is probable that an account balance will not be collected, the account balance is charged against the allowance for doubtful accounts. TDS does not have any off-balance sheet credit exposure related to its customers.

        The changes in the allowance for doubtful accounts during the years ended December 31, 2007, 2006 and 2005 were as follows:

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Beginning Balance	$25,383	$20,820	$17,487
Additions, net of recoveries	74,988	70,366	46,427
Deductions	(78,748)	(65,803)	(43,094)

Ending Balance	$21,623	$25,383	$20,820

Inventory

        Inventory primarily consists of handsets stated at the lower of cost or market, with cost determined using the first-in, first-out method and market determined by replacement costs. TDS Telecom's materials and supplies are stated at average cost.

Marketable Equity Securities

        Marketable equity securities are classified as available-for-sale and are stated at fair market value. Net unrealized holding gains and losses are included in Accumulated other comprehensive income, net of tax. Realized gains and losses recognized at the time of sale are determined on the basis of specific identification.

        The market values of marketable equity securities may fall below the accounting cost basis of such securities. If management determines the decline in value to be other than temporary, the unrealized loss included in Accumulated other comprehensive income is recognized and recorded as a non-operating loss in the Consolidated Statements of Operations.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Factors that management considers in determining whether a decrease in the market value of its marketable equity securities is an other-than-temporary decline include: whether there has been a significant change in the financial condition, operational structure or near-term prospects of the issuer of the security; how long and how much the market value of the security has been below the accounting cost basis; and whether TDS has the intent and ability to retain its investment in the issuer's securities to allow the market value to return to the accounting cost basis.

        TDS uses derivative financial instruments to reduce risks related to fluctuations in market prices of marketable equity securities. At December 31, 2007 and 2006, TDS had variable prepaid forward contracts ("forward contracts") in place with respect to substantially all TDS' marketable equity security portfolio, hedging the market price risk with respect to the contracted securities. Some of these forward contracts matured in 2007 and the remaining contracts mature in 2008. The downside market risk is hedged at or above the accounting cost basis of the securities.

Derivative Financial Instruments

        TDS uses derivative financial instruments to reduce marketable equity security market value risk. TDS does not hold or issue derivative financial instruments for trading purposes. TDS recognizes all derivatives as either assets or liabilities on the Consolidated Balance Sheets and measures those instruments at fair value. Changes in fair value of those instruments are reported in the Consolidated Statements of Operations or classified as Accumulated other comprehensive income, net of tax, in the Consolidated Balance Sheets depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depends on the derivative's hedge designation and whether the hedge is anticipated to be highly effective in achieving offsetting changes in the fair value of the hedged item or cash flows of the asset hedged.

        TDS originally designated the embedded collars within its forward contracts related to Deutsche Telekom and Vodafone marketable equity securities as cash flow hedges. Accordingly, all changes in the fair value of the embedded collars were recorded in Other comprehensive income, net of income taxes. Subsequently, upon contractual modifications to the terms of the collars in September 2002, the embedded collars no longer qualified for hedge accounting treatment and all changes in fair value of the collars from the time of the contractual modification to the termination or settlement of the collars are included in the Consolidated Statements of Operations.

        The VeriSign forward contract was designated as a fair value hedge. Changes in the fair value of the embedded collars were recognized in the Consolidated Statements of Operations.

Licenses

        Licenses consist of costs incurred in acquiring Federal Communications Commission ("FCC") licenses to provide wireless and fixed wireless service. These costs include amounts paid to license applicants and owners of interests in entities awarded licenses and all direct and incremental costs related to acquiring the licenses. TDS has also allocated amounts to Licenses in conjunction with step acquisitions related to U.S. Cellular's repurchase of U.S. Cellular common shares.

        TDS accounts for wireless licenses in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). In accordance with SFAS 142, TDS has determined that such wireless licenses have indefinite lives and, therefore, that the costs of the licenses are not subject to amortization.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        TDS has determined that licenses are intangible assets with indefinite useful lives, based on the following factors:

  •
  Radio spectrum is not a depleting asset.

  •
  The ability to use radio spectrum is not limited to any one technology.

  •
  U.S. Cellular and its consolidated subsidiaries are licensed to use radio spectrum through the FCC licensing process, which enables licensees to utilize specified portions of the spectrum for the provision of wireless service.

  •
  U.S. Cellular and its consolidated subsidiaries are required to renew their FCC licenses every ten years. From the inception of U.S. Cellular to date, all of U.S. Cellular's license renewal applications have been granted by the FCC. Generally, license renewal applications filed by licensees otherwise in compliance with FCC regulations are routinely granted. If, however, a license renewal application is challenged, either by a competing applicant for the license or by a petition to deny the renewal application, the license will be renewed if the licensee can demonstrate its entitlement to a "renewal expectancy." Licensees are entitled to such an expectancy if they can demonstrate to the FCC that they have provided "substantial service" during their license term and have "substantially complied" with FCC rules and policies. U.S. Cellular believes that it could demonstrate its entitlement to a renewal expectancy in any of its markets in the unlikely event that any of its license renewal applications were challenged and, therefore, believes that it is probable that its future license renewal applications will be granted.

Goodwill

        TDS has goodwill as a result of its acquisitions of licenses and wireless markets, the acquisition of operating telephone companies and step acquisitions related to U.S. Cellular's repurchase of U.S. Cellular common shares. Such goodwill represents the excess of the total purchase price of acquisitions over the fair values of acquired assets, including licenses and other identifiable intangible assets, and liabilities assumed.

Impairment of Intangible Assets

        Licenses and goodwill must be reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. TDS performs the annual impairment review on licenses and goodwill during the second quarter of its fiscal year.

        The intangible asset impairment test consists of comparing the fair value of the intangible asset to the carrying amount of the intangible asset. If the carrying amount exceeds the fair value, an impairment loss is recognized for the difference. The goodwill impairment test is a two-step process. The first step compares the fair value of the reporting unit to its carrying value. If the carrying amount exceeds the fair value, the second step of the test is performed to measure the amount of impairment loss, if any. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. To calculate the implied fair value of goodwill, an enterprise allocates the fair value of the reporting unit to all of the assets and liabilities of that reporting unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities of the reporting unit is the implied fair value of goodwill. If the carrying amount exceeds the implied fair value, an impairment loss is recognized for that difference.

        The fair value of an intangible asset or reporting unit is the amount at which that asset or reporting unit could be bought or sold in a current transaction between willing parties. Therefore, quoted market

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. Other valuation techniques include present value analysis, multiples of earnings or revenue or a similar performance measure. The use of these techniques involve assumptions by management about factors that are highly uncertain including future cash flows, the appropriate discount rate, and other inputs. Different assumptions for these inputs or valuation methodologies could create materially different results.

        U.S. Cellular tests goodwill for impairment at the level of reporting referred to as a reporting unit. For purposes of impairment testing of goodwill in 2007, 2006 and 2005, U.S. Cellular identified five reporting units pursuant to paragraph 30 of SFAS 142. The five reporting units represent five geographic service areas.

        For purposes of impairment testing of goodwill, U.S. Cellular prepares valuations of each of the five reporting units. A discounted cash flow approach is used to value each of the reporting units, using value drivers and risks specific to each individual geographic region. The cash flow estimates incorporate assumptions that market participants would use in their estimates of fair value. Key assumptions made in this process are the selection of a discount rate, estimated future cash flows, projected capital expenditures, and selection of terminal value multiples.

        U.S. Cellular tests licenses for impairment at the level of reporting referred to as a unit of accounting. For purposes of impairment testing of licenses in 2007, 2006 and 2005, U.S. Cellular combined its FCC licenses into eleven, eleven and five units of accounting, respectively, pursuant to FASB Emerging Issues Task Force ("EITF") Issue 02-7, Units of Accounting for Testing Impairment of Indefinite-Lived Assets ("EITF 02-7") and SFAS 142. In 2007 and 2006, six such units of accounting represent geographic groupings of licenses which, because they are currently undeveloped and not expected to generate cash flows from operating activities in the foreseeable future, are considered separate units of accounting for purposes of impairment.

        For purposes of impairment testing of licenses, U.S. Cellular prepares valuations of each of the units of accounting which consist of developed licenses using an excess earnings methodology. This excess earnings methodology estimates the fair value of the intangible assets (FCC license units of accounting) by measuring the future cash flows of the license groups, reduced by charges for contributory assets such as working capital, trademarks, existing subscribers, fixed assets, assembled workforce and goodwill. For units of accounting which consist of undeveloped licenses, U.S. Cellular prepares estimates of fair value by reference to fair market values indicated by recent auctions and market transactions.

        TDS has recorded amounts as licenses and goodwill as a result of accounting for U.S. Cellular's purchases of U.S. Cellular common shares as step acquisitions using purchase accounting. TDS' ownership percentage of U.S. Cellular increases upon these U.S. Cellular share repurchases. The purchase price in excess of the fair value of the net assets acquired is allocated principally to licenses and goodwill. For impairment testing purposes, the additional TDS licenses and goodwill amounts are allocated to the same units of accounting and reporting units used by U.S. Cellular. In 2003, U.S. Cellular's license and goodwill impairment tests did not result in an impairment loss on a stand-alone basis. However, when the license and goodwill amounts recorded at TDS, as a result of the step acquisitions, were added to the U.S. Cellular licenses and goodwill for impairment testing at the TDS consolidated level in 2003, an impairment loss on licenses and goodwill was recorded. Consequently, U.S. Cellular's license and goodwill balances reported on a stand-alone basis do not match the TDS consolidated license and goodwill balances for U.S. Cellular.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        TDS Telecom has recorded goodwill primarily as a result of the acquisition of operating telephone companies. TDS Telecom has assigned goodwill to its ILEC reporting unit and, for purposes of impairment testing, valued this goodwill using a multiple of cash flow valuation technique.

Investments in Unconsolidated Entities

        Investments in unconsolidated entities consists of investments in which TDS holds a non-controlling ownership interest of less than 50%. TDS follows the equity method of accounting for such investments in which its ownership interest equals or exceeds 20% for corporations and equals or exceeds 3% for partnerships and limited liability companies. The cost method of accounting is followed for such investments in which TDS' ownership interest is less than 20% for corporations and is less than 3% for partnerships and limited liability companies, and for investments for which TDS does not have the ability to exercise significant influence.

        For its equity method investments for which financial information is readily available, TDS records its equity in the earnings of the entity in the current period. For its equity method investments for which financial information is not readily available, TDS records its equity in the earnings of the entity on generally a one quarter lag basis.

Property, Plant and Equipment

U.S. Cellular

        U.S. Cellular's property, plant and equipment is stated at the original cost of construction or purchase including capitalized costs of certain taxes, payroll-related expenses and estimated costs to remove the assets.

        Renewals and betterments of units of property are recorded as additions to plant in service. Retirements of units of property are recorded by removing the original cost of the property (along with the related accumulated depreciation) from plant in service and charging it, together with removal cost less any salvage realized, to depreciation expense. Repairs and renewals of minor units of property are charged to system operations expense.

        Costs of developing new information systems are capitalized in accordance with Statement of Position 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), and amortized starting when each new system is placed in service.

TDS Telecom

ILEC Operations

        TDS Telecom's ILEC property, plant and equipment is stated at the original cost of construction including the capitalized costs of certain taxes, payroll-related expenses, an allowance for funds used during construction and estimated costs to remove the assets.

        Prior to the third quarter of 2007, TDS' ILEC operations followed accounting for regulated enterprises prescribed by SFAS No. 71, Accounting for the Effects of Certain Types of Regulation ("SFAS 71"). In the third quarter of 2007, management determined that it was no longer appropriate to continue the application of SFAS 71 for reporting its financial results. See Note 5—Extraordinary Item—Discontinuance of the Application of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, for further information.

        Renewals and betterments of units of property are recorded as additions to telephone plant in service. Repairs and renewals of minor units of property are charged to plant operations expense. The

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

original cost of depreciable property retired is removed from plant in service and, prior to the discontinuance of SFAS 71, the removal cost less any salvage realized was charged to a regulatory liability with no gain or loss being recognized on the ordinary retirement of depreciable telephone property. Subsequent to the discontinuance of SFAS 71, the cost of removal is charged to depreciation expense with any salvage realized recorded to accumulated depreciation.

        Costs of developing new information systems are capitalized in accordance with SOP 98-1 and amortized starting when each new system is placed in service.

CLEC Operations

        TDS Telecom's CLEC property, plant and equipment is stated at the original cost of construction including capitalized costs of certain taxes, payroll-related expenses and estimated costs to remove the assets.

        Renewals and betterments of units of property are recorded as additions to plant in service. The original cost of depreciable property retired (along with the related accumulated depreciation) is removed from plant in service and, together with removal cost less any salvage realized, is charged to depreciation expense. Repairs and renewals of minor units of property are charged to maintenance expense.

        Costs of developing new information systems are capitalized in accordance with SOP 98-1 and amortized starting when each new system is placed in service.

Depreciation

        TDS provides for depreciation using the straight-line method over the estimated useful life of the assets. However, prior to the discontinuance of SFAS 71 in the third quarter of 2007, TDS Telecom's ILEC operations provided for depreciation according to depreciable rates approved by state public utility commissions.

        TDS depreciates leasehold improvement assets associated with leased properties over periods ranging from one to thirty years; such periods approximate the shorter of the assets' economic lives or the specific lease terms, as defined in SFAS No. 13, Accounting for Leases ("SFAS 13"), as amended.

Impairment of Long-lived Assets

        TDS reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the assets might be impaired. The impairment test for tangible long-lived assets is a two-step process. The first step compares the carrying value of the asset with the estimated undiscounted cash flows over the remaining asset life. If the carrying value of the asset is greater than the undiscounted cash flows, then the second step of the test is performed to measure the amount of impairment loss. The second step compares the carrying value of the asset to its estimated fair value. If the carrying value exceeds the estimated fair value (less cost to sell), an impairment loss is recognized for the difference.

        The fair value of a tangible long-lived asset is the amount at which that asset could be bought or sold in a current transaction between willing parties. Therefore, quoted market prices in active markets are the best evidence of fair value and should be used when available. If quoted market prices are not available, the estimate of fair value is based on the best information available, including prices for similar assets and the use of other valuation techniques. A present value analysis of cash flow scenarios is often the best available valuation technique with which to estimate the fair value of the asset. The use of this technique involves assumptions by management about factors that are highly uncertain including future

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

cash flows, the appropriate discount rate, and other inputs. Different assumptions for these inputs or the use of different valuation methodologies could create materially different results.

Other Assets and Deferred Charges

        Other assets and deferred charges primarily represent legal and other charges related to various borrowing instruments, and are amortized over the respective term of each instrument. The amounts for Deferred Charges included in the Consolidated Balance Sheets at December 31, 2007 and 2006 are shown net of accumulated amortization of $19.9 million and $15.3 million, respectively.

Asset Retirement Obligations

        TDS accounts for asset retirement obligations under SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"), and FASB Interpretation ("FIN") No. 47, Accounting for Conditional Asset Retirement Obligations ("FIN 47"), which require entities to record the fair value of a liability for legal obligations associated with an asset retirement in the period in which the obligations are incurred. At the time the liability is incurred, TDS records a liability equal to the net present value of the estimated cost of the asset retirement obligation and increases the carrying amount of the related long-lived asset by an equal amount. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the obligation, any differences between the cost to retire the asset and the recorded liability (including accretion of discount) is recognized in the Consolidated Statement of Operations as a gain or loss.

        Prior to the discontinuance of SFAS 71 in the third quarter of 2007, TDS Telecom's ILEC operations' asset retirement obligations consisted of a regulatory liability and an additional liability as required by SFAS 143. These combined amounts made up the asset retirement obligation for the ILEC as follows:

  •
  The ILECs had recorded a regulatory liability for the costs of removal that state public utility commissions had required to be recorded for regulatory accounting purposes.

  •
  At the time a liability subject to SFAS 143 was incurred, the ILEC operations would record a liability equal to the net present value of the estimated cost of the asset retirement obligation and established a related long-lived asset of an equal amount. Over time, the liability was accreted to its future value each period, and the capitalized cost was depreciated over the useful life of the related asset. Both the accretion and depreciation were recorded as a regulatory liability with no impact being recorded in the Consolidated Statement of Operations. Upon settlement of the obligation, any difference between the cost to retire an asset and the recorded liability was also recorded as an adjustment to the regulatory liability account and no gain or loss was recognized in the Consolidated Statement of Operations.

Treasury Shares

        Common Shares and Special Common Shares repurchased by TDS are recorded at cost as treasury shares and result in a reduction of shareholders' equity. Treasury shares are reissued as part of TDS' stock-based compensation programs. When treasury shares are reissued, TDS determines the cost using the first-in, first-out cost method. The difference between the cost of the treasury shares and the reissuance price is included in additional paid-in capital or retained earnings.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

U.S. Cellular

        Revenues from wireless operations primarily consist of:

  •
  Charges for access, airtime, roaming, data and other value added services provided to U.S. Cellular's retail customers and to end users through third-party resellers.

  •
  Charges to carriers whose customers use U.S. Cellular's systems when roaming.

  •
  Charges for long-distance calls made on U.S. Cellular's systems.

  •
  Sales of equipment and accessories.

  •
  Amounts received from the universal service fund in states where U.S. Cellular has been designated an Eligible Telecommunications Carrier ("ETC").

        Revenues related to wireless services are recognized as services are rendered. Revenues billed in advance or in arrears of the services being provided are estimated and deferred or accrued, as appropriate. Sales of equipment and accessories represent a separate earnings process. Revenues from sales of equipment and accessories are recognized upon delivery to the customer. ETC revenues recognized in the reporting period represent the amounts which U.S. Cellular is entitled to receive for such period, as determined and approved in connection with U.S. Cellular's designation as an ETC in various states.

        In order to provide better control over handset quality, U.S. Cellular sells handsets to agents. In most cases, the agents receive rebates from U.S. Cellular at the time the agents activate new customers for U.S. Cellular service or retain existing customers. U.S. Cellular accounts for the discount on sales of handsets to agents in accordance with EITF Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF 01-9"). This standard requires that revenue be reduced by the anticipated rebate to be paid to the agent at the time the agent purchases the handset rather than at the time the agent enrolls a new customer or retains a current customer. Similarly, U.S. Cellular offers certain rebates to retail customers who purchase new handsets; in accordance with EITF 01-9, the revenue from a handset sale which includes such a rebate is recorded net of the anticipated rebate.

        Activation fees charged with the sale of service only, where U.S. Cellular does not also sell a handset to the end user, are deferred and recognized over the average customer service period. U.S. Cellular defers recognition of a portion of commission expenses related to customer activation in the amount of deferred activation fee revenues. This method of accounting provides for matching of revenues from customer activations to direct incremental costs associated with such activations within each reporting period.

        Under EITF Issue 00-21, Accounting for Multiple Element Arrangements ("EITF 00-21"), the activation fee charged with the sale of equipment and service is allocated to the equipment and service based upon the relative fair values of each item. This generally results in the recognition of the activation fee as additional handset revenue at the time of sale.

TDS Telecom

        Revenue from ILECs primarily consists of charges for:

  •
  The provision of local telephone exchange service;

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  •
  Compensation for carrying interstate and intrastate long-distance traffic on TDS Telecom's local telephone networks;

  •
  Leasing, selling, installing and maintaining customer premise equipment;

  •
  Providing billing and collection services;

  •
  Providing internet services;

  •
  Reselling long-distance services; and

  •
  Selling digital broadcast satellite service.

        Revenue from CLECs primarily consists of charges for:

  •
  The provision of local telephone exchange service;

  •
  Compensation for carrying interstate and intrastate long-distance traffic on TDS Telecom's local telephone networks; and

  •
  Providing internet services and reselling long-distance services.

        Revenues are recognized as services are rendered. Activation fees charged are deferred and recognized over the average customer service period.

        TDS Telecom offers some products and services that are provided by third-party vendors. The relationships between TDS Telecom, the vendor and the end customer are reviewed to assess whether revenue should be reported on a gross or net basis. The evaluation and ultimate determination is based on indicators provided in EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent ("EITF 99-19"). The primary product TDS Telecom provides through a third party vendor is satellite television service. TDS records satellite television service revenue on a net basis in accordance with the provisions of EITF 99-19.

        TDS Telecom offers discounts and incentives to customers who receive certain groupings of products and services (bundled arrangements). These discounts are recognized concurrently with the associated revenue and are allocated to the various products and services in the bundled offering based on their relative fair value based on guidance provided in EITF 00-21. A bundled service offering TDS Telecom currently offers is telephone service, digital subscriber line ("DSL") service and satellite television service.

        Discounts and incentives currently offered by TDS Telecom that are given directly to customers are reviewed and recorded in the financial statements as a reduction of Operating revenues, based on the provisions of EITF Issue No. 01-9.

        TDS' ILECs participate in revenue pools with other telephone companies for interstate revenue and for certain intrastate revenue. Such pools are funded by toll revenue and/or access charges within state jurisdictions and by access charges in the interstate market. Revenues earned through the various pooling processes are recorded based on estimates following the National Exchange Carrier Association's rules as approved by the FCC.

Amounts Collected from Customers and Remitted to Governmental Authorities

        TDS records amounts collected from customers and remitted to governmental authorities net within a tax liability account if the tax is assessed upon the customer and TDS merely acts as an agent in collecting the tax on behalf of the imposing governmental authority. If the tax is assessed upon TDS, then amounts collected from customers as recovery of the tax are recorded in Operating revenues and amounts remitted to governmental authorities are recorded in Selling, general and administrative

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Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

expenses in the Consolidated Statements of Operations. The amounts recorded gross in revenues that are billed to customers and remitted to governmental authorities totaled $147.8 million, $93.3 million and $82.4 million for 2007, 2006 and 2005, respectively. The increase in amounts recorded gross in revenues during 2007 reflected significant growth in the billed revenues upon which the taxes are based as well as an increase in the safe harbor factor prescribed by the Federal Communications Commission ("FCC") that is used to determine the portion of billed revenues that is subject to the federal universal service fund charge.

Advertising Costs

        TDS expenses advertising costs as incurred. Advertising expense totaled $240.3 million, $224.9 million and $212.0 million in 2007, 2006 and 2005, respectively.

Income Taxes

        TDS files a consolidated federal income tax return. Deferred taxes are computed using the liability method, whereby deferred tax assets are recognized for future deductible temporary differences and operating loss carryforwards, and deferred tax liabilities are recognized for future taxable temporary differences. Both deferred tax assets and liabilities are measured using the tax rates anticipated to be in effect when the temporary differences reverse. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        Effective January 1, 2007, TDS adopted FASB Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Under FIN 48, TDS evaluates income tax uncertainties, assesses the probability of the ultimate settlement with the applicable taxing authority and records an amount based on that assessment. TDS had previously set up tax accruals, as needed, to cover its potential liability for income tax uncertainties pursuant to SFAS No. 5, Accounting for Contingencies ("SFAS 5").

Stock-Based Compensation

        TDS has established long-term incentive plans, employee stock purchase plans, dividend reinvestment plans, and a non-employee director compensation plan which are described more fully in Note 22—Stock-Based Compensation. Prior to January 1, 2006, TDS accounted for these plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Total stock-based employee compensation cost recognized in the Consolidated Statements of Operations under APB 25 was $8.1 million for the year ended December 31, 2005, primarily for restricted stock unit and deferred compensation stock unit awards. No compensation cost was recognized in the Consolidated Statements of Operations under APB 25 for stock option awards for the year ended December 31, 2005, because all outstanding options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The employee stock purchase plans and dividend reinvestment plans qualified as non-compensatory plans under APB 25; therefore, no compensation cost was recognized for these plans during the year ended December 31, 2005.

        Effective January 1, 2006, TDS adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment ("SFAS 123(R)"), using the modified prospective transition method. Under the

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Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

modified prospective transition method, compensation costs recognized in 2006 and 2007 include: (a) compensation cost for all share-based payments granted prior to but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Results for prior periods have not been restated.

        Under SFAS 123(R), the long-term incentive plans and the employee stock purchase plans are considered compensatory plans; therefore, recognition of compensation costs for grants made under these plans is required. Under SFAS 123(R), the dividend reinvestment plans are not considered compensatory plans, therefore recognition of compensation costs for grants made under these plans is not required.

        Upon adoption of SFAS 123(R), TDS elected to continue to value its share-based payment transactions using a Black-Scholes valuation model, which it previously used for purposes of preparing the pro forma disclosures under SFAS 123. Under the provisions of SFAS 123(R), stock-based compensation cost recognized during the period is based on the portion of the share-based payment awards that is ultimately expected to vest. Accordingly, stock-based compensation cost recognized in 2006 and 2007 has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Pre-vesting forfeitures were estimated based on historical experience related to similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. In TDS' pro forma information required under SFAS 123, TDS also reduced stock-based compensation cost for estimated forfeitures. The expected life assumption was determined based on TDS' historical experience. The expected volatility assumption was based on the historical volatility of TDS' common stock. The dividend yield was included in the assumptions. The risk-free interest rate assumption was determined using the implied yield currently available for zero-coupon U.S. government issues with a remaining term that is commensurate with the expected life of the stock options.

        Compensation cost for stock option awards granted after January 1, 2006 is recognized over the respective requisite service period of the awards, which is generally the vesting period, on a straight-line basis over the requisite service period for each separate vesting portion of the awards as if the awards were, in-substance, multiple awards (graded vesting attribution method). This same attribution method was used by TDS for purposes of its pro forma disclosures under SFAS 123.

        Certain employees were eligible for retirement at the time that compensatory stock options and restricted stock units were granted to them. Under the terms of the TDS option agreements, options granted to these individuals do not vest upon retirement. Under the terms of the U.S. Cellular stock option and restricted stock unit agreements, stock options and restricted stock units granted to retirement-eligible employees will vest fully upon their retirement if the employees have reached the age of 65. Similarly, under the terms of TDS' restricted stock unit agreements, restricted stock units vest upon retirement if the employee has reached the age of 66. Prior to the adoption of SFAS 123(R), TDS used the "nominal vesting method" to recognize the pro forma stock-based compensation cost related to stock options and restricted stock units awarded to retirement-eligible employees. This method does not take into account the effect of early vesting due to the retirement of eligible employees. Upon adoption of SFAS 123(R), TDS and U.S. Cellular adopted the "non-substantive vesting method", which requires accelerated recognition of the entire cost of stock options and restricted stock units granted to retirement-eligible employees over the period of time from the date of grant to the date the employee reaches age 65 (or age 66 for TDS employees with granted restricted stock units). If the non-substantive

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Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

vesting method had been applied in prior periods, the effect on previously disclosed pro forma stock-based compensation cost would not have been material.

        On March 7, 2006, the TDS Compensation Committee approved amendments to stock option award agreements. The amendments modify current and future options to extend the exercise period until 30 days following (i) the lifting of a "suspension" if options otherwise would expire or be forfeited during the suspension period and (ii) the lifting of a blackout if options otherwise would expire or be forfeited during a blackout period. TDS temporarily suspended issuances of shares under the 2004 Long Term Incentive Plan between March 17, 2006 and October 10, 2006 as a consequence of late SEC filings. TDS became current with its periodic SEC filings upon the filing of its Form 10-Q for the quarter ended June 30, 2006, on October 10, 2006. As required under the provisions of SFAS 123(R), TDS evaluated the impact of this plan modification and recognized stock-based compensation expense of $1.7 million in 2006.

Operating Leases

        TDS, U.S. Cellular and TDS Telecom are parties to various lease agreements for office space, retail sites, cell sites and equipment that are accounted for as operating leases. Certain leases have renewal options and/or fixed rental increases. Renewal options that are reasonably assured of exercise are included in determining the lease term. TDS accounts for certain operating leases that contain rent abatements, lease incentives and/or fixed rental increases by recognizing lease revenue and expense on a straight-line basis over the lease term in accordance with SFAS 13 and related pronouncements.

Recent Accounting Pronouncements

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measurements in financial statements, but standardizes its definition and guidance in U.S. GAAP. SFAS 157 emphasizes that fair value is a market-based measurement and not an entity-specific measurement, based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS 157 establishes a fair value hierarchy from observable market data as the highest level to an entity's own fair value assumptions about market participant assumptions as the lowest level. In February 2008, the FASB issued FASB Staff Position ("FSP") FAS 157-1 to exclude leasing transactions from the scope of SFAS 157. In February 2008, the FASB also issued FSP FAS 157-2 to defer the effective date of SFAS 157 for all nonfinancial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until years beginning after November 15, 2008. TDS adopted SFAS 157 for its financial assets and liabilities effective January 1, 2008 and does not anticipate any material impact on its financial position or results of operations. TDS has not yet adopted SFAS 157 for its nonfinancial assets and liabilities. TDS is currently reviewing the adoption requirements related to its nonfinancial assets and liabilities and has not yet determined the impact, if any, on its financial position or results of operations.

        In September 2006, the FASB ratified EITF No. 06-1, Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider ("EITF 06-1"). This guidance requires the application of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer ("EITF 01-9"), when consideration is given to a reseller or manufacturer to benefit the service provider's end customer. EITF 01-9 requires that the consideration given be recorded as a liability at the time of the sale of the equipment and also

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

provides guidance for the classification of the expense. TDS adopted EITF 06-1 effective January 1, 2008 with no material impact on its financial position or results of operations.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected shall be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. TDS adopted SFAS 159 on January 1, 2008 and is electing the fair value option for its Deutsche Telekom marketable equity securities and related derivative liabilities. As a result of the election, TDS anticipates recognizing a $502.7 million cumulative-effect gain adjustment to retained earnings (net of $291.2 million of tax) in the first quarter of 2008.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations—a replacement of FASB Statement No. 141 ("SFAS 141(R)"). SFAS 141(R) replaces FASB Statement No. 141, Business Combinations ("SFAS 141"). SFAS 141(R) retains the underlying concept of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method, a method that requires the acquirer to measure and recognize the acquiree on an entire entity basis and recognize the assets acquired and liabilities assumed at their fair values as of the date of acquisition. However, SFAS 141(R) changes the method of applying the acquisition method in a number of significant aspects. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after January 1, 2009, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS No. 109, Accounting for Income Taxes, such that amendments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). TDS is currently reviewing the requirements of SFAS 141(R) and has not yet determined the impact, if any, on its financial position or results of operations.

        In December 2007, the FASB issued SFAS No.160, Consolidated Financial Statements, Including Accounting and Reporting of Noncontrolling Interests in Subsidiaries—a replacement of ARB No. 51 ("SFAS 160"). SFAS 160 amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, as amended by FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, to establish new standards that will govern the accounting and reporting of (1) noncontrolling interests (commonly referred to as minority interests) in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. It also establishes that once control of a subsidiary is obtained, changes in ownership interests in that subsidiary that do not result in a loss of control shall be accounted for as equity transactions, not as step acquisitions. SFAS 160 is effective on a prospective basis for TDS' 2009 financial statements, except for the presentation and disclosure requirements, which will be applied retrospectively. TDS is currently reviewing the requirements of SFAS 160 and has not yet determined the impact on its financial position or results of operations.

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Notes to Consolidated Financial Statements

NOTE 2    GAIN (LOSS) ON INVESTMENTS

        The following table summarizes the components of Gain (loss) on investments included in Investment and Other Income (Expense) in the Consolidated Statements of Operations:

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Gain on sale of investments in unconsolidated entities	$6,301	$161,846	$500
Impairment of investments in unconsolidated entities	—	—	(6,754)
Gain on settlement of variable prepaid forward contracts and sale of remaining shares	426,692	—	—

	$432,993	$161,846	$(6,254)

        During 2007, the gain on sale of investments of forward contracts and remaining shares related to the following:

  •
  The settlement of VeriSign variable prepaid forward contracts and the disposition of remaining VeriSign Common Shares ($6.2 million).

  •
  The settlement of Vodafone variable prepaid forward contracts and the disposition of remaining Vodafone American Depositary Receipts ("ADRs") ($171.6 million).

  •
  The settlement of certain Deutsche Telekom variable prepaid forward contracts and the disposition of the remaining Deutsche Telekom ordinary shares related to such contracts ($248.9 million).

        See Note 10—Marketable Equity Securities, and Note 15—Long-term Debt and Forward Contracts, for additional information on these marketable equity securities and variable prepaid forward contracts.

        On October 3, 2006, U.S. Cellular completed the sale of its interest in Midwest Wireless Communications, LLC ("Midwest Wireless") and recorded a gain of $70.4 million in 2006. An additional gain of $6.3 million was recorded in 2007 in connection with the release of certain proceeds held in escrow at the time of sale. See Note 7—Acquisitions, Divestitures and Exchanges, for more information on the disposition of Midwest Wireless.

        TDS Telecom has in the past obtained financing from the Rural Telephone Bank ("RTB"). In connection with such financings, TDS Telecom purchased stock in the RTB. TDS Telecom has repaid all of its debt to the RTB, but continued to own the RTB stock. In August 2005, the board of directors of the RTB approved resolutions to liquidate and dissolve the RTB. In order to effect the dissolution and liquidation, shareholders were asked to remit their shares to receive cash compensation for those shares. TDS Telecom remitted its shares and received $101.7 million from the RTB and recorded a gain of $90.3 million in 2006.

        In 2005, TDS finalized the working capital adjustment related to the sale of certain wireless interests to ALLTEL Corporation ("ALLTEL") on November 30, 2004. The working capital adjustment increased the total gain on investment from this transaction by $0.5 million. Also in 2005, U.S. Cellular reduced the carrying value of one of its equity method investments by $6.8 million to its underlying fair value based on a cash flow analysis.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 3    GAIN ON SALE OF ACCOUNTS RECEIVABLE

        In December 2006, U.S. Cellular entered into an agreement to sell $226.0 million face amount of accounts receivable written off in previous periods; the proceeds from the sale were $5.9 million. The agreement transferred all rights, title, and interest in the account balances, along with the right to collect all amounts due, to the buyer. The sale was subject to a 180-day period in which the buyer was entitled to request a refund for any unenforceable accounts. The transaction was recognized as a sale during the fourth quarter of 2006 in accordance with the provisions of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with the gain deferred until expiration of the recourse period. During the second quarter of 2007, U.S. Cellular recognized a gain of $5.0 million, net of refunds for unenforceable accounts. The gain is included in Selling, general and administrative expense in the Consolidated Statements of Operations. All expenses related to the transaction were recognized in the period incurred.

NOTE 4    INCOME TAXES

        Income tax expense charged to Income from Continuing Operations Before Income Taxes and Minority Interest is summarized as follows:

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Current
Federal	$500,638	$269,331	$129,492
State	32,190	24,080	12,890
Foreign	19,273	18,048	15,855
Deferred
Federal	(267,348)	(163,938)	229,864
State	(15,699)	(31,062)	35,084

Total income tax expense from continuing operations	$269,054	$116,459	$423,185

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Notes to Consolidated Financial Statements

NOTE 4    INCOME TAXES (Continued)

        A reconciliation of TDS' income tax expense from continuing operations computed at the statutory rate to the reported income tax expense from continuing operations, and the statutory federal income tax expense rate to TDS' effective income tax expense rate from continuing operations, is as follows:

Year Ended December 31,	2007		2006		2005
	Amount	Rate	Amount	Rate	Amount	Rate
	(Dollars in thousands)
Statutory federal income tax expense	$239.9	35.0%	$113.2	35.0%	$387.5	35.0%
State income taxes, net of federal benefit(1)	10.6	1.6	(5.3)	(1.6)	33.7	3.0
Minority share of income not included in consolidated tax return(2)	3.0	0.5	(3.1)	(1.0)	(2.3)	(0.2)
Gains (losses) on investments, sales of assets and impairments of assets	—	—	0.1	—	1.5	0.1
Resolution of prior period tax issues	1.5	0.2	(0.4)	(0.1)	(3.1)	(0.3)
Foreign tax	12.5	1.8	11.7	3.6	6.0	0.5
Net research tax credit	(0.4)	(0.1)	(0.2)	(0.1)	(0.5)	—
Other differences, net	2.0	0.3	0.5	0.2	0.4	0.1

Total income tax expense	$269.1	39.3%	$116.5	36.0%	$423.2	38.2%

(1)
State income taxes include changes in the valuation allowance which is primarily related to the ability to utilize net operating losses.

(2)
Minority share of income includes a $4.6 million charge in 2007 related to the write-off of deferred tax assets established in prior years for certain partnerships.

        During 2005, the Internal Revenue Service ("IRS") completed its audit of TDS' federal income tax returns for the years 1997 through 2001 and TDS' claims for research tax credits for the years 1995 through 2001. Primarily based on the results of the audit, TDS reduced its accrual for audit contingencies by $3.1 million (0.3 percentage points) in 2005.

        The foreign tax incurred in 2007, 2006 and 2005 related to the dividend received from Deutsche Telekom.

        Income tax expense (benefit) charged to Net Income (Loss) is summarized as follows:

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Current
Federal	$500,638	$269,331	$129,492
State	32,190	24,080	12,890
Foreign	19,273	18,048	15,855
Deferred
Federal	(244,243)	(163,938)	230,391
State	(11,783)	(31,062)	35,113

Total income tax expense	$296,075	$116,459	$423,741

        The pre-tax extraordinary gain from the discontinuance of SFAS 71 was decreased by deferred income tax expense of $27.0 million in 2007. Income from discontinued operations was decreased by deferred income tax expense of $0.6 million in 2005.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4    INCOME TAXES (Continued)

        TDS' net current deferred income tax liability totaled $327.2 million and $236.4 million at December 31, 2007 and 2006, respectively. The 2007 and 2006 net current deferred income tax liabilities primarily represents the deferred income taxes on the current portion of marketable equity securities.

        TDS' noncurrent deferred income tax assets and liabilities at December 31, 2007 and 2006 and the temporary differences that gave rise to them are as follows:

December 31,	2007	2006
	(Dollars in thousands)
Deferred Tax Assets
Net operating loss carryforwards ("NOLs")	$82,809	$78,399
Derivative instruments	—	159,039
Other	89,824	54,324

	172,633	291,762
Less valuation allowance	(74,867)	(49,506)

Total Deferred Tax Assets	97,766	242,256

Deferred Tax Liabilities
Marketable equity securities	—	547,628
Property, plant and equipment	309,009	336,213
Partnership investments	85,939	103,576
Licenses	243,382	205,187
Other	15,029	—

Total Deferred Tax Liabilities	653,359	1,192,604

Net Deferred Income Tax Liability	$555,593	$950,348

        At December 31, 2007, TDS and certain subsidiaries had $1,443 million of state NOL carryforwards (generating a $78.2 million deferred tax asset) available to offset future taxable income primarily of the individual subsidiaries that generated the losses. The state NOL carryforwards expire between 2008 and 2027. Certain subsidiaries that are not included in the federal consolidated income tax return, but file separate federal tax returns, had federal NOL carryforwards (generating a $4.6 million deferred tax asset) available to offset future taxable income. The federal NOL carryforwards expire between 2008 and 2027. A valuation allowance was established for certain state NOL carryforwards and the federal NOL carryforwards since it is more than likely that a portion of such carryforwards will expire before they can be utilized.

        During 2007, TDS reduced the valuation allowance on its deferred tax asset by $12.0 million, which resulted in a deferred tax benefit of the same amount. This valuation allowance related to state income tax NOL carryforwards of certain TDS subsidiaries for which TDS previously believed it was more than likely that they would not be realized prior to the expiration of such carryforwards. However, these subsidiaries have experienced increases in both income before income taxes in recent years, and expected taxable income in future years. As a result, during 2007 TDS estimated that a portion of these NOL carryforwards previously assessed as not likely of realization, were more than likely realizable, and reduced its valuation allowance accordingly.

        Effective January 1, 2007, TDS adopted FIN 48. In accordance with FIN 48, TDS recognized a cumulative effect adjustment of $4.4 million, decreasing its liability for unrecognized tax benefits, interest, and penalties and increasing the January 1, 2007 balance of Common stockholders' equity. Of this

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Notes to Consolidated Financial Statements

NOTE 4    INCOME TAXES (Continued)

amount, $20.7 million increased Accumulated other comprehensive income and $16.3 million represents the cumulative reduction of beginning retained earnings.

        At January 1, 2007, TDS had $28.4 million in unrecognized tax benefits, which, if recognized, would reduce income tax expense by $14.3 million, net of the federal benefit from state income taxes. At December 31, 2007, TDS had $42.1 million in unrecognized tax benefits, which, if recognized, would reduce income tax expense by $22.0 million, net of the federal benefit from state income taxes.

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(Dollars in thousands)
Balance at January 1, 2007	$28,430
Additions for tax positions of current year	6,389
Additions for tax positions of prior years	8,696
Reductions for tax positions of prior years	(928)
Reductions for settlements of tax positions	(192)
Reductions for lapses in statutes of limitations	(266)

Balance at December 31, 2007	$42,129

        Unrecognized tax benefits are included in Accrued taxes and Other deferred liabilities and credits in the December 31, 2007 Balance Sheet.

        As of December 31, 2007, TDS believes it is reasonably possible that unrecognized tax benefits could change in the next twelve months. The nature of the uncertainty relates to the exclusion of certain transactions from state income taxes due primarily to anticipated closure of state income tax audits and the expiration of statutes of limitation. It is anticipated that these events could reduce unrecognized tax benefits in the range of $0.7 million to $3.2 million.

        TDS recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. This amount totaled $2.8 million for the year ended December 31, 2007. Net accrued interest and penalties were $1.3 million and $4.1 million at January 1, 2007 and December 31, 2007, respectively.

        TDS and its subsidiaries file federal and state income tax returns. With few exceptions, TDS is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2002. TDS' consolidated federal income tax returns for the years 2002 - 2005 are currently under examination by the Internal Revenue Service. Also, certain of TDS' state income tax returns are under examination by various state taxing authorities.

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Notes to Consolidated Financial Statements

NOTE 5    EXTRAORDINARY ITEM—DISCONTINUANCE OF THE APPLICATION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 71, ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION

        Historically, TDS Telecom's ILEC operations followed the accounting for regulated enterprises prescribed by SFAS 71. This accounting recognizes the economic effects of rate-making actions of regulatory bodies in the financial statements of the TDS Telecom ILEC operations.

        TDS Telecom has regularly monitored the appropriateness of the application of SFAS 71. Recent changes in TDS Telecom's business environment have caused competitive forces to surpass regulatory forces such that TDS Telecom has concluded that it is no longer reasonable to assume that rates set at levels that will recover the enterprise's cost can be charged to its customers.

        TDS Telecom has experienced increasing access line losses due to increasing levels of competition across all of the ILEC service areas. Competition has intensified in 2007 from cable and wireless operators who have extended their investment beyond major markets to enable a broader range of voice and data services that compete directly with TDS Telecom's service offerings. These alternative telecommunications providers have transformed a pricing structure historically based on the recovery of costs to a pricing structure based on market conditions. Consequently, TDS Telecom has had to alter its strategy to compete in its markets. Specifically, in the third quarter of 2007, TDS Telecom initiated an aggressive program of service bundling and deep discounting and has made the decision to voluntarily exit certain revenue pools administered by the FCC-supervised National Exchange Carrier Association in order to achieve additional pricing flexibility to meet competitive pressures.

        Based on these material factors impacting its operations, management determined in the third quarter of 2007 that it was no longer appropriate to continue the application of SFAS 71 for reporting its financial results. Accordingly, TDS Telecom recorded a non-cash extraordinary gain of $42.8 million, net of taxes of $27.0 million, upon discontinuance of the provisions of SFAS 71, as required by the provisions of SFAS No. 101, Regulated Enterprises—Accounting for the Discontinuation of the Application of FASB Statement No. 71 ("SFAS 101"). The components of the non-cash extraordinary gain are as follows:

	Before Tax Effects	After Tax Effects
	(in thousands)
Write-off of regulatory cost of removal liability	$70,107	$43,018
Write-off of other net regulatory assets	(259)	(191)

Total	$69,848	$42,827

        In conjunction with the discontinuance of SFAS 71, TDS Telecom has assessed the useful lives of fixed assets and determined that the impacts of any changes were not material.

NOTE 6    EARNINGS PER SHARE

        Basic earnings per share is computed by dividing net income (loss) available to common by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income available to common by the weighted average common shares adjusted to include the effect of potentially dilutive securities. Potentially dilutive securities include incremental shares issuable upon exercise of outstanding stock options, the vesting of restricted stock units and the potential conversion of preferred stock to Common and Special Common shares.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6    EARNINGS PER SHARE (Continued)

        The amounts used in computing earnings per share and the effect of potentially dilutive securities on income and the weighted average number of Common, Special Common and Series A Common Shares are as follows:

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Basic Earnings per Share
Income from continuing operations	$343,285	$161,759	$646,743
Preferred dividend requirement	(52)	(165)	(202)

Income from continuing operations available to common	343,233	161,594	646,541
Discontinued operations, net of tax	—	—	997
Extraordinary item, net of tax	42,827	—	—

Net income available to common used in basic earnings per share	$386,060	$161,594	$647,538

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Diluted Earnings per Share
Income from continuing operations available to common used in basic earnings per share	$343,233	$161,594	$646,541
Minority income adjustment(1)	(2,155)	(1,255)	(999)
Preferred dividend adjustment(2)	49	49	199

Income from continuing operations available to common	341,127	160,388	645,741
Discontinued operations, net of tax	—	—	997
Extraordinary item, net of tax	42,827	—	—

Net income available to common used in diluted earnings per share	$383,954	$160,388	$646,738

(1)
The minority income adjustment reflects the additional minority share of U.S. Cellular's income computed as if all of U.S. Cellular's dilutive issuable securities were outstanding.

(2)
The preferred dividend adjustment reflects the dividend reduction in the event only preferred series were dilutive, and therefore converted to shares.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6    EARNINGS PER SHARE (Continued)

Year Ended December 31,	2007	2006	2005
	(Shares in thousands)
Weighted average number of shares used in basic earnings per share Common Shares	52,518	51,552	51,227
Special Common Shares	58,660	57,905	57,636
Series A Common Shares	6,446	6,447	6,433

Total	117,624	115,904	115,296
Effects of dilutive securities:
Effects of preferred shares(1)	47	45	158
Effects of stock options(2)	1,287	886	520
Effects of restricted stock units(3)	168	9	107

Weighted average number of shares of Common Stock used in diluted earnings per share	119,126	116,844	116,081

(1)
There were no antidilutive Preferred Shares convertible into Common and Special Common Shares, in 2007. Preferred shares convertible into 46,919 Common Shares and 46,919 Special Common Shares, in 2006, were not included in computing diluted earnings per share because their effects were antidilutive. There were no antidilutive Preferred Shares convertible into Common and Special Common Shares in 2005.

(2)
Stock options exercisable for 106,570 Common Shares and 543,538 Special Common Shares in 2007, 650,243 Common Shares and 342,599 Special Common Shares in 2006, and 669,307 Common Shares and 669,307 Special Common Shares in 2005, were not included in computing diluted earnings per share because their effects were antidilutive.

(3)
Restricted stock units issuable upon vesting into 42,389 Special Common Shares in 2007 were not included in computing diluted earnings per share because their effects were antidilutive.

Year Ended December 31,	2007	2006	2005
Basic Earnings per Share
Continuing operations	$2.92	$1.39	$5.61
Discontinued operations, net of tax	—	—	0.01
Extraordinary item, net of tax	0.36	—	—

	$3.28	$1.39	$5.62

Year Ended December 31,	2007	2006	2005
Diluted Earnings per Share
Continuing operations	$2.86	$1.37	$5.56
Discontinued operations, net of tax	—	—	0.01
Extraordinary item, net of tax	0.36	—	—

	$3.22	$1.37	$5.57

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7    ACQUISITIONS, DIVESTITURES AND EXCHANGES

        TDS assesses its existing wireless and wireline interests on an ongoing basis with a goal of improving the competitiveness of its operations and maximizing its long-term return on investment. As part of this strategy, TDS reviews attractive opportunities to acquire additional operating markets, telecommunications companies and wireless spectrum. In addition, TDS may seek to divest outright or include in exchanges for other wireless interests those markets and wireless interests that are not strategic to its long-term success.

2007 Activity

Transactions Pending as of December 31, 2007:

        On December 3, 2007, U.S. Cellular entered into an agreement to acquire six 12 megahertz C block lower 700 megahertz licenses in Maine for $5.0 million in cash. This transaction is expected to close in 2008.

        On November 30, 2007, TDS Telecom entered into an agreement to acquire an ILEC serving 750 equivalent access lines for $6.6 million, subject to a working capital adjustment. The transaction closed in February 2008.

        On November 30, 2007, U.S. Cellular entered into an exchange agreement with Sprint Nextel which calls for U.S. Cellular to receive personal communication service ("PCS") spectrum in eight licenses covering portions of four states (Oklahoma, West Virginia, Maryland and Iowa), and in exchange for U.S. Cellular to deliver PCS spectrum in eight licenses covering portions of Illinois. The exchange of licenses will provide U.S. Cellular with additional spectrum to meet anticipated future capacity and coverage requirements in several of its key markets. Six of the licenses which U.S. Cellular will receive will add spectrum in areas where U.S. Cellular currently provides service and two of the licenses are in areas that will provide incremental population of approximately 88,000. The eight licenses which U.S. Cellular will deliver are in areas where U.S. Cellular currently provides service and has what it considers an excess of spectrum (i.e., it has more spectrum than is expected to be needed to continue to provide high quality service). No cash, customers, network assets or other assets or liabilities will be included in the exchange, which is expected to be completed during the first half of 2008. As a result of this exchange transaction, TDS recognized a pre-tax loss on exchange of assets of $20.8 million during 2007.

Transactions Completed as of December 31, 2007:

        On December 3, 2007, U.S. Cellular acquired a 12 megahertz C block lower 700 megahertz license in Kansas for $3.2 million in cash.

        On February 1, 2007, U.S. Cellular purchased 100% of the membership interests of Iowa 15 Wireless, LLC ("Iowa 15") and obtained the 25 megahertz FCC cellular license to provide wireless service in Iowa Rural Service Area ("RSA") 15 for approximately $18.3 million in cash. This acquisition increased investments in licenses, goodwill and customer lists by $7.9 million, $5.9 million and $1.6 million, respectively. The goodwill of $5.9 million is deductible for income tax purposes.

        In addition, in 2007, TDS Telecom and Suttle Straus each acquired a company for cash, which purchases aggregated $2.3 million. These acquisitions increased goodwill by $1.8 million of which $1.0 million is deductible for income tax purposes.

        In aggregate, the 2007 acquisitions, divestitures and exchanges increased licenses by $11.1 million, goodwill by $7.7 million and customer lists by $1.6 million. Such amounts exclude the impact of the step acquisitions that resulted from U.S. Cellular's repurchase of its Common Shares. See Note 8—Licenses and Goodwill, and Note 9—Customer Lists, for the impact of such repurchases.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7    ACQUISITIONS, DIVESTITURES AND EXCHANGES (Continued)

2006 Activity

        U.S. Cellular is a limited partner in Barat Wireless, L.P. ("Barat Wireless"), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 66. Barat Wireless was qualified to receive a 25% bid credit available to "very small businesses", defined as businesses having annual gross revenues of less than $15 million. At the conclusion of the auction on September 18, 2006, Barat Wireless was the successful bidder with respect to 17 licenses for which it had bid $127.1 million, net of its bid credit. On April 30, 2007, the FCC granted Barat Wireless' applications with respect to the 17 licenses for which it was the successful bidder. These 17 license areas cover portions of 20 states and are in markets which are either adjacent to or overlap current U.S. Cellular licensed areas.

        Barat Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2007, U.S. Cellular had made capital contributions and advances to Barat Wireless and/or its general partner of $127.2 million, which are included in Licenses in the Consolidated Balance Sheets. Barat Wireless used the funding to pay the FCC an initial deposit of $79.9 million on July 14, 2006 to allow it to participate in Auction 66. On October 18, 2006, Barat Wireless paid the balance due at the conclusion of the auction for the licenses with respect to which Barat Wireless was the successful bidder; such amount totaled $47.2 million. For financial statement purposes, U.S. Cellular consolidates Barat Wireless and Barat Wireless, Inc., the general partner of Barat Wireless, pursuant to the guidelines of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, ("FIN 46(R)"), as U.S. Cellular anticipates benefiting from or absorbing a majority of Barat Wireless' expected gains or losses. Pending finalization of Barat Wireless' permanent financing plan, and upon request by Barat Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Barat Wireless and/or its general partner.

        In October 2006, U.S. Cellular's interest in Midwest Wireless Communications, LLC ("Midwest Wireless") was sold to ALLTEL Corporation. In connection with the sale, U.S. Cellular became entitled to receive approximately $106.0 million in cash with respect to its interest in Midwest Wireless. Of this amount, $95.1 million was distributed upon closing and $10.9 million was held in escrow to secure certain true-up, indemnification and other possible adjustments; the funds held in escrow were to be distributed in installments over a period of four to fifteen months following the closing. During 2007, U.S. Cellular received $4.0 million of funds that were distributed from the escrow, plus interest of $0.3 million. On January 8, 2008, U.S. Cellular received a final distribution from the escrow of $6.3 million, plus interest of $0.5 million.

        In April 2006, U.S. Cellular purchased the remaining ownership interest in a Tennessee wireless market, in which it had previously owned a 16.7% interest, for approximately $18.9 million in cash. This acquisition increased investments in licenses, goodwill and customer lists by $5.5 million, $4.1 million and $2.0 million, respectively. The $4.1 million of goodwill is not deductible for income tax purposes.

        In aggregate, the 2006 acquisitions, divestitures and exchanges increased licenses by $132.7 million, goodwill by $4.1 million and customer lists by $2.0 million.

2005 Activity

        On December 19, 2005, U.S. Cellular completed an exchange of certain wireless markets in Kansas, Nebraska and Idaho with a subsidiary of ALLTEL. Under the agreement, U.S. Cellular acquired fifteen Rural Service Area ("RSA") markets in Kansas and Nebraska with a fair value of $166.5 million in exchange for two RSA markets in Idaho with a net carrying value of $64.4 million and $57.1 million in cash, as adjusted. U.S. Cellular also capitalized $2.6 million of acquisition-related costs. In connection with the exchange, U.S. Cellular recorded a pre-tax gain of $44.7 million in 2005, which is included in

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7    ACQUISITIONS, DIVESTITURES AND EXCHANGES (Continued)

(Gain) loss on asset disposals/exchanges in the Consolidated Statements of Operations. This gain was reduced to $42.4 million at the TDS consolidated level as TDS allocated additional U.S. Cellular step acquisition goodwill of $2.3 million to the markets divested. The gain represented the excess of the fair value of assets acquired and liabilities assumed over the sum of cash and net carrying value of assets and liabilities delivered in the exchange.

        U.S. Cellular is a limited partner in Carroll Wireless L.P. ("Carroll Wireless"), an entity which participated in the auction of wireless spectrum designated by the FCC as Auction 58. Carroll Wireless was qualified to bid on "closed licenses" that were available only to companies included under the FCC definition of "entrepreneurs," which are small businesses that have a limited amount of assets and revenues. In addition, Carroll Wireless bid on "open licenses" that were not subject to restriction. With respect to these licenses, however, Carroll Wireless was qualified to receive a 25% bid credit available to "very small businesses" which were defined as businesses having average annual gross revenues of less than $15 million. Carroll Wireless was a successful bidder for 16 licenses in Auction 58, which ended on February 15, 2005. The aggregate amount paid to the FCC for the 16 licenses was $129.7 million, net of the bid credit to which Carroll Wireless was entitled. These 16 licenses cover portions of 10 states and are in markets which are either adjacent to or overlap current U.S. Cellular licensed areas.

        Carroll Wireless is in the process of developing its long-term business and financing plans. As of December 31, 2007, U.S. Cellular had made capital contributions and advances to Carroll Wireless and/or its general partner of approximately $129.9 million; of this amount, $129.7 million is included in Licenses in the Consolidated Balance Sheets. For financial statement purposes, U.S. Cellular consolidates Carroll Wireless and Carroll PCS, Inc., the general partner of Carroll Wireless, pursuant to the guidelines of FIN 46(R), as U.S. Cellular anticipates benefiting from or absorbing a majority of Carroll Wireless' expected gains or losses. Pending finalization of Carroll Wireless' permanent financing plan, and upon request by Carroll Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Carroll Wireless and/or its general partner. U.S. Cellular has approved additional funding of $1.4 million of which $0.1 million was provided to Carroll Wireless as of December 31, 2007.

        In the first quarter of 2005, U.S. Cellular adjusted the previously reported gain related to its sale to ALLTEL of certain wireless properties on November 30, 2004. The adjustment of the gain, which resulted from a working capital adjustment that was finalized in the first quarter of 2005, increased the total gain on the sale by $0.5 million.

        In addition, in 2005, U.S. Cellular purchased one new wireless market and certain minority interests in other wireless markets in which it already owned a controlling interest for $6.9 million in cash. As a result of these acquisitions, U.S. Cellular's Licenses, Goodwill and Customer lists were increased by $3.9 million, $0.3 million and $1.2 million, respectively.

        In aggregate, the 2005 acquisitions, divestitures and exchanges increased Licenses by $136.3 million, Goodwill by $28.2 million and Customer lists by $32.7 million.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7    ACQUISITIONS, DIVESTITURES AND EXCHANGES (Continued)

Pro Forma Operations

        Assuming the exchanges and acquisitions accounted for as purchases during the period January 1, 2006 to December 31, 2007 had taken place on January 1, 2006, unaudited pro forma results of operations would have been as follows:

Year Ended December 31,	2007	2006
	(Unaudited, dollars in thousands, except per share amounts)
Operating revenues	$4,830,604	$4,378,177
Interest expense	208,736	234,745
Income (loss) from continuing operations	342,941	158,028
Net income (loss)	385,767	158,028
Earnings (loss) per share—basic	$3.28	$1.36
Earnings (loss) per share—diluted	$3.22	$1.34

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8    LICENSES AND GOODWILL

        Changes in TDS' licenses and goodwill are primarily the result of acquisitions, divestitures and impairments of its licenses, wireless markets and telephone companies. See Note 7—Acquisitions, Divestitures and Exchanges for information regarding purchase and sale transactions which affected licenses and goodwill. Changes in Licenses and Goodwill in 2007 and 2006 were as follows:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Licenses
Consolidated Beginning Balance	$1,520,407	$1,388,343

U.S. Cellular
Balance, beginning of year	1,494,327	1,362,263
Acquisitions(1)	11,096	132,674
Loss on exchanges(2)	(20,841)	—
Impairments(3)	(2,136)	—
Other	—	(610)

	1,482,446	1,494,327
TDS Licenses related to U.S. Cellular, beginning of year(4)	23,280	23,280
Step acquisition allocation adjustment(5)	8,103	—

	31,383	23,280

Balance, end of year	1,513,829	1,517,607

TDS Telecom—CLEC
Balance, beginning of year	2,800	2,800

Balance, end of year	2,800	2,800

Net Change—Consolidated	(3,778)	132,064

Consolidated Ending Balance	$1,516,629	$1,520,407

(1)
In 2006, includes $127.1 million representing payments made to the FCC for licenses with respect to which Barat Wireless was the high bidder in Auction 66. See Note 7—Acquisitions, Divestitures and Exchanges for more information related to Barat Wireless.

(2)
As a result of the exchange of licenses with Sprint Nextel in 2007, U.S. Cellular recognized a $20.8 million pre-tax loss on exchange of licenses. See Note 7—Acquisitions, Divestitures and Exchanges for more information related to the Sprint Nextel exchange.

(3)
As a result of the 2007 annual impairment review, U.S. Cellular recorded a $2.1 million impairment; the loss is included in Depreciation, amortization and accretion on the Consolidated Statements of Operations.

(4)
TDS' licenses related to U.S. Cellular reflect additional license costs recorded at TDS pursuant to step acquisitions less impairment losses recognized at the TDS level on a consolidated basis. See Note 1—Summary of Significant Accounting Policies, Impairment of Intangible Assets, for additional information.

(5)
The step acquisition allocation adjustment is the allocation of value related to U.S. Cellular's share buyback programs. See Note 20—Common Stockholders' Equity for a discussion of U.S. Cellular's purchase of 1,006,000 of its Common Shares.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8    LICENSES AND GOODWILL (Continued)

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Goodwill
Consolidated Beginning Balance	$647,853	$643,636

U.S. Cellular
Balance, beginning of year	485,452	481,235
Acquisitions	5,864	4,118
Other	—	99

	491,316	485,452
TDS Goodwill related to U.S. Cellular, beginning of year(1)	(238,532)	(238,532)
Step acquisition allocation adjustment(2)	23,632	—

	(214,900)	(238,532)

Balance, end of year	276,416	246,920

TDS Telecom—ILEC
Balance, beginning of year	398,652	398,652
Acquisitions	259	—

Balance, end of year	398,911	398,652

Other(3)
Balance, beginning of year	2,281	2,281
Acquisitions	1,521	—

Balance, end of year	3,802	2,281

Net Change—Consolidated	31,276	4,217

Consolidated Ending Balance	$679,129	$647,853

(1)
TDS' goodwill related to U.S. Cellular reflects additional goodwill recorded at TDS pursuant to step acquisitions less impairment losses recognized at the TDS level on a consolidated basis. See Note 1—Summary of Significant Accounting Policies, Impairment of Intangible Assets, for additional information.

(2)
The step acquisition allocation adjustment is the allocation of value related to U.S. Cellular's share buyback programs. See Note 20—Common Stockholders' Equity for a discussion of U.S. Cellular's purchase of 1,006,000 of its Common Shares.

(3)
Other consists of goodwill related to Suttle Straus.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 9    CUSTOMER LISTS

        Customer lists, which are intangible assets resulting from acquisitions of wireless markets or step acquisition allocation of value related to U.S. Cellular's share buyback programs, are amortized based on average customer retention periods using the double declining balance method in the first year, switching to straight-line over the remaining estimated life. Changes in Customer Lists in 2007 and 2006 were as follows:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Balance, beginning of period	$26,196	$47,649
Acquisitions	1,560	2,042
Impairment(1)	(1,947)	—
Amortization	(14,133)	(23,495)
Step acquisition allocation adjustment(2)	14,175	—

Balance, end of period	$25,851	$26,196

(1)
As a result of the 2007 annual impairment review, U.S. Cellular recorded a $1.9 million impairment; the loss is included in Depreciation, amortization and accretion on the Consolidated Statements of Operations.

(2)
The step acquisition allocation adjustment is the allocation of value related to U.S. Cellular's share buyback programs. See Note 20—Common Stockholders' Equity for a discussion of U.S. Cellular's purchase of 1,006,000 of its Common Shares.

        Based on the balance of customer lists as of December 31, 2007, amortization expense for the years 2008 - 2012 is expected to be $10.8 million, $6.9 million, $5.4 million, $2.4 million and $0.4 million, respectively.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10    MARKETABLE EQUITY SECURITIES

        Information regarding TDS' marketable equity securities is summarized as follows:

December 31,	2007	2006
	(Dollars in thousands)
Marketable Equity Securities included in Current Assets
Deutsche Telekom AG—85,969,689 and 45,492,172 Ordinary Shares, respectively	$1,886,175	$833,872
Vodafone Group Plc—11,327,674 American Depositary Receipts in 2006	—	314,683
Rural Cellular Corporation—719,396 equivalent Common Shares in 2007	31,718	—
VeriSign, Inc.—2,361,333 Common Shares in 2006	—	56,789

Aggregate fair value included in Current Assets	1,917,893	1,205,344

Marketable Equity Securities included in Investments
Deutsche Telekom AG—85,969,689 Ordinary Shares in 2006	—	1,575,824
Rural Cellular Corporation—719,396 equivalent Common Shares in 2006	—	9,453
Other	1	9

Aggregate fair value included in Investments	1	1,585,286

Total aggregate fair value	1,917,894	2,790,630
Accounting cost basis	864,644	1,507,477

Gross holding gains	1,053,250	1,283,153
Gross realized holding gains	—	(29,729)

Gross unrealized holding gains	1,053,250	1,253,424
Equity method unrealized gains	387	352
Income tax expense	(386,315)	(488,817)
Minority share of unrealized holding gains	(1,945)	(14,981)

Unrealized holding gains, net of tax and minority share	665,377	749,978
Derivative instruments unrealized holding gains, net of tax and minority share	(144,583)	(215,122)
Retirement plans, net of tax	(9,018)	(12,743)

Amount included in Accumulated other comprehensive income	$511,776	$522,113

        TDS and its subsidiaries hold marketable equity securities that are publicly traded and can have volatile movements in share prices. TDS and its subsidiaries do not make direct investments in publicly traded companies and all of these interests were acquired as a result of sales, trades or reorganizations of other assets.

        The investment in Deutsche Telekom AG ("Deutsche Telekom") resulted from TDS' disposition of its over 80%-owned personal communication services operating subsidiary, Aerial Communications, Inc., to VoiceStream Wireless Corporation ("VoiceStream") in exchange for stock of VoiceStream, which was then acquired by Deutsche Telekom in exchange for Deutsche Telekom stock. The investment in Rural Cellular Corporation ("RCCC") resulted from a consolidation of several cellular partnerships in which TDS subsidiaries held interests in RCCC, and the distribution of RCCC stock in exchange for these interests. The prior investment in Vodafone resulted from certain dispositions of non-strategic cellular investments to, or settlements with, AirTouch Communications Inc. ("AirTouch"), in exchange for stock of AirTouch, which was then acquired by Vodafone whereby TDS and its subsidiaries received American Depositary Receipts representing Vodafone stock. The prior investment in VeriSign, Inc. ("VeriSign") resulted from the acquisition by VeriSign of Illuminet, Inc., a telecommunications entity in which several TDS subsidiaries held interests.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10    MARKETABLE EQUITY SECURITIES (Continued)

        At an Extraordinary General Meeting held on July 25, 2006, shareholders of Vodafone approved a Special Distribution of £0.15 per share (£1.50 per ADR) and a Share Consolidation under which every 8 ADRs of Vodafone were consolidated into 7 ADRs. As a result of the Special Distribution which was paid on August 18, 2006, U.S. Cellular and TDS Telecom received approximately $28.6 million and $7.6 million, respectively, in cash; this amount, representing a return of capital for financial statement purposes, was recorded as a reduction in the accounting cost basis of marketable equity securities. Also, as a result of the Share Consolidation which was effective on July 28, 2006, U.S. Cellular's previous 10,245,370 Vodafone ADRs were consolidated into 8,964,698 Vodafone ADRs and TDS Telecom's previous 2,700,545 Vodafone ADRs were consolidated into 2,362,976 ADRs.

        TDS entered into a number of variable prepaid forward contracts ("forward contracts") related to the marketable equity securities it holds. The economic hedge risk management objective of the forward contracts is to hedge the value of the marketable equity securities from losses due to decreases in the market prices of the securities while retaining a share of gains from increases in the market prices of such securities. The downside risk is hedged at or above the accounting cost basis of the securities.

        The forward contracts related to TDS' subsidiaries 11,327,674 Vodafone ADRs matured in May and October 2007. TDS' subsidiaries elected to deliver a substantial majority of the Vodafone ADRs in settlement of the forward contracts, and disposed of all remaining Vodafone ADRs in connection therewith and realized $4.6 million of cash proceeds. TDS recorded a pre-tax gain of $171.6 million in 2007 on the settlement of such forward contracts and the disposition of such remaining ADRs. As a result of the settlement of these forward contracts in May and October 2007, TDS' subsidiaries no longer own any Vodafone ADRs and no longer have any liability or other obligations under the related forward contracts.

        TDS elected to deliver a substantial majority of the 45,492,172 Deutsche Telekom ordinary shares reflected in current assets as of December 31, 2006, in settlement of the forward contracts relating to such Deutsche Telekom ordinary shares, which matured in July through September 2007, and disposed of the remaining Deutsche Telekom ordinary shares related to such forward contracts and realized $81.2 million of cash proceeds. TDS recorded a pre-tax gain of $248.9 million in 2007 on the settlement of such forward contracts and the disposition of such remaining shares. All Deutsche Telekom ordinary shares held by TDS at December 31, 2007 and 2006 had the same cost basis. After these forward contracts were settled in July through September 2007, TDS now owns 85,969,689 Deutsche Telekom ordinary shares.

        The forward contracts related to TDS' 85,969,689 Deutsche Telekom ordinary shares mature between January and September 2008. Accordingly, such Deutsche Telekom ordinary shares are classified as Current Assets and the related forward contracts and derivative liability are classified as Current Liabilities in the Consolidated Balance Sheet at December 31, 2007.

        The forward contracts related to TDS' 2,361,333 VeriSign Common Shares matured in May 2007. TDS elected to deliver a substantial majority of the 2,361,333 VeriSign Common Shares in settlement of the forward contracts, and disposed of all remaining VeriSign Common Shares in connection therewith and realized $6.2 million of cash proceeds. TDS recorded a pre-tax gain of $6.2 million in the second quarter of 2007 on the settlement of such forward contracts and the disposition of such remaining shares. As a result of the settlement of these forward contracts in May 2007, TDS no longer owns any VeriSign Common Shares and no longer has any liability or other obligations under the related forward contracts.

        TDS and its subsidiaries own 719,396 shares of RCCC. On July 30, 2007, RCCC announced that Verizon Wireless has agreed to purchase the outstanding shares of RCCC for $45 per share in cash. The acquisition is expected to close in the first half of 2008. If the transaction closes, TDS will receive approximately $32.4 million in cash, recognize a $31.7 million pre-tax gain and cease to own any interest in RCCC.

        TDS recorded dividend income on its Deutsche Telekom investment of $128.5 million, $120.3 million and $105.7 million, before taxes, in 2007, 2006 and 2005, respectively.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11    INVESTMENTS IN UNCONSOLIDATED ENTITIES

        Investments in unconsolidated entities consist of amounts invested in wireless and wireline entities in which TDS holds a minority interest. These investments are accounted for using either the equity or cost method, as shown in the following table:

December 31,	2007	2006
	(Dollars in thousands)
Equity method investments:
Capital contributions, loans and advances	$34,612	$30,190
Goodwill	9,157	9,156
Cumulative share of income	624,043	528,791
Cumulative share of distributions	(474,113)	(383,480)

	193,699	184,657
Cost method investments	12,719	12,979

Total investments in unconsolidated entities	$206,418	$197,636

        Investments in unconsolidated entities include goodwill and costs in excess of the underlying book value of certain investments.

        Equity in earnings of unconsolidated entities totaled $91.8 million, $95.2 million and $68.0 million in 2007, 2006 and 2005, respectively; of those amounts, TDS' investment in the Los Angeles SMSA Limited Partnership ("LA Partnership") contributed $71.2 million, $62.3 million and $52.2 million to equity in earnings of unconsolidated entities in 2007, 2006 and 2005, respectively. TDS held a 5.5% ownership interest in the LA Partnership throughout and at the end of each of these years.

        Based primarily on data furnished to TDS by third parties, the following summarizes the combined assets, liabilities and equity, and the combined results of operations, of TDS' equity method investments.

December 31,	2007	2006
	(Dollars in thousands)
Assets
Current	$434,000	$516,000
Due from affiliates	429,000	387,000
Property and other	1,936,000	2,015,000

	$2,799,000	$2,918,000

Liabilities and Equity
Current liabilities	$241,000	$266,000
Deferred credits	98,000	102,000
Long-term debt	27,000	29,000
Long-term capital lease obligations	48,000	45,000
Partners' capital and stockholders' equity	2,385,000	2,476,000

	$2,799,000	$2,918,000

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 11    INVESTMENTS IN UNCONSOLIDATED ENTITIES (Continued)

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Results of Operations
Revenues	$4,519,000	$4,216,000	$3,472,000
Operating expenses	3,092,000	2,922,000	2,430,000

Operating income	1,427,000	1,294,000	1,042,000
Other income (expense)	32,000	53,000	21,000

Net income	$1,459,000	$1,347,000	$1,063,000

NOTE 12    PROPERTY, PLANT AND EQUIPMENT

        U.S. Cellular's property, plant and equipment in service and under construction, net of accumulated depreciation, consists of:

December 31,	Useful Lives	2007	2006
(Dollars in thousands)	(Years)
Land	N/A	$25,359	$25,297
Buildings	20	254,650	237,479
Leasehold improvements	1-30	824,206	740,218
Cell site equipment	6-25	2,374,769	2,329,898
Switching equipment	1-8	803,908	757,183
Office furniture and equipment	3-5	441,762	412,914
Other operating equipment	5-25	271,941	285,009
System development	3-7	250,350	238,347
Work in process	N/A	162,170	94,649

		5,409,115	5,120,994
Accumulated depreciation		(2,814,019)	(2,492,146)

		$2,595,096	$2,628,848

        Depreciation expense totaled $543.1 million, $497.1 million and $444.7 million in 2007, 2006 and 2005, respectively. Amortization expense on system development costs totaled $15.9 million, $27.9 million and $29.4 million in 2007, 2006 and 2005, respectively. Amortization of system development costs decreased in 2007 primarily due to a billing system becoming fully amortized in 2006.

        In 2007, 2006 and 2005, (gain)/loss on asset disposals/exchanges included charges of $34.1 million, $19.6 million and $20.4 million, respectively, related to disposals of assets, trade-ins of older assets for replacement assets and other retirements of assets from service. In 2007, U.S. Cellular conducted a physical inventory of its significant cell site and switching assets. As a result, (gain)/loss on asset disposals/exchanges included a charge of $14.6 million in 2007 reflecting the results of the physical inventory and related valuation and reconciliation.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12    PROPERTY, PLANT AND EQUIPMENT (Continued)

        TDS Telecom's property, plant and equipment in service and under construction, net of accumulated depreciation, consists of the following:

December 31,	Useful Lives	2007	2006
(Dollars in thousands)	(Years)
ILEC Operations
Cable and wire	15-20	$1,204,666	$1,154,572
Central office equipment	8-12	700,780	673,152
Office furniture and equipment	5-10	71,573	81,410
Systems development	5-7	121,623	124,038
Land	N/A	5,860	5,959
Buildings	30	76,956	77,065
Other equipment	10-15	32,067	69,355
Work in process	N/A	68,920	37,514

		2,282,445	2,223,065
Accumulated depreciation		(1,474,905)	(1,396,684)

		807,540	826,381

CLEC Operations
Cable and wire	15-20	70,065	65,709
Central office equipment	5-12	166,598	157,905
Office furniture and equipment	5-10	25,222	24,998
Systems development	5-7	16,659	15,367
Land	N/A	74	74
Buildings	30	291	291
Other equipment	10-15	11,206	10,794
Work in process	N/A	3,024	1,644

		293,139	276,782
Accumulated depreciation		(200,412)	(182,813)

		92,727	93,969

Total		$900,267	$920,350

        The provision for ILEC depreciation as a percentage of depreciable property was 6.0% in 2007, 6.4% in 2006 and 6.5% in 2005. ILEC depreciation expense totaled $131.3 million, $133.9 million and $133.3 million in 2007, 2006 and 2005, respectively. ILEC amortization expense totaled $2.1 million, $1.5 million and $1.9 million in 2007, 2006 and 2005, respectively.

        The provision for CLEC depreciation as a percentage of depreciable property was 7.8% in 2007, 8.5% in 2006 and 11.3% in 2005. CLEC depreciation expense totaled $20.5 million, $20.2 million and $24.9 million in 2007, 2006 and 2005, respectively. CLEC amortization expense totaled $3.5 million, $4.0 million and $5.5 million in 2007, 2006 and 2005, respectively.

        Corporate and other property, plant and equipment consists of the following:

December 31,	2007	2006
	(Dollars in thousands)
Property, plant and equipment	$79,530	$79,905
Accumulated depreciation	(49,791)	(47,717)

Total	$29,739	$32,188

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 12    PROPERTY, PLANT AND EQUIPMENT (Continued)

        Corporate and other fixed assets consist of assets at the TDS corporate offices and Suttle Straus. The corporate assets primarily consist of office furniture and equipment with useful lives ranging from three to seven years. Depreciation and amortization expense is computed on a straight-line basis, and the corporate amount is assessed out to U.S. Cellular and TDS Telecom. The amounts assessed out totaled $6.1 million, $6.1 million and $6.2 million in 2007, 2006 and 2005. The Suttle Straus assets primarily consist of a building, equipment and vehicles with useful lives ranging from 40 years for the building to one to ten years for equipment and vehicles. Depreciation expense is computed on a straight-line basis and totaled $2.6 million, $2.8 million and $2.8 million in 2007, 2006 and 2005.

NOTE 13    ASSET RETIREMENT OBLIGATIONS

        U.S. Cellular is subject to asset retirement obligations associated with its leased cell sites, switching office sites, retail store sites and office locations. Asset retirement obligations generally include obligations to restore leased land and retail store and office premises to their pre-lease conditions.

        During the third quarters of 2007 and 2006, U.S. Cellular performed its annual review of the assumptions and estimated costs related to its asset retirement obligations. As a result of the reviews, the liabilities were revised as follows:

  •
  In 2007, the liabilities were revised to reflect lower estimated cash outflows as a result of lower estimates of removal and restoration costs, primarily related to cell sites, as determined through quoted market prices obtained from independent contractors.

  •
  In 2006, the liabilities were revised to reflect higher estimated costs for removal of radio and power equipment related to cell sites, and estimated retirement obligations for retail stores were revised to reflect a shift to larger stores and slightly higher estimated costs for removal of fixtures.

        The changes in U.S. Cellular's asset retirement obligation during 2007 and 2006 were as follows:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Beginning balance	$127,639	$90,224
Additional liabilities accrued	5,974	15,697
Revision in estimated cash outflows	(15,331)	13,415
Acquisition of assets	348	1,237
Disposition of assets	(555)	(164)
Accretion expense	8,769	7,230

Ending balance	$126,844	$127,639

        TDS Telecom's ILECs have recorded an asset retirement obligation in accordance with the requirements of SFAS 143 and FIN 47. Prior to the discontinuance of SFAS 71, an additional regulatory liability was recorded which represented the amount of costs of removal that state public utility commissions required to be recorded in excess of the amounts required to be recorded in accordance with SFAS 143 and FIN 47. See Note 5—Extraordinary Item—Discontinuance of the Application of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, for additional details.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 13    ASSET RETIREMENT OBLIGATIONS (Continued)

        The changes in TDS Telecom's ILECs' asset retirement obligation and regulatory obligation during 2007 and 2006 were as follows:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Beginning balance	$101,647	$97,509
Additional liabilities accrued	11,963	4,800
Costs of removal	(567)	(697)
Accretion expense	737	35
Discontinuance of SFAS 71	(70,107)	—

Ending balance	$43,673	$101,647

        The regulatory liability included in TDS Telecom's ILECs' asset retirement obligation at December 31, 2006 was $62.6 million.

        During the fourth quarter of 2007, TDS Telecom reviewed the assumptions related to its asset retirement obligation and, as a result of the review, revised its inflation factor downward in relationship to its future CLEC asset retirement obligation. The impact of this change is reflected in the "Revision in estimated cash outflows" below.

        The changes in TDS Telecom's CLECs' asset retirement obligation during 2007 and 2006 were as follows:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Beginning balance	$3,026	$2,649
Additional liabilities accrued	—	186
Revision in estimated cash outflows	(289)	—
Accretion expense	214	191

Ending balance	$2,951	$3,026

NOTE 14    NOTES PAYABLE

        TDS has used short-term debt to finance acquisitions, for general corporate purposes and to repurchase common shares. Proceeds from the sale of long-term debt from time to time have been used to reduce such short-term debt. Proceeds from the sale of non-strategic wireless and other investments from time to time also have been used to reduce short-term debt.

        TDS has a $600 million revolving credit facility available for general corporate purposes. At December 31, 2007, outstanding letters of credit were $3.4 million leaving $596.6 million available for use. Borrowings under the revolving credit facility bear interest at the London InterBank Offered Rate ("LIBOR") plus a contractual spread based on TDS' credit rating. TDS may select borrowing periods of either seven days or one, two, three or six months. At December 31, 2007, one-month LIBOR was 4.60% and the contractual spread was 75 basis points. If TDS provides less than two days' notice of intent to borrow, the related borrowings bear interest at the prime rate less 50 basis points (the prime rate was 7.25% at December 31, 2007). This credit facility expires in December 2009. In 2007, TDS paid fees at an aggregate annual rate of 0.40% of the total $600 million facility. These fees totaled $2.4 million, $2.0 million and $0.8 million in 2007, 2006 and 2005, respectively.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14    NOTES PAYABLE (Continued)

        TDS also had $25 million in direct bank lines of credit at December 31, 2007, all of which were unused. The terms of the direct bank lines of credit provide for borrowings at negotiated rates up to the prime rate.

        U.S. Cellular has a $700 million revolving credit facility available for general corporate purposes. At December 31, 2007, outstanding letters of credit were $0.2 million leaving $699.8 million available for use. Borrowings under the revolving credit facility bear interest at the LIBOR plus a contractual spread based on U.S. Cellular's credit rating. U.S. Cellular may select borrowing periods of either seven days or one, two, three or six months. At December 31, 2007, the one-month LIBOR was 4.60% and the contractual spread was 75 basis points. If U.S. Cellular provides less than two days' notice of intent to borrow, the related borrowings bear interest at the prime rate less 50 basis points. This credit facility expires in December 2009. In 2007, U.S. Cellular paid fees at an aggregate annual rate of 0.39% of the total facility. These fees totaled $2.8 million, $2.3 million and $1.0 million in 2007, 2006 and 2005, respectively.

        Information concerning notes payable is shown in the table below:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Balance at end of year	$0	$35,000
Weighted average interest rate at end of year	N/A	5.96%
Maximum amount outstanding during the year	$60,000	$170,000
Average amount outstanding during the year(1)	$20,000	$91,250
Weighted average interest rate during the year(1)	6.03%	5.68%

    (1)
    The average was computed based on month-end balances.

        TDS' and U.S. Cellular's interest cost on their revolving credit facilities would increase if their current credit ratings from either Standard & Poor's Rating Services ("Standard & Poor's") or Moody's Investor Service ("Moody's") were lowered. However, the credit facilities would not cease to be available or accelerate solely as a result of a decline in TDS' or U.S. Cellular's credit rating. A downgrade in TDS' or U.S. Cellular's credit rating could adversely affect their ability to renew existing, or obtain access to new credit facilities in the future. TDS' and U.S. Cellular's credit ratings as of December 31, 2007, and the dates that such ratings were issued, were as follows:

Moody's (Issued September 20, 2007)	Baa3	—stable outlook
Standard & Poor's (Issued June 21, 2007)	BB+	—with developing outlook
Fitch (Issued August 16, 2007)	BBB+	—stable outlook

        On September 20, 2007, Moody's changed its outlook on TDS and U.S. Cellular's credit rating to stable from under review for possible further downgrade.

        On February 13, 2007, Standard & Poor's lowered its credit ratings on TDS and U.S. Cellular to BBB- from BBB. The ratings remained on credit watch with negative implications. On April 23, 2007, Standard & Poor's lowered its credit rating on TDS and U.S. Cellular to BB+ from BBB-. The ratings remained on credit watch with negative implications. On June 21, 2007, Standard & Poor's affirmed the BB+ rating, and removed TDS and U.S. Cellular from credit watch. The outlook is developing.

        On August 16, 2007, Fitch changed its outlook on TDS and U.S. Cellular's credit rating to stable from ratings watch negative.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14    NOTES PAYABLE (Continued)

        The maturity dates of certain TDS and U.S. Cellular' revolving credit facilities would accelerate in the event of a change in control.

        The financial covenants associated with TDS' and U.S. Cellular's lines of credit require that each company maintain certain debt-to-capital and interest coverage ratios. The covenants of U.S. Cellular's revolving credit facility also prescribe certain terms associated with intercompany loans from TDS or TDS subsidiaries to U.S. Cellular or U.S. Cellular subsidiaries.

        The continued availability of the revolving credit facility requires TDS and U.S. Cellular to comply with certain negative and affirmative covenants, maintain certain financial ratios and make representations regarding certain matters at the time of each borrowing. On November 6, 2006, TDS and U.S. Cellular announced that they would restate certain financial statements which caused TDS and U.S. Cellular to be late with certain filings. In addition, on April 23, 2007, TDS announced another restatement that caused a further delay in TDS' SEC filings. Before TDS and U.S. Cellular filed the foregoing restatements and became current in their SEC filings on or prior to June 19, 2007, the restatements and late filings resulted in defaults under the revolving credit agreements and one line of credit agreement. TDS and U.S. Cellular were not in violation of any covenants that require TDS and U.S. Cellular to maintain certain financial ratios, and TDS and U.S. Cellular did not fail to make any scheduled payments under such credit agreements. TDS and U.S. Cellular received waivers from the lenders associated with the credit agreements, under which the lenders agreed to waive any defaults that may have occurred as a result of the restatements and late filings. TDS and U.S. Cellular believe they were in compliance as of December 31, 2007 with all covenants and other requirements set forth in the revolving credit facilities and lines of credit.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 15    LONG-TERM DEBT AND FORWARD CONTRACTS

        Long-term debt is as follows:

December 31,	2007	2006
	(Dollars in thousands)
Telephone and Data Systems, Inc. (Parent)
6.625% senior notes, maturing 2045	$116,250	$116,250
7.6% Series A notes, due in 2041	500,000	500,000
Purchase contracts, averaging 6.0%, due through 2021	1,097	1,097

Total Parent	617,347	617,347

Subsidiaries
U.S. Cellular
6.7% senior notes maturing in 2033	544,000	544,000
Unamortized discount	(11,707)	(12,161)

	532,293	531,839
7.5% senior notes, maturing in 2034	330,000	330,000
8.75% senior notes, maturing in 2032	130,000	130,000
Other, 9.0% due in 2009	10,000	10,000
TDS Telecom
Rural Utilities Service notes, 0.0% in 2007 and 0.0% in 2006, due through 2015	3,563	4,041
Other long-term notes, 0.0% in 2007 and 0.0% in 2006, due through 2012	25	35
Other Subsidiaries
Long-term notes, 2.7% to 10.6%, due through 2012	12,858	12,963

Total Subsidiaries	1,018,739	1,018,878

Total Long-term debt	1,636,086	1,636,225
Less: Current portion of long-term debt	3,860	2,917

Total Long-term debt, excluding current portion	$1,632,226	$1,633,308

Telephone and Data Systems, Inc. (Parent)

        On March 31, 2005, TDS issued $116.25 million in aggregate principal amount of unsecured 6.625% senior notes due March 31, 2045. Interest on the notes is payable quarterly. TDS may redeem the notes, in whole or in part, at any time on or after March 31, 2010, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The net proceeds from this offering, after deducting underwriting discounts, were approximately $112.6 million.

        The unsecured 7.6% Series A notes, issued in 2001, are due in 2041. Interest is payable quarterly. The notes are redeemable by TDS beginning December 2006 at 100% of the principal amount plus accrued and unpaid interest.

Subsidiaries—U.S. Cellular

        The 6.7% senior notes are due December 15, 2033. Interest is paid semi-annually. U.S. Cellular may redeem the notes, in whole or in part, at any time prior to maturity at a redemption price equal to the greater of (a) 100% of the principal amount of such notes, plus accrued but unpaid interest, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 30 basis points.

        The 7.5% senior notes are due June 15, 2034. Interest on the notes is payable quarterly. U.S. Cellular may redeem the notes, in whole or in part, at any time on and after June 17, 2009, at a redemption price equal to 100% of the principal amount redeemed plus accrued interest.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 15    LONG-TERM DEBT AND FORWARD CONTRACTS (Continued)

        The 8.75% senior notes are due November 7, 2032. Interest is paid quarterly. U.S. Cellular may redeem the notes, in whole or in part, beginning in November 2007 at the principal amount plus accrued interest.

Subsidiaries—TDS Telecom

        Prior to 2005, TDS Telecom's Rural Utilities Service ("RUS"), Rural Telephone Bank ("RTB") and Federal Financing Bank ("FFB") Mortgage notes issued under certain loan agreements with the RUS, RTB and FFB, agencies of the United States of America, were repaid in equal monthly or quarterly installments covering principal and interest beginning six months to three years after dates of issue and expiring through 2035. Substantially all telephone plant of the ILEC companies was pledged under RUS and RTB mortgage notes and various other obligations of the telephone subsidiaries.

        On March 31, 2005, TDS Telecom subsidiaries repaid approximately $105.6 million in principal amount of notes to the RUS and the RTB plus accrued interest of $0.6 million. TDS Telecom subsidiaries incurred prepayment costs of $0.6 million associated with these repayments. Unamortized debt issuance costs related to the notes totaling $0.1 million were expensed and included in Other, net in the Consolidated Statements of Operations.

        On June 30, 2005, TDS Telecom subsidiaries repaid approximately $127.0 million in principal amount of notes to the RUS, the RTB, the FFB and the Rural Telephone Finance Cooperative ("RTFC"), a member-owned, not-for-profit lending cooperative that serves the financial needs of the rural telecommunications industry. TDS Telecom subsidiaries paid accrued interest of $0.8 million and additional prepayment costs of $1.2 million associated with these repayments. Unamortized debt issuance costs related to the notes totaling $0.3 million were expensed and included in Other, net in the Statements of Operations.

        The remaining RUS long-term debt consists of rural economic development loans that are non-interest bearing. Rural economic development loans are zero-interest loans provided to electric and telephone utilities to promote sustainable rural economic development and job creation projects. Pursuant to the guidelines prescribed by the RUS, TDS Telecom has in turn loaned these funds at 0% interest to businesses in the communities that TDS Telecom serves in order to promote economic growth. As a result of the conditions imposed by RUS and the attributes of this governmental agency, interest has not been imputed on either the rural economic development loan or the associated customer financing receivable.

Consolidated

        The annual requirements for principal payments on long-term debt, excluding amounts due on the forward contracts, are approximately $3.9 million, $15.1 million, $4.4 million, $0.8 million and $0.4 million for the years 2008 through 2012, respectively.

        The covenants associated with TDS' long-term debt obligations, among other things, restrict TDS' ability, subject to certain exclusions, to incur additional liens; enter into sale and leaseback transactions; and sell, consolidate or merge assets.

        On November 6, 2006, TDS and U.S. Cellular announced that they would restate certain financial statements which caused TDS and U.S. Cellular to be late with certain filings. In addition, on April 23, 2007, TDS announced another restatement that caused a further delay in TDS' SEC filings. Before TDS and U.S. Cellular filed the foregoing restatements and became current in their SEC filings on or prior to June 19, 2007, the restatements and late filings resulted in non-compliance under such debt indentures. However, this non-compliance did not result in an event of default or a default. TDS and U.S. Cellular believe that such non-compliance was cured upon the filing of their respective Forms 10-Q and Forms 10-K. TDS and U.S. Cellular have not failed to make nor do they expect to fail to make any scheduled payment of principal or interest under such indentures.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 15    LONG-TERM DEBT AND FORWARD CONTRACTS (Continued)

        In addition, the covenants associated with long-term debt obligations of certain subsidiaries of TDS, among other things, restrict these subsidiaries' ability, subject to certain exclusions, to incur additional liens; enter into sale and leaseback transactions; sell, consolidate or merge assets, and pay dividends.

Forward Contracts

        TDS holds available-for-sale marketable equity securities, the majority of which were the result of sales or trades of non-strategic assets. Subsidiaries of TDS have variable prepaid forward contracts ("forward contracts") with counterparties in connection with its Deutsche Telekom securities. The principal amount of the forward contracts was accounted for as a loan. The forward contracts contain embedded collars that are bifurcated and receive separate accounting treatment in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The following table summarizes certain facts surrounding the contracted securities, pledged as collateral for the forward contracts.

December 31, Security	2007 Shares	2007 Loan Amount	2006 Shares	2006 Loan Amount
	(Dollars in thousands)
Forward Contracts—Current Liabilities
Deutsche Telekom	85,969,689	$1,015,365	45,492,172	$516,892
Unamortized debt discount		(9,853)		—

Deutsche Telekom, net of unamortized debt discount		1,005,512		516,892

Vodafone		—	11,327,674	201,038

VeriSign		—	2,361,333	20,819
Unamortized debt discount		—		(341)

VeriSign, net of unamortized debt discount		—		20,478

Total Forward Contracts included in Current Liabilities		1,005,512		738,408

Forward Contracts—Long-term Debt
Deutsche Telekom		—	85,969,689	1,015,365
Unamortized debt discount		—		(28,064)

Deutsche Telekom, net of unamortized debt discount		—		987,301

Total Forward Contracts included in Long-Term Debt		—		987,301

Total Forward Contracts		$1,005,512		$1,725,709

        During 2007, forward contracts related to the VeriSign common shares, Vodafone ADRs and a portion of the Deutsche Telekom ordinary shares matured. See Note 10—Marketable Equity Securities, for details on the settlement of these forward contracts.

        The remaining Deutsche Telekom forward contracts mature from January to September 2008. Accordingly, such Deutsche Telekom ordinary shares are classified as Current Assets and the related forward contracts and derivative liability are classified as Current Liabilities in the Consolidated Balance Sheet at December 31, 2007. Contracts aggregating $577.3 million require quarterly interest payments at the LIBOR rate plus 50 basis points (the three-month LIBOR rate was 4.7% at December 31, 2007). Contracts aggregating $438.0 million are structured as zero coupon obligations with a weighted average effective interest rate of 4.4% per year. No interest payments are required for the zero coupon obligations during the contract period.

        The economic hedge risk management objective of the forward contracts is to hedge the value of the marketable equity securities from losses due to decreases in the market prices of the securities ("downside limit") while retaining a share of gains from increases in the market prices of such securities ("upside potential"). The downside limit is hedged at or above the accounting cost basis of the securities.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 15    LONG-TERM DEBT AND FORWARD CONTRACTS (Continued)

        Under the terms of the forward contracts, TDS will continue to own the contracted shares and will receive dividends paid on such contracted shares, if any. The forward contracts may be settled in Deutsche Telekom shares or in cash, pursuant to formulas that "collar" the price of the shares. The collars effectively limit downside risk and upside potential on the contracted shares. The collars typically are adjusted contractually for any changes in dividends on the underlying shares. If the dividend increases, the collar's upside potential typically is reduced. If the dividend decreases, the collar's upside potential typically is increased. If TDS elects to settle in shares, it will be required to deliver the number of shares of the contracted security determined pursuant to the formula. If shares are delivered in the settlement of the forward contract, TDS would incur a current tax liability at the time of delivery based on the difference between the tax basis of the marketable equity securities delivered and the net amount realized through maturity. If TDS elects to settle in cash, it will be required to pay an amount in cash equal to the fair market value of the number of shares determined pursuant to the formula.

        TDS is, and until May 2007 (when U.S. Cellular settled its forward contracts as discussed above) U.S. Cellular was, required to comply with certain covenants under the forward contracts. On November 6, 2005, TDS and U.S. Cellular announced that they would restate certain financial statements which caused TDS and U.S. Cellular to be late with certain SEC filings. In addition, on April 23, 2007, TDS announced another restatement that caused a further delay in TDS' SEC filings. Before TDS and U.S. Cellular filed the foregoing restatements and became current in their SEC filings on or prior to June 19, 2007, the restatements and late filings resulted in defaults under the forward contracts. TDS and U.S. Cellular were not in violation of any covenants that require TDS and U.S. Cellular to maintain certain financial ratios, and TDS and U.S. Cellular did not fail to make any scheduled payments under such forward contracts. TDS and U.S. Cellular received waivers from the counterparty associated with the forward contracts, under which the lenders agreed to waive any defaults that may have occurred as a result of the restatements and late filings. TDS believes that it was in compliance as of December 31, 2007 with all covenants and other requirements set forth in its forward contracts.

NOTE 16    FINANCIAL INSTRUMENTS AND DERIVATIVES

Financial Instruments

        Financial instruments are as follows:

December 31,	2007		2006
	Book Value	Fair Value	Book Value	Fair Value
	(Dollars in thousands)
Cash and cash equivalents	$1,174,446	$1,174,446	$1,013,325	$1,013,325
Current portion of long-term debt	3,860	3,860	2,917	2,917
Notes payable	—	—	35,000	35,000
Long-term debt	1,632,226	1,411,081	1,633,308	1,636,164
Forward contracts	1,005,512	1,006,616	1,725,709	1,718,104
Preferred shares	$860	$578	$863	$745

        The carrying amounts of cash and cash equivalents, the current portion of long-term debt and notes payable approximate fair value due to the short-term nature of these financial instruments. The fair value of long-term debt was estimated using market prices for TDS' 7.6% Series A notes, and 6.625% senior notes, and U.S. Cellular's 6.7% senior notes, 7.5% senior notes, and 8.75% senior notes and discounted cash flow analysis for remaining debt. The carrying amounts of the variable rate forward contracts approximates fair value due to the repricing of the instruments on a quarterly basis. The fair value of the zero coupon forward contracts and preferred shares were determined using discounted cash flow analysis.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 16    FINANCIAL INSTRUMENTS AND DERIVATIVES (Continued)

Derivatives

        TDS has variable prepaid forward contracts ("forward contracts") in connection with its Deutsche Telekom marketable equity securities. The principal amount of the forward contracts is accounted for as a loan. The collar portions of the forward contracts are accounted for as derivative instruments. The following table summarizes the shares contracted and the downside limit and upside potential.

December 31, 2007 Security	Shares	Downside Limit (Floor)	Upside Potential (Ceiling)
Deutsche Telekom	85,969,689	$10.89 - $12.41	$12.40 - $14.99

        During 2007, the forward contracts and embedded collars related to the VeriSign common shares, Vodafone ADRs and a portion of the Deutsche Telekom ordinary shares matured and were settled. See Note 10—Marketable Equity Securities, for details on the settlement of these forward contracts and embedded collars.

        The fair value of the derivative instruments is determined using the Black-Scholes model. TDS reported a current derivative liability of $711.7 million at December 31, 2007. TDS reported a derivative liability of $753.8 million at December 31, 2006; of this amount $360.0 million was current and $393.8 million was noncurrent. These amounts are included in the Consolidated Balance Sheets caption Derivative liability.

        Fair value adjustments of derivative instruments resulted in a loss of $351.6 million and $299.5 million in 2007 and 2006, respectively, and a gain of $733.7 million in 2005. Fair value adjustments of derivative instruments reflect the change in the fair value of the bifurcated embedded collars within the forward contracts related to the Deutsche Telekom, Vodafone and VeriSign marketable equity securities.

NOTE 17    EMPLOYEE BENEFIT PLANS

Pension Plan

        TDS sponsors a qualified noncontributory defined contribution pension plan. The plan provides benefits for the employees of TDS Corporate, TDS Telecom and U.S. Cellular. Under this plan, pension costs are calculated separately for each participant and are funded currently. Total pension costs were $14.1 million, $14.3 million and $13.4 million in 2007, 2006 and 2005, respectively.

        TDS also sponsors an unfunded nonqualified deferred supplemental executive retirement plan to supplement the benefits under the plan to offset the reduction of benefits caused by the limitation on annual employee compensation under the tax laws.

Other Post-Retirement Benefits

        TDS sponsors two defined benefit post-retirement plans that cover most of the employees of TDS Corporate, TDS Telecom and the subsidiaries of TDS Telecom. One plan provides medical benefits and the other provides life insurance benefits. Both plans are contributory, with retiree contributions adjusted annually. The medical plan anticipates future cost sharing changes that reflect TDS' intent to increase retiree contributions as a portion of total cost.

        In September 2006, the FASB released SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS 158"). Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 17    EMPLOYEE BENEFIT PLANS (Continued)

sheets. The recognition, disclosure and measurement provisions of SFAS 158 have been adopted by TDS as of December 31, 2006.

        The following amounts are included in other comprehensive income, before affecting such amounts for income taxes:

Amounts Recognized in Accumulated Other Comprehensive Income

	As of December 31,
	2007	2006
	(Dollars in thousands)
Net Prior Service Costs	$(5,342)	$(6,172)
Net Actuarial Loss	19,645	26,469

	$14,303	$20,297

        The estimated net actuarial loss and prior service cost gain for the postretirement benefit plans that will be amortized from Accumulated other comprehensive income into net periodic benefit cost during 2008 are $1.0 million and $(0.8) million; respectively.

        The following amounts are included in other comprehensive income, before affecting such amounts for income taxes:

Other Changes in Plan and Benefit Obligations
Recognized in Other Comprehensive Income "OCI"
December 31, 2007

	Before-Tax	Tax (Expense) or Benefit	Net-of-Tax
	(Dollars in thousands)
Net Actuarial Gains	$5,462	$(2,361)	$3,101
Amortization of Prior Service Costs	(830)	359	(471)
Amortization of Actuarial Losses	1,362	(589)	773

Total Recognized in OCI	$5,994	$(2,591)	$3,403

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 17    EMPLOYEE BENEFIT PLANS (Continued)

        The following table reconciles the beginning and ending balances of the benefit obligation and the fair value of plan assets for the other post-retirement benefit plans.

December 31,	2007	2006
	(Dollars in thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$60,408	$51,385
Service cost	2,437	2,177
Interest cost	3,432	2,765
Actuarial (gain) loss	(6,249)	6,406
Benefits paid	(2,950)	(2,325)

Benefit obligation at end of year	57,078	60,408

Change in plan assets
Fair value of plan assets at beginning of year	35,145	28,067
Actual return on plan assets	2,496	4,019
Employer contribution	7,195	5,541
Benefits paid	(2,950)	(2,482)

Fair value of plan assets at end of year	41,886	35,145

Funded status	$(15,192)	$(25,263)

        Net periodic benefit cost recorded in the consolidated statements of operations for the years ended December 31, 2007, 2006 and 2005 includes the following components:

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Service cost	$2,437	$2,177	$2,212
Interest cost on accumulated post-retirement benefit obligation	3,432	2,765	2,636
Expected return on plan assets	(3,284)	(2,593)	(2,231)
Amortization of:
Unrecognized prior service cost(1)	(830)	(830)	(1,117)
Unrecognized net loss(2)	1,362	1,168	1,153

Net post-retirement cost	$3,117	$2,687	$2,653

(1)
Based on straight-line amortization over the average time remaining before active employees become fully eligible for plan benefits.

(2)
Based on straight-line amortization over the average time remaining before active employees retire.

        The following assumptions were used to determine benefit obligations and net periodic benefit cost:

December 31,	2007	2006
Discount rate	6.20%	5.80%
Expected return on plan assets	8.50%	8.50%

        In determining the discount rate, TDS considered the Moody's Aa Corporate Bond Index and actuarial bond yield curves that matched the expected timing and cash flows of TDS' benefit payments. TDS determined that the Moody's Aa Corporate Bond Index rate adequately matched the expected timing and cash flows of TDS' benefit payments, and that no adjustments were needed.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 17    EMPLOYEE BENEFIT PLANS (Continued)

        The measurement date for actuarial determination was December 31, 2007. For measurement purposes, the annual rate of increase in the per capita cost of covered health care benefits was assumed for 2007 to be 10.3% for plan participants aged 65 and above, and 9.1% for participants under age 65. For all participants the 2007 annual rate of increase is expected to decrease to 5% by 2014. The 2006 expected rate of increase was 12.5% for plan participants aged 65 and above, and 10.2% for participants under age 65, decreasing to 5.0% by 2013.

        The health care cost trend rate assumption has a significant effect on the amounts reported. A one percentage point increase or decrease in assumed health care cost trend rates would have the following effects:

	One Percentage Point
	Increase	Decrease
	(Dollars in thousands)
Effect on total of service and interest cost components	$973	$(822)
Effect on post-retirement benefit obligation	$8,221	$(7,186)

        The following table describes how plan assets are invested.

		Allocation of Plan Assets At December 31,
Investment Category	Target Asset Allocation
		2007	2006
U.S. Equities	50%	52.0%	52.8%
International Equities	15%	16.1%	15.5%
Debt Securities	35%	31.9%	31.7%

        The post-retirement benefit fund engages multiple asset managers to ensure proper diversification of the investment portfolio within each asset category. The investment objective is to exceed the rate of return of a performance index comprised of 50% Wilshire 5000 Stock Index, 15% MSCI World (excluding U.S.) Stock Index, and 35% Lehman Brothers Aggregate Bond Index. The three-year and five-year average rates of return for this index are 8.6% and 11.5%, respectively. For purposes of determining benefit obligations and net periodic benefit cost, an expected return on plan assets of 8.5% was used. The 8.5% rate of return assumption is also consistent with projected future returns based on the fund's asset mix.

        The post-retirement benefit fund does not hold any debt or equity securities issued by TDS, U.S. Cellular or any related parties.

        TDS is not required to set aside current funds for its future retiree health and life insurance benefits. The decision to contribute to the plan assets is based upon several factors, including the funded status of the plan, market conditions, alternative investment opportunities, tax benefits and other circumstances. Total accumulated contributions to fund the costs of future retiree medical benefits are restricted to an amount not to exceed 25 percent of the total accumulated contributions to the pension trust. An additional contribution equal to a reasonable amortization of the past service cost may be made without regard to the 25 percent limitation. TDS expects to fund $5.6 million in 2008 for the 2007 contribution to the plan.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 17    EMPLOYEE BENEFIT PLANS (Continued)

        The following estimated future benefit payments, which reflect expected future service, are expected to be paid:

Year	Estimated Future Post-retirement Benefit Payments
(Dollars in thousands)
2008	$2,810
2009	3,004
2010	3,098
2011	3,159
2012	3,171
2013-2017	18,587

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act") was enacted. The Act expanded Medicare coverage, primarily by adding a prescription drug benefit for Medicare-eligible participants starting in 2006. The Act provided employers currently sponsoring prescription drug programs for Medicare-eligible participants with a range of options for coordinating with the new government-sponsored program to potentially reduce employers' costs. One alternative allowed employers to receive a subsidy from the federal government for all retirees enrolled in the employer-sponsored prescription drug plan. Final regulations released by the Centers for Medicare and Medicaid Services ("CMS") in 2005, along with additional guidance issued throughout 2005, led to a final determination that the plan would qualify for the government subsidy for calendar year 2006. After an evaluation of the options available, TDS determined that the most beneficial option would be to accept the direct subsidy from the federal government. During the fourth quarter of 2005, TDS notified its employees of this decision and applied for the federal subsidy.

        TDS' accumulated postretirement benefit obligation "APBO" has been reduced by approximately $13.8 million and $17.1 million as of December 31, 2007 and December 31, 2006 as a result of this subsidy. A reduction in TDS' net periodic postretirement benefit cost due to the anticipated receipt of the federal subsidy was recognized beginning in 2006. The effect of the subsidy reduced TDS' fiscal 2007 and 2006 net periodic postretirement benefit cost by $2.7 million and $2.6 million, respectively. As of December 31, 2007, TDS had not received a Medicare subsidy in 2007, 2006 or 2005. During 2008 and 2009, TDS expects to receive Medicare subsidies of $0.2 million and $0.3 million for 2006 and 2007, respectively.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 18    COMMITMENTS AND CONTINGENCIES

        Contingent obligations not related to income taxes, including indemnities, litigation and other possible commitments, are accounted for in accordance with SFAS 5, which requires that an estimated loss be recorded if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accordingly, those contingencies that are deemed to be probable and where the amount of the loss is reasonably estimable are accrued in the financial statements. If only a range of loss can be determined, the best estimate within that range is accrued; if none of the estimates within that range is better than another, the low end of the range is accrued. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been or will be incurred, even if the amount is not estimable. The assessment of contingencies is a highly subjective process that requires judgments about future events. Contingencies are reviewed at least quarterly to determine the adequacy of accruals and related financial statement disclosures. The ultimate outcomes of contingencies could differ materially from amounts accrued in the financial statements.

Lease Commitments

        TDS and its subsidiaries have leases for certain plant facilities, office space, retail sites, cell sites and data processing equipment, most of which are classified as operating leases. Certain leases have renewal options and/or fixed rental increases. Renewal options that are reasonably assured of exercise are included in determining the lease term. Any rent abatements or lease incentives, in addition to fixed rental increases, are included in the calculation of rent expense and calculated on a straight-line basis over the defined lease term.

        TDS accounts for certain lease agreements as capital leases. The short- and long-term portions of capital lease obligations totaled $0.5 million and $1.3 million, respectively, as of December 31, 2007 and $1.6 million and $3.3 million, respectively, as of December 31, 2006. The short- and long-term portions of capital lease obligations are included in Other current liabilities and Other deferred liabilities and credits, respectively, in the Consolidated Balance Sheets.

        For the years 2007, 2006 and 2005, rent expense for noncancelable, long-term leases was $147.4 million, $130.2 million and $123.2 million, respectively, and rent expense under cancelable, short-term leases was $12.8 million, $20.3 million and $15.0 million, respectively. Rental revenue totaled $23.8 million, $24.1 million and $15.4 million in 2007, 2006 and 2005, respectively. At December 31, 2007, the aggregate minimum rental payments required and rental receipts expected under noncancelable, long-term operating and capital leases were as follows:

	Operating Leases— Minimum Future Rental Payments	Operating Leases— Minimum Future Rental Receipts	Capital Leases— Minimum Future Rental Payments
	(Dollars in thousands)
2008	$126,974	$22,825	$585
2009	111,423	20,604	270
2010	96,308	15,796	169
2011	79,726	10,107	174
2012	57,402	4,257	179
Thereafter	488,626	1,350	1,193

Total	$960,459	$74,939	2,570

Less: Amounts representing interest			(721)

Present value of minimum lease payments			1,849
Less: Current portion of obligations under capital leases			(509)

Long-term portion of obligations under capital leases			$1,340

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 18    COMMITMENTS AND CONTINGENCIES (Continued)

Indemnifications

        TDS enters into agreements in the normal course of business that provide for indemnification of counterparties. These agreements include certain asset sales and financings with other parties. The term of the indemnification varies by agreement. The events or circumstances that would require TDS to perform under these indemnities are transaction specific; however, these agreements may require TDS to indemnify the counterparty for costs and losses incurred from litigation or claims arising from the underlying transaction. TDS is unable to estimate the maximum potential liability for these types of indemnifications as the amounts are dependent on the outcome of future events, the nature and likelihood of which cannot be determined at this time. Historically, TDS has not made any significant indemnification payments under such agreements.

Legal Proceedings

        TDS is involved or may be involved from time to time in legal proceedings before the FCC, other regulatory authorities, and various state and federal courts. The assessment of the expected outcomes of legal proceedings is a highly subjective process that requires judgments about future events. The legal proceedings are reviewed at least quarterly to determine the adequacy of accruals and related financial statement disclosures. The ultimate outcomes of legal proceedings could differ materially from amounts accrued in the financial statements.

NOTE 19    MINORITY INTEREST IN SUBSIDIARIES

        The following table summarizes the minority shareholders' and partners' interests in the equity of consolidated subsidiaries.

December 31,	2007	2006
	(Dollars in thousands)
U.S. Cellular public shareholders	$613,710	$578,241
Subsidiaries' partners and shareholders	37,827	31,481

	$651,537	$609,722

        Under SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, ("SFAS 150") certain minority interests in consolidated entities with finite lives may meet the standard's definition of a mandatorily redeemable financial instrument and thus require reclassification as liabilities and remeasurement at the estimated amount of cash that would be due and payable to settle such minority interests under the applicable entity's organization agreement assuming an orderly liquidation of the finite-lived entity, net of estimated liquidation costs (the "settlement value"). TDS' consolidated financial statements include minority interests that meet the standard's definition of mandatorily redeemable financial instruments. These mandatorily redeemable minority interests represent interests held by third parties in consolidated partnerships and limited liability companies ("LLCs"), where the terms of the underlying partnership or LLC agreement provide for a defined termination date at which time the assets of the subsidiary are to be sold, the liabilities are to be extinguished and the remaining net proceeds are to be distributed to the minority interest holders and TDS in accordance with the respective partnership and LLC agreements. The termination dates of TDS' mandatorily redeemable minority interests range from 2042 to 2105.

        The settlement value of TDS' mandatorily redeemable minority interests was estimated to be $187.9 million at December 31, 2007 and $161.0 million at December 31, 2006. This represents the estimated amount of cash that would be due and payable to settle minority interests assuming an orderly liquidation of the finite-lived consolidated partnerships and LLCs on December 31, 2007 and 2006, net of estimated liquidation costs. This amount is being disclosed pursuant to the requirements of FSP No. FAS 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 19    MINORITY INTEREST IN SUBSIDIARIES (Continued)

of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS 150. TDS has no current plans or intentions to liquidate any of the related partnerships or LLCs prior to their scheduled termination dates. The corresponding carrying value of the minority interests in finite-lived consolidated partnerships and LLCs at December 31, 2007 and 2006 was $38.8 million and $32.1 million, respectively, and is included in Minority Interest in Subsidiaries in the Consolidated Balance Sheets. The excess of the estimated aggregate settlement value over the aggregate carrying value of the mandatorily redeemable minority interests was primarily due to the unrecognized appreciation of the minority-interest holders' share of the underlying net assets in the consolidated partnerships and LLCs. Neither the minority-interest holders' share, nor TDS' share, of the appreciation of the underlying net assets of these subsidiaries is reflected in the consolidated financial statements under U.S. GAAP. The estimate of settlement value was based on certain factors and assumptions. Change in those factors and assumptions could result in a materially larger or smaller settlement amount.

NOTE 20    COMMON STOCKHOLDERS' EQUITY

Tax-Deferred Savings Plan

        TDS had reserved 45,000 Common Shares and 45,000 Special Common Shares at December 31, 2007, for issuance under the TDS Tax-Deferred Savings Plan, a qualified profit-sharing plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Participating employees have the option of investing their contributions and TDS' contributions in a TDS Common Share fund, a TDS Special Common Share fund, a U.S. Cellular Common Share fund or certain unaffiliated funds.

Stock Dividend

        On February 17, 2005, the TDS Board of Directors unanimously approved, and on April 11, 2005, the TDS shareholders approved an amendment (the "Amendment") to the Restated Certificate of Incorporation of TDS to increase the authorized number of Special Common Shares of TDS from 20,000,000 to 165,000,000.

        As a result, and following the satisfaction of other conditions, the distribution of TDS Special Common Shares became effective on May 13, 2005 to shareholders of record on April 29, 2005. In the distribution, one TDS Special Common Share was distributed in the form of a stock dividend with respect to each TDS Common Share and TDS Series A Common Share issued.

Common Stock

        The holders of Common Shares and Special Common Shares are entitled to one vote per share. The holders of Common Shares have full voting rights, the holders of Special Common Shares have limited voting rights. Other than the election of directors, the Special Common Shares have no votes except as otherwise required by law. The holders of Series A Common Shares are entitled to ten votes per share. Series A Common Shares are convertible, on a share for share basis, into Common Shares or Special Common Shares. TDS has reserved 6,442,000 Common Shares and 6,580,000 Special Common Shares at December 31, 2007, for possible issuance upon such conversion.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 20    COMMON STOCKHOLDERS' EQUITY (Continued)

        The following table summarizes the number of Common, Special Common and Series A Common Shares outstanding.

	Common Shares	Special Common Shares	Common Treasury Shares	Special Common Treasury Shares	Series A Common Shares
	(Shares in thousands)
Balance December 31, 2004	56,377	—	(5,362)	—	6,421
Conversion of Series A Common Shares	4	—	—	—	(4)
Distribution of Special Common Shares	—	62,859	—	(5,268)	—
Dividend reinvestment, incentive and compensation plans	100	9	257	140	23

Balance December 31, 2005	56,481	62,868	(5,105)	(5,128)	6,440
Conversion of Series A Common and Preferred Series TT Shares	2	—	—	—	(2)
Dividend reinvestment, incentive and compensation plans	21	19	429	452	7
Other	54	54	—	—	—

Balance December 31, 2006	56,558	62,941	(4,676)	(4,676)	6,445
Repurchase of Special Common Shares	—	—	—	(2,077)	—
Conversion of Series A Common Shares	10	—	—	—	(10)
Dividend reinvestment, incentive and compensation plans	13	5	1,243	2,041	7

Balance December 31, 2007	56,581	62,946	(3,433)	(4,712)	6,442

Common Share Repurchase Program

        On March 2, 2007, the Board of Directors of TDS authorized the repurchase of up to $250 million of TDS Special Common Shares from time to time through open market purchases, block transactions, private purchases or otherwise. The authorization will expire March 2, 2010. As of December 31, 2007, TDS repurchased 2,076,979 Special Common Shares for $126.7 million, or an average of $60.99 per share pursuant to this authorization. TDS did not repurchase any common shares in 2006 and 2005.

        The Board of Directors of U.S. Cellular has authorized the repurchase of up to 1% of the outstanding U.S. Cellular Common Shares held by non-affiliates on a quarterly basis, primarily for use in employee benefit plans (the "Limited Authorization"). This authorization does not have an expiration date.

        On March 6, 2007, the Board of Directors of U.S. Cellular authorized the repurchase of up to 500,000 Common Shares of U.S. Cellular (the "Additional Authorization") from time to time through open market purchases, block transactions, private transactions or other methods. This authorization was in addition to U.S. Cellular's existing Limited Authorization discussed above, and was scheduled to expire on March 6, 2010. However, because this authorization was fully utilized in connection with the April 4, 2007 accelerated share repurchases discussed below, no further purchases are available under this authorization.

        U.S. Cellular entered into accelerated share repurchase ("ASR") agreements to purchase its shares through an investment banking firm in private transactions. The repurchased shares are held as treasury shares. In connection with each ASR, the investment banking firm purchased an equivalent number of shares in the open-market over time. Each program was required to be completed within two years of the trade date of the respective ASR. At the end of each program, U.S. Cellular received or paid a price adjustment based on the average price of shares acquired by the investment banking firm pursuant to the ASR during the purchase period, less a negotiated discount. The purchase price adjustment could be settled, at U.S. Cellular's option, in cash or in U.S. Cellular Common Shares.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 20    COMMON STOCKHOLDERS' EQUITY (Continued)

        Activity related to U.S. Cellular's repurchases of shares through ASR transactions on April 4, July 10 and October 25, 2007, and its obligations to the investment banking firm, are detailed in the table below.

	April 4, 2007	July 10, 2007	October 25, 2007	Totals
	(Dollars in thousands, except per share amounts)
Number of Shares Repurchased by U.S. Cellular(1)	670,000	168,000	168,000	1,006,000
Initial purchase price to investment banking firm	$49,057	$16,145	$16,215	$81,417
Weighted average price of initial purchase(2)	$73.22	$96.10	$96.52	$80.93
ASR Settled as of December 31, 2007(3)
Additional amount paid to investment banking firm	$6,485	—	—	$6,485
Final total cost of shares	$55,542	—	—	$55,542
Final weighted average price	$82.90	—	—	$82.90
Number of shares purchased by investment banking firm and settled	670,000	—	—	670,000
Number of Shares Purchased by Investment Banking Firm for Open ASRs (As of December 31, 2007)	—	63,665	—	63,665
Average price of shares, net of discount, purchased by investment banking firm	—	$85.70	—	$85.70
(Refund due) from investment banking firm for shares purchased through December 31, 2007(4)	—	$(661)	—	$(661)
Equivalent number of shares that would be delivered by investment banking firm based on December 31, 2007 closing price(5)	—	7,861	—	7,861
Settlement of ASRs Subsequent to December 31, 2007(6)
(Refund) paid by investment banking firm	—	$(2,080)	$(2,474)	$(4,554)
Final total cost of shares, less discount plus commission	—	$14,065	$13,741	$27,806
Final weighted average price(2)	—	$83.72	$81.79	$82.76

(1)
The repurchased shares are being held as treasury shares.

(2)
Weighted average price includes any per share discount and commission paid to the investment banking firm.

(3)
The April 4, 2007 ASR was settled in cash on December 18, 2007. The other ASRs were not settled and were open as of December 31, 2007, but were settled in January 2008. See Note (6) below.

(4)
Represents the purchase price adjustment owed to U.S. Cellular by the investment banking firm as of December 31, 2007 for the shares purchased through such date, based on the difference between the price paid per share by U.S. Cellular in connection with the ASR, and the average price paid per share by the investment banking firm, less the discount plus the commission.

(5)
Represents the number of additional U.S. Cellular Common Shares that would need to be delivered by the investment banking firm based on the closing price of $84.10 on December 31, 2007, if U.S. Cellular elected to settle the refund due described in footnote (4) with shares.

(6)
At December 31, 2007, there were 272,335 shares remaining to be purchased by the investment banking firm pursuant to the July 10, 2007 and October 25, 2007 ASRs. Such ASRs both were settled in cash in January 2008. The table above shows the final settlement amounts of such ASRs. Accordingly, since the actual settlement amounts and final total costs are known, no additional information is provided about the sensitivity of such ASRs to a change in the U.S. Cellular stock price as of December 31, 2007.

        TDS' ownership percentage of U.S. Cellular increases upon such U.S. Cellular share repurchases. Therefore, TDS accounts for U.S. Cellular's purchases of U.S. Cellular Common Shares as step acquisitions using purchase accounting. All of the ASRs were settled in cash and resulted in an adjustment to TDS' capital in excess of par value upon the respective settlements. These step acquisitions caused TDS to increase its balances of Licenses, Goodwill and Customer Lists. See Note 8—Licenses and Goodwill and Note 9—Customer Lists for the amounts allocated to each of these asset groups. No U.S. Cellular Common Shares were repurchased in 2006 and 2005.

Telephone and Data Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 20    COMMON STOCKHOLDERS' EQUITY (Continued)

Accumulated Other Comprehensive Income

        The changes in the cumulative balance of accumulated other comprehensive income are as follows:

	2007	2006
	(Dollars in thousands)
Marketable Equity Securities
Balance, beginning of year	$749,978	$578,273
Add (deduct):
Unrealized gains on marketable equity securities	351,648	290,112
Deferred Income tax (expense)	(129,665)	(110,973)

	221,983	179,139
Unrealized gain (loss) of equity method companies	35	(190)
Minority share of unrealized (gains)	(2,549)	(7,244)

Net change in unrealized gains on marketable equity securities	219,469	171,705
Recognized (gain) on sale of marketable equity securities	(551,823)	—
Income tax expense	201,861	—

	(349,962)	—
Minority Share of Income	15,586	—

Net recognized (gain) on sale of marketable equity securities	(334,376)	—

Net change in marketable equity securities	(114,907)	171,705
Application of FIN 48	30,306	—

Balance, end of year	$665,377	$749,978

Derivative Instruments
Balance, beginning of year	$(215,122)	$(214,632)
Add (deduct):
Deferred income tax (expense) benefit	223	(473)
Minority share of unrealized (gains)	—	(17)

Net change in unrealized gains (losses) on derivative instruments	223	(490)
Recognized loss on settlement of derivative instruments	125,121	—
Income tax (benefit)	(45,771)	—

	79,350	—
Minority share of income	549	—

Net recognized loss on settlement of derivatives	79,899	—

Net change in derivative instruments	80,122	(490)
Application of FIN 48	(9,583)	—

Balance, end of year	$(144,583)	$(215,122)

Retirement Plans
Balance, beginning of year	$(12,743)	$—
Add (deduct):
Amounts included in net periodic benefit cost for the period
Actuarial gain	5,462	—
Amortization of prior service cost	(830)	—
Amortization of unrecognized net loss	1,362	—

	5,994	—
Deferred income tax (expense)	(2,591)	—
Additional liability of defined benefit pension plan	—	(322)
Termination of defined benefit pension plan	322	—

Net change in retirement plans included in comprehensive income	3,725	(322)
Initial application of provisions of SFAS 158 on post-retirement pension plan, net of tax	—	(12,421)

Net change due to initial application of SFAS 158 included in comprehensive income	—	(12,421)

Balance, end of year	$(9,018)	$(12,743)

Accumulated Other Comprehensive Income
Balance, beginning of year	$522,113	$363,641

Net change in marketable equity securities	(114,907)	171,705
Net change in derivative instruments	80,122	(490)
Net change in retirement plans	3,725	(322)

Net change included in comprehensive income	(31,060)	170,893
Application of FIN 48	20,723	—
Net change due to application of SFAS 158	—	(12,421)

Net change in accumulated comprehensive income	(10,337)	158,472

Balance, end of year	$511,776	$522,113

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 21    PREFERRED SHARES

        The holders of outstanding Preferred Shares are entitled to one vote per share. TDS had 8,603 and 8,627 Cumulative Preferred Shares ($100 per share stated value) authorized, issued and outstanding at December 31, 2007 and 2006, respectively. At December 31, 2007 and 2006, no Preferred Shares were convertible at the option of the holder. A holder converted 30,000 Preferred Shares into 54,540 TDS Common Shares and Special Common Shares on November 9, 2006. The Common and Special Common Shares issued had an aggregate fair value of $5.4 million on the date of conversion. Preferred Shares totaling 8,228 are redeemable at the option of TDS for 4.35 U.S. Cellular common shares or equivalent value in cash or TDS Common Shares. The remaining Preferred Shares are not redeemable. The average dividend rate was $6.04 and $5.23 per share in 2007 and 2006, respectively.

        The following is a schedule of Preferred Shares activity:

Year Ended December 31,	2007	2006
	(Dollars in thousands)
Balance, beginning of year	$863	$3,863
Less:
Conversion of preferred	—	(3,000)
Repurchase of preferred	(3)	—

Balance, end of year	$860	$863

NOTE 22    STOCK-BASED COMPENSATION

TDS Consolidated

        As a result of adopting SFAS 123(R) on January 1, 2006, TDS' income from continuing operations before income taxes and minority interest was $19.0 million and $30.6 million lower in 2007 and 2006, respectively, than if it had continued to account for stock-based compensation under APB 25. Similarly, as a result of adopting SFAS 123(R) on January 1, 2006, TDS' net income was $11.1 million and $17.6 million lower in 2007 and 2006, respectively, its basic earnings per share for was $0.09 and $0.15 lower in 2007 and 2006, respectively, and its diluted earnings per share was $0.09 and $0.15 lower in 2007 and 2006, respectively, than if TDS had continued to account for stock-based compensation expense under APB 25.

        For comparison, the following table illustrates the pro forma effect on net income and earnings per share had TDS applied the fair value recognition provisions of SFAS 123(R) to its stock-based employee compensation plans 2005:

(Dollars in thousands, except per share amounts)
Net income, as reported	$647,740
Add: Stock-based compensation expense included in reported net income, net of related tax effects and minority interest	4,534
Deduct: Stock-based compensation expense determined under fair value based method for all awards, net of related tax effects and minority interest	(25,250)

Pro forma net income	$627,024

Earnings per share:
Basic—as reported	$5.62
Basic—pro forma	$5.44
Diluted—as reported	$5.57
Diluted—pro forma	$5.40

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

        Prior to the adoption of SFAS 123(R), TDS presented all tax benefits resulting from tax deductions associated with the exercise of stock options by employees as cash flows from operating activities in the Consolidated Statements of Cash Flows. SFAS 123(R) requires that "excess tax benefits" be classified as cash flows from financing activities in the Consolidated Statements of Cash Flows. For this purpose, the excess tax benefits are tax benefits related to the difference between the total tax deduction associated with the exercise of stock options by employees and the amount of compensation cost recognized for those options. For the years ended December 31, 2007 and 2006, excess tax benefits of $29.0 million and $5.1 million were included in cash flows from financing activities pursuant to the requirement of SFAS 123(R).

        The following table summarizes stock-based compensation expense recognized during 2007 and 2006:

Year ended December 31,	2007	2006
	(Amounts in thousands)
Stock option awards	$18,961	$30,630
Restricted stock unit awards	12,400	13,025
Deferred compensation matching stock unit awards	155	(742)
Employee stock purchase plans	229	87
Awards under non-employee director's compensation plan	146	406

Total stock-based compensation, before income taxes	31,891	43,406
Income tax benefit	(11,783)	(16,588)

Total stock-based compensation expense, net of income taxes	$20,108	$26,818

        At December 31, 2007, unrecognized compensation cost for all stock-based compensation awards was $19.2 million. The unrecognized compensation cost for stock-based compensation awards at December 31, 2007 is expected to be recognized over a weighted average period of 1.6 years.

        Stock based compensation expense totaled $31.9 million and $43.4 million for 2007 and 2006, respectively. Of these amounts, $30.0 million and $41.1 million was recorded in Selling, general and administrative expense and $1.9 million and $2.3 million was recorded in cost of services and products.

TDS (excluding U.S. Cellular)

        The information in this section relates to stock-based compensation plans using the equity instruments of TDS. Participants in these plans are generally employees of TDS Corporate and TDS Telecom, although U.S. Cellular employees are eligible to participate in the TDS Employee Stock Purchase Plan. Information related to plans using the equity instruments of U.S. Cellular are shown in the U.S. Cellular section following the TDS section.

        Under the TDS 2004 Long-Term Incentive Plan (and a predecessor plan), TDS may grant fixed and performance-based incentive and non-qualified stock options, restricted stock, restricted stock units, and deferred compensation stock unit awards to key employees. TDS had reserved 2,003,000 Common Shares and 9,386,000 Special Common Shares at December 31, 2007, for equity awards granted and to be granted under this plan. At December 31, 2007, the only types of awards outstanding are fixed non-qualified stock option awards, restricted stock unit awards, and deferred compensation stock unit awards. As of December 31, 2007, TDS also had reserved 302,000 Special Common Shares under an employee stock purchase plan. The maximum number of TDS Common Shares and TDS Special Common Shares that may be issued to employees under all stock-based compensation plans in effect at December 31, 2007 was 2,003,000 and 9,688,000 shares, respectively. TDS has also created a Non-Employee Directors' Plan under which it has reserved 66,000 Special Common Shares of TDS stock

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

for issuance as compensation to members of the board of directors who are not employees of TDS. When shares are issued upon stock option exercise or restricted stock unit vesting, TDS uses treasury shares.

        Stock Options—Stock options granted to key employees are exercisable over a specified period not in excess of ten years. Stock options generally vest over periods up to four years from the date of grant. Stock options outstanding at December 31, 2007 expire between 2008 and 2017. However, vested stock options typically expire 30 days after the effective date of an employee's termination of employment for reasons other than retirement. Employees who leave at the age of retirement have 90 days (or one year if they satisfy certain requirements) within which to exercise their vested stock options. The exercise price of the option generally equals the market value of TDS common stock on the date of grant.

        TDS granted 873,000, 1,447,000 and 630,000 stock options during 2007, 2006 and 2005, respectively. TDS estimates the fair value of stock options granted using the Black-Scholes valuation model. The fair value is then recognized as compensation cost on a straight-line basis over the requisite service period, which is generally the vesting period, for each separately vesting portion of the awards as if the awards were, in-substance, multiple awards, which is the same attribution method that was used by TDS for purposes of its pro forma disclosures under SFAS 123. TDS used the assumptions shown in the table below in valuing the options granted in 2007, 2006 and 2005:

	2007	2006	2005
Expected Life	4.0 Years	4.9 Years	4.9 Years
Expected Annual Volatility Rate	19.5%	25.9%	30.8%
Dividend Yield	0.7%	0.7% - 1.0%	0.9%
Risk-free Interest Rate	4.7%	3.9% - 4.8%	3.8%
Estimated Annual Forfeiture Rate	1.0%	0.6%	0.7%

        Any employee with stock options granted prior to the distribution of the TDS Special Common Share Dividend on May 13, 2005, more fully described in Note 20—Common Stockholders' Equity, receives one Common Share and one Special Common Share per tandem option exercised. Each tandem option is exercisable at its original exercise price. TDS options granted after the distribution of the TDS Special Common Share Dividend will receive one Special Common Share per option exercised.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

        A summary of TDS stock options (total and portion exercisable) and changes during the three years ended December 31, 2007, is presented in the table and narrative below:

Tandem Options	Number of Tandem Options(1)	Weighted Average Exercise Prices	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Stock options:
Outstanding at December 31, 2004	2,331,000	$70.76
(1,791,000 exercisable)
Granted	630,000	77.63	$23.78
Exercised	(228,000)	51.91		$6,375,000
Forfeited	(32,000)	83.71
Expired	—	—

Outstanding at December 31, 2005	2,701,000	$73.86
(2,461,000 exercisable)
Granted	—	$—	$—
Exercised	(415,000)	58.45		$14,313,000
Forfeited	(17,000)	59.23
Expired	(15,000)	105.47

Outstanding at December 31, 2006	2,254,000	$76.59
(2,193,000 exercisable)
Granted	—	$—	$—
Exercised	(1,205,000)	74.21		$58,233,000
Forfeited	(1,000)	65.96
Expired	(11,000)	77.69

Outstanding at December 31, 2007	1,037,000	$79.25		$42,562,000
(1,037,000 exercisable)				$42,562,000

(1)
Upon exercise, each tandem option is converted into one TDS Common Share and one TDS Special Common Share.

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2007	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$33.87 - $49.99	75,000	2.8	$41.38	75,000	2.8	$41.38
$50.00 - $74.99	411,000	5.0	61.23	411,000	5.0	61.23
$75.00 - $99.99	288,000	6.3	83.05	288,000	6.3	83.05
$100.00 - $127.00	263,000	2.6	114.01	263,000	2.6	114.01

	1,037,000	4.6	$79.25	1,037,000	4.6	$79.25

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

Special Common Share Options	Number of Options(2)	Weighted Average Exercise Prices	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Stock options:
Outstanding at December 31, 2005	—	$—
Granted	1,447,000	40.07	$11.51
Exercised	(31,000)	38.00		$374,000
Forfeited	(14,000)	38.00

Outstanding at December 31, 2006	1,402,000	$40.15
(1,400,000 exercisable)
Granted	873,000	$59.45	$13.20
Exercised	(824,000)	38.59		$16,543,000
Forfeited	(4,000)	59.45

Outstanding at December 31, 2007	1,447,000	$52.63		$8,807,000
(1,446,000 exercisable)				$8,795,000

(2)
Upon exercise, each Special Common share option is converted into one TDS Special Common Share.

	Options Outstanding			Options Exercised
Range of Exercise Prices	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2007	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$38.00 - $39.99	365,000	8.5	$38.01	364,000	8.5	$38.01
$40.00 - $49.99	213,000	9.0	49.80	213,000	9.0	49.80
$50.00 - $59.99	869,000	9.5	59.45	869,000	9.5	59.45

	1,447,000	9.2	$52.63	1,446,000	9.2	$52.63

        The aggregate intrinsic value in the tables above represents the total pretax intrinsic value (the difference between TDS' closing stock prices and the exercise price, multiplied by the number of in-the-money options) that was received by the option holders upon exercise or that would have been received by option holders had all options been exercised on December 31, 2007. TDS received $84.8 million and $28.8 million in cash from the issuance of Tandem and Special Common shares for benefit plans, respectively, during 2007.

        A summary of TDS' nonvested stock options at December 31, 2007 and changes during the year ended is presented in the tables below:

Tandem Options	Number(1)	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	61,000	$25.55
Granted	—	—
Vested	(60,000)	25.55
Forfeited	(1,000)	25.55

Nonvested at December 31, 2007	—	$—

(1)
Upon exercise, each tandem stock option is converted into one TDS Common Share and one TDS Special Common Share.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

Special Common Share Options	Number(2)	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	2,000	$11.18
Granted	873,000	13.20
Vested	(870,000)	13.20
Forfeited	(4,000)	13.20

Nonvested at December 31, 2007	1,000	$11.18

(2)
Upon exercise, each Special Common share option is converted into one TDS Special Common Share.

        Restricted Stock Units—Beginning in April 2005, TDS granted restricted stock unit awards to key employees. These awards generally vest after three years. All TDS tandem restricted stock units outstanding at December 31, 2006 were granted prior to the distribution of the TDS Special Common Share Dividend in 2005. As a result of the Special Common Share Dividend, an employee will receive one Common Share and one Special Common Share upon the vesting of such restricted stock units. The tandem restricted stock unit awards granted in 2005 and outstanding at December 31, 2006 vested in December 2007. On vesting, employees received an equal number of TDS Common Shares and TDS Special Common Shares with respect to such tandem restricted stock units. Each restricted stock unit granted after the distribution of the TDS Special Common Share Dividend in 2005 is convertible into one Special Common Share upon the vesting of such restricted stock units. The restricted stock unit awards granted in 2006 and 2007 will vest in December 2008 and 2009, respectively.

        TDS estimates the fair value of restricted stock units based on the closing market price of TDS shares on the date of grant. The fair value is then recognized as compensation cost on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

        A summary of TDS nonvested restricted stock units at December 31, 2007 and changes during the year ended is presented in the table that follows:

Tandem Restricted Stock Units	Number(1)	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	80,000	$77.57
Granted	—	—
Vested	(77,000)	77.57
Forfeited	(3,000)	77.48

Nonvested at December 31, 2007	—	$—

(1)
Upon exercise, each tandem restricted stock unit is converted into one TDS Common Share and one TDS Special Common Share.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

Special Common Restricted Stock Units	Number(2)	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	125,000	$40.04
Granted	93,000	59.45
Vested	(19,000)	38.12
Forfeited	(5,000)	40.27

Nonvested at December 31, 2007	194,000	$49.56

(2)
Upon exercise, each Special Common restricted stock unit is converted into one TDS Special Common Share.

        The total fair values of restricted stock units vested during the years ended December 31, 2007 and 2006 were $10,914,000 and $74,000, respectively. No restricted stock units vested for the year ended December 31, 2005.

        Deferred Compensation Stock Units—Certain TDS employees may elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred up to $400,000. Deferred compensation, which is immediately vested, is deemed to be invested in TDS Common Share units or, at the election of the committee that administers the plan after the TDS Special Common Share Dividend in 2005, TDS Special Common Share units. TDS match amounts depend on the amount of annual bonus that is deferred into stock units. Participants receive a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and a 33% match for amounts that exceed 50% of their total annual bonus. The matched stock units vest ratably at a rate of one-third per year over three years. When fully vested and upon distribution, employees will receive the vested TDS Common Shares and/or TDS Special Common Shares, as applicable.

        TDS estimates the fair value of deferred compensation matching stock units based on the closing market price of TDS shares on the date of grant. The fair value of the matched stock units is then recognized as compensation cost on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

        Nonvested deferred compensation stock units represent matched stock units discussed above. A summary of TDS nonvested deferred compensation stock units at December 31, 2007 and changes during the year ended is presented in the table that follows:

Tandem Deferred Compensation Stock Units	Number(1)	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	295	$81.53
Granted	—	—
Vested	(295)	81.53
Forfeited	—	—

Nonvested at December 31, 2007	—	$—

(1)
Upon exercise, each tandem deferred compensation stock unit outstanding at December 31, 2007 is converted into one TDS Common Share and one TDS Special Common Share.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

Special Common Deferred Compensation Stock Units	Number(2)	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	1,400	$41.37
Granted	1,700	52.58
Vested	(1,300)	46.38
Forfeited	—	—

Nonvested at December 31, 2007	1,800	$48.30

(2)
Upon exercise, each Special Common deferred compensation stock unit is converted into one TDS Special Common Share.

        Employee Stock Purchase Plan—Under the 2003 Employee Stock Purchase Plan, eligible employees of TDS and its subsidiaries may purchase a limited number of shares of TDS common stock on a quarterly basis. Prior to 2006, such common stock consisted of TDS Common Shares. Beginning in 2006, such common stock consisted of TDS Special Common Shares. TDS had reserved 302,000 Special Common Shares at December 31, 2007 for issuance under this plan. The plan became effective on April 1, 2003 and will terminate on December 31, 2008. The per share cost to each participant is 85% of the market value of the Common Shares or Special Common Shares as of the issuance date. Under SFAS 123(R), the employee stock purchase plan is considered a compensatory plan; therefore recognition of compensation costs for stock issued under this plan is required. Compensation cost is measured as the difference between the cost of the shares to the plan participants and the fair market value of the shares on the date of issuance. For the years ended December 31, 2007 and 2006, the Company recognized compensation expense of $105,000 and $48,000, respectively, related to this plan.

        Compensation of Non-Employee Directors—TDS issued 3,500 Special Common Shares under its Non-Employee Directors' plan in 2007. TDS issued 2,600 Common Shares and 5,900 Special Common Shares under its Non-Employee Directors' plan in 2006.

        Dividend Reinvestment Plans—TDS had reserved 161,000 Common Shares and 319,000 Special Common Shares at December 31, 2007, for issuance under Automatic Dividend Reinvestment and Stock Purchase Plans and 42,000 Series A Common Shares for issuance under the Series A Common Share Automatic Dividend Reinvestment Plan. These plans enable holders of TDS' Common Shares, Special Common Shares and Preferred Shares to reinvest cash dividends in Common Shares and Special Common Shares and holders of Series A Common Shares to reinvest cash dividends in Series A Common Shares. The purchase price of the shares is 95% of the market value, based on the average of the daily high and low sales prices for TDS' Common Shares and Special Common Shares on the American Stock Exchange for the ten trading days preceding the date on which the purchase is made. Under SFAS 123(R) and SFAS 123, these plans are considered non-compensatory plans, therefore no compensation expense is recognized for stock issued under these plans.

U.S. Cellular

        The information in this section relates to stock-based compensation plans using the equity instruments of U.S. Cellular. Participants in these plans are employees of U.S. Cellular. U.S. Cellular employees are also eligible to participate in the TDS Employee Stock Purchase Plan. Information related to plans using the equity instruments of TDS are shown in the previous section.

        U.S. Cellular has established the following stock-based compensation plans: a long-term incentive plan, an employee stock purchase plan, and a non-employee director compensation plan.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

        Under the U.S. Cellular 2005 Long-Term Incentive Plan, U.S. Cellular may grant fixed and performance-based incentive and non-qualified stock options, restricted stock, restricted stock units, and deferred compensation stock unit awards to key employees. At December 31, 2007, the only types of awards outstanding are fixed non-qualified stock option awards, restricted stock unit awards, and deferred compensation stock unit awards.

        At December 31, 2007, U.S. Cellular had reserved 4,019,000 Common Shares for equity awards granted and to be granted under the long-term incentive plan, and also had reserved 97,000 Common Shares for issuance to employees under an employee stock purchase plan. The maximum number of U.S. Cellular Common Shares that may be issued to employees under all stock-based compensation plans in effect at December 31, 2007 was 4,116,000. U.S. Cellular currently uses treasury stock to satisfy stock option exercises, issuances under its employee stock purchase plan, restricted stock unit awards and deferred compensation stock unit awards.

        U.S. Cellular also has established a Non-Employee Director Compensation Plan under which it has reserved 3,100 Common shares of U.S. Cellular stock for issuance as compensation to members of the board of directors who are not employees of U.S. Cellular or TDS.

        Stock Options—Stock options granted to key employees are exercisable over a specified period not in excess of ten years. Stock options generally vest over periods up to four years from the date of grant. Stock options outstanding at December 31, 2007 expire between 2008 and 2017. However, vested stock options typically expire 30 days after the effective date of an employee's termination of employment for reasons other than retirement. Employees who leave at the age of retirement have 90 days (or one year if they satisfy certain requirements) within which to exercise their vested stock options. The exercise price of the option generally equals the market value of U.S. Cellular Common Shares on the date of grant.

        U.S. Cellular granted 477,000, 559,000 and 760,000 stock options during 2007, 2006 and 2005, respectively. U.S. Cellular estimates the fair value of stock options granted using the Black-Scholes valuation model. The fair value is then recognized as compensation cost on a straight-line basis over the requisite service period, which is generally the vesting period, for each separately vesting portion of the awards as if the awards were, in-substance, multiple awards, which is the same attribution method that was used by U.S. Cellular for purposes of its pro forma disclosures under SFAS 123. U.S. Cellular used the assumptions shown in the table below in valuing the options granted in 2007, 2006 and 2005:

	2007	2006	2005
Expected Life	3.1 Years	3.0 Years	3.0 Years
Expected Volatility	22.5%–25.7%	23.5%–25.2%	36.5%
Dividend Yield	0%	0%	0%
Risk-free Interest Rate	3.3%–4.8%	4.5%–4.7%	3.9%
Estimated Annual Forfeiture Rate	9.6%	4.4%	4.3%

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

        A summary of U.S. Cellular stock options outstanding (total and portion exercisable) and changes during the three years ended December 31, 2007, is presented in the table below:

	Number of Options	Weighted Average Exercise Prices	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Stock options:
Outstanding at December 31, 2004	2,856,000	$35.44
(833,000 exercisable)
Granted	760,000	45.68	$13.38
Exercised	(693,000)	33.10		$11,511,000
Forfeited	(185,000)	37.98
Expired	(37,000)	47.44

Outstanding at December 31, 2005	2,701,000	$38.80
(885,000 exercisable)
Granted	559,000	59.52	$14.07
Exercised	(546,000)	34.55		$14,324,000
Forfeited	(140,000)	41.50
Expired	(3,000)	40.90

Outstanding at December 31, 2006	2,571,000	$44.07
(1,430,000 exercisable)
Granted	477,000	74.29	$16.74
Exercised	(1,523,000)	45.53		$55,912,000
Forfeited	(122,000)	57.05
Expired	(4,000)	34.44

Outstanding at December 31, 2007	1,399,000	$51.65		$45,406,000
(544,000 exercisable)				$24,972,000

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2007	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$23.61–$36.99	184,000	5.4	$25.71	182,000	5.4	$25.59
$37.00–$49.99	597,000	6.6	43.16	327,000	6.3	42.52
$50.00–$102.59	618,000	8.7	67.61	35,000	6.0	63.46

	1,399,000	7.4	$51.65	544,000	6.0	$38.21

        The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between U.S. Cellular's closing stock price and the exercise price multiplied by the number of in-the-money options) that was received by the option holders upon exercise or that would have been received by option holders had all options been exercised on December 31, 2007. U.S. Cellular received $10.1 million in cash from the exercise of stock options during 2007.

        A summary of U.S. Cellular nonvested stock options at December 31, 2007 and changes during the year then ended is presented in the table below:

	Number	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	1,141,000	$14.06
Granted	477,000	16.74
Vested	(641,000)	14.45
Forfeited	(122,000)	14.82

Nonvested at December 31, 2007	855,000	$15.16

        Restricted Stock Units—U.S. Cellular grants restricted stock unit awards, which generally vest after three years, to key employees.

        U.S. Cellular estimates the fair value of restricted stock units based on the closing market price of U.S. Cellular shares on the date of grant, which is not adjusted for any dividends foregone during the vesting period because U.S. Cellular has never paid a dividend and has expressed its intention to retain all future earnings in the business. The fair value is then recognized as compensation cost on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Awards granted under this plan prior to 2005 were classified as liability awards due to a plan provision which allowed participants to elect tax withholding in excess of minimum statutory tax rates. In 2005, this provision was removed from the plan and, thus, awards after 2005 have been classified as equity awards (except for awards that may be settled in stock or cash at the option of the recipient, which are classified as liability awards).

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

        A summary of U.S. Cellular nonvested restricted stock units at December 31, 2007 and changes during the year then ended is presented in the tables that follow:

Liability Classified Awards	Number	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	57,000	$38.65
Granted	—	—
Vested	(57,000)	38.65
Forfeited	—	—

Nonvested at December 31, 2007	—	$—

Equity Classified Awards	Number	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	288,000	$51.54
Granted	137,000	74.09
Vested	(5,000)	73.85
Forfeited	(43,000)	55.45

Nonvested at December 31, 2007	377,000	$58.92

        The total fair values of liability classified restricted stock units that vested during 2007, 2006 and 2005 were $4,293,000, $7,620,000 and $2,936,000, respectively. The total fair value of equity classified restricted stock units that vested during 2007 was $520,000.

        Deferred Compensation Stock Units—Certain U.S. Cellular employees may elect to defer receipt of all or a portion of their annual bonuses and to receive a company matching contribution on the amount deferred. All bonus compensation that is deferred by employees electing to participate is immediately vested and is deemed to be invested in U.S. Cellular Common Share stock units. Upon distribution of such stock units, participants will receive U.S. Cellular Common Shares. The amount of U.S. Cellular's matching contribution depends on the portion of the annual bonus that is deferred. Participants receive a 25% match for amounts deferred up to 50% of their total annual bonus and a 33% match for amounts that exceed 50% of their total annual bonus; such matching contributions also are deemed to be invested in U.S. Cellular Common Share stock units. The matching contribution stock units vest ratably at a rate of one-third per year over three years. Upon vesting and distribution of such matching contribution stock units, participants will receive U.S. Cellular Common Shares.

        U.S. Cellular estimates the fair value of deferred compensation matching contribution stock units based on the closing market price of U.S. Cellular Common Shares on the date of match. The fair value of such matching contribution stock units is then recognized as compensation cost on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 22    STOCK-BASED COMPENSATION (Continued)

        Nonvested deferred compensation units represent matching stock units discussed above. A summary of U.S. Cellular nonvested deferred compensation stock units at December 31, 2007 and changes during the year then ended is presented in the table below:

Deferred Compensation Awards	Number of Stock Units	Weighted Average Grant Date Fair Values
Nonvested at December 31, 2006	2,400	$51.39
Granted	2,600	70.55
Vested	(2,800)	56.36
Forfeited	—	—

Nonvested at December 31, 2007	2,200	$67.30

        Employee Stock Purchase Plan—Under the 2003 Employee Stock Purchase Plan, eligible employees of U.S. Cellular and its subsidiaries may purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. U.S. Cellular had reserved 97,000 Common Shares at December 31, 2007 for issuance under this plan. The plan became effective on April 1, 2003 and will terminate on December 31, 2008. U.S. Cellular employees are also eligible to participate in the TDS Employee Stock Purchase Plan. The per share cost to each participant in these plans is 85% of the market value of the U.S. Cellular Common Shares, TDS Common Shares or TDS Special Common Shares as of the issuance date. Under SFAS 123(R), the employee stock purchase plans are considered compensatory plans; therefore, recognition of compensation cost for stock issued under these plans is required. Compensation cost is measured as the difference between the cost of the shares to plan participants and the fair market value of the shares on the date of issuance. For the years ended December 31, 2007 and 2006, U.S. Cellular recognized compensation expense of $124,000 and $39,000 relating to these plans.

        Compensation of Non-Employee Directors—U.S. Cellular issued 700 shares and 1,150 shares in 2007 and 2006, respectively, under its Non-Employee Director Compensation Plan.

NOTE 23    BUSINESS SEGMENT INFORMATION

        TDS conducts substantially all of its wireless telephone operations through its 80.8%-owned subsidiary, U.S. Cellular. At December 31, 2007, U.S. Cellular provided cellular telephone service to customers in 26 states. TDS conducts its wireline telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation ("TDS Telecom"). TDS Telecom provides service through ILEC companies to customers in 28 states and through CLEC companies to customers in five states.

        U.S. Cellular and TDS Telecom are billed for all services they receive from TDS, consisting primarily of information processing and general management services. Such billings are based on expenses specifically identified to U.S. Cellular and TDS Telecom and on allocations of common expenses.

        Management believes the method used to allocate common expenses is reasonable and that all expenses and costs applicable to U.S. Cellular and TDS Telecom are reflected in the accompanying business segment information on a basis that is representative of what they would have been if U.S. Cellular and TDS Telecom operated on a stand-alone basis.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 23    BUSINESS SEGMENT INFORMATION (Continued)

        Financial data for TDS' business segments for each of the years ended December 31, 2007, 2006 and 2005 are as follows:

		TDS Telecom
Year Ended or at December 31, 2007	U.S. Cellular			Non- Reportable Segment(1)	Other Reconciling Items(2)
		ILEC	CLEC			Total
	(Dollars in thousands)
Operating revenues	$3,946,264	$629,983	$236,529	$48,016	$(31,808)	$4,828,984
Cost of services and products	1,357,300	193,761	116,612	36,225	(7,439)	1,696,459
Selling, general and administrative expense	1,555,639	175,392	82,083	8,145	(23,708)	1,797,551

Operating income before depreciation, amortization and accretion, (gain) loss on asset disposals/exchanges(3)	1,033,325	260,830	37,834	3,646	(661)	1,334,974
Depreciation, amortization and accretion expense	582,269	133,440	24,022	2,665	9,823	752,219
(Gain) loss on asset disposals/exchanges	54,857	—	—	—	—	54,857

Operating income (loss)	396,199	127,390	13,812	981	(10,484)	527,898
Significant noncash items:
Equity in earnings of unconsolidated entities	90,033	70	—	—	1,728	91,831
Fair value adjustment of derivative instruments	(5,388)			—	(346,182)	(351,570)
Gain (loss) on investments	137,987	—	—	—	295,006	432,993
Marketable equity securities	16,352				1,901,542	1,917,894
Investment in unconsolidated entities	157,693	3,677			45,048	206,418
Total assets	5,611,874	1,679,838	145,864	27,792	2,428,775	9,894,143
Capital expenditures	$565,495	$111,806	$16,374	$1,461	$4,430	$699,566
		TDS Telecom
Year Ended or at December 31, 2006	U.S. Cellular			Non- Reportable Segment(1)	Other Reconciling Items(2)
		ILEC	CLEC			Total
	(Dollars in thousands)
Operating revenues	$3,473,155	$645,525	$235,804	$32,448	$(22,414)	$4,364,518
Cost of services and products	1,208,586	191,932	122,527	22,704	(4,208)	1,541,541
Selling, general and administrative expense	1,399,561	188,229	90,173	6,366	(11,607)	1,672,722

Operating income before depreciation, amortization and accretion, (gain) loss on asset disposals/exchanges(3)	865,008	265,364	23,104	3,378	(6,599)	1,150,255
Depreciation, amortization and accretion expense	555,525	135,370	24,242	2,754	—	717,891
(Gain) loss on asset disposals/exchanges	19,587	—	—	—	—	19,587

Operating income (loss)	289,896	129,994	(1,138)	624	(6,599)	412,777
Significant noncash items:
Equity in earnings of unconsolidated entities	93,119	—	—	—	2,051	95,170
Fair value adjustment of derivative instruments	(63,022)	—	—	—	(236,503)	(299,525)
Gain on investments	70,427	91,419	—	—	—	161,846
Marketable equity securities	253,912	—	—	—	2,536,718	2,790,630
Investment in unconsolidated entities	150,325	3,623	—	—	43,688	197,636
Total assets	5,680,616	1,699,817	148,186	26,716	3,044,179	10,599,514
Capital expenditures	$579,785	$113,179	$17,255	$3,287	$8,952	$722,458
		TDS Telecom
Year Ended or at December 31, 2005	U.S. Cellular			Non- Reportable Segment(1)	Other Reconciling Items(2)
		ILEC	CLEC			Total
	(Dollars in thousands)
Operating revenues	$3,030,765	$669,724	$239,341	$32,080	$(18,932)	$3,952,978
Cost of services and products	1,116,032	177,252	120,924	22,131	(2,616)	1,433,723
Selling, general and administrative expense	1,217,709	188,361	96,187	5,714	(5,847)	1,502,124

Operating income before depreciation, amortization and accretion, (gain) loss on asset disposals/exchanges(3)	697,024	304,111	22,230	4,235	(10,469)	1,017,131
Depreciation, amortization and accretion expense	490,093	135,178	30,438	2,755	—	658,464
(Gain) loss on asset disposals/exchanges	(24,266)	—	—	—	2,235	(22,031)

Operating income (loss)	231,197	168,933	(8,208)	1,480	(12,704)	380,698
Significant noncash items:
Equity in earnings of unconsolidated entities	66,719	408	—	—	912	68,039
Fair value adjustment of derivative instruments	44,977	—	—	—	688,751	733,728
Gain on investments	(6,203)	—	—	—	(51)	(6,254)
Marketable equity securities	225,387	—	—	—	2,306,303	2,531,690
Investment in unconsolidated entities	172,093	3,623	—	—	41,464	217,180
Total assets	5,416,233	1,703,443	161,392	26,178	2,897,536	10,204,782
Capital expenditures	$576,525	$97,493	$27,117	$3,950	$5,422	$710,507

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 23    BUSINESS SEGMENT INFORMATION (Continued)

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Total operating income from reportable and other segments	$527,898	$412,777	$380,698
Investment and other income and expense	157,552	(89,439)	726,437

Income from continuing operations before income taxes and minority interest	$685,450	$323,338	$1,107,135

(1)
Represents Suttle Straus.

(2)
Consists of the Corporate operations, intercompany eliminations, TDS Corporate and TDS Telecom marketable equity securities and other corporate investments.

(3)
The amount of operating income before depreciation, amortization and accretion and (gain) loss on asset disposals/exchanges is a non-GAAP financial measure. The amount may also be commonly referred to by management as operating cash flow. TDS has presented operating cash flow because this financial measure, in combination with other financial measures, is an integral part of our internal reporting system utilized by management to assess and evaluate the performance of its business. Operating cash flow is also considered a significant performance measure. It is used by management as a measurement of its success in obtaining, retaining and servicing customers by reflecting its ability to generate subscriber revenue while providing a high level of customer service in a cost effective manner. The components of operating cash flow include the key revenue and expense items for which operating managers are responsible and upon which TDS evaluates its performance.

Other companies in the wireless industry may define operating cash flow in a different manner or present other varying financial measures, and, accordingly, TDS' presentation may not be comparable to other similarly titled measures of other companies.

Operating cash flow should not be construed as an alternative to operating income (loss), as determined in accordance with GAAP, as an alternative to cash flows from operating activities, as determined in accordance with GAAP, or as a measure of liquidity. TDS believes operating cash flow is useful to investors as a means to evaluate TDS' operating performance prior to non-cash depreciation and amortization expense, and certain other non-cash charges. Although operating cash flow may be defined differently by other companies in the wireless industry, TDS believes that operating cash flow provides some commonality of measurement in analyzing operating performance of companies in the wireless industry.

NOTE 24    DISCONTINUED OPERATIONS

        TDS is party to an indemnity agreement with T-Mobile (f/k/a VoiceStream Wireless) regarding certain contingent liabilities at Aerial Communications for the period prior to Aerial's merger into VoiceStream Wireless Corporation in 2000. Aerial Communications was a former 80%-owned subsidiary of TDS.

        In 2006 and 2005, TDS paid $1.9 million and $7.1 million, respectively, which included expenses related to the settlement of items related to this indemnity agreement. There was no related activity in 2007.

        In 2005, TDS recorded a gain of $1.0 million ($1.5 million, net of a $0.5 million income tax expense), or $0.01 per diluted share, for discontinued operations relating to a reduction in this indemnity accrual due to the favorable outcomes of state tax audits which reduced the potential indemnity obligation. This amount was recorded as Discontinued operations in the Consolidated Statements of Operations.

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 25    SUPPLEMENTAL CASH FLOW DISCLOSURES

        Following are supplemental cash flow disclosures regarding interest paid and income taxes paid (refunds received) and certain noncash transactions.

Year Ended December 31,	2007	2006	2005
	(Dollars in thousands)
Interest paid	$196,696	$215,947	$194,632
Income taxes paid	500,899	331,268	151,076
Common shares issued for conversion of preferred shares	—	3,000	—
Net assets acquired in exchange of business assets	$—	$—	$106,757

        TDS withheld 38,805 Common Shares and 59,432 Special Common Shares with an aggregate value of $6.1 million in 2007, 3,960 Common Shares and 883 Special Common Shares with an aggregate value of $0.3 million in 2006, and 977 Common Shares and 1,401 Special Common Shares with an aggregate value of $0.1 million in 2005, from employees who exercised stock options or who received distribution of vested restricted stock awards. Such shares were withheld to cover the exercise price of stock options, if applicable, and required tax withholdings.

        U.S. Cellular withheld 716,446, 54,537 and 19,147 Common Shares with an aggregate value of $60.0 million, $3.2 million and $0.9 million in 2007, 2006 and 2005, respectively, from employees who exercised stock options or who received a distribution of vested restricted stock awards. Such shares were withheld to cover the exercise price of stock options, if applicable, and required tax withholdings.

NOTE 26    NOTES RECEIVABLE

        Included in notes receivable at December 31, 2007 is a loan of $55.1 million to Airadigm Communications, Inc. ("Airadigm"), a wireless communications provider, related to the funding of Airadigm's operations. The value of the loan was directly related to the values of certain assets and contractual rights of Airadigm. The loan had been determined by management to be impaired in 2001 due to Airadigm's business strategies and other events that caused management to doubt the probable collection of the amounts due in accordance with the contractual terms of the note. A full valuation allowance of $55.1 million was recorded in 2001 against the loan.

NOTE 27    SUBSEQUENT EVENTS

        The variable prepaid forward contracts ("forward contracts") related to 30 million of TDS' Deutsche Telekom ordinary shares matured in January and February 2008. TDS elected to deliver a substantial majority of the Deutsche Telekom ordinary shares in settlement of the forward contracts, and to dispose of the remaining Deutsche Telekom ordinary shares related to such contracts. TDS realized cash proceeds of $48.6 upon sale of the remaining shares.

        From time to time, the FCC conducts auctions through which additional spectrum is made available for the provision of wireless services. An FCC auction of spectrum in the 700 megahertz band, designated by the FCC as Auction 73, began on January 24, 2008. U.S. Cellular is participating in Auction 73 indirectly through its interest in King Street Wireless, L.P. ("King Street Wireless"), which is participating in Auction 73. A subsidiary of U.S. Cellular is a limited partner in King Street Wireless. King Street Wireless intends to qualify as a "designated entity," and thereby be eligible for bid credits with respect to spectrum purchased in Auction 73.

        In January 2008, U.S. Cellular made capital contributions and advances to King Street Wireless and/or its general partner of $97 million to allow King Street Wireless to participate in Auction 73. King Street Wireless is in the process of developing its long-term business and financing plans. Pending finalization of King Street Wireless' permanent financing plans, and upon request by King Street Wireless, U.S. Cellular may agree to make additional capital contributions and/or advances to King Street Wireless

Telephone and Data Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 27    SUBSEQUENT EVENTS (Continued)

and/or its general partner. U.S. Cellular will consolidate King Street Wireless and King Street Wireless, Inc., the general partner of King Street Wireless, for financial reporting purposes, pursuant to the guidelines of FIN 46(R), as U.S. Cellular anticipates benefiting from or absorbing a majority of King Street Wireless' expected gains or losses.

        FCC anti-collusion rules place certain restrictions on business communications and disclosures by participants in an FCC auction. As noted above, Auction 73 began on January 24, 2008. If certain reserve prices are not met, the FCC will follow Auction 73 with a contingent auction, referred to as Auction 76. For purposes of applying its anti-collusion rules, the FCC has determined that both auctions will be treated as a single auction, which means that, in the event that the contingent auction is needed, the anti-collusion rules would last from the application deadline for Auction 73, which was December 3, 2007, until the deadline by which winning bidders in Auction 76 must make the required down payment. The FCC anti-collusion rules place certain restrictions on business communications with other companies and on public disclosures relating to U.S. Cellular's participation in an FCC auction. For instance, these anti-collusion rules may restrict the normal conduct of U.S. Cellular's business and/or disclosures by U.S. Cellular relating to the auctions, which could last 3 to 6 months or more. As of the time of filing this report, Auction 73 was still in progress.

        There is no assurance that King Street Wireless will be successful in the auctions or that acceptable spectrum will be available at acceptable prices in the auction. If King Street Wireless is successful in Auction 73, it may be required to raise additional capital through a combination of additional debt and/or equity financing. In such case, U.S. Cellular may make additional capital contributions to King Street Wireless and/or its general partner to provide additional funding of any licenses granted to King Street Wireless pursuant to Auction 73. The possible amount of such additional capital contributions is not known at this time but could be substantial. In such case, U.S. Cellular may finance such amounts from cash on hand, from borrowings under its revolving credit agreement and/or long-term debt. There is no assurance that U.S. Cellular will be able to obtain such additional financing on commercially reasonable terms or at all.

NOTE 28    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following persons are partners of Sidley Austin LLP, the principal law firm of TDS and its subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular, a subsidiary of TDS; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel of U.S. Cellular and TDS Telecommunications Corporation and an Assistant Secretary of certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to TDS or its subsidiaries. TDS, U.S. Cellular and their subsidiaries incurred legal costs from Sidley Austin LLP of $11.2 million in 2007, $12.0 million in 2006 and $7.8 million in 2005.

        The Audit Committee of the Board of Directors is responsible for the review and oversight of all related party transactions, as such term is defined by the rules of the American Stock Exchange.

Telephone and Data Systems, Inc. and Subsidiaries

REPORTS OF MANAGEMENT

Management's Responsibility for Financial Statements

        Management of Telephone and Data Systems, Inc. has the responsibility for preparing the accompanying consolidated financial statements and for their integrity and objectivity. The statements were prepared in accordance with accounting principles generally accepted in the United States of America and, in management's opinion, are fairly presented. The financial statements include amounts that are based on management's best estimates and judgments. Management also prepared the other information in the annual report and is responsible for its accuracy and consistency with the financial statements.

        PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited these consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and has expressed herein its unqualified opinion on these financial statements.

/s/ LeRoy T. Carlson, Jr. LeRoy T. Carlson, Jr. President and Chief Executive Officer (Principal Executive Officer)	/s/ Kenneth R. Meyers Kenneth R. Meyers Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Douglas D. Shuma Douglas D. Shuma Senior Vice President and Controller (Principal Accounting Officer)

Telephone and Data Systems, Inc. and Subsidiaries

Management's Report on Internal Control Over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. TDS' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America ("GAAP"). TDS' internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and, where required, the board of directors of the issuer; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the issuer's assets that could have a material effect on the interim or annual consolidated financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Under the supervision and with the participation of TDS' management, including its Chief Executive Officer and Chief Financial Officer, TDS conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

        A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness in internal control over financial reporting as of December 31, 2007:

  TDS did not maintain effective controls over the completeness, accuracy, presentation and disclosure of its accounting for income taxes. Specifically, TDS did not have effective controls designed and in place to monitor the difference between the income tax basis and the financial reporting basis of assets and liabilities and reconcile the resulting basis difference to its deferred income tax asset and liability balances. This control deficiency affected deferred income tax asset and liability accounts and income taxes payable. This control deficiency resulted in the restatement of TDS' annual consolidated financial statements for 2005, 2004, 2003 and 2002, the interim consolidated financial statements for all quarters in 2005, 2004 and 2003, the interim consolidated financial statements for the first and second quarters of 2006, as well as adjustments, including audit adjustments, to the 2006 third quarter interim consolidated financial statements and the 2006 and 2007 annual consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to TDS' interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, our management has determined that this control deficiency constitutes a material weakness.

        As a result of the material weakness identified above, management has concluded that TDS did not maintain effective internal control over financial reporting as of December 31, 2007 based on criteria established in Internal Control—Integrated Framework issued by the COSO.

Telephone and Data Systems, Inc. and Subsidiaries

        The effectiveness of TDS' internal control over financial reporting as of December 31, 2007 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in the firm's report included herein.

/s/ LeRoy T. Carlson, Jr. LeRoy T. Carlson, Jr. President and Chief Executive Officer (Principal Executive Officer)	/s/ Kenneth R. Meyers Kenneth R. Meyers Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Douglas D. Shuma Douglas D. Shuma Senior Vice President and Controller (Principal Accounting Officer)

Telephone and Data Systems, Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Telephone and Data Systems, Inc.

        In our opinion, based on our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of operations, common stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Telephone and Data Systems, Inc. and its subsidiaries (the Company) at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) because a material weakness in internal control over financial reporting related to the completeness, accuracy, presentation and disclosure of its accounting for income taxes existed as of that date. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness referred to above is described in the accompanying Management's Report on Internal Control Over Financial Reporting. We considered this material weakness in determining the nature, timing, and extent of audit tests applied in our audit of the 2007 consolidated financial statements, and our opinion regarding the effectiveness of the Company's internal control over financial reporting does not affect our opinion on those consolidated financial statements. The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in management's report referred to above. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We did not audit the financial statements of Los Angeles SMSA Limited Partnership, a 5.5% owned entity accounted for by the equity method of accounting. The consolidated financial statements of Telephone and Data Systems, Inc. reflect an investment in this partnership of $117,200,000 and $112,000,000 as of December 31, 2007 and 2006, respectively, and equity earnings of $71,200,000, $62,300,000 and $52,200,000, respectively for each of the three years in the period ended December 31, 2007. The financial statements of Los Angeles SMSA Limited Partnership were audited by other auditors whose report thereon has been furnished to us, and our opinion on the financial statements expressed herein, insofar as it relates to the amounts included for Los Angeles SMSA Limited Partnership, is based solely on the report of the other auditors. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits and the report of other auditors provide a reasonable basis for our opinions.

        As described in Notes 1, 17 and 22 to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation and pension and other post-retirement benefits in 2006. Additionally, as discussed in Notes 1 and 4, the Company changed the manner in which it accounts for uncertain tax positions as of January 1, 2007.

Telephone and Data Systems, Inc. and Subsidiaries

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 29, 2008

Telephone and Data Systems, Inc. and Subsidiaries

SELECTED CONSOLIDATED FINANCIAL DATA

Year Ended or at December 31,	2007	2006	2005	2004	2003
	(Dollars in thousands, except per share amounts)
Operating Data
Operating revenues	$4,828,984	$4,364,518	$3,952,978	$3,702,137	$3,455,230
Operating income	527,898	412,777	380,698	201,253	(93,444)
Fair value adjustment of derivative instruments	(351,570)	(299,525)	733,728	(518,959)	(297,073)
Gain (loss) on investments	432,993	161,846	(6,254)	38,209	(10,200)
Income (loss) from continuing operations	343,285	161,759	646,743	(259,297)	(409,860)
Discontinued operations, net of tax	—	—	997	6,362	(1,609)
Extraordinary item, net of tax	42,827
Cumulative effect of accounting change	—	—	—	—	(11,789)
Net income (loss) available to common	$386,060	$161,594	$647,538	$(253,138)	$(423,675)
Basic weighted average shares outstanding (000s)	117,624	115,904	115,296	114,592	115,442
Basic earnings (loss) per share from:
Continuing operations(d)	$2.92	$1.39	$5.61	$(2.26)	$(3.56)
Discontinued operations(d)	—	—	0.01	0.05	(0.01)
Extraordinary item(d)	0.36
Cumulative effect of accounting change(d)	—	—	—	—	(0.10)

Income (loss) available to common(d)	$3.28	$1.39	$5.62	$(2.21)	$(3.67)
Diluted weighted average shares outstanding (000s)	119,126	116,844	116,081	114,592	115,442
Diluted earnings (loss) per share from:
Continuing operations(d)	$2.86	$1.37	$5.56	$(2.26)	$(3.56)
Discontinued operations(d)	—	—	0.01	0.05	(0.01)
Extraordinary item(d)	0.36
Cumulative effect of accounting change(d)	—	—	—	—	(0.10)

Income (loss) available to common(d)	$3.22	$1.37	$5.57	$(2.21)	$(3.67)
Dividends per Common, Special Common and
Series A Common Share(d)	$0.39	$0.37	$0.35	$0.33	$0.31
Pro forma(a)
Net income (loss)	N/A	N/A	N/A	N/A	$(411,469)
Basic earnings (loss) per share	N/A	N/A	N/A	N/A	(3.56)
Diluted earnings (loss) per share	N/A	N/A	N/A	N/A	$(3.56)
Balance Sheet Data
Cash and cash equivalents	$1,174,446	$1,013,325	$1,095,791	$1,171,105	$940,578
Marketable equity securities	1,917,894	2,790,630	2,531,690	3,398,804	2,772,410
Property, plant and equipment, net	3,525,102	3,581,386	3,529,760	3,425,903	3,404,815
Total assets	9,894,143	10,599,514	10,204,782	10,821,899	10,036,503
Notes payable	—	35,000	135,000	30,000	—
Long-term debt, excluding current portion	1,632,226	1,633,308	1,633,519	1,974,599	1,994,913
Prepaid forward contracts, excluding current portion	—	987,301	1,707,282	1,689,644	1,672,762
Common stockholders' equity	3,926,338	3,570,420	3,217,195	3,076,043	2,953,223
Capital expenditures	$699,566	$722,458	$710,507	$786,623	$776,037
Current ratio(b)	1.4	1.4	1.7	2.5	2.1
Return on average equity(c)	9.2%	4.8%	20.6%	(8.6)%	(13.3)%

(a)
Pro forma amounts reflect the effect of the retroactive application of the change in accounting principle for the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" in 2003. Therefore, no pro forma amounts are required in 2004, 2005, 2006 or 2007.

(b)
Current ratio is calculated by dividing current assets by current liabilities. These amounts are taken directly from the Consolidated Balance Sheets.

(c)
Return on average equity is calculated by dividing income (loss) from continuing operations by the average of beginning and ending common shareholders' equity. Those amounts are taken from the Consolidated Statements of Operations and Balance Sheets. The result is shown as a percentage.

(d)
As discussed in Footnote 20 "Common Stockholders' Equity", TDS distributed one Special Common Share in the form of a stock dividend with respect to each outstanding Common Share and Series A Common Share of TDS on May 13, 2005 to shareholders of record on April 29, 2005. Prior period earnings per share have been retroactively adjusted to give effect to the new capital structure.

Telephone and Data Systems, Inc. and Subsidiaries

FIVE-YEAR STATISTICAL SUMMARY

At or Year Ended December 31,	2007	2006	2005	2004	2003
	(Dollars in thousands, except per unit amounts)
Wireless Operations
Total number of consolidated markets(a)	218	201	189	175	182
Customers	6,122,000	5,815,000	5,482,000	4,945,000	4,409,000
Total population(b)
Consolidated markets	82,371,000	55,543,000	45,244,000	44,391,000	46,267,000
Consolidated operating markets	44,955,000	44,043,000	43,362,000	39,893,000	39,549,000
Market penetration(c)
Consolidated markets	7.4%	10.5%	12.1%	11.1%	9.5%
Consolidated operating markets	13.6%	13.2%	12.6%	12.4%	11.1%
Net customer additions	301,000	310,000	477,000	627,000	447,000
Postpay churn rate per month(d)
Retail	1.4%	1.6%	1.6%	1.5%	1.6%
Total	1.7%	2.1%	2.1%	N/A	N/A
Average monthly service revenue per customer(e)	$51.13	$47.23	$45.24	$46.58	$47.31
Average monthly local minutes of use per customer	859	704	625	539	422
Wireline Operations ILEC
Equivalent access lines served(f)	762,700	757,300	735,300	730,400	722,200
Telephone companies	111	111	111	111	111
Capital expenditures	$111,806	$113,179	$97,493	$103,069	$111,924
CLEC
Equivalent access lines served(f)	435,000	456,200	448,600	426,800	364,800
Capital expenditures	$16,374	$17,255	$27,117	$35,178	$27,294
Financial Position
Common, Special Common and Series A Common Shares outstanding (000s)	117,823	116,592	115,555	114,872	114,068
Price/earnings ratio(g)	42.03	75.86	12.71	n/m	n/m
Common equity per share(h)	31.17	28.35	25.58	24.49	23.54
Year-end stock price(h)
Common Shares	$62.60	$54.33	$36.03	$76.95	$62.55
Special Common Shares	57.60	49.60	34.61	—	—

Combined	$120.20	$103.93	$70.64	$76.95	$62.55

Dividends per share(h)	$0.39	$0.37	$0.35	$0.33	$0.31

(a)
Markets whose results are included in U.S. Cellular's consolidated financial statements.

(b)
Calculated using 2006, 2005 and 2004 Claritas population estimates for 2007, 2006 and 2005, respectively. "Consolidated Markets" represents 100% of the population of the markets that U.S. Cellular consolidates. "Consolidated operating markets" are markets in which U.S. Cellular provides wireless services to customers as of December 31 of each year. This population measurement is used only for purposes of calculating market penetration (without duplication of population in overlapping markets).

(c)
Calculated by dividing "Customers" by "Total population of consolidated markets" or "Total population of consolidated operating markets".

(d)
Postpay churn rate per month represents the percentage of the postpay customer base that disconnects service each month. Retail postpay churn rate includes only retail postpay customers; Total postpay churn rate includes both retail and reseller customers. Effective for 2007, consistent with a change in U.S. Cellular's operating practices with its reseller, U.S. Cellular reports reseller customer disconnects as postpay disconnects in the period in which the reseller customers are disconnected by the reseller. Previously, only those reseller customer numbers that were disconnected from U.S. Cellular's network were counted in the number of postpay disconnects; this previous practice reflected the fact that reseller customers could disconnect service without the associated account numbers being disconnected from U.S. Cellular's network if the reseller elected to reuse the customer telephone numbers. The current practice results in reporting reseller customer disconnects on a more timely basis and, compared to the previous practice, results in reporting a higher number of reseller customer additions and disconnects in each period. Using the new operating practice, total postpay churn rate per month for 2007 was 1.7%. On a comparable basis, the total postpay churn rate per month for 2006 and 2005 was estimated to be 2.1% and 2.1%, respectively, versus the previously reported figures of 1.5% and 1.5%, respectively. Information is not reported above for 2004

Telephone and Data Systems, Inc. and Subsidiaries

FIVE-YEAR STATISTICAL SUMMARY

  and 2003 because accurate estimates using the new operating practice are not available. The amounts previously reported for 2004 and 2003 were 1.5% and 1.5%, respectively.

(e)
The numerator of this calculation consists of service revenues for the respective 12-month period divided by 12. The denominator consists of the average number of U.S. Cellular wireless customers.

(f)
Equivalent access lines are the sum of physical access lines and high-capacity data lines adjusted to estimate the equivalent number of physical access lines in terms of capacity. A physical access line is the individual circuit connecting a customer to a telephone company's central office facilities.

(g)
Based on the year-end stock price divided by diluted earnings per share from Continuing Operations.

(h)
The 2005 year-end stock price reflects the Special Common Share stock dividend issued May 13, 2005. Common stockholders' equity per share and dividends per share have been retroactively adjusted for 2004-2003 to give effect to the stock dividend.

n/m - calculation not meaningful

Telephone and Data Systems, Inc. and Subsidiaries

CONSOLIDATED QUARTERLY INFORMATION (UNAUDITED)

	Quarter Ended
	March 31	June 30	September 30	December 31
	(Dollars in thousands, except per share amounts)
2007
Operating revenues	$1,156,557	$1,192,834	$1,236,885	$1,242,708
Operating income(1)(2)	142,797	153,955	134,489	96,657
Fair value adjustment of derivative instruments(3)	255,870	(358,119)	(54,824)	(194,497)
Gain on investments(4)	—	137,920	248,860	46,213
Income (loss) from continuing operations(5)	219,325	(8,627)	188,910	(56,323)
Extraordinary item, net of tax	—	—	42,827	—
Net income (loss)	$219,325	$(8,627)	$231,737	$(56,323)
Basic weighted average shares outstanding (000s)	116,837	117,031	118,705	117,914
Basic earnings (loss) per share from continuing operations	$1.88	$(0.07)	$1.59	$(0.48)
Extraordinary item, net of tax	—	—	0.36	—

Basic earnings (loss) per share—net income	$1.88	$(0.07)	$1.95	$(0.48)
Diluted weighted average shares outstanding (000s)	118,383	117,031	119,950	117,914
Diluted earnings (loss) per share from continuing operations	$1.85	$(0.08)	$1.57	$(0.48)
Extraordinary item, net of tax	—	—	0.36	—

Diluted earnings (loss) per share—net income	$1.85	$(0.08)	$1.93	$(0.48)
Stock price
TDS Common Shares
High	$59.94	$65.75	$73.67	$72.31
Low	53.02	55.18	53.10	58.57
Quarter-end close	59.62	62.57	66.75	62.60
TDS Special Common Shares
High	56.25	61.40	68.65	67.00
Low	48.28	51.39	49.17	54.36
Quarter-end close	55.90	57.55	62.00	57.60
Dividends paid	$0.0975	$0.0975	$0.0975	$0.0975
	Quarter Ended
	March 31	June 30	September 30	December 31
	(Dollars in thousands, except per share amounts)
2006
Operating revenues	$1,059,077	$1,068,687	$1,112,070	$1,124,684
Operating income	107,184	107,309	110,375	87,909
Fair value adjustment of derivative instruments	30	(11,768)	34,619	(322,406)
Gain on investments(6)	—	91,418	—	70,428
Income (loss) from continuing operations	35,997	166,759	75,239	(116,236)
Net income (loss)	$35,997	$166,759	$75,239	$(116,236)
Basic weighted average shares outstanding (000s)	115,741	115,768	115,768	116,335
Basic earnings (loss) per share from continuing operations	$0.31	$1.44	$0.65	$(1.00)
Discontinued operations	—	—	—	—

Basic earnings (loss) per share—net income	$0.31	$1.44	$0.65	$(1.00)
Diluted weighted average shares outstanding (000s)	116,327	116,640	116,862	116,335
Diluted earnings (loss) per share from continuing operations	$0.31	$1.43	$0.64	$(1.00)
Discontinued operations	—	—	—	—

Diluted earnings (loss) per share—net income	$0.31	$1.43	$0.64	$(1.00)
Stock price
TDS Common Shares
High	$39.90	$41.40	$44.25	$55.22
Low	35.14	37.02	39.17	41.90
Quarter-end close	39.44	41.40	42.10	54.33
TDS Special Common Shares
High	37.98	39.15	42.67	50.76
Low	33.95	36.45	38.97	40.10
Quarter-end close	37.75	38.90	40.85	49.60
Dividends paid	$0.0925	$0.0925	$0.0925	$0.0925

(1)
During the fourth quarter of 2007, TDS began to recognize in its consolidated financial statements the amount of funds segregated for future employee health and welfare benefit payments and liabilities for such employee health and welfare benefit obligations. These funds are segregated and disbursed from the TDS Employee Benefit Trust. The impact of such recognition increased operating income by $18.0 million in the fourth quarter of 2007.

Telephone and Data Systems, Inc. and Subsidiaries

CONSOLIDATED QUARTERLY INFORMATION (UNAUDITED)

(2)
During the fourth quarter of 2007, (Gain) loss on asset disposals/exchanges includes: (a) a $14.6 million loss associated with the results of a physical count of significant cell site and switch assets and the related valuation and reconciliation (See Note 12—Property, Plant and Equipment), and (b) a $20.8 million loss associated with the exchange of spectrum with Sprint Nextel (See Note 7—Acquisitions, Divestitures and Exchanges).

(3)
During the fourth quarter of 2007, TDS adjusted the fair value estimate of derivative liabilities associated with the collar portion of certain of its Deutsche Telekom variable prepaid forward contracts. Such adjustment increased the loss included in the Fair value adjustment of derivative instruments by $17.0 million in the fourth quarter of 2007.

(4)
The Gain on investments for the year ended December 31, 2007 primarily represents gains realized upon the settlement of variable prepaid forward contracts related to Vodafone ADRs, Deutsche Telekom ordinary shares and VeriSign Common Shares. See Note 2—Gain (Loss) on Investments and Note 10—Marketable Equity Securities.

(5)
In the fourth quarter of 2007, TDS recorded $4.6 million of income tax expense related to the write-off of deferred tax assets established in prior years for certain partnerships.

(6)
The Gain on Investments for the year ended December 31, 2006 primarily represents the gain associated with TDS Telecom's gain on remittance of RTB stock of $90.3 million. U.S. Cellular also recorded a gain of $70.4 million on its sale of Midwest Wireless on October 3, 2006. See Note 2—Gain (Loss) on Investments.

Telephone and Data Systems, Inc. and Subsidiaries

SHAREHOLDER INFORMATION

TDS Stock and dividend information

        TDS' Common Shares are listed on the American Stock Exchange ("AMEX") under the symbol "TDS". TDS' Special Common Shares are listed on the AMEX under the symbol "TDS.S". As of January 31, 2008, TDS Common Shares were held by 1,736 record owners, the Special Common Shares were held by 1,783 record owners, and the Series A Common Shares were held by 78 record owners.

        TDS has paid cash dividends on its common stock since 1974, and paid dividends of $0.39 per Common, Special Common and Series A Common Share during 2007. During 2006, TDS paid dividends of $0.37 per Common, Special Common and Series A Common Share.

        The Common Shares of United States Cellular Corporation, an 80.8%-owned subsidiary of TDS, are listed on the AMEX under the symbol "USM".

        See "Consolidated Quarterly Information (Unaudited)" for information on the high and low trading prices of the TDS Common Shares and TDS Special Common Shares for 2007 and 2006.

Stock performance graph

        The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index, the Dow Jones U.S. Telecommunications Index and the Old Peer Group. The Old Peer Group index was constructed specifically for TDS and included the following telecommunications companies for the years 2002 through 2006: ALLTEL Corp., Centennial Communications Corp., CenturyTel, Inc., Citizens Communications Co. (Series B), Dobson Communications Corp., and Telephone and Data Systems, Inc. ALLTEL Corp. and Dobson Communications Corp. were excluded from the peer group index in 2007 as they were acquired by other companies during 2007. As a result of acquisitions of ALLTEL Corp. and Dobson Communications Corp. in 2007, TDS believes that the old peer group it had used previously has too few participants and has selected the Dow Jones U.S. Telecommunications Index, a published industry index for purposes of the performance graph shown below. The Dow Jones U.S. Telecommunications Index is currently composed of the following companies: AT&T Inc., CenturyTel Inc., Cincinnati Bell Inc., Citizens Communications Co. (Series B), Embarq Corp., IDT Corp. (Class B), Leap Wireless International Inc., Leucadia National Corp., Level 3 Communications Inc., MetroPCS Communications Inc., NII Holdings Inc., Qwest Communications International Inc., RCN Corp., Sprint Nextel Corp., Telephone and Data Systems, Inc. (TDS and TDS.S), Time Warner Telecom, Inc., United States Cellular Corporation, Verizon Communications Inc., Virgin Media Inc. and Windstream Corp.

Telephone and Data Systems, Inc. and Subsidiaries

SHAREHOLDER INFORMATION

*
Cumulative total return assumes reinvestment of dividends.

	2002	2003	2004	2005	2006	2007
Telephone and Data Systems, Inc.	$100	$134.65	$167.10	$154.47	$229.16	$266.82
S&P 500 Index	100	128.68	142.69	149.70	173.34	182.86
Dow Jones U.S. Telecommunications Index	100	107.33	127.40	122.30	167.35	184.15
Old Peer Group	100	105.25	129.91	139.86	170.59	177.95

        Assumes $100.00 invested at the close of trading on the last trading day of 2002, in TDS Common Shares, S&P 500 Index, the Dow Jones U.S. Telecommunications Index and the Old Peer Group.

        After the close of business on May 13, 2005, TDS distributed a stock dividend of one Special Common Share of TDS with respect to each outstanding TDS Common Share and Series A Common Share. For purposes of the stock performance chart, the performance of TDS for all periods presented prior to May 13, 2005 is represented by the TDS Common Shares, and for the period between May 13, 2005 and December 31, 2007 includes both the TDS Common Shares and TDS Special Common Shares. The last closing price of TDS Common Shares on May 13, 2005 prior to the impact of the stock dividend was $74.57. The closing price on May 16, 2005, the first trading day after the stock dividend, was $38.19 for the TDS Common Shares and $36.25 for the TDS Special Common Share, or a total of $74.44. The closing price on December 31, 2007, the last trading day of 2007, was $62.60 for the TDS Common Shares and $57.60 for the TDS Special Common Shares, or a total of $120.20.

Dividend reinvestment plan

        Our dividend reinvestment plans provides our common and preferred shareholders with a convenient and economical way to participate in the future growth of TDS. Common, Special Common and preferred shareholders of record owning ten (10) or more shares may purchase Common Shares (in the case of Common and Preferred shareholders) and Special Common Shares (in the case of Special Common shareholders) with their reinvested dividends at a five percent discount from market price.

Telephone and Data Systems, Inc. and Subsidiaries

SHAREHOLDER INFORMATION

Shares may also be purchased, at market price, on a monthly basis through optional cash payments of up to $5,000 in any calendar quarter. The initial ten (10) shares cannot be purchased directly from TDS. An authorization card and prospectus will be mailed automatically by the transfer agent to all registered record holders with ten (10) or more shares. Once enrolled in the plan, there are no brokerage commissions or service charges for purchases made under the plan.

Investor relations

        Our annual report, Form 10-K, prospectuses and news releases are available free of charge upon request. These materials may be obtained either online through the "Info Request" feature of the Investor Relations section of TDS' web site (www.teldta.com), or by directly contacting TDS' Investor Relations Department at the address listed below.

Telephone and Data Systems, Inc. and Subsidiaries

SHAREHOLDER INFORMATION

        Inquiries concerning lost, stolen or destroyed certificates, dividends, consolidation of accounts, transferring of shares, or name and address changes, should be directed to:

Telephone and Data Systems, Inc.
Julie Mathews
Manager—Investor Relations
30 North LaSalle Street, Suite 4000
Chicago, IL 60602
312.592.5341
312.630.1908 (fax)
julie.mathews@teldta.com

        Our annual report, filings with the Securities and Exchange Commission, news releases and other investor information is also available in the Investor Relations section of TDS' web site (www.teldta.com). General inquiries by investors, securities analysts and other members of the investment community should be directed to:

Telephone and Data Systems, Inc.
Mark Steinkrauss
Vice President—Corporate Relations
30 North LaSalle Street, Suite 4000
Chicago, IL 60602
312.592.5384
312.630.1908 (fax)
mark.steinkrauss@teldta.com

Directors and executive officers

        See "Election of Directors" and "Executive Officers" sections of the Proxy Statement for the 2008 Annual Meeting.

Principal counsel
Sidley Austin LLP, Chicago, Illinois

Transfer agent
ComputerShare Investor Services
2 North LaSalle Street, 3rd Floor
Chicago, IL 60602
877.337.1575

Independent registered public accounting firm
PricewaterhouseCoopers LLP

Visit TDS' web site at www.teldta.com

Electronic Voting Instructions

You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by
1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card - Common

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

A  Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - G. P. Josefowicz	☐	☐	02 - C. D. O’Leary	☐	☐	03 - M. H. Saranow	☐	☐
04 - H. S. Wander	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. 2009 Employee Stock Purchase Plan.	☐	☐	☐	3. Ratify Accountants for 2008.	☐	☐	☐

4.	In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

B Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

Proxy – Telephone and Data Systems, Inc.

Proxy for Common Shares Solicited on Behalf of the Board of Directors for the

Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.

To Be Held May 22, 2008

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2008 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 22, 2008, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee if one is designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

If “401K” is indicated next to the share amount above, this is a ballot for voting the shares of Telephone and Data Systems, Inc. stock allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 19, 2008 in order to be counted. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to your account for the TDS 401(k) Plan will be voted as directed by the Investment Management Committee for the TDS 401(k) Plan, which shall act in the best interest of the Plan participants.

(Continued and to be signed on Reverse Side)

Electronic Voting Instructions

You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by
1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card - Special Common

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

A  Proposal — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - G. P. Josefowicz	☐	☐	02 - C. D. O’Leary	☐	☐	03 - M. H. Saranow	☐	☐
04 - H. S. Wander	☐	☐

2.	In accordance with their discretion, to vote upon all other
matters that may properly come before the Annual Meeting
and any adjournment or postponement thereof, including
matters incidental to the conduct of the meeting.

B Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

Proxy – Telephone and Data Systems, Inc.

Proxy for Special Common Shares Solicited on Behalf of the Board of Directors for the

Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.

To Be Held May 22, 2008

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Special Common Shares that the undersigned would be entitled to vote if then personally present at the 2008 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 22, 2008, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote “FOR” the nominees in Proposal 1.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee if one is designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

If “401K” is indicated next to the share amount above, this is a ballot for voting the shares of Telephone and Data Systems, Inc. stock allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 19, 2008 in order to be counted. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to your account for the TDS 401(k) Plan will be voted as directed by the Investment Management Committee for the TDS 401(k) Plan, which shall act in the best interest of the Plan participants.

(Continued and to be signed on Reverse Side)

Electronic Voting Instructions

You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by
1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card - Series A Common

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

A  Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - J. Barr III	☐	☐	02 - L. T. Carlson, Jr.	☐	☐	03 - L. G. Carlson	☐	☐
04 - P. E. Carlson	☐	☐	05 - W. C. D. Carlson	☐	☐	06 - K.R. Meyers	☐	☐
07 - D. C. Nebergall	☐	☐	08 - G. W. Off	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. 2009 Employee Stock Purchase Plan.	☐	☐	☐	3. Ratify Accountants for 2008.	☐	☐	☐

4.	In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

Proxy – Telephone and Data Systems, Inc.

Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the

Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.

To Be Held May 22, 2008

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2008 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 22, 2008, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

Electronic Voting Instructions

You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by
1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card - Preferred

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

A  Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - J. Barr III	☐	☐	02 - L. T. Carlson, Jr.	☐	☐	03 - L. G. Carlson	☐	☐
04 - P. E. Carlson	☐	☐	05 - W. C. D. Carlson	☐	☐	06 - K.R. Meyers	☐	☐
07 - D. C. Nebergall	☐	☐	08 - G. W. Off	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. 2009 Employee Stock Purchase Plan.	☐	☐	☐	3. Ratify Accountants for 2008.	☐	☐	☐

4.	In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

____________________________________________________________________________________________________________

Proxy – Telephone and Data Systems, Inc.

Proxy for Preferred Shares Solicited on Behalf of the Board of Directors for the

Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.

To Be Held May 22, 2008

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 2008 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 22, 2008, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2008
TELEPHONE AND DATA SYSTEMS, INC.
SUMMARY
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL 2 2009 EMPLOYEE STOCK PURCHASE PLAN
DESCRIPTION OF PLAN
FEDERAL INCOME TAX CONSEQUENCES
PROPOSAL 3 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO PRINCIPAL ACCOUNTANTS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion And Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Option Exercises And Stock Vested
Nonqualified Deferred Compensation
Table of Potential Payments upon Termination or Change in Control
Director Compensation
Compensation Committee Interlocks and Insider Participation
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
SOLICITATION OF PROXIES
FINANCIAL INFORMATION
OTHER BUSINESS
Exhibit A
TELEPHONE AND DATA SYSTEMS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN
TELEPHONE AND DATA SYSTEMS, INC. ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2007 Pursuant to SEC RULE 14(a)-3 and American Stock Exchange Section 611
  Exhibit 13
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Consolidated Balance Sheets—Assets
Consolidated Balance Sheets—Liabilities and Stockholders' Equity
Consolidated Statements of Common Stockholders' Equity
Telephone and Data Systems, Inc. and Subsidiaries Notes to Consolidated Financial Statements